                                                                       EXHIBIT B
================================================================================



                     A COMPLETE, SELF-CONTAINED APPRAISAL

                                      OF

                        THE CREEKSIDE OAKS APARTMENTS
                             9780 CREEKFRONT ROAD
                             JACKSONVILLE, FLORIDA


                                      FOR


                       HUTTON/CON AM REALTY INVESTORS 2
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110


                                     AS OF

                               DECEMBER 31, 1997


                                      BY


                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010


                                  BRA: 97-075


================================================================================

                                                                  B.A.C.H
                                                           Realty Advisors, Inc.
                                            Appraisal, Consultation & Litigation


March 21, 1998

Hutton/Con Am Realty Investors 2
1764 San Diego Avenue
San Diego, California 92110

Re: A Complete, Self-Contained Appraisal of the 120-Unit Multifamily Complex Known as the Creekside Oaks Apartments Located at 9780 Creekfront Road in Jacksonville, Florida; BRA: 97-075

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997 and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Jacksonville area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of


                  FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                 ($5,500,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.

/s/ Stevan N. Bach
Stevan N. Bach, MAI
President and Chief Executive Officer

                                                             Four Houston Center
                                                          1221 Lamar, Suite 1325
                                                               Houston, TX 77010
                                                                  (713) 739-0200
                                                              Fax (713) 739-0208

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                     The certification of this appraisal is subject to the following assumptions and limiting conditions.

                     1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                     2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                     3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                     4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                     5. That a survey of the property has not been made by the appraiser.

                     6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                     7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                     8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                     9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                     10. That the valuation estimate herein is subject to an all cash or all cash equivalent purchase and does not reflect special or favorable financing in today's market.

                     11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be-achieved.

                     12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                     13.  Bach Realty Advisors. Inc. is not an expert as to
                          -------------------------------------------------
                          asbestos and will not take any responsibility for its
                          -----------------------------------------------------
                          existence or the existence of other hazardous
                          ---------------------------------------------
                          materials at the subject property, analysis for EPA
                          ---------------------------------------------------
                          standards, its removal, and/or its encapsulation. If
                          ----------------------------------------------------
                          the reader of this report and/or any entity or person
                          -----------------------------------------------------
                          relying on the valuations in this report wishes to
                          --------------------------------------------------
                          know the exact or detailed existence (if any) of
                          ---------------------------------------- -------
                          asbestos or other toxic or hazardous waste at the
                          -------------------------------------------------
                          subject property, then we not only recommend, but
                          -------------------------------------------------
                          state unequivocally that they should obtain an
                          ----------------------------------------------
                          independent study and analysis (including costs to
                          --------------------------------------------------
                          cure such environmental problems) of asbestos or other
                          ------------------------------------------------------
                          toxic and hazardous waste
                          -------------------------

                     14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                     The undersigned does hereby certify to the best of his knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                     1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                     2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                     3. This appraisal report sets forth all of the limiting conditions (imposed by terms of my assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                     4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                     5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                     7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                     8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                     9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                     10. That all physical and economic conditions are the same on the date of value as they were on the date of inspection.

                     11. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997 is $5,500,000.

                            /s/ Stevan N. Bach
                          -------------------------------------------------
                          Stevan N. Bach, MAI
                          President and Chief Executive Officer
                          Certified General Real Property Appraiser
                          State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:               The Creekside Oaks Apartments
                              9780 Creekfront Road
                              Jacksonville, Florida

Location:                     West end cul de sac of Creekfront Road west of
                              Southside Boulevard in Jacksonville, Florida

BRA:                          97-075

Legal Description:            A 17.71-acre tract known as Parcels 1 and 2,
                              Section 24, Township 3 South, Range 27 East, Duval
                              County, Florida

Land Size:                    17.71 acres or 771,447 square feet

Building Area:                142,792 square feet of net rentable space plus
                              two, 1,200-square-foot leasing office/clubhouses

Year Built:                   1984

Unit Mix:                     32 1BR/1BA at 868 square feet
                              48 2BR/BA/FLAT at 1,196 square feet
                              32 2BR/2BA/TH at 1,430 square feet
                               8 3BR/2BA/TH at 1,481 square feet

No. of Units:                 120

Average Unit Size:            1,190 square feet

Occupancy
 Physical:                    96.7 percent
 Economic:                    89.5 percent

Highest and Best Use
 As Vacant:                   Apartment development
 As Improved:                 Current use (as apartments)

Date of Value:                December 31, 1997

"As Is" Market Value by
  Sales Comparison Approach:  $5,600,000

"As Is" Market Value by
  Income Approach:            $5,500,000

"As Is" Market Value
  Conclusion:                 $5,500,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF
THE APPRAISAL        The purpose of this complete, self-contained appraisal is
                     to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY         The subject of this appraisal report is the Creekside Oaks
                     Apartments located at 9780 Creekfront Road in Jacksonville,
                     Florida.

DATE OF THE
APPRAISAL            All opinions of value expressed in this report reflect
                     physical and economic conditions prevailing as of December
                     31, 1997.

DEFINITION OF
SIGNIFICANT TERMS    The Appraisal of Real Estate, Eleventh Edition, 1996,
                     sponsored by the Appraisal Institute defines Market Value as:

                          "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                          (1)  Buyer and seller are typically motivated;

                          (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                          (3) A reasonable time is allowed for exposure in the open market;

                          (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                          (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                     Leased Fee Estate - An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease./1/

________________________________
  /1/The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
     ---------------------------------------

FUNCTION OF THE
APPRAISAL            It is the understanding of the appraiser that the function of this appraisal is for annual partnership and/or internal purposes.

PROPERTY RIGHTS
APPRAISED            The appraisers have appraised the "as is" leased fee
                     interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY   No transfers of ownership to the subject were discovered
                     during the past three years upon interviews with real estate brokers in the area and research into the grantor/grantee deed records of Duval County, Florida.

SCOPE/BASIS OF
THE APPRAISAL        This appraisal has been made in accordance with accepted
                     techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                     Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report.

                     The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

                     The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraisers conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

                             AREA MAP APPEARS HERE
                             ---------------------

                           CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                     Jacksonville is the seat of Duval County and is situated near the northeastern corner of Florida on the St. Johns River. This location is approximately 150 miles north of Orlando, 165 miles east of Tallahassee, and 15 miles west of the Atlantic Ocean.

                     The city of Jacksonville was consolidated with Duval County in the 1960s and has since been recognized as one of the largest incorporated municipalities in the nation in terms of land area with 841 square miles. In population, Jacksonville is one of the 20 largest cities in the United States and the most populous incorporated city in Florida. In 1990 the U.S. Bureau of the Census estimated the city's population at 648,200 persons. In 1995 this estimate increased to 676,718. The Jacksonville Metropolitan Statistical Area (MSA) includes Duval, Clay, St. Johns, and Nassau Counties. The 1990 MSA population was estimated at 906,727 according to the Census bureau, which indicates that the MSA is the fifth largest MSA in Florida after Tampa-St. Petersburg-Clearwater, Miami-Hialeah, Fort Lauderdale-Hollywood-Pompano Beach, and Orlando. As of January 1, 1997 the Jacksonville MSA stood at 1,025,600 or
                     13.1 percent higher than the 1990 population. The following chart depicts the Jacksonville MSA population and employment growth over the past two decades.

                                           1970     1980      1990      1994      1995     2005*
                                       ------------------------------------------------------------
                         Population      612,600   722,300   906,727   981,600   994,900 1,140,700
                         Employment      159,400   281,800   422,700   437,474   460,245   625,690

                     Source: U.S. Bureau of the Census, Florida Department of
                             Labor and Employment Security *Projection

                     Historical population growth for the Jacksonville MSA from 1980 to 1990 averaged 2.3 percent per year. The growth has decreased slightly to 1.7 percent annually from 1990 to 1995. Population increases are anticipated to continue as job growth rises and as stated above the population estimated as of January 1, 1997 was 1,025,600. The Bureau of Business & Economic Research at the University of Florida projects the Jacksonville MSA population to be between 967,000 and 1,178,000 by the year 2000. The median projection for this time period is a population of 1,063,700. The greatest population growth has recently occurred to the south and east of the St. Johns River in Duval County. Other notable growth has been observed in northeastern Clay County near Orange Park, and in northern St. Johns County particularly along the Atlantic Coast beaches.

                     The median age of the population in the Jacksonville MSA is lower than that found in the retirement havens of southern Florida. The median age in this MSA is 34 years according to the Census Bureau. This compares to about 36 years in Miami, 39 years in Fort Lauderdale, and 40 years in Tampa. The medium age in the city of Jacksonville is slightly less (33.3 years) than for the MSA.

                     Jacksonville was originally known as Florida's industrial city due to its port, shipyards, paper mills, and food processing plants. More recently, however, Jacksonville has become known as a regional center for banking, insurance, medicine and distribution. The Research Department of the Jacksonville Chamber of Commerce reported that the six largest private sector employers in the area were: Winn-Dixie Grocery Company, AT&T, Publix Super Market, Blue Cross/Blue Shield of Florida, Barnett Banks, and CSX Transportation. Two of Florida's largest banks, Barnett Bank and First Union, are officed in Jacksonville, along with 30 insurance companies. Jacksonville is also becoming a major back-office hub, as large corporations set up customer service centers and data processing operations in the area, including Merrill Lynch & Company, AT&T Corporation, and America Online, Inc. in the past few years. In addition, the world-renowned Mayo Clinic has one of its two regional medical centers located in southeastern Jacksonville. The recent additions in these medical and service-related industries have contributed to a more diverse economy in the area, and have helped civic leaders' attempts to transform the city's image from that of an industrial town to a regional distribution, service, and financial center.

                     The largest contributor to the Jacksonville employment market is its three naval installations which include:
                     Cecil Field Naval Air Station, located in the southwest sector of Duval County; Jacksonville Naval Air Station, located on the west bank of the St. Johns River a few miles south of the Central Business District (CBD), and the Mayport Naval Training Center, situated at the mouth of the St. Johns River near the Atlantic Ocean. These military establishments in Jacksonville employ approximately 31,200 civilian and military personnel. More recently, Cecil Field has been placed on the government's list of possible closures due to budget cutting measures. It is due to be closed in August 1999, which should result in the loss of approximately 7,500 military and civilian jobs. Jacksonville created the Cecil Field Development Commission with the task of developing a reuse plan for Cecil Field. The commission was dissolved in May 1997 as it had completed its task and transferred duties and functions to the Jacksonville Economic Development Commission. Infrastructure improvements are being discussed and to date funding has been secured for three major projects: survey of the land for city incorporation; three-phased conversion of the water and sewer systems to the city systems; and a transportation study (completed). The Naval Air Station is increasing in size because of the consolidation of units to the Jacksonville Naval Air Station. The net result in the closure and consolidation is little change in the present number of personnel.

                     Total civilian employment in the Jacksonville MSA as of April 1996 was 480,100 persons according to the Florida Department of Labor and Employment Security. The unemployment rate as of that date was 3.3 percent down from
                     3.7 percent in February 1996, or lower than the U.S. Department of Labor's 4.8 percent rate for the state of Florida as of the same date. The above is the latest information received from the Jacksonville Chamber of Commerce.

                     The breakdown of nonagricultural employment as of November 1995 in the Jacksonville area is presented below and illustrates the growing diversity of the local employment base.

                     NONAGRICULTURAL EMPLOYMENT                 NUMBER   PERCENT
                    ------------------------------------------------------------
                     Manufacturing                               35,500    7.4
                     Construction                                24,200    5.0
                     Transportation, Communications, Utilities   32,000    6.7
                     Trade                                      117,600   24.5
                     Finance, Insurance, Real Estate             50,300   10.5
                     Services & Miscellaneous                   152,900   31.8
                     Government                                  67,200   14.0
                     Other                                          400    0.1
                                                                -------  -----
                     Total                                      480,100  100.0

                     Source: Florida Department of Labor and Employment
                             Security, November 1995.
                     Note: The 480,100 estimates varies from the earlier stated estimate of 460,245.

                     A surge of new jobs in Jacksonville earned the city a spot as the ninth fastest-growing metro labor market in 1996, according to the latest figures from the U.S. Bureau of Labor Statistics between 1993 and 1995, non-farm employment in Duval, St. Johns, Nassau and Clay Counties jumped 9.6 percent from 438,600 to 480,800. Despite its Florida location, the tourist/convention industry has a smaller impact on the Jacksonville MSA economy than in other parts of the state. Most area beaches and recreation facilities cater to local residents. The exception would be the Amelia Island Resort located 20 miles northeast of the city on the Atlantic Ocean. Amelia Island features world-class golf and tennis and luxury resort accommodations and is designed to attract vacationers from around the country. The most recent addition to this resort was the 450-room Ritz Carlton Hotel, which opened in June of 1991.

                     The increase in service-oriented industries in Jacksonville has resulted in a substantial increase in income for the area's residents. Per Capita income rose by an average of approximately 1.4 percent per year from 1986 to 1995.


                                       JACKSONVILLE MSA
                               YEAR    PER CAPITA INCOME
                              ---------------------------
                               1986              $14,629
                               1987               15,482
                               1988               16,490
                               1989               14,973
                               1990               15,695
                               1995               16,920

                     Source: U.S. Department of Commerce, Bureau of Economic
                             Analysis

                     According to a demographic profile of Duval County, the medium household effective buying income was $15,712 as of January 1, 1997. Additionally there were 278,800 households with 48 percent owner-occupied. Total Duval County population was 733,500 with projections of 787,000 by the year 2005.

                     Jacksonville is a major distribution center of durable goods for Florida and Georgia. Transportation facilities include an international airport, rail service from various railroad companies, numerous private freight distribution companies, and bus service. Jacksonville has rail facilities with multi-modal transportation capabilities. The Port of Jacksonville, which utilizes the St. Johns River from the east end of the CBD to the Atlantic Ocean, is a leading import center for foreign automobiles. This facility consists of both the Blount Island Marine Terminal (867 acres) and the Talleyrand Docks and Terminals (173 acres) and features a 38-foot-deep channel. The Jacksonville Port Authority has acquired 589 acres of property on Dames Point for its third terminal development, which is the result of demand from new ship lines. A $300,000,000 project to deepen the harbor from 38 to 42 feet has been proposed. The international airport, operated by the Jacksonville Port Authority, has undergone $100 million of improvements, which added two new terminals, twelve new gates, and extended a runway to accommodate larger planes for transcontinental flights.

                     Two major Interstate Highways, Interstate 10 and Interstate 95, intersect near downtown Jacksonville. Interstate 10 travels west from the city to the Gulf Coast communities in the Southeastern U.S., then continues west through the Southwestern U.S. to Los Angeles. Interstate 95 runs north/south along the Eastern Seaboard of the U.S. Interstate 295 provides a bypass around the major urbanized areas of the city to the northeast, northwest, west, and south. Completion of the eastern section of Interstate 295, which would create a beltway around the city, has been proposed with limited access approach roads expected to be in place by 2000. Many of the express roads and highways in Jacksonville formerly were toll roads; however, the toll charges were removed in the mid-1980s.

                     The unified city/county government in Jacksonville and Duval County has been a unique feature of the area since the 1960s. A singular taxing authority collects for schools and municipal services for all residents. Excepted from Jacksonville city authority are the communities of Atlantic Beach, Neptune Beach, and Jacksonville Beach, which are separate incorporated municipalities within Duval County.

                     Twenty miles of beaches along the Atlantic Ocean provide a wealth of recreational opportunities for area residents. The wide St. Johns River south of the CBD is popular with local pleasure craft. The average annual temperature in Jacksonville is 71 degrees with annual rainfall averaging 55 inches. Residents' needs for higher education in the area are served by several local colleges and universities such as Jacksonville University, the University of North Florida, and Florida Community College. Jacksonville is the headquarters for both the Professional Golf Association and Association of Tennis Professionals tours. It is also the home of the newest member of the expanded National Football League, the Jacksonville Jaguars. The team plays in the City's Gator Bowl Stadium, which seats 82,000 after renovation. The area boasts six museums, an active arts association, and one major daily newspaper. In addition, St. Augustine in neighboring St. Johns County to the south is the oldest city in

                     North America, and features numerous historic buildings and landmarks including the Castillo de San Marcos National Monument.

                     The diversification of the economy has affected development in the Jacksonville area over the past several years. According to Reynolds, Smith and Hills, Inc. (RS&H), a local real estate research and development company, the total inventory of office space in the area in 1990 was 12,436,000 square feet. There has been about 1,040,000 square feet of office construction since 1990. Over 5 million square feet of office space has been constructed since 1987, with half in the suburban markets. Most suburban development was intended for single-tenant usage by companies such as Barnett Bank, American Express, CSX, and Blue Cross/Blue Shield. Of these, Barnett Bank developed an 820,000-square-foot nonbanking headquarters facility in a campus-style environment near the intersection of Southside Boulevard and U.S. 1 in southeastern Jacksonville.

                     As of August 1997, the Central Business District (CBD) consisted of 57 buildings with a total of 6,298,533 square feet and a total for Jacksonville of more than 130 buildings with over 13,000,000 square feet, the majority of which are in the Southside (Butler) area at 84 for 5,199,037 square feet. As of August 1997, office announcements indicated eight projects to contain about 876,000 square feet and provide over 3,480 jobs. Additionally seven other projects are to be announced that total over 1.6 million square feet. Companies involved in the announced projects are Atlantic Teleservices, Barnett Banks, Purdential Health Care, Chase Manhatten Corporation, Koger Equity, Gran Central Corporation, and Hallmark Partners.

                     The office market in Jacksonville is active and reports by submarket in the August 15, 1987 issue of Commercial Real Estate indicate a tightening and strong market with new construction justified. Vacancy is now in single digits city-wide and all submarkets have lower vacancy than one year ago except for one submarket. Rents city-wide have increased $1.50 to $3.00 per square foot from 1996 levels and proposed projects are expected to obtain rents in excess of $20 per square foot.

                     The increasing household income in Jacksonville has attracted a substantial amount of retail development in recent years. Most of this development has occurred in suburban markets on the south side and in the beach communities. In September 1990, The Avenues Mall was completed offering over 1.4 million square feet of retail space at Southside Boulevard and U.S. Highway 1. Food Lion, a North Carolina-based grocery chain, constructed 17 strip centers throughout the Jacksonville area during 1988 and 1989. Beach area redevelopment featured the opening of two regional centers known as Sandcastle Plaza and South Beach Center, and several large "power" centers were constructed near two of the regional malls in the area.

                     As of December 31, 1996 the Jacksonville MSA showed total retail sales at $ 10.155 million, up 30.5 percent since year end 1991. Duval County, which encompasses Jacksonville, had retail sales of 7.644 million or an increase of 26.3 percent since 1991. Based on information from the ULI Market Profiles: 1996
                              -------------------------

                               (NEIGHBORHOOD MAP APPEARS HERE]
                                ------------------------------
                     rents for retail space have stabilized since 1987 ranging from $30.00 to $50.00 per square foot per year for enclosed mall space. Typical rent levels for smaller centers experienced a slight increase to a range between $9.00 and $14.00 per square foot. Rental rates for older strip centers range from $4.00 to $8.00 per square foot.

                     Retail development is projected to be stable until vacant space within the market is reasonably absorbed. Residential growth in the northern and middle St. Johns County areas, southside-Intracoastal west, and the Avenue-U.S. Highway 1-Southside Boulevard areas of the city is expected to produce retail activity in these markets. Residential, both single and multi-family remains active in development. The October 31, 1997 edition of Homefront identifies over 320 single family developments that are active today.

                     The industrial real estate sector has not experienced the significant vacancy problems incurred by the office and retail markets. This sector is very strong in the Jacksonville area and is experiencing heavy demand for build-to-suit space from industry entering the market. New construction during 1995 totaled over 1.5 million square feet, a new record high. The major projects in the area include Sara Lee's Coach subsidiary; NatureForm, Inc.; Pilot Pen Corporation; Sally Industries; H.J. Heinz Company's Portion Pac, Inc.; Viking Office Products and a Georgia Pacific expansion. The majority of new construction is taking place in the south and west sides of Jacksonville. As established by the NAIOP report in August 1997, the south side submarket has favorably responded to the one-year supply of space, however, there remains 300,000 square feet within six buildings that has not been leased. Activity for this space has been slow. The west side market continues to grow and is said to be a strong market. The north side submarket is strong with minimal vacancy and the Port Authority is expected to spend about $100 million on airport and seaport capital improvements, which were to begin October 1997. Industrial parks of tradeport and Imeson will benefit most from the expenditures.

                     The apartment market is discussed in the Apartment Market Analysis section that follows.

NEIGHBORHOOD
ANALYSIS The subject is located on the southeast side of Jacksonville approximately 8 aerial miles from downtown. The neighborhood is generally described as a corridor which runs north/south along Southside Boulevard between J. Turner Butler Boulevard (Florida State Road 202) and Phillips Highway (U.S. Highway 1). The east and west boundaries of the neighborhood should be considered to be 1 mile on either side of and parallel to Southside Boulevard to the north of U.S. Highway 1 and south of J. Turner Butler Boulevard.

                     Southside Boulevard is a four-laned divided thoroughfare crossing the city's south and east sides northward from Phillips Highway at its southern end. Through the subject neighborhood, this street has an access road parallel to its west side providing entry to commercial and residential properties on that side of the street. Major cross streets to Southside Boulevard in this neighborhood include J. Turner Butler Boulevard at the north, Baymeadows Road near the center of the neighborhood, and Phillips Highway at the south end. Each of these three streets is a four-laned roadway and each connects Southside Boulevard traffic to Interstate Highway 95 (I-95) to the west. Southbound traffic on Southside Boulevard is provided access to southbound I-95 south of Belle Rive Boulevard, while northbound traffic on this interstate is allowed access onto northbound lanes of Southside Boulevard at this same point.

                     The popularity of this neighborhood to residential and commercial/retail users can be directly attributed to its easy access to major employment centers. I-95 to the west provides good access from the neighborhood to the CBD. In addition, several major suburban office and industrial parks are located either within the neighborhood boundaries or within a short distance. Barnett Bank has its nonretail banking headquarters in a campus-style facility within the neighborhood on the west side of Southside Boulevard just south of the I-95 exits. Merrill Lynch has built a regional support facility at the opposite end of the neighborhood at the southeast corner of Southside Boulevard and J. Turner Butler Boulevard. The Southpoint Office Park, a major suburban office location, is situated just 1 mile northwest of this neighborhood at the intersection of I-95 and J. Turner Butler, and the Deerwood Industrial Park is 1 mile west at I-95 and Baymeadows Road.

                     In the retail sector, several neighborhood shopping centers are noted along either side of Baymeadows Road between I-95 and Southside Boulevard, and also to the east of Southside Boulevard at Baymeadows Road. The Grande Boulevard center, mentioned in the city analysis above, is situated in this neighborhood at the northwest corner of Baymeadows Road and Southside Boulevard. The most significant new addition in the retail sector of the neighborhood has been The Avenues regional shopping mall, situated at the south end of this neighborhood at the northwest corner of Southside Boulevard and Phillips Highway and also bound by I-95. This regional center has over 1.4 million square feet of enclosed retail space and is anchored by several national retail chain stores. The Avenues Mall has attracted the development of a 308,000 square foot community "power" center called Southside Square across the street on Southside Boulevard; this new shopping center features both Mervyn's and Target. A Home Depot has been recently constructed to the north of Southside Square, while a 10-acre development just south of The Avenues along Phillips Highway has also been completed anchored by two fast-food restaurants, a third full-service restaurant, and a Toys `R' Us store.

                     All of this commercial development is supported by the growth in the residential sector of Jacksonville's southeast side over the past decade. The subject neighborhood illustrates this trend with over fifteen apartment and condominium developments developed in the subject neighborhood since 1980. Surveys from over half of the on-site leasing agents in the area typically report physical occupancy rates at these properties at/or over 92 percent. Two golf course communities, Baymeadows and Deerwood, feature single-family homes typically priced from $150,000 and catering to upper-middle-income home buyers.

                     Despite the growth in the area, about one-third of the land in the neighborhood lies vacant and ready for development. To the south and east of this neighborhood are typically vacant areas; to the north and west lie a mixture of properties from office, retail and industrial properties along Phillips Highway and I-95, to older single and multifamily residential subdivisions. The Duval District provides bus service to children in the neighborhood attending public schools, and the University of North Florida is located about 2 miles northeast of this neighborhood at J. Turner Butler Boulevard and St. Johns Bluff Road. St. Luke's Hospital is about 1 mile northwest of the neighborhood in the Southpoint Office Park. Police and fire protection is provided by the city of Jacksonville.

                     The neighborhood's easy access to all of the supporting facilities mentioned above has made the Southside Boulevard corridor one of the most attractive areas in Jacksonville. Physical occupancy rates in many multifamily developments in this area are above 90 percent. Only one new apartment project was permitted in the neighborhood in 1991, that being two additional phases to the Park Avenues project. There were no new apartment projects permitted in 1992 or 1993. This compares to 593 units permitted as of the end of the Second Quarter 1995. No new retail centers are planned as developers concentrate on leasing of new existing space along Southside Boulevard. As the neighborhood becomes more built out, it will likely experience a period of stability as it matures in the long term compared to the period of rapid development this neighborhood enjoyed throughout most of the 1980s.

CONCLUSION           Jacksonville, with a January 1997 U.S. Census Bureau
                     population of 1,025,600 in its MSA, was known in the past as a military and industrial port city at the northeastern end of Florida. However, the employment base has grown and diversified over the past two decades as major banks, insurance companies and medical service industries have opened regional or headquarter offices in the area. This activity has increased the income of area residents and spurred significant job growth through much of the 1980s.
                     Although Jacksonville is not noted as a major tourist center compared to southern areas of Florida, the area has attractive beaches and a redeveloped downtown riverfront area to serve the local population.

                     The diversification of the employment base ignited office development both downtown and in the south side suburbs during the past ten years. Numerous large retail centers have been built in recent years to support the growing Jacksonville area population and income. Major private employers include Barnett Bank, Blue Cross/Blue Shield of Florida, and CSX Transportation. Nonetheless, the city's naval presence, with over 30,000 personnel, still dominates employment in the area.

                     While new industries and employers such as America Online and AT&T have continued to enter the local employment market with new back-office operation centers, the appraisers anticipate less office development as the focus in the marketplace switches to absorption and renovation of existing vacant space. Bright spots in the Jacksonville real estate market include improving occupancy rates in the apartment market and a relatively low industrial space vacancy rate compared to other industrial markets nationwide.

                     The city of Jacksonville appears to be enjoying a favorable economic climate. Construction permits and absorption of space in some sectors such as single-family residential have increased, while unemployment figures remain low. Although the closing of the Cecil Field Naval Air Station is not favorable, many of the lost jobs could potentially be offset by additions to the area's other two Naval bases and to the reuse plan of Cecil Field. The city's diversifying economic base, good supporting facilities, Florida sunbelt location, and good quality of life should support growth and absorption in all sectors.

                           [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                     Information from two surveys was utilized in the analysis of the Jacksonville apartment market analysis. The first is the Apartment Market Survey for Greater Jacksonville, Florida, Second Quarter, 1996 prepared by the Jacksonville Planning and Development Department and the Northeast Florida Apartment Council. The second is the Jacksonville Apartment Market Survey, Third Quarter 1997, published by Vestcor Realty Management, Inc. Most references are made to the survey prepared by the Vestcor Realty Management, Inc. as the FIRST SURVEY WAS NOT MADE IN 1997 BY THE PLANNING DEPARTMENT AND NORTHEAST FLORIDA APARTMENT COUNCIL.

                     Construction of apartment projects in Jacksonville during the late 1980s continued but at lower levels each year from 1985 through 1989. The credit restrictions by lenders and their regulators following the savings and loan scandals in the mid-1980s contributed to make construction funds scarce for apartment developers nationwide. The chart below illustrates the units constructed per year in Jacksonville since 1985.

                                      YEAR    TOTAL UNITS PERMITTED
                                     -------------------------------
                                      1985                    5,079
                                      1986                    4,521
                                      1987                    2,656
                                      1988                    1,949
                                      1989                    1,407
                                      1990                    1,707
                                      1991                    1,170
                                      1992                        0
                                      1993                      278
                                      1994                      912
                                      1995                    1,073
                                      1996                    3,284
                                      1997                      978

                     Source: Jacksonville Planning and Development Department

                     In 1996 3,284 units were permitted for five or more dwelling units. In 1997 there were 978 units permitted. The outlook for future development of apartment projects in the Jacksonville area appears to be good as occupancies are in the 90 percent to 95 percent range and the economy remains healthy. Construction was visible to the appraiser in the south part of Jacksonville.

                     According to the Jacksonville Planning Department, the current number of apartment units existing in the metropolitan area is approximately 54,000. The Planning Department conducts a survey of the city and area apartment market. This survey is done by mail to the owners and/or managers of apartment complexes in Duval County as well as in northern Clay and St. Johns Counties, and the results of the survey are published every quarter year in the department's Apartment Market Survey. The Second Quarter of
                                  -----------------------
                     this survey, which is stated to reflect the area apartment market as of the end of June 1996, is the most recent available; this survey is compiled based on the responses of owners and/or managers of 27 percent of the total existing apartment units in the area. Of the 27 percent or 14,575 units, there was a physical occupancy rate of 95.58 percent with one bedroom apartments with the highest rate at 96.23 percent and efficiencies with the lowest average occupancy rate this quarter at 92.25 percent. The physical occupancy rates and average monthly rents as of the Second Quarter 1996 are generally higher among those properties, which were built since 1990. The Third Quarter 1997 market survey by Vestcor Realty Management, Inc. reflects the following statistics for average occupancy.

                                              3rd Qtr   3rd Qtr       CHANGE
                       CATEGORY                1997      1996       IN 1 YEAR
                     ---------------------------------------------------------
                       All units               92.8%     92.2%        0.6%
                       Built before 1979       92.1%     89.2%        2.9%
                       Built 1980--1989        94.0%     95.6%       (1.6%)
                       Built 1990--1997        90.1%     92.2%       (2.1%)

                     This survey indicates a slight increase in occupancy for all units from one year ago with pre-1979 constructed units receiving 2.9 percent positive occupancy while post 1980 and post 1990 construction showed 1.6 to 2.1 percent decreases in occupancy. The major reason for the decrease appears to be home-buying alternatives.

                     The Vestcor apartment market survey includes every apartment community with more than 100 units. They compared the information received from on-site personnel to their electric meter analysis. Properties undergoing renovation or in lease-up were removed from the database. If occupancy data on properties was not consistent with the electric meter analysis, these properties were also removed. The result was a review of 186 apartment complexes containing 41,572 units or nearly 70 to 75 percent of the units in the Jacksonville area by a 1996 count.

                     Average monthly rental rates per unit were obtained by Vestcor and are delineated below by year of construction.

                                              3rd QTR   3rd QTR    CHANGE
                        CATEGORY                1997     1996     IN 1 YEAR
                       -----------------------------------------------------
                        All units               $ 568    $ 565     +3--0.5%
                        Built before 1979       $ 509    $ 504     +5--1.0%
                        Built 1980--1989        $ 605    $ 596     +9--1.5%
                        Built 1990-- 1997t      $ 809    $ 791    +18--2.3%

                     The Vestcor survey for the First Quarter 1996 reported an average monthly rental rate per unit for the Jacksonville area of $540. This compared to $565 per unit during the Third Quarter 1996 indicates an increase in rental rates during the 6 months from the Vestcor survey is 4.6 percent.

                     The survey indicates a slight monthly rental rate increase for all apartment units surveyed, but increases of 1 percent to 2.3 percent for various construction dated classified units. It is important to note that the increases in categories by year built tend to counter the findings of rental increases for all units and indicate that the increase for all units should be between 1 percent to
                     2.3 percent or on average about 1.65 percent. Secondly, the 2nd Quarter 1997 average monthly rental for all units was $574, which would indicate a $6.00 reduction to the 3rd Quarter 1997 average monthly rent of $568..

                     Overall, the Jacksonville apartment market appears to be healthy. Construction permits recorded for 1992 and 1993 were at their lowest levels in years, or from a high of 5,079 units in 1985 to 0 units permitted for 1992 and 278 in 1993. For 1994 and 1995, there were 912 and 1,073 units permitted, respectively. In 1996, there were 3,284 units permitted, while in 1997 there were 978 units permitted. Physical occupancy as of the Third Quarter 1997 was at 92.8 percent, which is a drop from 1996, but reflects the new construction. Absorption rates in new apartment projects have remained healthy over the past two years. Vacancies of the various apartment markets range from 3 to 7 percent. The appraisers project that the citywide market should reach a stabilized occupancy of 95 percent between one and two years at this rate of growth.

SUBMARKET ANALYSIS   The subject property is located in the Southside and
                     Southside Boulevard submarkets as defined in the Third
                     Quarter 1996 Apartment Market Survey by Vestcor. They are identified on the map on a previous facing page. The submarkets are generally within the Jacksonville City
                     Limits to the south and southeastern City Limit lines.

                     The average occupancy in the Southside Boulevard and Southside submarkets for Third Quarter 1997 was 91.0 percent and 93.5 percent respectively. Third Quarter 1996 indicated an occupancy of 96.4 percent for the Southside Boulevard submarket and thus indicates a decrease of 5.4 percentage points or 5.6 percent. The Southside submarket had a Third Quarter 1996 occupancy rate of 89.1 percent and indicates an increase (for one year) to Third Quarter 1997 of 4.4 percentage points or 4.9 percent.

                     An average occupancy by project age for each of the two submarkets is shown below.

                                                   SOUTHSIDE   SOUTHSIDE
                           CATEGORY                  BLVD.
                        -------------------------------------------------
                           Built before 1979         95.7%       93.3%
                           Built 1980--1989          91.5%       94.#5
                           Built 1990--1997          88.0%        ---
                           All Properties            91.0%       93.5%

                     The lower occupancy in the 1990-1997 built projects reflects the effect of new construction and in the Southside submarket no 1990-1997 built units are shown.

                     Average monthly rent per square foot by project age was identified in the City's various submarkets. Of the eight submarkets, Southside Boulevard has the second highest average monthly rent per square foot at $0.69/SF, second only to the Beach submarket at $0.71 per square foot. Southside submarket is sixth at $0.57 per square foot. Shown below is the average monthly rent per square foot for the two submarkets and the total city.

                                                SOUTHSIDE             TOTAL
                             CATEGORY             BLVD.    SOUTHSIDE  CITY
                           -------------------------------------------------
                             Built Pre-1979       $0.54      $0.53    $0.53
                             Built 1980-- 1989    $0.71      $0.70    $0.68
                             Built 1990-- 1997    $0.72        ---     ----
                             All Properties       $0.69      $0.57    $0.60

                     Southside Boulevard and Southside submarkets indicate reasonably comparable monthly rental rates by period of construction, however, since Southside does not have post-1990 construction its overall average monthly rental rate is greatly affected and is $0.12 per square foot per month less than Southside Boulevard's average monthly rent. Although both submarkets influence the subject (it is within the 1980-1989 construction category), its location is actually in the Southside Boulevard submarket.

                     Average apartment rents for the two submarkets in Third Quarter 1996 were $651 per month for the Southside Boulevard area and $523 per month for the Southside area. In the Third Quarter 1997 the average monthly rents were $660 and $528 respectively or increases of 1.4 percent and
                     1.0 percent over the year.

                     The higher physical occupancy and the strong average monthly rental rates relate to the neighborhood's increasing popularity and proximity to major Jacksonville area shopping and employment centers (see preceding City/Neighborhood Analysis section of this report). In addition, the slowdown in construction permits in the area and this submarket, combined with a continuing demand for units in the area will help increase rental rates.

                     We have recognized that a significant portion of the apartment units constructed in the area in recent years were built in or near the subject's submarket. In the area apartment market analysis, a chart was presented which illustrates that the newer apartment properties in the area tend to command the highest rental rates. New apartment units are under construction east and northeast of the subject and in the Ponte Vedra area. Although, these new units bring competition, they also will reflect higher rental rates and with prudent management and proper maintenance, the subject property should compete well for its share of the market.

                     The subject's submarket has exhibited a stabilized occupancy at or above 91 percent, according to the local apartment survey. The subject property has a current physical occupancy of 96.7 percent and is considered to be near or above the stabilized occupancy level. It is forecasted that the subject will maintain a stabilized occupancy of 95 percent throughout the 11-year cash flow period.

                     According to the Vestcor Apartment Market Survey, only 3.60 percent of the apartment projects surveyed in this submarket were currently offering rental discounts to tenants. In the Second Quarter of 1997 apartment projects offering concessions were 13.1 percent and a year ago in the Third Quarter of 1996, 13 percent of the projects surveyed gave concessions. This data is further support for a strengthening apartment market.

                            [PLAT MAP APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject site is located at the western end of the Creekfront Road cul de sec in Jacksonville just west of its intersection with Southside Boulevard. This location is on the southeast side of Jacksonville about 8 aerial miles southeast of the Jacksonville CBD, and is about 1/2 mile south of the intersection of J. Turner Butler Boulevard and Southside Boulevard. The site is improved with the Creekside Oaks Apartments, which have a street address of 9780 Creekfront Road, Jacksonville, Florida.

SIZE AND SHAPE       While a survey of the subject site was not available, a
                     copy of the plat map of the site from the Duval County Tax
                     Office is provided to the reader on the facing page.
                     Information provided by the Duval County Tax Assessor's
                     Office indicates that the site comprises 17.71 acres. The site has over 474 feet of frontage along the south side and west dead-end circle of Creekfront Road, and is irregular in shape. The maximum width of the site exceeds 1,090 feet, and the maximum depth is more than 1,000 feet.

ACCESS AND           The property is easily visible from Creekfront Road due
VISIBILITY           to its adequate frontage on this street. Direct access into the site is provided both south and west from Creekfront
                     Road west of Southside Boulevard. Creekfront Road is an asphalt-paved two-laned neighborhood thoroughfare, which reaches a dead-end circle or cul de sac after running about
                     1,300 feet west from Southside Boulevard at the entrance to the subject site. Three apartment complexes, including the subject, face onto this street.

                     Indirect access to the property is provided via Southside Boulevard along the east boundary of the subject. Southside Boulevard is a four-laned divided roadway with a two-laned access road along its west side, and is one of the main north/south thoroughfares in southeastern Jacksonville.

LEGAL DESCRIPTION    A full legal description is located in the Addenda of this report. The subject site is generally described as being a 17.71-acre tract known as Parcels 1 and 2 out of Section
                     24, Township 3 South, Range 27 East, Duval County, Florida.

ZONING Prior to May 1, 1991, the site was zoned RG-C by the city of Jacksonville. New zoning designations were put in place by the city on that date, with the subject's new zoning designation listed as RMD-E for Residential Medium Density, E District. Both the current and prior designations provide for similar development restrictions, namely to promote multi-family residential uses with a maximum of 20 dwelling units per acre. The subject improvements currently conform to the zoning regulations.

UTILITIES            All utilities are available to the site. Jacksonville
                     Suburban, a private utility supplier, provides water and sewer service to the site; the Jacksonville Electric
                     Authority supplies electric service. Telephone hookups are in place from Southern Bell, along with cable television lines from Continental Cable.

TERRAIN AND          The subject site is generally level to curb grade. The
DRAINAGE             site contains three retention lakes and drainage appears to be adequate. A soil survey on the subject site was not available. While the soil appears generally supportive of a wide variety of improvements, the appraiser is not an expert in soil content and was unable to certify this assumption. According to the National Flood Insurance Map
                     120077-0236D dated August 15, 1989, the site is in Zone X, or in "areas of minimal flooding." Numerous native trees are located on the site; however, no significant obstacles to development of the site (such as rock outcroppings, etc.) were evident.

EASEMENTS AND
ENCUMBRANCES         As stated above, a survey, which would indicate the
                     location of any easements or encroachments on the site, was unavailable. A visual inspection of the property indicated no significant easements or encumbrances, which would adversely affect the marketability of this site.

REAL ESTATE TAXES    The subject site and improvements have the following values assessed by the Duval County Property Appraiser's Office:

                                             1993         1994         1995        1996        1997
                                        ---------------------------------------------------------------
                    Total Value           $ 4,968,493  $ 4,964,407  $4,874,564  $4,891,049  $4,651,523
                    Total Taxes            107,710.97   110,049.98     107,459     106,639      99,649
                    Tax Rate per $1000
                    Valuation                 21.6788      22.1678     22.0448     21.8028     21.4228

                     The breakdown of the 1997 tax rate for the subject taxing district is compared to the 1994 through 1996 tax rates:

                                                          1994      1995      1996       1997
                                                      -----------------------------------------
                      County                            $11.2131  $1l.1196  $11.2158   $10.9883
                      School (State Law)                  6.6540    6.6650    7.1154     6.3450
                      School (Local Board)                2.7600    2.7600    2.9516     2.7600
                      Inland Navigation                   0.0490    0.4000    0.0380     0.0500
                      Water Management                    0.4820    0.4820    0.4820     0.4820
                      Debt Payments (Voter Approved)      1.0097    0.9782       ---     0.7975
                                                        --------  --------  --------   --------

                      Tax Rate per $1000 Valuation      $22.1678  $22.0448  $21.8028   $21.4228

                     The assessor's parcel number for the subject site is 148522-1000. The subject is assessed at $32.58 per square foot or $38,763 per unit. The real estate property taxes for the subject are calculated at $99,649 based on the mileage rate and assessed value and a payment date of March 1998. However, a discount from the tax expense is allowed if paid in the four months prior to March. If paid in November 1997, the taxes for the subject are discounted 4 percent. For purposes of this appraisal, we have assumed an early payment of taxes. Therefore, the 1997 property taxes will be paid in 1997. The real estate taxes in the Income Approach section of this report reflect an approximate 4 percent increase (inflation factor) over the 1996 property taxes. Real estate taxes for the subject in 1997/98 have been estimated at $99,840.

SITE CONCLUSION      The subject property is in southeastern Jacksonville about
                     8 aerial miles southeast of downtown. The parcel contains
                     17.71 acres with level terrain. Drainage and soil conditions appear to be adequate and supportive of a variety of improvements. All utilities are available. The site is in the Zone X area of minimal flooding. While a survey of the site was not available, no adverse easements or encroachments were noted during a physical inspection of the site. Direct access and visibility is provided from Creekfront Road, which runs from its dead-end at the subject site eastward to Southside Boulevard. The property is zoned by the city for multifamily residential uses including apartment and/or condominium development, and appears to be physically suitable for such improvements.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                     The subject site, a 17.71-acre tract of land, is improved with a one- and two-story apartment project known as the Creekside Oaks Apartments. The improvements consist of 120 apartment units contained in 21 buildings constructed in 1984. Also situated on the site are two clubhouses with a kitchen and laundry facilities, an exercise room and sauna, exterior mail posts, two decks, two swimming pools and jacuzzis surrounded by an iron fencing, a lighted and fenced tennis court, two lakes, and a mechanical shed.

                     There are four basic floor plans for the 120 apartment units. The basic features of these floor plans are as follows:

                          NO. OF
                          UNITS    UNIT TYPE    SIZE (SF)  TOTAL NRA
                         --------------------------------------------
                            32      1BR/1BA         868      27,776
                            48    2BR/2BA/FLAT    1,196      57,408
                            32     2BR/2BA/TH     1,430      45,760
                             8     3BR/2BA/TH     1,481      11,848
                           ---                    -----     -------
                           120                    1,190     142,792

                     TH = townhouse (two levels)

                     As seen in the figures above, the total net rentable area of 142,792 in 120 apartment units results in an average of 1,190 square feet per unit. There are a total of 32 one-bedroom units, 80 two-bedroom units, and 8 three-bedroom units.

                     The land area is 17.71 acres equating to a density of 6.78 units per acre. The parking consists of 244 asphalt-paved open spaces or 2.03 spaces per unit. The parking ratio is within industry and local market standards.

                     The foundation of the buildings is of concrete slab with wood-studded framing. The exterior walls are of cedar frame with wood frame trim work, and the roof is pitched with a composition shingle covering. Windows are of single-hung aluminum thermal pane construction, with six panel exterior doors. Porches by each exterior door have an exterior light. Exterior stairwells have metal supports and handrails with concrete risers and landings.

                     The interior finish of each unit has painted gypsum board walls and ceilings. Some ceilings feature vaulted or boxed ceiling treatments, while a few walls are accented with decorative wallpaper. Floors have carpeting over pad, with ceramic tile floors in the kitchen and bathrooms. Batt insulation is located in the walls and ceilings.

                     The kitchen is equipped with wood and fiberboard cabinetry covered with formica countertops and a double stainless steel sink. Appliances are made by General Electric, and include a range/oven, vent/hood, microwave oven, dishwasher, disposal, and refrigerator with ice maker. Each unit has an electric water heater with a 40-gallon capacity. The kitchen is considered to be in good condition.

                     Carpet and tile floors are found in the bathrooms, with additional tile around the tub enclosure. The toilet, bathtub, and sink are porcelain, and a formica countertop covers a small vanity. Each bathroom also has a wall mirror and an exhaust fan.

                     Each apartment unit in this project typically has a fireplace, wet bar, ceiling fans, wet bars, washer, and dryer closet with connections, miniblinds, an exterior screened-in patio or deck with utility closet, and some first-level courtyards. Interior doors are hollow-core wood with some folding closet doors. Each unit is equipped with a fire extinguisher per local fire codes.

                     The mechanical components include standard PVC plumbing pipes with stainless steel fixtures. The units are equipped with electric central heating and air-conditioning which is individually metered. The interior wiring is copper with 125 amps designated per unit and ample electrical outlets. Each apartment is wired for telephone and cable television.

                     Other than the major site amenities stated above, the grounds feature asphalt-paved parking pads and access roadways with concrete sidewalks for pedestrian traffic. Pole-mounted exterior light fixtures are situated throughout the grounds. The landscaping features numerous native trees as well as decorative planted shrubbery and lawns.

                     The subject improvements appear to be in average to good overall condition. The subject underwent renovation during 1994. However, with the advent of Hurricane Josephine in early October 1996, five roof leaks were reported by on-site management. In late 1996 and 1997 required repairs, deferred maintenance, or capital expenditures were made resulting from the hurricane. Upon inspection of the property and information supplied by ConAm Management Company, the following capital expenditures are planned for 1998:

                         Chimney Caps & Stacks......................... $ 40,000
                         Wood Replacement -- Patios/Balconies..........   40,000
                         Irrigation Pump Line Repair, Time Clocks......   30,000
                         Plumbing Leaks, Shower Pans...................   30,000

                         TOTAL......................................... $140,000

                     Considering the overall average to good condition of the improvements, we estimate the effective age of the subject property to be equal to the actual age of thirteen years.

--------------------------------------------------------------------------------

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                    Exterior view of units and parking area.


                            [PICTURE APPEARS HERE]

           Exterior view of units, parking area, and interior street.

                            [PICTURE APPEARS HERE]

                    Interior view of Unit 1105 living room.



                            [PICTURE APPEARS HERE]

                  Interior view of Unit 1105 dining room area.

                            [PICTURE APPEARS HERE]

                      Interior view of Unit 507 bedroom.

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                     The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                     ----------------------------
                     Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                     There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it exists.

                     In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                     The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT         LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site would be adaptable to multifamily residential uses as limited by its current zoning of RMD-E by the city of Jacksonville. This zoning designation for the site is intended to restrict and promote the development of the subject to medium density residential uses of up to 20 dwelling units per acre.

                     PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                     The subject site is irregular in shape and encompasses a total of 17.71 acres. The elongated length and width of the site, despite its irregular configuration allows for adequate physical utilization of the site. The site has over 474 feet of frontage along the south and west sides of Creekfront Road. The topography of the site is generally level, and drainage appears to be adequate. The site is located in Flood Zone "X" which is defined in the previous Site description section of this report.

                     The subject's location is at the western culdesac of Creekfront Road with access to Southside Boulevard to the west. Property uses along Creekfront Road wholly consist of three apartment complexes. Creekfront Road is a two-laned residential street with local traffic which travels east/west from Southside Boulevard at its east end and a dead end about 1,300 feet to the west at the subject site. The subject has adequate utility capacity, enjoys a relatively good functional size and shape, and is not affected by any adverse easements or restrictions as noted upon inspection.

                     After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses would include a variety of residential development such as apartments, condominiums, cooperatives or townhouses, but are directed to apartment development. The primary deterrents to other types of development were zoning, surrounding land use patterns, and the lack of significant traffic along Creekfront Road. Condominiums are a consideration, however, the area generally has apartments, and condominiums today favor water or beach locations.

                     FINANCIAL FEASIBILITY - Financial feasibility is directly proportional to the amount of net income that could be derived from the subject. Rents have slightly increased over the previous 12 months and the apartment market overall appears to be favorable. Area realtors report that near-term prospects for condominium and cooperative units in Jacksonville is becoming favorable, although there is limited upscale condominium development occurring. As stated above, condominium usage generally seeks water or beach related locations..

                     After having eliminated all other development from our analysis, the financial feasibility of multifamily development must be tested. The subject site is in the "Southside Boulevard" apartment submarket area and adjacent to the Southside submarket. According to the Vestcor Jacksonville Apartment Market, which is prepared by Vestcor Realty Management, Inc., occupancy for the submarket decreased from 96.4 percent in the Third Quarter 1996 to
                     91.0 percent in the Third Quarter 1997. From those projects responding to the survey, the average rent increased from only $651 to $660 per unit over the one-year period. Through the year 1997, there have been 978 multifamily building permits in the city/area. This is down from the 3,284 units permitted in 1996.

                     From the preceding, apartment development appears to be feasible, although the market has some units to absorb. Occupancy rates have decreased during the past year and have remained at 90 percent or greater. Rental rates have risen according to the apartment survey and there has been an increase in apartment building activity in the subject's submarkets indicating that development is feasible. The following reflects apartment development costs on a square foot basis.

                     Cost to Construct..................................  $50.00
                     Land Acquisitions..................................    4.00
                                                                          ------
                          Total Cost of Development.....................  $54.00

                     The preceding discussion indicates that development is feasible for multifamily residential development. As indicated in the Sales Comparison Approach in this report, apartments developed since 1985 reflect sale prices from $28.96 to $75.12 per square foot. The sale prices of new projects ($65-75 S/F) are above the cost of development.

                     MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, we are of the opinion that the demand for multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. This is due to the subject's location and the popularity of the neighborhood.

                     In summary, the multifamily apartment market has shown increasingly healthy signs during the early to mid-1990s. The site's location near major south side employment facilities, the University of North Florida, The Avenues Mall, and Interstate 95 gives it a large base of prospective rent-paying tenants from which to draw. During 1996 and 1997, apartment development is occurring in or near the submarket for the first time since 1991. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is for multifamily residential development.

SUBJECT PROPERTY
AS IMPROVED          The property, as improved, is tested for two reasons.
                     First, to identify the improvements that are expected to produce the highest overall return per invested dollar, and the second reason is to help identify comparable properties. The four tests or elements are also applied in this analysis to the subject as follows:

                     LEGALLY PERMISSIBLE - Within the scope of a legal analysis the subject property would be adaptable to multifamily residential uses as limited by the zoning of the site by the city of Jacksonville.

                     PHYSICAL POSSIBILITY - Based on the subject's size (17.71 acres), general configuration, and the improvements' positioning relative to the subject site, it is felt that the subject's improvements employ the maximum use and potential of the site as developed. The subject's density of 6.78 units per acre is below the market sales, which reflect a range in density from 9.4 to 27.4 units per acre. Additional research should be made to see if more units could be added.

                     FINANCIAL FEASIBILITY - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                     MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject produces an adequate return on market value to substantiate its existence.

                     In conclusion, based on the subject's current use, we have determined that as a multifamily apartment complex it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. The present improvements are not considered to be the optimum use due to the lack of current market project amenities and the need for capital expenditures.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                     Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH        In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal
                     Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay. Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                     The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH      The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements.
                     This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period. The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property. Both techniques were utilized in analyzing the subject property.

SUMMARY The appraiser, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraiser's judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                     Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the others. In some instances, because of the inadequacy or unavailability of data, one or two of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

--------------------------------------------------------------------------------------------------------------------------
                                                         JACKSONVILLE AREA
                                                      IMPROVED SALES SUMMARY
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 SALE                                        SALE       CASH EQUIV.      YEAR      NO. OF      NRA      OCCUP.     NOI/SF
 NO.               NAME/LOCATION             DATE       SALE PRICE       BUILT     UNITS     AVG./SF    AT SALE    /UNIT
--------------------------------------------------------------------------------------------------------------------------
  1     The Links @ Windsor Parke            08/97      $20,500,000      1995       280      296,616     95%       $5.92
        13700 Sutton Park Dr. North                                                            1,059
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  2     San Pablo                            06/97      $5,350,000       1974       200      184,750     90%       $3.16
        14401 Jose Vedra Blvd.                                                                   924
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  3     Hunter's Ridge (formerly Oaks of     05/97      $15,200,000      1987       336      294,888     92%       $4.00
        Deerwood)                                                                                878
        10100 Baymeadows Road
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  4     Woodhollow                           04/97      $16,700,000      1986       450      342,162     94%       $4.69
        1715 Hodges Blvd.                                                                        760
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  5     The Courts @ Ponte Vedra             01/97      $19,000,000      1996       253      252,162     95%       $6.26
        101 Vera Cruz Drive                                                                    1,000
        Ponte Vedra, FL
--------------------------------------------------------------------------------------------------------------------------
  6     The Huntington @ Hidden Mills        08/96      $7,225,000       1986       224      179,476     98%       $3.85
        3333 Monument Road                                                                       801
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  7     The Antlers                          05/96      $15,000,000      1985       400      327,728     97%       $4.65
        8433 Southside Blvd.                                                                     819
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------
  8     Westland Park                        05/96      $16,950,000      1989       405      403,010     97%       $4.26
        6710 Collins Road                                                                        995
        Jacksonville, FL
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  JACKSONVILLE AREA
                               IMPROVED SALES SUMMARY
-----------------------------------------------------------------------------------------
                                                             CASH EQUIVALENT PRICE
-----------------------------------------------------------------------------------------
 SALE                                           PER        PER        OVERALL
 NO.               NAME/LOCATION                SF        /UNIT        RATE         EGIM
-----------------------------------------------------------------------------------------
  1     The Links @ Windsor Parke             $69.11     $73,214        8.56%       7.80
        13700 Sutton Park Dr. North
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  2     San Pablo                             $28.96     $26,750       10.90%       4.56
        14401 Jose Vedra Blvd.
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  3     Hunter's Ridge (formerly Oaks of      $51.54     $45,238        7.76%       6.74
        Deerwood)
        10100 Baymeadows Road
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  4     Woodhollow                            $48.79     $37,111        9.60%       5.47
        1715 Hodges Blvd.
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  5     The Courts @ Ponte Vedra              $75.12     $75,099        8.34%       7.31
        101 Vera Cruz Drive
        Ponte Vedra, FL
-----------------------------------------------------------------------------------------
  6     The Huntington @ Hidden Mills         $40.26     $32,254        9.56%       5.48
        3333 Monument Road
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  7     The Antlers                           $45.77     $37,500       10.20        5.63
        8433 Southside Blvd.
        Jacksonville, FL
-----------------------------------------------------------------------------------------
  8     Westland Park                         $42.06     $44,852       10.10%       6.01
        6710 Collins Road
        Jacksonville, FL
-----------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                     The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                     This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                     The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably similar to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The transaction dates of the sales used ranged from May 1996 to August 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                     SALE 1, known as the Links at Windsor Park Apartments, sold in August 1997 for $20,500,000. There are 280 units totaling 296,616 square feet. The property sold at $69.11 per square foot or $73,214 per unit. It was built in 1995 and was in excellent condition. The Links was 90 percent occupied at sale date. It sits on 23.36 acres of land and reflects density at 11.98 units per acre. The property's construction is described as wood frame with wood siding and some stucco.

                     SALE 2, known as the San Pablo Apartments, sold in June 1997. It has 200 units and 184,750 square feet. The sales price was $5,350,000 and the property was 90 percent occupied at sale date. Unit prices indicated are $28.96 per square foot and $26,750 per unit. The sale reflected a 10.8 percent capitalization rate and was in need of substantial repair and renovation work. The rate is 14,24 acres and the unit density indicated is 14.04 units per acre. The property at sale date was inferior to the subject.

                     SALE 3, known as Hunter's Ridge, (formerly known as Oaks at Deerwood) sold for $15,200,000 or $45,238 per unit in May 1987. It has 294,888 square feet and indicates a unit price of $51.54 per square foot. Land area is 34.70 acres and shows unit density at 9.68 units per acre. The capitalization rate was 7.76 percent, however, the property needed some attention and had good upside potential.

                     SALE 4, known as the Woodhollow Apartments sold inn April 1997 for $16,700,000 or $48.99 square foot and $37,111 per unit. The property contains 450 units and 342,162 square feet. At date of sale, occupancy was 94 percent and the terms were cash at a $10,350,000 mortgage at 7.5 percent interest due in 7 years, amortized over 25 years. The property has 38.65 acres and indicates a unit density of
                     11.6 units per acre. Construction is wood frame with stucco and wood siding.

                     SALE 5, known as The Courts at Ponte Vedra, is located in Ponte Vedra Beach. It sold in January 1997 for $19,000,000. The property was built in 1996 and has 253 units with 252,916 total square feet.. Unit prices indicated by the sale are $75.12 per square foot and $75,099 per unit. Construction is wood frame with stucco and some masonry. The site contains 9.23 acres and indicates a unit density of 27.41 units per acre. Capitalization rate at time of sale was 8.34 percent and the project had 95 percent occupancy.

                     SALE 6, known as the Huntington at Hidden Mills, (formerly known as Cozumel), sold for $40.26 per square foot net rentable area or $32,254 per unit in August 1996. The sale price was $7,225,000. The property contains 14.92 acres and has a unit density of 15 units per acre. There are 179,476 square feet of rentable area within 224 units. The average unit size is 801 square feet. Approximately 98 percent of the units were occupied at the time of sale. The sales price of $7,225,000 was adjusted upward by $350,000 for a re-plumbing required and was a credit given by the seller.

                     SALE 7 is the Antlers containing 400 units and 527,728 square feet of rentable area. The average size of a unit is 819 square feet. Developed in 1985, the project is situated
                     42.51 acres of land and has a unit density of 9.4 units per acre. The property sold in May 1996 for $45.77 per square foot net rentable area or $37,500 per unit and totaled $15,000,000. At the time of sale the units were 97 percent physically occupied.

                     SALE 8 sold in May 1996 for $16,950,060 which is equivalent to $42.06 per square foot net rentable area or $41,852 per unit. The project, Westland Park, was built in 1989/90 and contains 405 units and 403,010 square feet of rentable space. The average unit size is 995 square feet. Unit density for this property is 14.9 units per acre. Occupancy at the time of sale was reported at 97 percent.

                     In lieu of specific adjustments, we compared the improved sales based on the net operating income (NOI) per square foot and per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

     ==================================================================
                      Sales Comparison - NOI Adjustments
                      -----------------------------------

          Sale     Sale                Subject    Adjust.  Adjust.
          No.    Price/SF    NOI/SF     NOI/SF    Factor   Price/SF
          ---    --------    ------     ------    ------   --------
            1     $ 69.11    $ 5.92     $ 3.82    0.64527   $ 44.59
            2     $ 28.96    $ 3.16     $ 3.82    1.20886   $ 35.01
            3     $ 51.54    $ 4.00     $ 3.82    0.95500   $ 49.22
            4     $ 48.99    $ 4.69     $ 3.82    0.81450   $ 39.90
            5     $ 75.12    $ 6.26     $ 3.82    0.61022   $ 45.84
            6     $ 40.26    $ 3.85     $ 3.82    0.99221   $ 39.95
            7     $ 45.77    $ 4.65     $ 3.82    0.82151   $ 37.60
            8     $ 42.06    $ 4.26     $ 3.82    0.89671   $ 37.72

                                    Mean=                     41.23
                                    Value @ mean         $5,887,314

          Sale     Sale                Subject    Adjust.    Adjust.
          No.    Price/Unit  NOI/Unit  NOI/Unit   Factor   Price/Unit
          ---    ----------  --------  --------   ------   ----------
            1     $73,214     $6,267    $4,549    0.72587  $ 53,144
            2     $26,750     $2,916    $4,549    1.56001  $ 41,730
            3     $45,238     $3,510    $4,549    1.29601  $ 58,629
            4     $37,111     $3,562    $4,549    1.27709  $ 47,394
            5     $75,099     $6,263    $4,549    0.72633  $ 54,547
            6     $32,254     $3,083    $4,549    1.47551  $ 47,591
            7     $37,500     $3,811    $4,549    1.19365  $ 44,762
            8     $41,852     $4,240    $4,549    1.07288  $ 44,902

                                    Mean =               $   49,087
                                    Value @ mean         $5,890,485
     ==================================================================

                     The various sales reflected NOIs per square foot ranging from $3.16 to $6.26 and NOIs per unit ranging from $2,916 to $6,267. The subject NOI (without reserve expenses) has been approximated at $3.82 per square foot or $4,549 per unit from the Direct Capitalization analysis in the Income Approach section of this report.

                     To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. The adjustments should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. Time differences do not need further adjustment as any drop in value would theoretically be the function of a drop in income. There would need to be an adjustment for age in order to recognize differences in the length of the income streams. The chart on the facing page presents the adjustment process for NOI per square foot and NOI per unit.

                     After adjustment, the sales range in price from $35.01 to $49.22 per square foot and $41,730 to $58,629 per unit. The simple average adjusted prices (not weighted) per square foot and per unit of the comparable sales was calculated at $41.23 and $49,087, respectively. Applying an age adjustment based on square foot area and number of units indicates value at $40.00 per square foot and $47,500 per unit

                     142,792 SF at $40.00/SF, Rounded................ $5,700,000
                     120 units at $47,500/unit....................... $5,700,000

                     A second method of comparison is by use of the effective gross rental multiplier (EGRM). In this analysis, the subject's effective gross income is multiplied by a factor estimated from the sales to derive an indication of value. The sales utilized in this analysis reflect EGRMs ranging from 4.56 to 7.80 as shown on the following facing page. Expense ratios range from 33.26 to 50.27 percent. From the Direct Capitalization analysis in the Income Approach, the subject is estimated to have a 47.4 percent operating expense ratio (excluding reserves). This is most similar to Sales 3, 4, and 6. These sales have EGRMs ranging from 5.47 to 6.74 with expense ratios from 47.45 to 47.70 percent.

                     Sales 4 and 6 were apartments built in 1986 and Sale 3 was built in 1987. Most emphasis was placed on Sales 4 and 6.

                     Based on the preceding analysis, an EGRM for the subject has been estimated at 5.75 resulting in a total value indication as follows:

                     $1,038,496 x 5.75, Rounded...................... $6,000,000

     ====================================================================

                       SALES COMPARISON - EGRM ANALYSIS

     --------------------------------------------------------------------
                     EFFECTIVE        EFFECTIVE GROSS       OPERATING
        SALE NO.  GROSS REVENUE/SF   REVENUE MULTIPLIER   EXPENSE RATIO
     --------------------------------------------------------------------
           1          $ 8.86                7.80             33.26%
           2            6.35                4.56             50.27%
           3            7.65                6.74             47.70%
           4            8.92                5.47             47.45%
           5           10.27                7.31             39.00%
           6            7.35                5.48             47.63%
           7            8.13                5.63             42.80%
           8            7.00                6.01             39.14%
     ====================================================================

                     The NOI per square foot and per unit methods presented a similar value indication of $5,700,000 and the effective gross income multiplier method indicated a value of $6,000,000. Weight has been given to all methods with emphasis on the method using net operating income because these methods reflect both income and expense information. The EGRM method was used as support. From the proceeding, a value for the subject is estimated at $5,800,000. From this, a deduction for capital expenditures of $140,000 is made as follows:

                                    Indicated Value                $5,800,000
                                    Less: Capital Expenditures       (140,000)
                                    Rent Loss                         (19,735)
                                    "As Is" Value                  $5,640,265
                                                           Rounded $5,600,000

                     Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                   FIVE MILLION SIX HUNDRED THOUSAND DOLLARS
                                 ($5,600,000)

                   [MAP OF COMPARABLE RENTALS APPEARS HERE]

==============================================================================================================================

                           RENT COMPARABLE ANALYSIS
                         THE CREEKSIDE OAKS APARTMENTS

-----------------------------------------------------------------------------------------------------------------------------------
 COMP.                               YEAR      NO.       NRA       AVERAGE         1997                     SQUARE    1997 MONTHLY
  NO.   NAME OF PROJECT              BUILT    UNITS      (SF)     UNIT SIZE    OCCUP. RATE   FLOOR PLANS     FEET         RATE
-----------------------------------------------------------------------------------------------------------------------------------
  1     Deerbrook                    1987      144     175,064     1,216           93%        1BR/1.5BA       875       $645-660
        8025 Bay Meadows Circle                                                                2BR/2BA      1,206        745-770
        East                                                                                  2BR/2.5BA     1,356        775-790
                                                                                             3BR/3BA/TH     1,566        935-950
-----------------------------------------------------------------------------------------------------------------------------------
  2     Royal Oaks                   1990      284     264,280       931           96%         1BR/1BA        675       $555-575
        10023 Belle Rive Blvd.                                                                 1BR/1BA        780        595-615
                                                                                               1BR/1BA        970        675-695
                                                                                               2BR/2BA      1,100        715-735
-----------------------------------------------------------------------------------------------------------------------------------
  3     Southern Pines               1989      200     194,500       973           97%         1BR/1BA        750        670-710
        10200 Belle Rive Blvd. East                                                            2BR/2BA      1,040        805-835
                                                                                               3BR/2BA      1,235        940-960

-----------------------------------------------------------------------------------------------------------------------------------
  4     The Reserve                  1984      226     242,876     1,075           93%         1BR/1BA        808            655
        7632 Southside Blvd.                                                                   2BR/1BA      1,034            755
                                                                                               2BR/2BA      1,093            795
                                                                                             2BR/2BA/TH     1,143            815
                                                                                             3BR/2BA/TH     1,358            975
-----------------------------------------------------------------------------------------------------------------------------------
        Creekside Oaks Apts.         1984      120     142,792     1,190           92.5%       1BR/lBA        868            625
        9780 Creekfront Road                                                                   2BR/2BA      1,196            745
        SUBJECT                                                                              2BR/2BA/TH     1,430            775
                                                                                             3BR/2BA/TH     1,481            875
-----------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

                           RENT COMPARABLE ANALYSIS
                         THE CREEKSIDE OAKS APARTMENTS

-------------------------------------------------------------------------------------------------------------
 COMP.                                         1997
  NO.   NAME OF PROJECT                       RENT/SF                   AMENITIES/COMMENTS
-------------------------------------------------------------------------------------------------------------
  1     Deerbrook                          $0.737-0.754     Fireplaces, microwave ovens, cove lighting in
        8025 Bay Meadows Circle             0.618-0.638     kitchen, washer/dryer connections, some wet
        East                                0.572-0.583     bars, ceiling fans, vertical blinds, smoke
                                            0.597-0.607     detectors, vaulted ceilings, screened porches.
                                                            Patios/balconies, golf course and lake views,
                                                            weight room, swimming pool, party pavilion,
                                                            24-hour maintenance, outside storage.
-------------------------------------------------------------------------------------------------------------
  2     Royal Oaks                         $O.822-0.852     Dishwashers, garbage disposals, washer/dryer
        10023 Belle Rive Blvd.              0.763-0.788     in units, miniblinds, fireplaces, outdoor
                                            0.696-0.716     utility closets, patio/balconies, burglar
                                            0.650-0.668     alarms
                                                            Swimming pool, tennis court, racquetball court,
                                                            jacuzzi, exercise/weight room, club room, lake,
                                                            volleyball court.
-------------------------------------------------------------------------------------------------------------
  3     Southern Pines                     $0.893-0.947     Washer/dryer, fireplaces, ceiling fans, vaulted
        10200 Belle Rive Blvd. East         0.774-0.803     ceilings, microwaves, and oversized screened
                                            0.761-0.777     patios.
                                                            Clubhouse, fitness center, garages with
                                                            automatic openers, pool and spa, lighted tennis
                                                            court, and car wash.
-------------------------------------------------------------------------------------------------------------
  4     The Reserve                               0.811     Flats and town homes, intrusion alarms, 9 ft.
        7632 Southside Blvd.                      0.730     vaulted ceilings, washer/dryer, fireplaces,
                                                  0.727     microwaves, self-cleaning ovens, ceiling fans,
                                                  0.713     vertical mini blinds, private patios.
                                                  0.718     Restricted gate access, clubhouse with exercise
                                                            room, interior racquet ball court, business
                                                            center, oversized pool with jacuzzi, lighted
                                                            tennis court, basketball court, sand volleyball
                                                            area, BBQ area, billiards room.
-------------------------------------------------------------------------------------------------------------
        Creekside Oaks Apts.                      0.720     Vaulted ceilings, microwaves, wet bar.
        9780 Creekfront Road                      0.623     Swimming pools, hot tubs, tennis courts,
        SUBJECT                                   0.542     saunas, billiards room, weight room.
                                                  0.591
=============================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                     In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                     Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service (if applicable) is subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. Since our valuation is on a cash basis, no mortgage was considered. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME        Income for the subject property is produced by rental
                     income from the various rental units, as well as any laundry income, pet deposits, forfeited security deposits, and miscellaneous income. Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:



                                  BASED ON "RESIDENT PAYS UTILITIES"
                     ----------------------------------------------------------------------
                      Unit    Type        Units   Size (SF)  Rent/Mo.  Rent/SF   Mo. Total
                     ----------------------------------------------------------------------
                       A    1BR/1BA         32        868      $625    $0.720    $  20,000
                       B    2BR/2BA/Flat    48      1,196       745     0.623       35,760
                       C    2BR/2BA/TH      32      1,430       775     0.542       24,800
                       D    3BR/2BA/TH       8      1,481       875     0.591        7,000
                                           ---                                   ---------
                                           120                                   $  87,560

                     These rents have been compared to closely located and similarly designed apartment complexes in the subject's neighborhood area. For the purpose of this analysis, we have considered four apartment complexes that were identified by management and found by the appraiser to be most comparable. They range in

================================================================================================

                            SUBJECT - RENT ANALYSIS
                                CREEKSIDE OAKS

------------------------------------------------------------------------------------------------
                                  UNIT         AVG.       AVG. MONTHLY     PROJECT/UNIT
                   UNIT TYPE    SIZE (SF)   RENT/MONTH      RENT/SF        AMENITIES
------------------------------------------------------------------------------------------------
  SUBJECT           1BR/1BA        868       $    625           $0.720     Avg. Plus/Avg. Plus
  Deerbrook        1BR/1.5BA       875        645-660      0.737-0.754     Avg. Plus/Good
  Royal Oaks        1BR/1BA        780        595-615      0.763-0.788     Good/Good
  Southern Pines    1BR/1BA        750        670-710      0.893-0.947     Very Good/Good
  The Reserve       1BR/1BA        808            655            0.811     Good/Good
------------------------------------------------------------------------------------------------
  SUBJECT           2BR/2BA      1,196       $    745           $0.623     Avg. Plus/Avg. Plus
  Deerbrook         2BR/2BA      1,206        745-770      0.618-0.638     Avg. Plus/Good
  Royal Oaks        2BR/2BA      1,100        715-735      0.650-0.668     Good/Good
  The Reserve       2BR/2BA      1,093            795            0.727     Good/Good
------------------------------------------------------------------------------------------------
  SUBJECT         2BR/2BA/TH     1,430           $775            0.542     Avg. Plus/Avg. Plus
  Deerbrook       2BR/2.5BA      1,356        775-790      0.572-0.583     Avg. Plus/Good
  The Reserve     2BR/2BA/TH     1,143            815            0.713     Good/Good
------------------------------------------------------------------------------------------------
  SUBJECT         3BR/2BA/TH     1,481           $875            0.591     Avg. Plus/Plus
  Deerbrook       3BR/3BA/TH     1,566        935-950      0.597-0.607     Avg. Plus/Good
  Southern Pines    3BR/2BA      1,235        940-960      0.761-0.777     Very Good/Good
  The Reserve     3BR/2BA/TH     1,358            975            0.718     Good/Good
================================================================================================

                     total unit size from 144 to 284 units and in occupancy from 89 to 94 percent. These comparable rentals are summarized on a previous page.

                     All of the comparables surveyed were located within the subject's immediate vicinity. Each is comparable to the subject overall, particularly in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate an average effective rental rate range from $0.63 to $0.816 per square foot per month.

                     On the table on the facing page, each of the subject's four floor plans is compared to similar floor plans obtained from the rent comparables. All of the comparable rentals have at least average project amenities for an apartment in this market which include a pool, tennis court, clubhouse, hot tub/jacuzzi, and landscaped grounds. Apartments which have project amenities, which are rated "good" on this chart additionally have a car wash stand, indoor racquetball courts, basketball court, and/or volleyball area. Unit amenities for standard or average apartment units include typical built-in kitchen appliances, miniblinds, a fireplace, a patio or deck, and average finish. Good unit amenities on a given apartment unit also include a microwave oven, washer and dryer, vaulted ceilings and ceiling fans, and/or burglar alarms.

                     According to the rent analysis summary, the subject's Plan A is most comparable to the one bedroom plan at Deerbrook that contains 875 square feet and rents monthly from $645 to $660 or $0.737 to $0.754 per square foot. This unit is slightly superior to the subject Plan A because it has 1.5 baths rather than just 1 bathroom. The unit at the Reserve contains 808 square feet and rents for $655 per month or $0.811 per square foot monthly. It is superior to the subject as to amenities and the entire project was recently renovated or upgraded. The subject unit contains 868 square feet and has a monthly rent of $625, which is considered to be market.

                     Plan B from the subject has 1,196 square feet and rents for $745 per month or $0.623 per square foot. This unit is a 2 bedroom. 2 bathroom flat. The comparable unit at Deerbrook rents for $745 to $770 per month or $0.618 to $0.638 per square foot and brackets the subject rent. It has 1,206 square feet. The 2 bedroom units at Royal Oaks and The Reserve range in size from 1,093 square feet to 1,100 square feet and in monthly rental of $0.65 to $0.727 per square feet. Both properties are considered superior to the subject as to amenities. Additionally Royal Oaks is newer and The Reserve has been renovated/upgraded.

                     The subject's Plan C with 1,430 square feet has an asking rent of $775 per month or $0.542 per square foot. This rental rate has not increased since last year. The subject unit is a townhouse and is compared to the 2 bedroom/2.5 bathroom unit at Deerbrook and the 2 bedroom/2 bathroom/townhouse unit at The Reserve. The former rents for $775 to $790 or $0.572 to $0.583 per square foot per month and the latter rents for $815 or $0.713 square feet per month. These units are superior in amenities to the subject. The subject rent for Plan C is considered market.

                     The subject's Plan D contains 1,481 square feet and is a 3 bedroom/2 bathroom/townhouse. It rents for $875 per month or $0.591 per square feet per month. The 3 bedroom townhouse units at Deerbrook and The Reserve are believed comparable, however, the Deerbrook unit with 1,566 square feet is larger and The Reserve unit with 1,358 square feet is smaller than the subject unit. The comparables rent for $0.597 to $0.718 per square feet monthly and are considered superior to the subject unit. The subject unit's rent at $875 is considered market.

                     There are currently four vacant units in the subject complex. This equates to a current physical occupancy rate of 96.7 percent. Physical occupancy one year ago was 92.5 percent. These numbers indicate a downward movement in physical occupancy for the subject property.

                     Economic occupancy is estimated near 90 percent. The most recent leases for Plans A, B, C, and D indicate that the subject is obtaining the quoted rental rates. Therefore, we estimate that the current quoted rental rates for the subject are indicative of market rates.

                     After considering the subject's physical occupancy and actual rates the projected market rental rates for the subject are summarized below.

                                 BASED ON "RESIDENT PAYS UTILITIES"
                     ---------------------------------------------------------------------
                      Unit      Type      Units   Size (SF)  Rent/Mo.  Rent/SF  Mo. Total
                     ---------------------------------------------------------------------
                        A    1BR/1BA        32       868       $625    $0.720    $20,000
                        B    2BR/2BA/Flat   48     1,196        745     0.623     35,760
                        C    2BR/2BA/TH     32     1,430        775     0.542     24,800
                        D    3BR/2BA/TH      8     1,481        875     0.591      7,000
                                           ---                                   -------
                                           120                                   $87,560

                     Gross Annual Rental Income: $87,560 x 12 months =
                     $1,050,720

                     Our cash flow analysis, as well as our direct capitalization method, indicates a gross rental income of $1,071,734. This figure is the result of a 2 percent increase in rental rates during the first year of our projection period.

OTHER INCOME         In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, pet deposits, late charges, and application fees. Other Income in 1990 was reported at $40,115 or $0.28 per square foot. This figure fell by over 35 percent during 1991 to $0.18 per square foot or a total of $26,277. For 1992, other income totaled $29,487 or $0.21 per square foot. Figures for 1993 show a total of $26,040 or $0.18 per square foot. For 1994 and 1995, other income was $15,304 and $22,101 or $0.11 and $0.15 per square foot, respectively. Figures for annualized 1996 amount to $18,714
                     ($0.12 per square foot) and actual other income for 1997 was $20,621 or $0.14 per square foot. Based on our experience with similar type properties and the actual performance of the subject property it is our opinion that other income in the amount of $0.15 per square foot is typical for a project such as the subject. This

=================================================================================================================================

                          SUBJECT - EXPENSE ANALYSIS
                           CREEKSIDE OAKS APARTMENTS

---------------------------------------------------------------------------------------------------------------------------------
 Comparable No.                 1          2         3                                 SUBJECT PROPERTY
 Year Built                   1986       1984      1985                                      1984
 Net Rentable Square Feet    100,750    156,688   117,980                                  142,792
 Number of Units               110        160       124                                      120
 Average Unit Size             916        979       951                                     1,190
---------------------------------------------------------------------------------------------------------------------------------
                              1997       1997      1997       1993    1994    1995    1996-YTD     1997-YTD     BRA PROJECTIONS
                             ACTUAL     ACTUAL    ACTUAL     ACTUAL  ACTUAL  ACTUAL  ANNUALIZED   ANNUALIZED     CALENDAR YEAR
                               PSF        PSF       PSF        PSF     PSF     PSF      PSF          PSF        ENDING 12/31/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  /SF     /UNIT
---------------------------------------------------------------------------------------------------------------------------------
 Expenses
  Real Estate Taxes           $0.80     $0.64     $0.71      $0.74   $0.74   $0.74      $0.77        $0.72       $0.70    $  892
  Insurance                    0.18      0.13      0.16       0.10    0.15    0.17       0.17         0.16        0.19       214
  Operating Expenses           0.68      0.69      0.65       0.56    0.59    0.60       0.63         0.55        0.67       762
  Utilities                    0.94      0.70      0.86       0.55    0.60    0.62       0.63         0.68        0.66       750
  Repairs & Maintenance        0.58      0.53      0.43       0.43    0.31    0.42       0.53         0.52        0.50       595
  Contract Services            0.21      0.18      0.30       0.20    0.20    0.22       0.22         0.21        0.23       262
  Management                   0.37      0.33      0.39       0.30    0.32    0.32       0.34         0.34        0.36       416
  General Administrative       0.18      0.15      0.18       0.09    0.14    0.19       0.24         0.15        0.15       238
                              -----     -----     -----      -----   -----   -----      -----        -----       -----    ------

 Total Expenses               $3.94     $3.39     $3.74      $2.97   $3.05   $3.28      $3.53        $3.33      *$3.46   *$4,129
=================================================================================================================================

 * There may be differences due to rounding
                     equates to a total "Other Income" of $21,419 in the first fiscal year of our projected cash flow as well as in the direct capitalization method.

                     From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied for the beginning of the first fiscal year of our projection period:

                               Gross Rental Income             $1,071,7349
                               Other Income                         21,419
                                                                ----------
                               Total Potential Gross Income     $1,093,153

VACANCY AND
COLLECTION
LOSS ESTIMATE        In a stable market, vacancy and collection loss for an
                     apartment complex will be in the 3 to 10 percent range.
                     This covers the time lag during re-leasing and normal refurbishing of apartment units and the loss of income resulting from bad debt or other vacancies. The subject's current 96.7 percent physical occupancy is above the approximate 91.0 percent Third Quarter physical occupancy rate enjoyed by the Southside Boulevard submarket. The subject's occupancy is also higher than the Third Quarter
                     92.8 percent citywide rate in the Jacksonville area. The subject property has a current economic occupancy rate of nearly 90 percent, which is considered near stabilized occupancy for the subject. A 95.0 percent stabilized economic occupancy has been utilized for the subject during the holding period and a deduction is taken for rent loss until stabilized occupancy is believed achievable in year
                     1.

EXPENSE ANALYSIS     The various expenses necessary in the operation of the
                     subject have been estimated including fixed expenses, operating expenses, and reserves for replacement. Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects.
                     Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                     We have based our estimate of projected expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The following Expense Analysis Chart on the facing page summarizes the actual and/or annualized 1997 expenses reported by three (3) "individually metered" projects, as well as the subject property's actual 1993, 1994, 1995, and 1996 expense figures. The 1997 actual figures were available to the appraiser at the time of the report and are shown in the chart on the facing page. Bach Realty Advisors' estimated expenses for the subject property in Fiscal Year 1998 are also displayed.

                     Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                     REAL ESTATE TAXES - The Creekside Oaks Apartments are subject to the taxing authorities of Duval County. The county distributes the tax receipts from property owners to different authorities as specified in the Site section of this report. The subject's 1997 assessed value is $4,651,523 the total tax liability is $99,649 or $0.70 per square foot; however, if paid by November 1997 they would be $95,663 or $0.67 per square foot. After examining the tax liabilities of the comparables used in our expense analysis (which exhibited a range from $0.69 to $0.80 per square foot), we have reflected the actual discounted 1997 real estate taxes plus an approximate 2 percent inflation factor in our estimate of the 1998 taxes. Thus, real estate taxes have been estimated at $0.70 per square foot or $832 per unit and totaling $99,840. This amount is increased at a rate of 4 percent per year throughout our projection period.

                     INSURANCE - For the first fiscal year, we have estimated insurance at a market cost of $0.15 per square foot or $26,733. All of the expense comparables utilized exhibit a range of insurance costs from $0.15 to $0.18 per square foot for 1997. The subject's actual insurance costs have been fluctuating from $0.09 to $0.24 per square foot since 1993. The appraiser believes that the insurance expense for the subject is appropriate and is generally supported by the expense comparables. The expense per unit is $223. Insurance expense is increased 4 percent annually for the duration of the holding period.

                     OPERATING EXPENSES - This category includes salaries for office managers and leasing agents, maid services, payroll taxes and FICA, security, advertising, and promotional items. The subject's actual figures for 1993 through 1996, were $0.56 to $0.63 per square foot, respectively. The annualized 1997 operating expense is $0.55 per square foot. The expense comparables indicate a range of operating expenses from $0.65 to $0.69 per square foot. Based on the subject's historical expenses and a comparison of operating expenses of comparable properties, the appraisers have estimated a 1997/98 year operating expense of $95,040 which is equivalent to $0.67 per square foot or $792 per unit. This expense is expected to increase 4 percent annually throughout our projection period.

                     UTILITIES - The expense comparables' 1997 utility expenses have a range from $0.70 to $0.94 per square foot. The subject's annualized 1996 year-to-date expense is $0.61 per square foot. The 1997 expense is $0.68 per square foot. This expense category includes electricity to the common areas, water, sewer, and garbage collection. The subject's 1998 expense for utilities has been estimated by the appraiser to be $0.66 per square foot or $780 per unit, near the lower end of the comparables range as supported by the costs for the property. This equates to a total utility expense estimate of $93,558 for the subject property in the first year. Utility expenses are increased 4 percent annually throughout the projection period.

                     REPAIRS AND MAINTENANCE - The 1996 annualized actual year-to-date repairs and maintenance costs are $0.53 per square foot for the subject. Repairs and maintenance expenses are necessary in order to keep the property in good repair and consist of repairs required on plumbing, air-conditioners, electrical components, miniblinds, carpeting, janitorial services, and decorative costs. The expense comparables indicate a range from $0.43 to $0.58 per square foot and the subject's 1997 annualized expense is $0.50 per square foot. Repairs and maintenance costs of $0.50 per square foot or $595 per unit and totaling $71,396 have been projected for the subject for the first year of our cash flow analysis and increased 4 percent annually.

                     CONTRACT SERVICES - The contract services category includes mainly landscaping services. Our surveyed expense comparables reported 1997 contract services expenses between $0.21 and $0.30 per square foot. Actual expenses for the subject for the 1996 contract services expense were $0.22 per square foot, while 1997 indicated $0.21 per square foot. The appraiser has emphasized the historical and budgeted expenses for the subject when estimating the per square foot contract services expense for the property of $0.23 per square foot or $272 per unit and totaling $32,672 in the first year of the cash flow. These expenses are expected to increase annually at a rate of 4 percent.

                     MANAGEMENT - This figure for apartment projects is typically expressed as a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is about 5 percent of effective gross income. This includes the fee to outside management or ownership for managing the property. According to the actual income and expense statements from 1993 forward provided by the client, management fees at the subject have been approximately 5 percent. We have also relied upon indicators from the market to determine typical expenses for this category. A management fee of 5 percent of the projected effective gross income for each year of the cash flow is estimated.

                     GENERAL AND ADMINISTRATIVE - This expense category includes legal expenses, dues, fees, printing, auto costs, postage, accounting/audit, permits, travel, credit, reports, office equipment, telephone, and all other miscellaneous and administrative costs. Our surveyed expense comparables indicated actual administrative expenses ranging from $0.15 to $0.18 per square foot. The subject's annualized year-to-date 1996 costs were $0.24 per square foot. The 1997 expense was $0.15 per square foot. The appraiser utilized a $0.15 per square foot figure or $178 per unit and totaling $21,419, supported by the comparables' range. This expense increases at a rate of 4 percent for each year in the cash flow.

EXPENSE SUMMARY      In conclusion, vacancy loss has been estimated at 5 percent throughout the holding period. The total estimated 1997 calendar year expenses for the Creekside Oaks Apartments, excluding reserves for replacement, equates to $3.46 per net rentable square foot or $4,105 per unit. This is above the range indicated by the expense comparables, but is reasonable and well supported by actual historical figures indicated by the subject property.

RESERVES FOR
REPLACEMENT           A replacement allowance provides for the periodic
                      replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1984 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $0.25 per square foot or $300 per unit is adequate to provide for the continued maintenance of the project given the on-going termite problem and weather related conditions as mentioned below. Reserves for replacement total $48,000 and are grown at 4 percent for the duration of the holding period. Reserves were included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE/
CAPITAL EXPENDITURES  The subject has numerous items requiring capital expenditures. Capital expenditures listed by management in the 1997 budget total $140,000 as detailed in the Improvements section of this report.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION   A reasonable method for estimating value via the Income
                      Approach in a stabilized market is through the use of Discounted Cash Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value. Primarily, any given property is only worth the value of the income derived from it.

                      The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                      Real Estate Investment Trusts (REITS) have been the major players among new apartment acquisitions over the past, few years which has resulted in upward pressure on selling prices as capitalization rates have dropped. More recently, REITs are strong in the market. Capitalization rates are lower this year than last year due to many buyers pursuing limited inventory.

                      Survey participants in RERC's Emerging Trends in Real
                      Estate: 1997 indicate that multifamily is still a viable investment vehicle, but its desirability is ebbing as short-term rental growth has already peaked in some markets. Expectations for 1998 are an increased interest in apartments as markets stabilize and new construction comes on-line. Since 1994 returns for apartments have averaged near 12 percent, above all other categories. Solid returns in the 9 to 10 percent area are expected to continue with 9 percent and below for new Class A product, much of which may be pre-sold. Apartment investment fits the portfolio profiles of pension funds and REITs who want immediate high cash flows with predictable capital costs and national vacancy rates in relative equilibrium at 5 percent to 8 percent and a growing population, the risk in the multifamily market is steady and we anticipate that investors will continue to find their niche the market.

DISCOUNT RATE        Over the past several years, the internal rate of return
                     (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds (reversion), results in the present value of the property.

                     According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of
                     11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Real Estate is considered riskier than bonds due to illiquidity, competition, burden of management, and market conditions; therefore approximately 150 basis points or more could be added to the Corporate "Baa" bond rate in a normal market. Based on the previous data and recognizing new construction, we believe a 12 percent discount rate is reasonable in the current market based on an all cash sale and alternative investments.

CAPITALIZATION RATE  The subject property's reversionary value is derived by capitalizing the eleventh year's net operating income. As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates. Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors for apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent or an average of 9.29 percent to attract investment. Going-in capitalization rates of the comparable sales in the Sales Comparison Approach could be calculated based on the data provided. Most had a relatively similar occupancy rate as the subject at their respective times of sale. The range of going-in capitalization rates from these sales was from 7.76 to 10.9 percent (without reserves). A going-in capitalization rate in the middle of this range is considered appropriate. The going-in rate is typically lower than the terminal capitalization rate stated above due to the older age of the property and the risk of the market ten years hence. Based upon the aforementioned factors, the terminal capitalization rate for the subject should be above the average going-in capitalization rate exhibited by the comparable sales in the Sales Comparison Approach. Therefore, a terminal capitalization rate of 10.0 percent appears appropriate for the subject property based on the Korpacz survey.

------------------------------------------------------------------------------------------------------------------------------------
                                                         CREEKSIDE OAKS
------------------------------------------------------------------------------------------------------------------------------------
Period                                             1          2            3           4          5             6          7
                                                 1998       1999         2000        2001       2002          2003       2004
------------------------------------------------------------------------------------------------------------------------------------
INCOME:
Apt. Rents                                      1,071,734  1,114,604    1,159,188   1,205,555  1,253,778    1,303,929   1,356,086
Rent/SF/Mo.                                         0.625      0.650        0.677       0.704      0.732        0.761       0.791
Other Income/Yr.                                   21,419     22,276       23,167      24,093     25,057       26,059      27,102
                                                ---------  ---------    ---------   ---------  ---------    --------    ---------
Gross Income                                    1,093,153  1,136,880    1,182,355   1,229,649  1,278,835    1,329,988   1,383,188

% Vacancy                                           5.00%      5.00%        5.00%       5.00%      5.00%        5.00%       5.00%
Vacancy Allowance                                  54,658     56,844       59,118      61,482     63,942       66,499      69,159
                                                ---------  ---------    ---------    --------- ---------    ---------   ---------
Eff. Gross Income                               1,038,496  1,080,036    1,123,237   1,168,166  1,214,893    1,263,489   1,314,028

                               ----------------
EXPENSES:                      Per/Unit  Per/SF
                               ----------------
Real Estate Taxes                 832     0.70     99,840    103,834      107,987     112,306    116,799      121,471     126,329
Insurance                         223     0.19     26,733     27,803       28,915      30,071     31,274       32,525      33,826
Operating Expenses                792     0.67     95,040     98,842      102,796     106,908    111,184      115,631     120,256
Utilities                         780     0.66     93,558     97,301      101,193     105,240    109,450      113,828     118,381
Repairs & Maintenance             595     0.50     71,396     74,252       77,222      80,311     83,523       86,864      90,339
Contract Services                 272     0.23     32,672     33,978       35,338      36,751     38,221       39,750      41,340
Management Fee                   5.00%    0.36     51,925     54,002       56,162      58,408     60,745       63,174      65,701
General & Administrative          178     0.15     21,419     22,276       23,167      24,093     25,057       26,059      27,102
Reserves                          300     0.25     36,000     37,440       38,938      40,495     42,115       43,800      45,551
                                                ---------   --------    ---------   ---------   --------    ---------   ---------
Total Expenses                 $4,405   $ 3.70    528,583    549,727      571,716     594,584    618,368      643,102     668,826
Per SF                         ---------------       3.70       3.85         4.00        4.16       4.33          450        4.68
Per Unit                                            4,405      4,581        4,764       4,955      5,153        5,359       5,574
                                                ---------   --------    ---------   ---------   --------    ---------   ---------
NET OPERATTNG INCOME                             $509,913   $530,309     $551,521    $573,582   $596,526     $620,387    $645,202
                                                =========   ========     ========    ========   ========     ========    ========
Per SF                                           $   3.57   $   3.71     $    386    $   4.02   $   4.18     $   4.34    $   4.52
Per Unit                                         $  4,249   $  4,419     $  4,596    $  4,780   $  4,971     $  5,170    $  5,377
=================================================================================================================================
Capital Items:                                    140,000
                                                 --------   --------     --------    --------   --------     --------    --------
Cash Flow                                         369,913    530,309      551,521     573,582    596,526      620,387     645,202
                                                 --------   --------     --------    --------   --------     --------    --------
Present Value Factor                    12.00%   0.892857   0.797194     0.711780    0.635518   0.567427     0.506631    0.452349

Present Value Of Cash Flow                        330,279    422,759      392,562     364,522    338,485      314,307     291,857

NOI in 11th Year                                  754,795            Present Value of Income Stream         3,211,109
Ro at Reversion                                    10.00%            Present Value of Reversion             2,333,029
                                                 --------
                                                                      --------------------------------------------------
Indicated Reversion                             7,547,951            Indicated Value of Subject             5,544,138
Less: Sales Costs                        4.00%    301,918            Indicated Value/SF                         38.83
                                                ---------            Indicated Value/Unit                      46,201
Reversion In 10th Yr                            7,246,033            GIM At Indicated Value                      5.17
                                                                     Ro At Indicated Value                      9.20%
                                                                      --------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Period                                   8             9           10          Reversion
                                       2005           2006        2007           2008
----------------------------------------------------------------------------------------------
Apt. Rents                          1,410,329     1,466,743     1,525,412       1,586,429
Rent/SF/Mo.                              0823         0.856         0.890           0.926
Other Income/Yr.                       28,186        29,313        30,486          31,705
                                    ---------     ---------     ---------      ----------
GROSS INCOME                        1,438,515     1,496,056     1,555,898       1,618,134

% VACANCY                               5.00%         5.00%         5.00%            5.00%
Vacancy Allowance                      71,926        74,803        77,795           80,907
                                     --------     ---------     ---------        ---------
Eff. Gross Income                   1,366,590     1,421,253     1,478,103        1,537,227

EXPENSES:
Real Estate Taxes                     131,383       136,638       142,103           147,788
Insurance                              35,179        36,586        38,050            39,572
Operating Expenses                    125,067       130,069       135,272           140,683
Utilities                             123,116       128,041       133,163           138,489
Repairs & Maintenance                  93,952        97,710       101,619           105,684
Contract Services                      42,994        44,713        46,502            48,362
Management Fee                         68,329        71,063        73,905            76,861
General & Administrative               28,186        29,313        30,486            31,705
Reserves                               47,374        49,268        51,239            53,289
                                    ---------     ---------      ---------        ---------
Total Expenses                        695,579       723,403       752,339           782,432
Per SF                                   4.87          5.07          5.27              5.48
Per Unit                                5,796         6,028         6,269             6,520
                                    ---------     ---------      --------         ---------
NET OPERATTNG INCOME                 $671,010      $697,851      $725,765          $754,795
                                     ========     =========      ========         =========
Per Sf                               $   4.70      $   4.89      $   5.08          $   5.29
Per Unit                             $  5,592      $  5,815      $  6,048          $  6,290
==============================================================================================

Capital Items:                       --------     ---------      --------          --------
                                      671,010       697,851       725,765           754,795
Cash Flow                            --------     ---------      --------          --------
                                     0.403883      0.360610      0.321973          1.000000
Present Value Factor       12.00%

Present Value Of Cash Flow            271,010       251,652       233,677           754,795

==============================================================
                               CASH FLOW SUMMARY

     CALENDAR YEAR     ANNUAL         12.00%        PV OF

     ENDING 12/31     CASH FLOW    NPV FACTOR     CASH FLOW
     ------------     ---------    ----------     ---------
         1998            $369,913      0.892857     $330,279

         1999             530,309      0.797194      422,759

         2000             551,521      0.711780      392,562

         2001             573,582      0.635518      364,522

         2002             596,526      0.567427      338,485

         2003             620,387      0.506631      314,307

         2004             645,202      0.452349      291,857

         2005             671,010      0.403883      271,010

         2006             697,851      0.360610      251,652

         2007             725,765      0.321973      233,677
                                                     -------

TOTAL NPV OF CASH FLOWS                           $3,211,109

Projected NOI - 11th Year                           $754,795

Terminal Capitalization Rate                          10.000%
                                                      ------

Estimated Value of Property at End of 10th Year   $7,547,951

Sales Cost                 4.00%                    (301,918)
                                                     -------

Value of Reversion at End of 10th Year            $7,246,033

Discount Factor           12.00%                    0.321973
                                                    --------

Present Value of Reversion                        $2,333,029

Sum of Present Values of Cash Flow                 3,211,109
                                                   ---------

MARKET VALUE AS OF DECEMBER 31, 1997              $5,544,138

                             (ROUNDED)            $5,540,000
                                                  ==========
==============================================================

CASH FLOW ASSUMPTIONS  .     Rents were based on an average rental rate of
                             approximately $0.613 per square foot per month.
                             During the projection period rents are expected to increase at 2 percent during 1997. Rents increase 4 percent in the second year of our analysis and each year thereafter.

                       . The subject property's current physical occupancy rate is 96.7 percent. The economic occupancy rate of nearly 90 percent as of December 1997 is near the estimated stabilized occupancy rate of 95.0 percent. It is our opinion that the subject should be capable of averaging 95.0 percent economic occupancy throughout the holding period of our cash flow analysis.

                       . Other income is increased at 4 percent per year after the first year of the cash flow.

                       . The property has been appraised based on a "resident pays utilities" status.

                       . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the ten-year projection period. Management expenses are based on a percentage of gross income and increase with occupancy and rental increases. Reserves are calculated at $0.25 per square foot or $300 per unit in the first year and also increase at 4 percent per year thereafter.

                       .     A discount rate of 12.0 percent was utilized.

                       . A terminal capitalization rate of 10.0 percent was felt reasonable.

                       . A sales cost of 4 percent of the reversionary value was estimated.

                       A cash flow analysis and summary for the subject beginning January 1, 1998 may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis as of December 31, 1997 via discounted cash flow method is

                            FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                            ($5,500,000)

==============================================================================================
                         DIRECT CAPITALIZATION

==============================================================================================
                                                          TOTAL        /UNIT         /SF
----------------------------------------------------------------------------------------------
Potential Gross Rental Income                          $1,071,734        $ 8,931    $ 7.51
Other Income                                               21,419            178      0.15
                                                       ----------        -------    ------

Potential Gross Income                                 $1,093,153        $ 9,110    $ 7.66
Less: Vacancy & Credit Loss @                5.00%         54,658            455      0.38
                                                       ----------        -------    ------

Effective Gross Income                                 $1,038,496        $ 8,654    $ 7.27


FIXED EXPENSES
--------------
Real Estate Taxes                                      $   99,840        $   832    $ 0.70
Insurance                                                  26,733            223      0.19
                                                       ----------        -------    ------
Total Fixed                                            $  126,573        $ 1,055    $ 0.89


VARIABLE EXPENSES
-----------------
Operating Expenses                                     $   95,040        $   792    $ 0.67
Utilities                                                  93,558            780      0.66
Repairs & Maintenance                                      71,396            595      0.50
Contract Services                                          32,672            272      0.23
Management Fee                               5.00%         51,925            433      0.36
General & Administrative                                   21,419            178      0.15
Reserves for Replacement                                   36,000            300      0.25
                                                       ----------  -------------    ------
Total Variable                                         $  402,010        $ 3,350    $ 2.82
Total Expenses                                         $  528,583        $ 4,405    $ 3.70
                                                       ----------  -------------    ------


Net Operating Income                                   $  509,913        $ 4,249    $ 3.57

Capitalization Rate                                          9.00%

Fee Simple Stabilized Market Value                     $5,665,695        $47,214    $39.68

Less:          Rent Loss Due to Lease Up                   19,735    164.4590615         0
               Capital Expenditures                       140,000          1,167      0.98
                                                       ----------  -------------    ------

LEASED FEE "AS IS" MARKET VALUE                        $5,505,960        $45,883    $38.56
ROUNDED                                                $5,510,000
                                                       ==========

==============================================================================================
                           RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
                           ---------------------------------------

                                                         Year 1       Year 2
                                                         ------       ------
                       Stabilized NOI                  $509,913     $509,913
                       Projected NOI                    488,796      530,309
                                                       --------     --------

                       Rent Loss                         21,117            0
                 7.00% PV Factor                       0.934579     0.873439
                                                       --------     --------

                       PV Income Loss                  $ 19,735     $      0
                       CUMULATIVE LOSS                              $ 19,735

==============================================================================================

DIRECT CAPITALIZATION         Direct capitalization is a method used to convert
                              a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                              The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 7.76 to 10.90 percent. The Korpacz investor survey previously quoted indicated an average desired going-in capitalization rate of 9.29 percent. Some weight in this analysis is given to the comparable market sales since these transactions best illustrate the behavior of investor/purchasers in this marketplace. Investors' greater aversion to risk in the market caused by the recent national recession and credit constriction indicates that the range of capitalization rates from the comparables, which sold prior to this phase in the economy may be optimistic. Therefore, from these findings an overall rate of 9.00 percent was chosen for application to the subject. This rate is 1.0 percentage point lower than the terminal capitalization rate utilized for the subject in the preceding discounted cash flow analysis. The direct capitalization method indicates a value of $5,500,000 and is shown on the facing page.

INCOME APPROACH
CONCLUSION                    DCF Method..............................$5,500,000
                              Direct Capitalization Method............$5,500,000

                              Consideration is given to both the discounted cash flow method and the direct capitalization approach. These have been rounded to the nearest ten thousand dollars, however, for purposes of the income approach conclusion, the value is rounded to the nearest fifty thousand.

                              From the above analysis provided by the Income Approach, we estimate the leased fee market value of the subject property on an "as is" all cash basis, as of December 31, 1997, to be

                                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                                  ($5,500,000)

                                RECONCILIATION
--------------------------------------------------------------------------------


                                 Sales Comparison Approach     $5,600,000
                                 Income Approach               $5,500,000

                     The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates the market activity based on the willing buyer/willing seller concept.

                     Eight recent sales, dating from May 1996 through August 1997 were utilized in the Sales Comparison Approach. Each is similar to the subject property in several characteristics including occupancy, location, age, construction quality, amenities, and/or condition. The data on the comparable sales was considered to be reasonably accurate and reliable. The methods of comparison utilized in this analysis were the net operating income per square foot and per unit and the effective gross rental multiplier
                     (EGRM) methods. These indicators rely on a comparison of income rather than physical attributes. Thus, adjustments for physical factors are not necessary as economics are the common denominator. A final market value estimate for the subject was made based on the analysis presented in the Sales Comparison Approach.

                     The Income Approach attempts to measure investment qualities of the property. Based on actual rents in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data from nearby similar properties, were considered to be adequate. Because the Income Approach deals directly with income streams, we believe it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate.

                     In the Income Approach, comparable properties from the subject's Southside Boulevard area were utilized when deriving the subject property's economic market rents and projected expenses. The Sales Comparison Approach also contains sales from similar areas on the city's south and southeast sides. For this reasoning, both the Sales Comparison and Income Approaches are emphasized in the final analysis with greater emphasis on the Income Approach.

                     Therefore, it is our opinion that the market value of the leased fee estate of the subject property on an "as is" all cash basis, as of December 31, 1997, is

                               FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                            ($5,500,000)

                          THE LINKS AT WINDSOR PARKE
--------------------------------------------------------------------------------


                             [PHOTOS APPEARS HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION

Job Number               97-075
Project Name             The Links at Windsor Park
Address                  13700 Sutton Park Drive North
City/County/State        Jacksonville, Florida

TRANSACTION DATA

Sale Date                08/97
Grantor (Seller)         Windsor Park Apartments, Ltd.
Grantee (Buyer)          Rancho Bernardo Corporate Center
Recorded Document        8726-846
Sale Price               $20,500,000
Occupancy                95%
Sale Price per Unit      $73,214
Sale Price per SF        $69.11
Capitalization Rate      8.56%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA

Potential Gross Income             $ 2,767,693
Vacancy/Collection Loss              ($138,385)
Effective Gross Income             $ 2,629,308
Operating Expenses                 $  (874,508)
Net Operating Income               $ 1,754,800

PROPERTY DESCRIPTION

Year Built               1995
Number of Stories        2 and 3
Number of Units          280
Number of Bedrooms       NA
Net Rentable Area        296,616 SF
Average Unit Size        1,059 SF
Land Area                23.36 acres
Unit Density             11.98 Units per Acre
Property Condition       Excellent
Parking (type)           Open
Construction Type        Wood frame/Wood Siding/Stucco

Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments:                Was completed in early 1995 and was in excellent
                         condition at time of sale. Complex amenities include security fencing with remote entry gate, swimming pool, sun deck, tennis courts, clubhouse with fitness center, playground, and amenity lake with partial frontage along golf course fairways. Units have installation alarms, washer/dryer, appliances ceiling fans, window coverings, and built-in bookcases.

                                   SAN PABLO
--------------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2


PROPERTY IDENTIFICATION

Job Number               97-075
Project Name             San Pablo
Address                  14401 Jose Vedra Blvd..
City/County/State        Jacksonville, Florida

TRANSACTION DATA

Sale Date                06/97
Grantor (Seller)         N/A
Grantee (Buyer)          N/A
Recorded Document        N/A
Sale Price               $5,350,000
Occupancy                90%
Sale Price per Unit      $26,750
Sale Price per SF        $28.96
Capitalization Rate      10.8%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA

Potential Gross Income             $1,302,800
Vacancy/Collection Loss             ($130,280)
Effective Gross Income             $1,172,520
Operating Expenses                  ($589,370)
Net Operating Income                 $583,150

PROPERTY DESCRIPTION

Year Built               1974
Number of Stories        2
Number of Units          200
Number of Bedrooms       350
Net Rentable Area        184,750
Average Unit Size        924 SF
Land Area                14.24 acres
Unit Density             14.04 Units per Acre
Property Condition       Average
Parking (type)           Open parking
Construction Type        Concrete block with masonry and wood veneer


Confirmed With           David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed           11/18/97
Comments                 San Pablo Apartments needed new plumbing system, wood
                         replacement, some roof replacement and other repairs at time of sale. The property has tennis courts, basketball courts, full size pool, and playground.
                         Expenses do not include reserves.

                                HUNTER'S RIDGE
--------------------------------------------------------------------------------



                            [PICTURES APPEARS HERE]

                          COMPARABLE APARTMENT SALE 3


PROPERTY IDENTIFICATION

Job Number               97-075
Project Name             Hunter's Ridge (previously Oaks at Deerwood)
Address                  10100 Baymeadows Road
City/County/State        Jacksonville, Florida



TRANSACTION DATA

Sale Date                05/97
Grantor (Seller)         Oaks at Baymeadows II Associates, Ltd.
Grantee (Buyer)          Mid-America Apartments of Duval, L.P.
Recorded Document        8653-596
Sale Price               $15,200,000
Occupancy                92%
Sale Price per Unit      $45,238
Sale Price per SF        $51.54
Capitalization Rate      7.76%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA

Potential Gross Income             $2,451,409
Vacancy/Collection Loss             ($196,113)
Effective Gross Income             $2,255,296
Operating Expenses                 $1,075,776
Net Operating Income               $1,179,520



PROPERTY DESCRIPTION

Year Built               1987
Number of Stories        2 and 3
Number of Units          336
Number of Bedrooms       NA
Net Rentable Area        294,888 SF
Average Unit Size        878 SF
Land Area                34.70 acres
Unit Density             9.68 Units per Acre
Property Condition       Average
Parking (type)           Open parking
Construction Type        Wood frame/Wood Siding/Shingle roof


Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments                 Property had a name change after the sale and is now
                         known as Hunter's Ridge. Clubhouse has a tile roof covering and entry is paved with brick pavers. Well landscaped and treed. Amenities include a pool with hot tub, tennis courts, fitness facility in clubhouse, car care center, racquet ball/volleyball court, outdoor storage for each unit, mini-blinds, and washer/dryer connections.

                                  WOODHOLLOW
--------------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 4


PROPERTY IDENTIFICATION

Job Number               97-075
Project Name             Woodhollow Apartments
Address                  1715 Hodges Blvd.
City/County/State        Jacksonville, Florida

TRANSACTION DATA

Sale Date                04/97
Grantor (Seller)         Woodhollow, LP
Grantee (Buyer)          Mid-America Apartments, LP
Recorded Document        8590-2406
Sale Price               $16,700,000
Occupancy                94%
Sale Price per Unit      $37,111
Sale Price per SF        $48.99
Capitalization Rate      9.60%

TERMS OF SALE            Cash to mortgage of $10,350,000 @ 7.5%
                         Due in 7 years, based on 25 amortization schedule

INCOME/EXPENSE DATA

Potential Gross Income             $3,245,490
Vacancy/Collection Loss             ($194,729)
Effective Gross Income             $3,050,761
Operating Expenses                ($1,447,561)
Net Operating Income               $1,603,200


PROPERTY DESCRIPTION

Year Built               1986
Number of Stories        2
Number of Units          450
Number of Bedrooms       690
Net Rentable Area        342,162 SF
Average Unit Size        760 SF
Land Area                38.65 acres
Unit Density             11.6 Units per Acre
Property Condition       Average Plus
Parking (type)           Open parking
Construction Type        Wood frame


Confirmed With           David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed           11/18/97
Comments                 The cap rate does not include a deduction for reserves.
                         Amenities are a 6-acre lake, olympic size pool with large cool deck, jacuzzi, 2 tennis courts, 2 volleyball courts, BBQ and picnic areas, large playground, and a gated boat storage.

                           THE COURTS AT PONTE VEDRA
--------------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 5


PROPERTY IDENTIFICATION

Job Number               97-075
Project Name             The Courts at Ponte Verdra
Address                  101 Vera Cruz Drive
City/County/State        Ponte Vedra Beach, FL

TRANSACTION DATA

Sale Date                01/97
Grantor (Seller)         Windsor Apartments, L.P.
Grantee (Buyer)          Metropolitan Life Insurance Corporation
Recorded Document        01220-01824
Sale Price               $19,000,000
Occupancy                95%
Sale Price per Unit      $75,099
Sale Price per SF        $75.12
Capitalization Rate      8.34%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA

Potential Gross Income             $2,734,426
Vacancy/Collection Loss             ($136,721)
Effective Gross Income             $2,597,705
Operating Expenses                ($1,013,105)
Net Operating Income               $1,584,600



PROPERTY DESCRIPTION

Year Built               1996
Number of Stories        3
Number of Units          253
Number of Bedrooms       N/A
Net Rentable Area        252,916 SF
Average Unit Size        1,000 SF
Land Area                9.23 acres
Unit Density             27.41 Units per Acre
Property Condition       Excellent
Parking (type)           Open parking
Construction Type        Wood frame/Masonry/Stucco


Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments                 Built in late 1996 and sold on 95% proforma. Leasing
                         was ahead of schedule at time of sale. Complex was in excellent condition. Property had very attractive architectural design features at windows and roof lines. Amenities include security gate entry, fountain, brick pavers, lap pool, heated spa, and clubhouse with business center. Property had higher unit density than most projects in Ponte Vedra.

                        THE HUNTINGTON AT HIDDEN MILLS
--------------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 6


PROPERTY IDENTIFICATION

Job Number               97-071
Project Name             The Huntington at Hidden Mills (formerly Cozumel)
Address                  3333 Monument Road
Location                 East side of Monument Road, north of SR 10 (Atlantic
                         Blvd.)
City/County/State        Jacksonville, Duval, Florida

TRANSACTION DATA

Date of Sale             8/8/96
Grantor (Seller)         Private Syndication
Grantee (Buyer)          Walden Residential
Recorded Document        NA
Sale Price               $7,225,000
Occupancy                98%
Sale Price per Unit      $32,254.46
Sale Price per SF        $40.26


TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income             $1,356,839
Vacancy/Collection Loss    2.8%       $37,991
Effective Gross Income             $1,318,848
Operating Expenses                   $628,166
Net Operating Income                 $690,682


PHYSICAL DATA

Year Built               1986
Number of Stories        2-3
Number of Units          224
Number of Bedrooms       376
Net Rentable Area        179,476 SF
Average Unit Size        801 SF
Land Area                14.92 acres
Unit Density             15
Property Condition       Average
Parking (type)           Asphalt, open
Construction Type        Stucco/wood siding with composition roofs


Confirmed With           Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed           10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                 Price adjusted upward by $350,000 for required re-
                         plumbing and was a credit given by the seller.


                         The net operating income (NOI) does not include an allowance for reserve for replacement expenses.

                                  THE ANTLERS
--------------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7


PROPERTY IDENTIFICATION

Job Number               97-071
Project Name             The Antlers
Address                  8433 Southside Blvd.
Location                 East side of Southside Blvd., south of J. Turner Butler
                         Blvd.
City/County/State        Jacksonville, Duval, Florida

TRANSACTION DATA

Grantor (Seller)         Balcor
Grantee (Buyer)          United Dominion Real Estate
Date of Sale             5/29/96
Sale Price               $15,000,000
Occupancy                97%
Terms of Sale            Cash
Sale Price per Unit      $37,500.00
Sale Price per SF        $45.77

TERMS OF SALE            Cash


INCOME/EXPENSE DATA

Potential Gross Income             $2,752,915
Vacancy/Collection Loss 3.2%          $88,093
Effective Gross Income             $2,664,822
Operating Expenses                 $1,140,493
Net Operating Income               $1,524,329


PHYSICAL DATA

Year Built               1985
Number of Stories        2-3
Number of Units          400
Number of Bedrooms       504
Site Area                42.51 acre(s)
Net Rentable Area        327,728 SF
Average Unit Size        819 SF
Land Area                42.51 acres
Unit Density             9.4
Property Condition       Average
Parking (type)           Asphalt, open
Construction Type        Stucco/Wood siding with composition roofs


Confirmed With           Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed           10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                 The net operating income (NOI) does not include an
                         allowance for reserve for replacement expenses.

                                 WESTLAND PARK
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8



PROPERTY IDENTIFICATION

Job Number               97-071
Project Name             Westland Park
Address                  6710 Collins Road
Location                 North side of Collins Road, north of I-295
City/County/State        Jacksonville, Duval, Florida


TRANSACTION DATA

Grantor (Seller)         Vestcor
Grantee (Buyer)          United Dominion Real Estate
Sale Date                5/9/96
Sale Price               $16,950,060
Occupancy                97%
Terms of Sale            Cash
Sale Price per Unit      $41,852.00
Sale Price per SF        $42.06

TERMS OF SALE            Cash


INCOME/EXPENSE DATA

Potential Gross Income             $2,929,883
Vacancy/Collection Loss 3.7%       $  108,406
Effective Gross Income             $2,821,477
Operating Expenses                 $1,104,247
Net Operating Income               $1,717,230


PHYSICAL DATA

Year Built               1989
Number of Stories        2-3
Number of Units          405
Number of Bedrooms       723
Net Rentable Area        403,010 SF
Average Unit Size        995 SF
Land Area                27.17
Unit Density             14.9
Property Condition       Average
Parking (type)           Asphalt, open
Construction Type        Stucco/Wood siding with composition roofs


Confirmed With           Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed           10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                 The net operating income (NOI) does not include an
                         allowance for reserve for replacement expenses.

                                   DEERBROOK
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1




PROPERTY IDENTIFICATION

Project No.                   97-075
Name of Project:              Deerbrook
Street Address:               8025 Baymeadows Circle East
City/State:                   Jacksonville, Florida



PROPERTY DESCRIPTION

Year Built/Renovated:         1987
Number of Buildings:          NA
Number of Stories:            2
Number of Units:              144
Net Rentable Area (SF):       175,064
Average Unit Size (SF):       1,216
Parking Surface:              Asphalt
Parking Spaces:               Open parking
Type of Construction:         Wood frame with stucco and horizontal wood siding
                              and composition shingle roof
Unit Mix:

                                 TOTAL          UNIT           SIZE      MONTHLY          MONTHLY
                                 UNITS          TYPE           (SF)        RENT            RENT/SF
                              -----------------------------------------------------------------------
                                  40          lBR/l.5BA         875       $645-660       $0.737-0.754
                                  40           2BR/2BA        1,206        745-770        0.618-0.638
                                  40          2BR/2.5BA/TH    1,356        775-790        0.572-0.583
                                  24           3BR/3BA/TH     1,566        935-950        0.597-0.607

Unit Amenities:               Fireplaces, microwave ovens, cove lighting in
                              kitchen, washer/dryer connections, some wet bars, ceiling fans, vertical blinds, smoke detectors, vaulted ceilings, screened porches.

Project Amenities:            Patios/balconies, golf course and lake views,
                              weight room, swimming pool, party pavilion, 24-hour maintenance, outside storage

ECONOMIC DATA

Percent Occupied:             93%
Avg. Monthly Rent/SF of NRA:  $0.63 Ave.
Electricity Paid By:          Tenant
Length of Lease:              7 to 12 months
Security Deposit:             $250
Pets Allowed/Deposit:         Yes; $300 nonrefundable

Confirmed With:               On-site management and ConAm's comparable survey
Date Confirmed:               December 1997 Stevan N. Bach, Bach Realty
                              Advisors, Inc.


Remarks: Washer/dryer rentals at $30/month, lake views are an added $10/month, and golf course views are $15/month.

                                  ROYAL OAKS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY IDENTIFICATION

Project No.                        97-075
Name of Project:                   Royal Oaks Apartments
Street Address:                    10023 Belle Rive Boulevard
City/State:                        Jacksonville, Florida


PROPERTY DESCRIPTION

Year Built/Renovated:              1990
Number of Buildings:               15
Number of Stories:                 2-3
Number of Units:                   284
Net Rentable Area (SF):            264,280
Average Unit Size (SF):            931
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking
Type of Construction:              Stucco walls with tile roofs


Unit Mix:

                                        TOTAL     UNIT     SIZE   MONTHLY     MONTHLY
                                        UNITS     TYPE     (SF)    RENT       RENT/SF
                                   --------------------------------------------------------
                                        48        1BR/1BA    675   $555-595    $0.822-0.852
                                        72        1BR/1BA    780    595-615     0.763-0.788
                                        36        1BR/1BA    970    675-695     0.696-0.716
                                       128        2BR/2BA  1,100    715-735     0.650-0.668

Unit Amenities:                    Dishwashers, garbage disposals, washer/dryer
                                   in units, miniblinds, fireplaces, outdoor utility closets, patio/balconies, burglar alarms

Project Amenities:                 1 swimming pool, 1 tennis court, 1
                                   racquetball court, jacuzzi, exercise/weight room, clubroom, lake, volleyball court


ECONOMIC DATA

Percent Occupied:                  94%
Avg. Monthly Rent/SF of NRA:       $0.714
Electricity Paid By:               Tenant
Length of Lease:                   7 to 12 months
Security Deposit:                  $250
Pets Allowed/Deposit:              Yes; $300-$405 nonrefundable


Confirmed With:                    On-site management and ConAm's comparable
                                   survey
Date Confirmed:                    December 1997 Stevan N. Bach, Bach Realty
                                   Advisors, Inc.


Remarks: Differences in rental rates for each individual floor plan are due to an additional $20 per month for a third floor location. The project also offers furnished corporate units.

                                SOUTHERN PINES
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3


PROPERTY IDENTIFICATION

Project No.                        97-075
Name of Project:                   Southern Pines
Street Address:                    10010 Belle Rive Boulevard East
City/State:                        Jacksonville, Florida


PROPERTY DESCRIPTION

Year Built/Renovated:              1989
Number of Buildings:               NA
Number of Stories:                 2
Number of Units:                   200
Net Rentable Area (SF):            194,500
Average Unit Size (SF):            973
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking and garages
Type of Construction:              Wood frame/stucco with tile roofs

Unit Mix:

                                             TOTAL         UNIT          SIZE        MONTHLY        MONTHLY
                                             UNITS         TYPE          (SF)          RENT         RENT/SF
                                         -----------------------------------------------------------------------
                                              60          lBR/lBA        750         $670-710       $0.893-0.947
                                             120          2BR/2BA      1,040          805-835        0.774-0.803
                                              20          3BR/2BA      1,235          940-960        0.761-0.777

Unit Amenities:                    Washer/dryer, fireplaces, ceiling fans,
                                   vaulted ceilings, microwaves, and oversized screened patios.

Project Amenities:                 Clubhouse, fitness center, garages with
                                   automatic openers, pool and spa, lighted tennis court, and car wash

ECONOMIC DATA

Percent Occupied:                  92%
Avg. Monthly Rent/SF of NRA:       $0.816
Electricity Paid By:               Tenant
Length of Lease:                   7 to 12 months
Security Deposit:                  $200
Pets Allowed/Deposit:              Yes; $350 nonrefundable


Confirmed With:                    On-site management and ConAm's comparable
                                   survey
Date Confirmed:                    December 1997 Stevan N. Bach, Bach Realty
                                   Advisors, Inc.



Remarks: Extra monthly charges for lake views and garages are $20 and $75 respectively.

                                  THE RESERVE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4




PROPERTY IDENTIFICATION

Project No.                   97-075
Name of Project:              The Reserve (at Deerwood)
Street Address:               7632 Southside Boulevard
City/State:                   Jacksonville, Florida


PROPERTY DESCRIPTION

Year Built/Renovated:         1984/1997
Number of Buildings:          NA
Number of Stories:            1
Number of Units:              226
Net Rentable Area (SF):       242,876
Average Unit Size (SF):       1,075
Parking Surface:              Asphalt
Parking Spaces:               Open parking
Type of Construction:         Wood frame with horizontal wood siding and gable
                              composition shingle roof.

Unit Mix:

                                TOTAL        UNIT       SIZE      MONTHLY      MONTHLY
                                UNITS        TYPE       (SF)       RENT        RENT/SF
                              -----------------------------------------------------------
                                  54       1BR/1BA       808       $655        $0.811
                                  28       2BR/1BA     1,034        755         0.730
                                  58       2BR/2BA     1,093        795         0.727
                                  46      2BR/2BA/TH   1,143        815         0.713
                                  40      3BR/2BA/TH   1,358        975         0.718

Unit Amenities:               Flats and town homes, intrusion alarms, 9 ft.
                              vaulted ceilings, washer/dryer, fireplaces, microwaves, self-cleaning ovens, ceiling fans, vertical mini blinds, private patios.

Project Amenities:            Restricted gate access, clubhouse with exercise
                              room, interior racquet ball court, business center, oversized pool with jacuzzi, lighted tennis court, basketball court, sand volleyball area, BBQ area, billiards room.

ECONOMIC DATA

Percent Occupied:             92%
Avg. Monthly Rent/SF of NRA:  $0.737
Electricity Paid By:          Tenant
Length of Lease:              7 to 12 months
Security Deposit:             $250 of which $200 is refundable
Pets Allowed/Deposit:         Yes; $300 nonrefundable


Confirmed With:               On-site management and ConAm's comparable survey
Date Confirmed:               December 1997 Stevan N. Bach, Bach Realty
                              Advisors, Inc.


Remarks: Resident pays water/sewer and places a $30 refundable deposit. Business Center has library with personal computer, fax machine, copier, and typewriter.

STREET PARCEL - Together with the following described easement for ingress,
-------------
egress, drainage and utilities.

          A tract of land, in Section 24, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida. Said tract being more particularly described as follows:

          For point of reference, commence at the point of intersection of the Northerly right of way line of Baymeadows Road (a 100-foot right of way, as now established) with the Westerly right of way line of Southside Boulevard (State Road No. 115, a 300-foot right of way, as now established), and run N-0 degrees 01' 50"W., along said Westerly right of way line, a distance of 4,395.00 feet to a point of curvature for point of beginning.

          From the point of beginning thus described, run a distance of 39.27 feet, along the arc of a curve, concave Southwesterly, and having a radius of
25.00 feet, a chord distance of 35.36 feet to the point of tangency of said curve, the bearing of the aforementioned chord being N-45 degrees 01' 50"W.; run thence S-89 degrees 58' 10"W, a distance of 146.66 feet to a point of curvature; run thence a distance of 60.35 feet, along the arc of a curve, concave Southeasterly, and having a radius of 182.00 feet, a chord distance of 60.08 feet to the point of tangency of said curve, the bearing of the aforementioned chord being S-80 degrees 28 '10"W.; run thence S-70 degrees 58' 10"W. a distance of 540.57 feet to a point of curvature; run thence a distance of 203.35 feet, along the arc of a curve, concave Northeasterly, and having a radius of 274.14 feet, a chord distance of 198.72 feet to a point of reverse curvature, the bearing of the aforementioned chord being N-87 degrees 46' 50"W.; run thence a distance of 50.41 feet, along the arc of a curve, concave Southeasterly, and having a radius of 50.00 feet, a chord distance of 48.30 feet to a point of reverse curvature, the bearing of the aforementioned chord being S-84 degrees 35' 06"W.; run thence a distance of 515.81 feet, along the arc of a curve, concave Northwesterly, and having a radius of 100.00 feet, a chord distance of
106.67 feet to a point of

[STAMP APPEARS HERE]

                               Page 4 of 5 Pages
reverse curvature, the bearing of the aforementioned chord being 11-23 degrees 28' 10"E.; run thence a distance of 50.41 feet, along the arc of a curve, concave Northeasterly, and having a radius of 50.00 feet, a chord distance of
48.30 feet to a point of reverse curvature, the bearing of the aforementioned chord being S-37 degrees 38'46"E.; run thence a distance of 158.84 feet, along the arc of a curve, concave Northerly, and having a radius of 214.14 feet, a chord distance of 155.23 feet to the point of tangency of said curve, the bearing of the aforementioned chord being S-87 degrees 46' 50"E.; run thence N-70 degrees 58' 10"E. a distance of 663.77 feet to a point of curvature; run thence a distance of 79.59 feet, along the arc of a curve, concave Southeasterly, and having a radius of 240.00 feet, a chord distance of 79.22 feet to a point of tangency, the bearing of the aforementioned chord being N-80 degrees 28' 10"E.; run thence N-89 degrees 58' 10"E. a distance of 30.83 feet to a point of curvature; run thence a distance of 39.27 feet, along the arc of a curve, concave Northwesterly and having a radius of 25.00 feet, a chord distance of 35.36 feet to the point of tangency of said curve with the Westerly right of way line of aforementioned Southside Boulevard, the bearing of the aforementioned chord being N-44 degrees 58' 10"E.; run thence S-0 degrees 01' 50"E., along said Westerly right of way line, a distance of 150.00 feet to the point of beginning. The land thus described contains 2.2422 acres, more or less.

                             [STAMPS APPEARS HERE]

                               Page 5 of 5 Pages

================================================================================




                           COMPLETE, SELF-CONTAINED
                                   VALUATION


                                      OF



                    VILLAGE AT THE FOOTHILLS I APARTMENTS
                           7333 NORTH MONA LISA ROAD
                                TUCSON, ARIZONA



                                      FOR



                       HUTTON/CON AM REALTY INVESTORS 2
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                     AS OF


                               DECEMBER 31, 1997




                                      BY



                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010


                                  BRA: 97-079




================================================================================

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

         Letter of Transmittal............................................  1
         Assumptions and Limiting Conditions..............................  2
         Certification....................................................  4
         Salient Facts and Conclusions....................................  6
         Nature of the Assignment.........................................  7
         City/Neighborhood Analysis.......................................  9
         Apartment Market Analysis........................................ 13
         Site Analysis.................................................... 18
         Improvements..................................................... 21
         Highest and Best Use............................................. 24
         Appraisal Procedures............................................. 27
         Sales Comparison Approach........................................ 29
         Income Approach.................................................. 33
         Reconciliation................................................... 42

                                    ADDENDA

                               Rent Comparables
                           Improved Sale Comparables
                          Professional Qualifications

                                                          B.A.C.H
                                                    Realty Advisors, Inc.
                                            Appraisal, Consultation & Litigation


March 17, 1998


Hutton/Con Am Realty Investors 2
1764 San Diego Avenue
San Diego, California 92110


Re: A Complete, Self-Contained Appraisal of Village at the Foothills I Apartments, Tucson, Arizona; BRA: 97-079


Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997 and for purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Tucson and subject area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is' basis, as of December 31, 1997 is in the sum of


                   TWO MILLION FOUR HUNDRED THOUSAND DOLLARS
                                 ($2,400,000)


There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.


/s/ Stevan N. Bach

Stevan N. Bach, MAI
President and Chief Executive Officer


                                                            Four Houston Center
                                                          1221 Lamar, Suite 1325
                                                             Houston, TX 77010
                                                               (713) 739-0200
                                                            Fax (713) 739-0208

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                    The certification of this complete, self-contained appraisal is subject to the following assumptions and limiting conditions.

                     1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                     2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                     3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                     4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                     5. That a survey of the property has not been made by the appraiser.

                     6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                     7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                     8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                     9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                     10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                     11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                    12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                    13.  Bach Realty Advisors, Inc. is not an expert as to
                         -------------------------------------------------
                         asbestos and will not take any responsibility for its
                         -----------------------------------------------------
                         existence or the existence of other hazardous materials
                         -------------------------------------------------------
                         at the subject property, analysis for EPA standards,
                         ----------------------------------------------------
                         its removal, and/or its encapsulation. If the reader of
                         -------------------------------------------------------
                         this report and/or any entity or person relying on the
                         ------------------------------------------------------
                         valuations in this report wishes to know the exact or
                         -----------------------------------------------------
                         detailed existence (if any) of asbestos or other toxic
                         ------------------------------------------------------
                         or hazardous waste at the subject property, then we not
                         -------------------------------------------------------
                         only recommend, but state unequivocally that they
                         -------------------------------------------------
                         should obtain an independent study and analysis
                         -----------------------------------------------
                         (including costs to cure such environmental problems)
                         -----------------------------------------------------
                         of asbestos or other toxic and hazardous waste.
                         -----------------------------------------------

                    14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraisers. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                    The undersigned does hereby certify to the best of my knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:


                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MIA has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997, is $2,400,000.


                         /s/ Stevan N. Bach
                         -----------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:               Village at the Foothills I Apartments
                              7333 North Mona Lisa Road
                              Tucson, Arizona

Location:                     West side of North Mona Lisa Road just north of
                              Ina Road

BRA:                          97-079

Legal Description:            Irregular parcel in northeasterly portion of the
                              southeast quarter of the southwest quarter of and a portion of the west half of the southwest quarter of the southeast quarter lying west of Mona Lisa Road containing 4.8 acres in Section 33-
                              12-13, Pima County, Arizona

Land Size:                    4.8 acres or 209,088 square feet

Building Area:                58,018 square feet of net rentable area

Year Built:                   1986

Unit Mix:                     16  1BR/1BA at 780 square feet
                              18  2BR/2BA at 1,081 square feet
                               6  2BR/2BA at 1,190 square feet
                              20  1BR/1BA at 947 square feet

No. of Units:                 60

Average Unit Size:            967 square feet

Physical Occupancy:           88 percent

Economic Occupancy:           86 percent

Highest and Best Use
 As Vacant:                   Multifamily
 As Improved:                 Multifamily

Date of Value:                December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:   $2,300,000

"As Is" Market Value by
 Income Approach:             $2,400,000

"As Is" Market Value
 Conclusion:                  $2,400,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL           The purpose of this complete, self-contained appraisal is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY        The subject property contains seven 2-story apartment
                    buildings with 60 units and a total net rentable area of 58,018 square feet. It was constructed in 1986 on 4.8 acres.
                    It is identified as the Village at the Foothills I
                    Apartments located at 7333 North Mona Lisa Road. The complex is situated along the west side of North Mona Lisa Road, just north of Ina Road in Tucson, Arizona.

DATE OF THE
APPRAISAL           All opinions of value expressed in this report reflect
                    physical and economic conditions prevailing as of December
                    31, 1997 which are assumed to be the same as of our most recent inspection date of December 1997.

DEFINITION OF
SIGNIFICANT TERMS   The Appraisal of Real Estate, Eleventh Edition, 1996,
                    ----------------------------
                    sponsored by the Appraisal Institute defines Market Value as:


                         "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:


                         (1)  Buyer and seller are typically motivated;

                         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                         (3) A reasonable time is allowed for exposure in the open market;

                         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                    It is our opinion that a reasonable time period to sell the subject property is six months to one year and this is
                                        ----------------------
                    consistent with current market conditions. A sale earlier than six months to one year may represent a value other than market value and is reasonably believed to be a value less than our market value stated within our appraisal report.


                    Leased Fee Estate/1/ - An ownership interest held by a
                    --------------------
                    landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL           IT is the understanding of the appraisers that the function of this appraisal is for annual partnership and/or internal reporting purposes.

PROPERTY RIGHTS
APPRAISED           The appraisers have appraised the "as is" leased fee
                    interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY  According to the Pima County records, the current owner of record is Hutton/Con Am Realty Investors 2. No sale or listing of the subject property is believed to have occurred over the past three years.

SCOPE/BASIS OF
THE APPRAISAL       This appraisal has been made in accordance with accepted
                    techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                    Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not utilized in our analysis due to the age of the property since depreciation is difficult to accurately measure in older properties.
                    Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                    The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraisers conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.


_________________________

   /1/ The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
   -------------------------------------------

               [AREA MAP OF TUCSON ARTERIAL STREETS APPEAR HERE]

                          CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                    The Tucson Metropolitan Area (TMA) encompasses approximately 495 square miles and is located 63 miles north of Mexico and 115 miles southeast of Phoenix. Tucson is the county seat of Pima County and includes four incorporated areas and two Indian reservations. The county is generally separated into the foothills and the flatlands topographical regions. The foothills contain the resorts and more prestigious residential areas, with higher housing prices and higher household incomes. The flatlands contain a more diverse residential population and most of the major employment centers. The geographic boundaries of the TMA are defined by five mountain ranges: the Santa Catalina, Rincon, Santa Rita, Tucson, and Tortolita. The Santa Cruz, Rillito, and Pantano are the three major rivers or washes that traverse the Tucson area.

                    The major transportation arteries in the Tucson area are Interstate Highway 10 and Interstate Highway 19. Interstate Highway 10 is the major highway linking the southwestern United States from El Paso to Los Angeles, and flows in a northwest/southeast direction in the Tucson area. Interstate Highway 19 branches south from Interstate Highway 10 near the traditional downtown and serves the southwestern part of the community. The Tucson International Airport services 13 domestic and international airlines and Amtrak provides passenger rail transportation to the city.

LIVABILITY          Tucson is in the Sonoran Desert region located in southern
                    Arizona and northern Mexico and is 2,389 feet above sea level. This arid climate produces an average annual rainfall of approximately 11 inches. The three main rivers or washes in the area are dry for the majority of the year and in the summer rainy season collect more than half of the annual rainfall. The average daytime temperature is 82 degrees and the average humidity level is 25 percent. The sunny, dry climate of this area is largely responsible for the population growth over the past twenty years and Tucson has emerged as a popular vacation and tourist destination. Three major resorts are located in the foothills of the mountains around Tucson and there are a number of other smaller resorts, guest ranches, and hotels, which offer year round vacation and recreation facilities. There are more than 30 private and semiprivate golf courses in the area as well as more than 30 private and public tennis facilities.

                    The University of Arizona dominates the field of higher education with a current enrollment of approximately 40,000 students. The University operates 7 colleges, 5 schools, 114 departments, and a medical school/center and is acknowledged as a leader in studies of optical sciences, electronics, scientific instrumentation, and astronomy. Other institutions of higher education in the area are the Pima Community College and the University of Phoenix (private).

POPULATION          Tucson is the second largest city in Arizona, following
                    Phoenix. Tucson is located in Pima County or the Tucson
                    Metropolitan Area, which has shown strong population growth.
                    In 1980, the estimated population for Pima County was 527,289. This grew at an average annual compound rate of 2.4 percent to 668,501 in 1990. Since 1990 the population has also grown at an average annual compound rate of 2.5 percent to 794,933 in 1997. The Pima
                    Association of Governments projects the population to grow to 846,000 by the year 2000 and to over 1 million by the year 2010. This would represent an average annual compound growth rate of about 1.8 percent.

ECONOMY The economic base of the TMA is heavily oriented toward governmental and educational employment. The U.S. Army Fort Huachuca and the University of Arizona are reported to be the two largest employers with 11,193 and 10,311 employees, respectively. Other substantial government employers include the State of Arizona, Davis-Monthan Air Force Base, Tucson Unified School District, Pima County, and the City of Tucson. During the military cutbacks several years ago, the Davis-Monthan Air Force Base was expected to suffer huge losses however, employment at the base actually increased. Manufacturing employment in metropolitan Tucson has more than doubled in the past ten years. This growth is due to the increase of high technology manufacturers locating and expanding in Pima County. These manufacturers include AlliedSignal, Weiser Lock, 3M, Burr-Brown, Environmental Air Products, Inc., Krueger Industries, Inc., and Hughes Missile Company. Hughes Missile Systems and BHP Copper Company are the largest private sector employers. In January 1997 it was announced that Hughes Corporation had been purchased by Raytheon, one of the largest defense contractors in the nation. It is expected that the Hughes operation will increase their engineering employment in Tucson as a result of the acquisition. Another positive impact on the local economy has been Allied Signal's decision to not only remain in Tucson, but to expand their operations. Another area of growth for the local economy is the increase in tourism. According to the Tucson Planning Department, approximately one in four new jobs in the TMA is positively affected by tourism. The following summarizes the Tucson Metropolitan Area Employment as of September 1997.

                    Total Employment                                            365,000
                    Total Wage and Salary Employment                            314,600
                         Manufacturing                                           29,800
                              Durable                                            23,900
                              Non-durable                                         5,900
                              Mining                                              2,300
                         Contract Construction                                   19,300
                         Transport., Communications and Public Utilities         13,500
                         Finance, Insurance and Real Estate                      12,800
                         Trade                                                   68,400
                              Wholesale                                          10,500
                              Retail                                             57,900
                         Services                                               100,200
                         Government                                              68,300
                    Total Civilian Labor Force                                  378,300
                    Unemployment Rate (Seasonally Adjusted)                         3.2%

                        [NEIGHBORHOOD MAP APPEARS HERE]

ECONOMIC OUTLOOK    Over the past few years, Tucson's economy has been mixed.
                    Citywide, job growth fell off in the late 1980's and early
                    1990's and the unemployment rate began to creep up. However, since 1995 this trend appears to have subsided. The unemployment rate has decreased from 3.6 percent in March
                    1995 to 3.2 percent in September 1997. It is important to note that the Davis-Monthan Air Force base was not included on the Base Realignment and Closure Commission's list.
                    However, in recent years there has been a closing of Lockheed Aeromod, which was reportedly, offset somewhat by the expansions at Gates Learjet. Both the City of Tucson and Pima County are actively seeking new employees to relocate to the area. The Tucson Economic Development Corporation reports that over 6,000 new jobs could be added to Tucson due to the entrance of new companies.

                    Moderate and steady growth is projected for the Tucson economy in the coming year. Population and job growth is expected to increase. Single family home-building and sales activity has improved over the last two years. The multi-family home market experienced it's first growth since recovery from the overbuilding of the 1980's. However, caution is warranted in order to not recreate the same scenario of oversupply. Renewed consumer confidence, along with the decline in mortgage interest rates are the primary factors behind the strong sales performance. The commercial sector continues to exhibit oversupply in all sectors, retail, industrial, and office. However, with little new, construction taking place all markets are improving and equilibrium is forecasted within approximately two years.

                    Tucson's long-range outlook is optimistic due to its diversified economic base featuring industry sectors expected to prosper over time, a growing tourism industry, and expanding service sector. This coupled with the relative affordability of real estate compared with either east or west coast is expected to continue to lure employers/employees as well as retirement in-migration.

NEIGHBORHOOD        The subject is situated in the northwest portion of Tucson.
                    It is about 10 miles north of the Central Business District
                    (CBD). More specifically, it is situated along the west side of North Mona Lisa Road. The neighborhood boundaries may be defined as Thornydale Road to the west, La Canada Drive to the east, Magee Road to the north, and Orange Grove Road to the south.

                    The general area is sporadically developed with significant vacant land available. The majority of vacant parcels are large tracts and are north of the subject. The major thoroughfares south of the subject area tend to include a variety of residential and commercial development. Ina Road to the south of the subject has a number of development types such as restaurants, retail, office, and some residential projects. This thoroughfare provides the most extensive variety of commercial development to the subject area. One of the most significant retail projects is the Foothills Mall at Ina Road and LaCholla Boulevard, which is anchored by Foley's and Dillard's. Neighborhood and community centers along Ina Road include Heritage Plaza, Drug Emporium Plaza, North Pima Center, and Gold Canyon Plaza. Some of the older apartment complexes in the area on Ina Road include the Foothill Shadows and Tierra Ricon. Some of the newer apartment complexes include Casa Madera situated just northeast of the subject on Mona Lisa Road, Centre Point located about a mile west of the subject on Ina

                    Road, and Catalina Canyon which was remodeled about a year ago just east of the subject. Additionally, a second phase of the Casa Madera Apartments was construction just east of the subject.

                    Ina Road is an east/west artery, which connects the subject area to other major thoroughfares and business centers. The other east/west thoroughfares in the area, Cortaro Farms Road/Magee Road and Orange Grove Road are sporadically developed with mainly single-family residential. As a result of the residential development, there are some support facilities and amenities in proximity to the subject. These include the Tucson National Golf Course to the northwest and the Arthur Pack Desert Golf Course along Thornydale at Overton Road. Schools within or near the neighborhood are Mountainview High School and Tortolita Junior High School.

                    The residential development in the area is mainly middle- to upper-income housing. In order to better understand the general make-up of the subject area, we analyzed demographics within a 3- and 5-mile radii of the immediate subject area. According to this study, the population in the neighborhood has grown significantly over the past decade. The population estimates for 1990 were estimated at 37,440 within a 3-mile radius and 70,798 within a 5-mile radius. Within 3 miles, the population during 1970-1980 experienced a 324.64 percent increase and 74.81 percent from 1980 to 1990. Within a 5-mile radius, the population growth from 1970-1980 increased 207.00 percent and 55.64 percent from 1980 to 1990.

                    Residential units in the subject area within a 1-mile radius are predominately owner-occupied as opposed to renter-occupied (84 and 16 percent, respectively). These figures are consistent with the impressions by visual inspection of the area that there are a greater number of single-family residences than apartment complexes. Estimated 1990 income levels for households within a 1- and 3-mile radius of the subject property indicate a median income of $37,413 and $37,380 per year, respectively.

                    The education level of the area population is high and most probably contributes to the income levels. Approximately 34 percent of the area residents are high school graduates and 27 percent have completed college. The population is predominately between 25 and 44 years old with about 15 percent being 65 years and older.

NEIGHBORHOOD
CONCLUSION          Overall, the subject neighborhood is projected to continue to prosper in future years and it is estimated to be about
                    50 to 60 percent developed. The immediate area is mainly developed with residential subdivisions and commercial projects, which are situated along major thoroughfares. The residential development in the area is geared toward middle- to upper-income. Zoning helps regulate future development patterns, and the neighborhood is believed to have a healthy future. For the most part, the Village at the Foothills I
                    Apartments are perceived as being a positive attribute to the area providing a quality multifamily facility well screened by its extensive landscaping.

                        [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    In our analysis of the Tucson Metropolitan (Metro) housing market and more specifically the Northwest and Catalina Foothills submarkets, we utilized data from the Metropolitan Tucson Land Use Study with information from the Statistics/Trends Summary published by RealData, Inc. It is important to note that prior to 1995, a publication titled "Market Strategies Apartment Survey Report" was utilized for the data now reported by RealData, Inc. Therefore, there could be some discrepancies in the presentation of data between 1995 and 1996. Both the Northwest and Catalina Foothills submarkets were included due to proximity and similarities; however, the subject is actually situated in the Northwest submarket. The study revealed an ever-changing market and a summary of the data follows.

INVENTORY           The rapid residential growth of the mid-1980s slowed during the late 1980s as a result of the general slowdown in the local economy and overbuilding. The multifamily sector experienced declines in activity with a drastic decrease in new building. Nevertheless, over the past two years there have been a number of new projects completed and more are under construction or are in the planning stage. As of the Third Quarter 1997, the metro Tucson area had a total inventory of 90,680 multi-family units with 6,928 units in the Northwest submarket and 8,185 units in the Catalina
                    Foothills submarket. The submarkets represent about 17 percent of the total inventory.

                    As of the Third Quarter 1997, there were 811 multi-family units under construction citywide and this does not include a number of units, which are nearing completion and have begun lease-up. There are 1,277 units permitted across the city; however, all of these projects may not proceed.

VACANCY Vacancy levels for Metro Tucson and the submarkets showed improvements from 1990 to 1994. However, in 1995, there was a noticeable upswing. The following table summarizes the vacancy rates from the Second Quarter 1990 through the Third Quarter 1997. It is important to note that there is typically a swing in vacancy during the year due to seasonal demand. The summer months tend to report higher vacancies as some residents temporarily move and the winter months are much stronger due to the increase of extended stay visitors.

                                                 VACANCY RATES
                             -------------------------------------------------
                                              METRO                CATALINA
                                Q:YEAR        TUCSON   NORTHWEST   FOOTHILLS
                             -------------------------------------------------
                               III:97           8.66%       7.55%       7.02%
                                II:97          10.39%       8.82%       8.98%
                                 I:97            8.3%       7.92%        8.6%
                                IV:96            9.2%       7.72%      10.71%
                               III:96           9.38%        7.5%      12.46%
                                II:96           11.1%        9.3%       15.5%
                                 I:96            7.4%        7.9%        8.1%
                                IV:95            7.9%        7.6%        8.6%
                               III:95            7.9%        6.3%       11.0%
                                II:95            8.9%        9.7%        9.0%
                                 I:95            3.6%        3.9%        3.8%
                                IV:94            4.0%        5.0%        3.4%
                               III:94            4.2%        4.2%        2.4%
                                II:94            5.9%        4.4%        4.1%
                                 I:94            3.8%        3.4%        3.2%
                                IV:93            5.8%        4.1%        3.9%
                               III:93            7.9%        5.6%        6.2%
                                II:93            8.3%        3.9%        7.7%
                                 I:93            6.6%        3.8%        5.6%
                                IV:92            7.7%        5.4%        5.5%
                               III:92            9.9%        8.2%        5.8%
                                II:92           10.8%        8.9%        7.7%
                                 I:92            8.6%        7.7%        4.4%
                                IV:91            8.0%        7.7%        4.3%
                               III:91           10.4%        7.7%        5.9%
                                II:91           14.5%        8.9%        9.8%
                                 I:91           11.4%        7.9%        8.0%
                                IV:90           12.3%        8.7%        8.5%
                               III:90           14.8%       10.6%       14.5%
                                II:90           18.7%       19.8%       18.9%

                    Source: Marketing Strategies from II:90 to I:95 RealData, Inc. from II:95 to III:97

                    In summary, the overall vacancy citywide and in the submarkets declined from the Second Quarter 1990 through the First Quarter 1995. The vacancy in Metro Tucson dropped from 18.7 percent in the Second Quarter 1990 to 3.6 percent in the First Quarter 1995. There were similar drops in both of the submarkets with the Northwest submarket dropping from 19.8 percent in the Second Quarter 1990 to 3.9 percent in the First Quarter 1995. The Catalina Foothills dropped from 18.9 percent in the Second Quarter 1990 to 3.8 percent in the First Quarter 1995. However, in 1995, both the citywide apartment market and the submarkets noticed an upswing in vacancies. The Metro Tucson vacancy rate increased to 8.9 percent in the Second Quarter of 1995 and has fluctuated from 7.9 percent to 11.1 percent since then. The overall vacancy rate as of the Third Quarter 1997 was
                    8.66 percent, which was down from the 9.38 percent rate for the same period the previous year. The Northwest and Catalina markets saw similar trends with vacancy increasing to 9.7 and 9.0 percent respectively in the Second Quarter 1995.

                    In the Northwest submarket, the Third Quarter 1997 vacancy rate was 7.55 percent virtually unchanged from 7.5 percent the previous year. In the Catalina Foothills, the Third Quarter 1997 vacancy rate was 7.02 percent down from 12.46 percent the previous year. The higher vacancy rates since 1995 are a direct result of the affordability of home ownership and the over saturation of the market with new apartments. Overall, Pima County is continuing to see population increases, due primarily to an in-migration of people seeking affordable housing and a higher than average per capita income. With the slowdown in apartment development, the Metro Tucson apartment market should continue to stabilize from the effects of excessive building.

                    However, due to the amount of new construction many projects are feeling the impact and have sacrificed rents in order to maintain their occupancy levels. The following summarizes the current physical occupancy level at some of the competitive properties.

                                                                         CURRENT PHYSICAL
                     APARTMENT COMPLEX     YEAR BUILT     NO.OF UNITS        OCCUPANCY
                    ----------------------------------------------------------------------
                     Tierra Catalina          1983          120                92%
                     L'Auberge Canyon View    1987          264                96%
                     Greens at Ventana        1986          265                89%
                     The Arboretum            1986          352                99%
                     Pinnacle Canyon          1995          225                98%

ABSORPTION          According to Market Strategies, absorption of apartment
                    units in the Metro Tucson area has fluctuated significantly each quarter over the past few years. In 1990, absorption was estimated to be about 2,741 units. The Second Quarter
                    1990 showed a significant decline in absorption with a negative (2,765) units; however, this was followed by a substantial increase in the Third and Fourth Quarters with 2,335 units, and 2,111 units, respectively. Similarly in 1991 there was a negative absorption in the Second Quarter with a loss of (1,634) units followed by an increase in the Third Quarter to a positive 2,315 units and in the Fourth
                    Quarter to 1,350 units. Overall, there was a slight decline in the overall annual absorption with 2,679 units in 1991.
                    In 1992, the first two quarters reflected a negative absorption of (1,444) units; however, this rebounded in the second half of the year with 2,289 units. Overall, 1992 reflected a total absorption of 845 units. This was down from 1990 and 1991. In 1993, the second quarter was again one of the worst in terms of absorption. Overall absorption for the year was 1,408 units. In 1994, the absorption dropped somewhat to 1,084 units with the Second Quarter reporting a negative absorption of (1,211) units. These figures are according to Market Strategies. However, according to RealData, Inc., the annual absorption in 1994 was a negative (424) units. In 1995, RealData, Inc. reported another devastating year with a negative (447) units and the second quarter reported the worst figures. The first half of 1996 appears to have improved slightly over 1995 when comparing the first two quarters of the year; however, it reported a negative absorption of (667) units. Beginning in the Third Quarter 1996 the trend changed. Absorption was 1,561 in the Third Quarter 1996 and 755 in the Fourth
                    Quarter. First Quarter 1997 also showed significant absorption of 755 units. However, Second Quarter again showed a negative absorption of 866 units. The Third Quarter rebounded with positive absorption of 1,135 units. Overall the last four quarters showed positive absorption of 1,779 units, which is the best performance since 1991.

RENTAL RATES        The average rental rate of all projects in the Metro area
                    was $0.68 per square foot as of the Third Quarter of 1997.
                    The rents on the various unit types increased approximately
                    1.5 percent in the year ending Third Quarter 1997 from 1996.
                    The following summarizes the average rent per square foot by unit type excluding utilities for the Third Quarter 1997.


                                      AVERAGE RENT/SF EXCLUDING UTILITIES
                           -----------------------------------------------------

                                                                       CATALINA
                             UNIT TYPE      METRO TUCSON  NORTHWEST  FOOTHILLS
                           -----------------------------------------------------
                                Studio           $0.82        $0.82      $0.93
                               1BR/1BA            0.72         0.74       0.78
                             1BR/lBA/DEN          0.62         ----       0.62
                               2BR/lBA            0.65         0.67       0.74
                               2BR/2BA            0.65         0.62       0.69
                               3BR/2BA            0.64         0.67       0.71


                    The average rents on all unit types is greater in the Catalina Foothills submarket than the overall Metro area and is the second highest of all submarkets (exception University). Given the quality, desirable location, and amenities, apartment rents in the Catalina Foothills submarket have historically been the highest in the area. The Northwest area has tracked relatively close to the citywide average. However, due to the amount of new construction, rents are not expected to increase over the next year. A summary of the current average asking rent per square foot for several of the subject's competitive projects follows.


                                                        AVERAGE  AVERAGE ASKING
                         PROPERTY                        UNIT       RENT/SF
                                                        SIZE/SF
                        --------------------------------------------------------
                         Tierra Catalina                  1,171      $0.69
                         L'Auberge Canyon View Ventana    1,019      $0.82
                         The Greens at Ventana Canyon     1,011      $0.80
                         The Arboretum                      811      $0.73
                         Villa Sin Vacas                  1,114      $0.87
                         Colonia Del Rio                  1,010      $0.68
                         Boulders at La Reserve             999      $0.72
                         La Reserve Villas                  900      $0.77
                         Legends at La Paloma             1,034      $0.79
                         Skyline Bel Aire                 1,125      $0.64
                         Pinnacle Canyon                  1,107      $0.76

CONCLUSION          In 1995, vacancies for the Tucson Metro area began to
                    increase after several years at low levels. As of the Third
                    Quarter 1995, the overall vacancy level was 7.9 percent up from 4.0 percent at the same period in 1994. The vacancy rate for Third Quarter 1996 was 9.38 percent. The Third
                    Quarter 1997 figures show a decrease to 8.66 percent, reflecting movement towards occupancy stabilization.
                    Absorption levels began to decline in 1994 with negative absorption in 1995 due to the significant amount of new construction primarily in the Northwest and Catalina
                    Foothills submarkets. Absorption levels appear to be stabilizing in 1997 although there remains a significant amount of new construction. The
                    Northwest and Catalina Foothills submarkets have traditionally been healthier than the overall citywide market with a lower vacancy and generally higher rents.
                    However, there is a considerable amount of vacant land zoned for multifamily development in these submarkets and a number of new projects have been developed with a few more planned.
                    This could pose a threat to the market if supply is not carefully monitored in keeping pace with demand. Also, the single-family residential market provides an alternative to the housing rental market. Home loan interest rates have been reasonable and many potential homebuyers appear to be electing home ownership.

                           [SITE PLAN APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject is located along the west side of North Mona Lisa Road, just north of Ina Road in Tucson, Pima County, Arizona. It is more specifically situated at 7333 North Mona Lisa Road.

SIZE AND SHAPE         The site is irregularly shaped with a total of 4.8 acres
                       or 209,088 square feet. It has frontage on North Mona
                       Lisa Road.

ACCESS AND VISIBILITY  The subject property is located along the west side of
                       North Mona Lisa Road, just north of Ina Road. The site is situated about 10 miles north of the Tucson CBD and about 12 miles north of the Tucson International Airport. Access to the subject from these major activity centers is provided by a number of north/south and east/west thoroughfares. From both the CBD and the airport, one of the most direct routes is by heading north on Interstate Highway 10 to Ina road then east to North Mona Lisa Road. Other major north/south thoroughfares which lead to Ina Road are La Cholla, La Canada, and Oracle Roads.

                       North Mona Lisa Road provides immediate access to the subject. The main entry to the complex is off this thoroughfare. There is one curb cut along the north/south artery providing access. This access street (Crystal Cave Drive) is shared by Phases I and II-III. Access is also available through Phase II and III on Capital Cave Drive from Ina Road.

                       North Mona Lisa Road is a four-laned, asphalt-paved, north/south artery with gravel shoulder and turn lanes. It narrows to a two-lane road north a short distance from the subject.

                       Ina Road is a four-laned, asphalt-paved, east/west artery with concrete curbs, paved shoulder, and planted median

ZONING The subject property is zoned "CB-l" Local Business under the City of Tucson Zoning Ordinance. Permitted uses include single-family dwelling, accessory buildings, church, park, public or private school, agricultural use, duplex dwelling, multiple dwelling, recreational facilities, mobile housing, college, community service agency, library or museum, hospital, clinic, club, private club, community storage garage, child care center, professional office, real estate office, motel/hotel, research facility, a variety of retail, service station, supermarket, service outlets, theater, etc.

UTILITIES              The site is serviced by the following authorities.

                        Electricity.................................................................Tucson Electric
                        Telephone........................................U.S. West Communications and Mountain Bell
                        Sewer...........................................................................Pima County

                           [ZONING MAP APPEARS HERE]

                        [FLOOD PLAIN MAP APPEARS HERE]

TERRAIN AND DRAINAGE   The site is basically level and slightly above street
                       grade. Upon site inspection, the drainage appeared to be adequate. According to the Federal Flood Insurance Rate
                       Maps the subject lies within Zone C. Zone C is defined as "areas of minimal flooding."

SOIL AND SUBSOIL
CONDITIONS             No soil engineer's report was available to the
                       appraisers, and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity.

EASEMENTS AND
ENCUMBRANCES           A physical inspection of the site did not reveal any
                       easements adversely affecting the subject property. For purposes of this assignment, the appraisers assume that the subject's value or marketability is not adversely affected by the typical utility easements which traverse the property. The following lists some of the more significant easements at various areas of the subject site.

                       . drainage and flood control easement along the northwest property line
                       . various water and sewer easements throughout the property
                       .       various access easements throughout the
                               property

RELATIONSHIP OF SITE
TO SURROUNDINGS        North:  Floodway and Desert Shadows Apartments
                       South:  Village at the Foothills II and III
                       East:   Windsail Apartments
                       West:   Floodway and Desert Shadows Apartments

REAL ESTATE TAXES      Real estate taxes and assessments for the Village
                       at the Foothills I Apartments are coordinated by the Pima
                       County Assessor's office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways. A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment. The limited cash value is multiplied by a 10 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, community college, county, and state taxes. In 1997, the primary tax rate is $ 10.3696 per $100 of assessed value. The remainder of the tax liability is based on the "full cash value" or current market value. This value is multiplied by 10 percent and then multiplied by the tax rate per $100 of assessed value. Full cash value assessments are the secondary assessments and apply to various taxing authorities including bonds, school district, library, and special districts. In 1997, the applicable tax rate was $5.9941 per $100 of assessed value.

                       These tax rates are applied to the appropriate assessed values in order to derive the total real estate taxes. The following is the tax parcel number used to identify the subject parcel, the primary and secondary assessed values, and the total tax for 1997.

                                                  PRIMARY ASSESSED      SECONDARY ASSESSED
                          TAX PARCEL NO.           VALUE (LIMITED)       (FULL CASH) VALUE        TOTAL TAX
                        --------------------------------------------------------------------------------------
                           225 43 03302               $203,820                $210,450            $33,749.90

                    In addition to the above referenced property taxes, the property is subject to personal property taxes. In 1997, the personal property taxes were $2,165.14. The total taxes for the subject property for 1997 were $35,915.04. The total real estate tax for the subject is projected in 1998 is based on a 4 percent increase in the total 1997 tax amount or $37,352 which equates to $0.64 per square foot.

CONCLUSION          The subject site is irregularly shaped with 4.8 acres and
                    relatively level terrain. There are a few easements which traverse the property; however, none are believed to adversely affect the site. The parcel is easily accessible with frontage on North Mona Lisa Road. The subject is zoned
                    "CB-1" Local Business by the City of Tucson, and it is believed to be in compliance. The size and shape of the site provide flexibility for a variety of development and it blends well with the predominately multifamily projects which surround it. It is interconnected by interior roadways or drives with Village of the Foothills II and III.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------
                    The subject site, a 4.8-acre tract of land, is improved with a two-story apartment project known as the Village at the Foothills I. The improvements consist of 60 apartment units contained in seven buildings constructed in 1986. Also situated on the site is a clubhouse, swimming pool, and covered parking.

                    There are four basic floor plans for the 60 apartment units. The basic features of these floor plans are as follows:

                      UNIT TYPE  NO. OF UNITS  DESCRIPTION  SIZE (SF)  TOTAL SF
                     -----------------------------------------------------------

                          A           16           1BR/1BA      780     12,480
                          B           18           2BR/2BA    1,081     19,458
                          C            6        2BR/2BA/TH    1,190      7,140
                          D           20       1BR/1BA/DEN      947     18,940
                                      --                      -----     ------
                                      60                        967     58,018

                    Please note the reported net rentable area (58,018 square feet) of the subject property has changed slightly from previous reports (previously 58,042 square feet) due to a change in the reported size of Unit C from 1,194 to 1,190 square feet, based on the subject rent roll dated 11/7/97 provided by the property owner. As seen in the figures above, the total net rentable area of 58,018 square feet and a total of 60 apartment units result in an average of 967 square feet per unit. There are a total of 36 one-bedroom units and 24 two-bedroom units.

                    The land area is 4.8 acres, resulting in a density of 12.50 units per acre. The parking consists of approximately 98 spaces, of asphalt construction, which is 1.6 spaces per unit. The parking ratio is within industry standards.

                    A more detailed description is as follows:

FOUNDATION          Steel reinforced concrete slab with perimeter and interior wire mesh. Second floors include wood frame, plywood subfloor, and lightweight concrete.

FRAMING             Wood.

ROOF A combination of composition built-up roofs with pitched red tile fronts.

EXTERIOR            Masonry with painted stucco finish.

SECOND-STORY ACCESS Wrought iron supports and handrails with cement stair risers and landings.

BALCONIES           Concrete and wood supports with metal handrails.

INTERIOR FINISHES
 Living, Dining,
 and Bedrooms:      Painted and textured gypsum board walls and ceilings,
                    carpeting over pad, hollow-core wood doors, miniblinds,
                    incandescent lighting, and fireplaces.
 Bathrooms:         Vinyl tile floor coverings, porcelain tub with ceramic tile shower, textured and painted gypsum board walls and
                    ceilings, fiberboard vanities with laminate counters,
                    porcelain sink, and commode.
 Kitchens:          Vinyl tile floor coverings, formica countertops, laminated fiberboard cabinets. Kitchen equipment includes a range/oven, refrigerator, disposal, microwave oven, and dishwasher.

PLUMBING            Adequate and meets city code.

HVAC Central air-conditioning and heating provided by individual compressor units.

ELECTRICAL          Switch-type circuit breakers, 120/240-volt, and single-phase service with each unit individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures. The copper wiring is in compliance with city code.

INSULATION          Batt-type in ceilings and walls.

SITE IMPROVEMENTS   Asphalt-paved parking, covered metal carports, pole
                    lighting, concrete sidewalks, a swimming pool, and clubhouse.

LANDSCAPING         Extensive mature landscaping.

AGE AND CONDITION   The effective age of the subject is eleven years which
                    approximates the actual age and the remaining economic life is estimated to be 29 years.

SITE AREA           4.8 acres or 209,088 square feet.

DEFERRED
MAINTENANCE         Visual inspection of the property as well as estimates by
                    the ConAm management revealed a few items of deferred maintenance. Some of these include appliance repair, replacement of flooring and drapes, furniture and fixture repair, air-conditioning and equipment repair, painting, interior repairs, parking lot repairs, roof repairs, and replacement of water heaters. The deferred maintenance was estimated at $50,000 and is delineated below.


                        CATEGORY            COST       CATEGORY           COST
                    ==============================  ============================
                      Appliance           $ 1,200     Landscape        $ 4,000
                      Carpet               10,800     Exterior Paint     3,000
                      Major RDC             1,000     Asphalt Repair     4,000
                      Window Cover            360     Stairs Repair      1,500
                      Furniture               900     Roof              16,000
                      Air Conditioning      3,200     Water Heaters      1,200
                                                                       -------
                      General Interior      1,200      Total Rounded   $50,000

CONCLUSION          Upon a detailed inspection of the property, the facility is believed to be of good quality and workmanship. The design and layout are felt to be functional and aesthetically appealing. The project has been well maintained and has an ongoing maintenance program; however, there are a few items previously listed as deferred maintenance. Overall, the apartments are in reasonably good shape and we believe the effective age of the improvements is about eleven years with a remaining economic life of 29 years.

================================================================================

                           [FLOOR PLAN APPEARS HERE]

================================================================================

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]


           View of entry drive, monument sign, and exterior of units





                            [PICTURE APPEARS HERE]


                            Exterior view of units.

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it currently exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site is zoned "CB-1" Local Business under the City of Tucson Zoning Ordinance. Permitted uses include single-family dwelling, accessory buildings, church, park, public or private school, agricultural use, duplex dwelling, multiple dwelling, recreational facilities, mobile housing, college, community service agency, library or museum, hospital, clinic, club, private club, community storage garage, child care center, professional office, real estate office, motel/hotel, research facility, a variety of retail, service station, supermarket, service outlets, theater, etc.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is irregularly shaped and encompasses 4.8 acres, allowing for some flexibility in developing the site. It has frontage along the west side of North Mona Lisa Road. The topography of the site is sloping and drainage appears to be good. Development in the immediate area is primarily multifamily and single-family residential. The area appears most conducive to multifamily development given the surrounding projects and terrain. The subject site has adequate utility capacity, enjoys a functional size and shape, and is not affected by any adverse easements or restrictions.

                    After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses are limited to multifamily development. The primary deterrents to other types of development were the subject's location, terrain, zoning, and surrounding use patterns which helped to eliminate other site improvements such as commercial, single-family, and office development from our analysis.

                    FINANCIAL FEASIBILITY - In view of the present market conditions, financial feasibility is directly proportional to the amount of net income that could be derived from the subject. After having eliminating all other development from our analysis, the financial feasibility of multifamily development must be tested.

                    The subject is located in the Northwest submarket, which is experiencing an overall annual vacancy of about 7.6 percent. Physical vacancy at the subject property is 12 percent. The average vacancy level has increased in the submarket significantly from 3.9 percent reported in the first quarter of 1995 due to an abundance of new apartment construction. In the early 1990's, rental rates had been increasing at a strong pace; however, with the large number of new units under construction or recently completed, rental rates have stabilized and most complexes are offering rent concessions. The average rents in the submarket range from $0.62 to $0.82 per square foot depending on the size and age of each unit. The average rental rate at newer complexes typically ranges from $0.75 to $1.00 per square foot, which is within the feasible range in which to build. However, as previously mentioned the market has experienced an abundance of new construction and projects are offering rent concessions of up to one month free. Therefore, given the amount of new supply, additional apartment construction does not appear to be feasible at this time until the supply has been absorbed.

                    MAXIMUM PRODUCTIVITY - After considering the current economic climate, the subject's location, and the financial feasibility of certain land uses, more than likely a present development of the land would not produce a positive cash flow for multifamily development which would be sufficient to satisfy the developer of the project. However, due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that multifamily apartment units would produce the highest net return over the longest period of time. The site's location along the west side of North Mona Lisa Road gives it good access and visibility within an affluent area, which is conducive to apartment development. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is to hold for future apartment development.

SUBJECT PROPERTY
AS IMPROVED         The property, as improved, is tested for two reasons. First to identify the use of the property that is expected to produce the highest overall return per invested dollar, and the second reason is to help in identifying comparable properties. The four tests or elements are also applied in this analysis.

                    LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site utilized for apartment use is reasonable since it is a legal use.

                    PHYSICAL POSSIBILITY - Based on the subject's land size (4.8 acres), terrain, configuration, and the improvement's positioning relative to the subject site, it is felt that it would not be physically possible to increase the size of the current improvements and remain competitive. The density of the subject is approximately 12.50 units per acre. Thus, based on the aforementioned factors, it is judged that the improvements represent the largest amount of space that could currently be developed under current site conditions.

                    FINANCIALLY FEASIBLE - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                    In the Income Approach section of this report, the appraisers estimated income and expenses for the subject. The net operating income derived suggests that the property is capable of generating income in excess of operating expenses, exclusive of return on investment requirements and debt service. The net operating income was capitalized into a value indication that was supported by the Sales Comparison Approach. Additionally, the value indication is in excess of the estimated value of the land. This indicates that the subject "as improved" is a feasible entity.

                    MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return to substantiate its existence.

                    Based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the subject does not represent the "optimum" use due to some deferred maintenance and some less than state of the arts amenities, while new apartments have such amenities..

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                    Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH       In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay.
                    Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                    The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH     The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period.
                    The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                    Both techniques were utilized in analyzing the subject property.

SUMMARY The appraiser, in applying the tools of analysis to the valuation problem, seeks to simulate the thought process of the most probable decision-maker. The appraiser's judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                    Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the other approach. In some instances, because of the inadequacy or unavailability of data, one of the approaches may be given little weight in the final value estimate.

================================================================================


                             [IMPROVED SALES MAP]


================================================================================

------------------------------------------------------------------------------------------------------------------------------------


                                                          TUCSON AREA
                                                    IMPROVED SALES SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------

  SALE           NAME/LOCATION     SALE    CASH EQUIV.   YEAR    NO. OF     NRA      OCCUP.   NOI/SF   PER       PER     OVEALL
   NO.                             DATE    SALE PRICE    BUILT   UNITS   AVG/UNIT   AT SALE   /UNIT     SF      /UNIT     RATE  EGIM

------------------------------------------------------------------------------------------------------------------------------------

   1     Pinnacle Canyon           11/97   $11,727,000    1995    225     228,931      98%     N/A   $51.23   $52,120     N/A   5.69

         7050 E. Sunrise Drive                                              1,017
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   2     Pinnacle Heights          11/97   $16,364,000    1995    310     339,364      97%     N/A   $48.22   $52,787     N/A   5.60

         7990 E. Snyder Road.                                               1,095
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   3
         Foothills                 11/97    $7,600,000    1984    270     167,910      97%     N/A   $45.26   $28,148     N/A   5.38

         5441 N. Swan Road                                                    622
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   4     Sandstone                 06/97    $8,849,000    1986    330     181,167     100%   $4.88   $48.84   $26,815   10.0%    N/A

         405 E. Prince Road                                                   549           $2,682
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   5     Hilands I                 06/97   $12,500,000    1985    426     234,324      95%   $5.87   $53.34   $29,343   11.0%    N/A

         5755 E. River Road                                                   550           $3,228
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   6     Windsail                  03/97   $10,037,000    1985    300     243,952      94%   $4.11   $41.14   $33,457   10.0%   5.74

         7300 N. Mona Lisa Road                                               813           $3,346
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   7     Cobble Creek              01/97    $9,250,000    1980    301     217,382      91%     N/A   $42.55   $30,731     N/A   6.35

         7700 E. Speedway Blvd.                                               722
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   8     Sundown Village           12/96   $11,350,000    1984    330     279,758      90%   $3.97   $40.57   $34,394  10.09%   5.53

         8215 Oracle Road                                                     848           $3,367
         Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

   9     Rio Cancion               12/96   $17,400,000    1983    379     343,370      90%   $4.77   $50.67   $45,910   9.42%   6.31

         2400 E. River Road                                                   906           $4,324
         Tucson, AZ
----------------------------------------------------------------------------------------------------------------------------------
  10
         Sonoran Terraces          08/96   $18,750,000    1985    374     416,256      95%   $4.23   $45.04   $50,134   9.39%   6.59

         7887 N. La Cholla Blvd.                                            1,113           $4,710
         Tucson, AZ
----------------------------------------------------------------------------------------------------------------------------------
         SUBJECT                                          1986     60      58,018      88%   $3.99
         Village at the Foothills I                                           967           $3,860
         7333 North Mona Lisa Road
         Tucson, AZ
----------------------------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                         The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                         This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                         The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably comparable to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The sales ranged in time from August 1996 to November 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                         In our analysis of the sales data, important considerations as to comparability were condition of the property, gross income when combined with percent (%) occupied at sale date, unit size, terms of sale, location, and motivation. The sales provide units of comparison, which can be adjusted and then applied, to the subject to derive an estimate of value. Because these individual factors are difficult to quantify, we compared the improved sales based on net operating income (NOI) per square foot and per unit. Theoretically, the NOI takes into consideration the various physical factors, which influence value. An analysis of NOI likewise considers economic differences in each improved property sale because income is also a function of the current market. Thus, with this analysis, all the factors affecting a sale can be reduced to the common denominator of net operating income. Also, we considered the effective gross income multiplier method. There follows a discussion of our analysis and value conclusion by the Sales Comparison Approach.

SALES ADJUSTMENT ANALYSIS


PROPERTY RIGHTS          Property rights consists of ownership, legal estate,
                         economic benefits, and financial components. Our valuation is of the leased fee estate on an all cash basis. Since all the sales were reported to be of the leased fee estate, no adjustment was necessary.

CASH EQUIVALENCY         Standard definitions of market value include payment in
                         "cash or its equivalent." The equivalent includes financing terms generally available in the market. In many cases comparable sales carry atypical financing terms that require an adjustment to cash equivalency.
                         There are basically two areas, which may require adjustments for terms. One is the amount of cash down payment and the other is favorable financing or a low interest rate on the note/mortgage. Where terms were considered to be more favorable than the market at the time of sale, cash equivalency adjustments are made.
                         All of the sales used in this analysis were cash transactions or were considered equivalent and therefore, did not require a cash equivalent adjustment.

CONDITION OF SALE        Adjustments for condition of sale usually reflects the
                         motivations of the buyer and the seller. Although conditions of sale are perceived as applying only to sales that are not arm's length transactions, some arm's length sales may reflect atypical motivations or sale conditions due to unusual tax considerations, sale at legal auction, lack of exposure on the open market, etc. The sales utilized in our analysis were not reported to be reflective of such situations;
                         therefore, no adjustment was necessary.

NET OPERATING
INCOME ANALYSIS          In lieu of specific adjustments, we compared the
                         improved sales based on the net operating income (NOI) per square foot and NOI per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

                         The various sales reflected NOIs per square foot ranging from $3.97 to $5.87 and NOIs per unit ranging from $2,682 to $4,710. The subject NOI (with reserve expenses) has been approximated at $3.99 per square foot or $3,860 per unit from the Direct Capitalization analysis in the Income Approach section of this report.

                         To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. This adjustment should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. The following chart presents the adjustment process.

                             SALE     SALE     SALE   SUBJECT  ADJUST.  ADJUST.
                              NO.   PRICE/SF  NOI/SF  NOI/SF   FACTOR   PRICE/SF
                           -----------------------------------------------------
                               1     $51.23     NA     $3.99     NA        NA
                               2      48.22     NA     $3.99     NA        NA
                               3      45.26     NA     $3.99     NA        NA
                               4      48.84    4.88    $3.99   .81762     39.93
                               5      53.34    5.87    $3.99   .67972     36.26
                               6      41.14    4.11    $3.99   .97080     39.94
                               7      42.55     NA     $3.99     NA        NA
                               8      40.57    3.97    $3.99  1.00504     40.77
                               9      50.67    4.77    $3.99   .83648     42.38
                               10     45.04    4.23    $3.99   .94326     42.48

                    After adjustments, the sales reflected a range in value for the subject from $36.26 to $42.48 per square foot. Sales 6 and 8 have the most similar net operating incomes per square foot and they reflect values of $39.94 and $40.77 per square foot. Placing emphasis on these sales, tempered with the other sales, a value of $40.50 per square foot is estimated for the subject. From this value the $50,000 in deferred maintenance is deducted to arrive at the "as is" value of the subject. The calculation is shown below.

                    58,018 SF x $40.50/SF......................... $2,349,729
                    Less Deferred Maintenance.....................    (50,000)
                    Rent Loss.....................................    (21,446)
                                                                      -------
                    "As Is" Value via NOI/SF...................... $2,278,283
                                                           Rounded $2,300,000


                           SALE         SALE          SALE         SUBJECT        ADJUST.      ADJUST.
                           NO.       PRICE/UNIT     NOI/UNIT      NOI/UNIT        FACTOR     PRICE/UNIT
                         -------------------------------------------------------------------------------
                           1           $52,120        NA          $3,860            NA           NA
                           2            52,787        NA           3,860            NA           NA
                           3            28,148        NA           3,860            NA           NA
                           4            26,815      2,682          3,860         1.43922      $38,593
                           5            29,343      3,228          3,860         1.19579      $35,088
                           6            33,457      3,346          3,860         1.15362      $38,597
                           7            30,731        NA           3,860            NA           NA
                           8            34,394      3,367          3,860         1.14642      $39,430
                           9            45,910      4,324          3,860          .89269      $40,983
                          10            50,134      4,710          3,860          .81953      $41,086

                    After adjustments, the sales reflected a range in value for the subject from $35,088 to $41,086 per unit. Sales 8 and 9 reflected the most similar NOI per unit to the subject and had adjusted values of $39,430 and $40,983 per unit. Based on all the data, we estimated a value for the subject of $39,000 per unit. The following indication reflects an "as is" value per unit for the subject considering the subject's deferred maintenance.


                    60 units x $40,000/unit......................... $2,400,000
                    Less: Deferred maintenance......................    (50,000)
                    Rent Loss.......................................    (21,446)
                                                                         ------
                    Value via NOI Price/Unit Method................. $2,328,554
                                                     Rounded........ $2,300,000

EFFECTIVE GROSS INCOME
MULTIPLIER METHOD   In addition to the NOI price per square foot and price per unit analysis, we have employed an effective gross income multiplier analysis to the sales based on the sales' actual effective gross income multipliers (EGIM). Unlike the price per unit analysis, EGIMs cannot be adjusted for dissimilar factors when compared to the subject. Instead, certain factors must be closely analyzed for determining comparability of the multiplier to the subject property.
                    These include the timing of the sale and whether market condition changes have occurred between the date of valuation and the sale date, as well as occupancies and expense ratio levels, and the comparability of the sale in terms of its physical features and the resulting income stream potential. Listed below are the details of the sales we felt to be pertinent in our selection of a reasonable EGIM for the subject. All factors were considered in our interpretation of the data leading to the EGIM of the sales.


                          SALE   DATE OF SALE  EGIM   OCCUPANCY  EXPENSE RATIO
                      --------------------------------------------------------
                           1         11/97      5.59      98%          N/A
                           2         11/97      5.60      97%          N/A
                           3         11/97      5.38      97%          N/A
                           6         03/97      5.74      94%        42.58%
                           7         01/97      6.35      91%          NA
                           8         12/96      5.53      90%        45.86%
                           9         12/96      6.31      90%        40.57%
                           10         8/96      6.59      90%        39.48%
                        Subject                           88%        45.13%

                    The sales indicated EGIMs ranging from 5.38 to 6.59, with all sales operating at or near stabilized levels. Based on this data, we believe an EGIM of 5.8 is reasonable for the subject considering the subject's quality and expense ratio. Applying the 5.8 EGIM to the subject's stabilized effective gross income, and deducting for deferred maintenance, results in the following value indication.

                    $422,099 x 5.80.................................$2,448,174
                    Less: Deferred maintenance......................   (50,000)
                    Rent Loss.......................................   (21,446)
                    Value via EGIM Method...........................$2,376,728
                                                                    ----------
                                                            Rounded $2,400,000

CONCLUSION          The NOI per square foot and per unit methods each presented a value indication of $2,300,000 and the effective gross income multiplier method indicated a value of $2,400,000.
                    Weight has been given to the net operating income comparisons because this method reflects both income and expense information. The EGIM method only accounts for income and does not take into consideration expenses, which can vary from property to property. Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales
                    Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                         TWO MILLION THREE HUNDRED THOUSAND DOLLARS
                                           ($2,300,000)

                    [MAP OF COMPARABLE RENTALS APPEAR HERE]

====================================================================================================================================

                            COMPARABLE RENT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           CURRENT
                            YEAR        NO. OF         AVG. UNIT      PHYSICAL                    UNIT     EFFECTIVE   EFFECTIVE
NO.  NAME/LOCATION          BUILT       UNITS          SIZE (SF)        OCCUP      UNIT TYPE     SIZE/SF     RENT/MO.   RENT/SF/MO.
------------------------------------------------------------------------------------------------------------------------------------

 1   Tierra Catalina        1983         120            1,171            99%        1BR/1BA        900       $640-730    0.71-0.81
     3201 E Skyline Drive                                                           1BR/1BA        916        625-680    0.68-0.74
                                                                                    2BR/2BA      1,207            790       0.65
                                                                                    2BR/2BA      1,233        850-950    0.69-0.77
                                                                                  2BR/2BA/TH     1,304        890-950    0.68-0.73
                                                                                  3BR/2BA/TH     1,525       9501,070    0.62-0.70
------------------------------------------------------------------------------------------------------------------------------------

 2   L'Auberge Canyon View  1987         264            1,019            96%        1BR/1BA        724           $725       1.00
     6650-55 N Kolb Road                                                            2BR/2BA        909            775       0.85
                                                                                    2BR/2BA      1,049            825       0.79
                                                                                    2BR/2BA      1,095            875       0.80
                                                                                    3BR/2BA      1,223          1,010       0.82
                                                                                    3BR/2BA      1,243          1,010       0.81
                                                                                    3BR/2BA      1,291          1,010       0.78
------------------------------------------------------------------------------------------------------------------------------------

 3   The Greens at Ventana  1986         265            1,011            89%     1BR/1BA/DEN       818           $714       0.87
     5800 N Kolb Road                                                            1BR/1BA/DEN       847            740       0.87
                                                                                    2BR/2BA        945            775       0.82
                                                                                    2BR/2BA        974            739       0.76
                                                                                    2BR/2BA      1,018        787-837    0.77-0.82
                                                                                    2BR/2BA      1,050            800       0.76
                                                                                 2BR/2BA/DEN     1,169        914-964    0.78-0.82
                                                                                 2BR/2BA/DEN     1,207            950       0.79
------------------------------------------------------------------------------------------------------------------------------------

 4   The Arboretum          1986         496              811            99%        1BR/1BA        520            475       0.91
     4700 N Kolb Rd.                                                                1BR/1BA        616            500       0.81
                                                                                    1BR/1BA        686            510       0.74
                                                                                    1BR/1BA        767            560       0.73
                                                                                    2BR/1BA        984            650       0.66
                                                                                    2BR/2BA        995            710       0.71
                                                                                    2BR/2BA      1,001            735       0.73
                                                                                    3BR/2BA      1,200            799       0.67
------------------------------------------------------------------------------------------------------------------------------------

 5   Villa Sin Vacas        1985          72            1,114            90's%   1BR/1BA/DEN       930            835       0.90
     7601 N. Calle Sin Envidia                                                      2BR/2BA      1,195          1,050       0.88
                                                                                    3BR/2BA      1,458          1,200       0.82
------------------------------------------------------------------------------------------------------------------------------------

 6   Colonia Del Rio        1985         176            1,010            90's%      1BR/1BA        713            560       0.79
     4601 N. Via Entrada                                                            1BR/1BA        796            590       0.74
                                                                                    1BR/1BA      1,022            655       0.64
                                                                                    2BR/1BA      1,068            680       0.64
                                                                                  2BR/2BA/TH     1,170            795       0.68
                                                                                    3BR/2BA      1,345        795-810    0.59-0.60
====================================================================================================================================



-------------------------------------------------------------------------------
NO.   NAME/LOCATION                       AMENITIES/COMMENTS
-------------------------------------------------------------------------------
 1    Tierra Catalina            Amenities include a swimming pool, spa,
      3201 E Skyline Drive       tennis court, clubroom, covered parking,
                                 washer/dryer hooks-ups, microwave,
                                 fireplace.
                                 Concessions: None
-------------------------------------------------------------------------------
 2    L'Auberge Canyon View      Amenities include a swimming pool, tennis
      6650-55 N Kolb Road        court, washer/dryer, microwave, fireplace,
                                 jacuzzi, clubroom, and covered parking.
                                 Concessions: None
-------------------------------------------------------------------------------
 3    The Greens at Ventana      Amenities include 3 swimming pools, spa,
      5800 N Kolb Road           washer/dryer, microwave, fireplace, club-
                                 room, and covered parking.
                                 Concessions: One-half month free.
-------------------------------------------------------------------------------
 4    The Arboretum              Amenities include 3 swimming pools, club-
      4700 N Kolb Rd.            room, exercise room, laundry facilities,
                                 washer/dryer hook-ups, fireplace, and
                                 covered parking.
                                 Concessions: One-half month free rent.
                                 $175 off if deposit on 1/st/ visit.
-------------------------------------------------------------------------------
 5    Villa Sin Vacas            Amenities include washer dryer, fireplace,
      7601 N. Calle Sin Envidia  microwave, covered parking, clubhouse, pool.
                                 Concessions: None
-------------------------------------------------------------------------------
 6    Colonia Del Rio            Amenities include washer/dryer,
      4601 N. Via Entrada        microwave, pool covered parking,
                                 fireplace, exercise facility, playground, spa
                                 Concessions: $200 off first month's rent
===============================================================================

====================================================================================================================================

                                                 COMPARABLE RENT SUMMARY (CONT'D)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           CURRENT
                            YEAR        NO. OF         AVG. UNIT      PHYSICAL                    UNIT     EFFECTIVE   EFFECTIVE
NO.  NAME/LOCATION          BUILT       UNITS          SIZE (SF)        OCCUP      UNIT TYPE     SIZE/SF     RENT/MO.   RENT/SF/MO.
------------------------------------------------------------------------------------------------------------------------------------

 7   Boulders at La Reserve  1995        240              999            N/A         1BR/1BA       725        595          0.82
     1500 E. Pusch Wilderness                                                      1BR/1BA/DEN     929        655          0.71
                                                                                     2BR/2BA     1,057        740          0.70
                                                                                     3BR/2BA     1,268        860          0.68
------------------------------------------------------------------------------------------------------------------------------------

 8   La Reserve Villas       1988        240              900           90's%        1BR/1BA       697        580          0.83
     10700 N. La Reserve                                                             2BR/2BA       943        690          0.73
                                                                                     2BR/2BA       957        750          0.78
                                                                                     3BR/2BA     1,111        875          0.79
------------------------------------------------------------------------------------------------------------------------------------

 9   Legends at La Paloma    1995        312            1,034           90's%        1BR/1BA       745        675          0.91
     3750 E. Via Palomita                                                            2BR/2BA     1,036        795          0.77
                                                                                     3BR/2BA     1,258        975          0.78
------------------------------------------------------------------------------------------------------------------------------------

 10  Skyline Bel Aire        1979        137            1,125           90's%      1BR/1BA/DEN     968        615          0.64
     6255 Camino Pimeria Alta                                                        2BR/2BA     1,263        815          0.65
------------------------------------------------------------------------------------------------------------------------------------

 11  Pinnacle Canyon         1995        225            1,017             98%        1BR/1BA       795        650          0.82
     7050 E. Sunrise Road                                                            1BR/1BA       840        675          0.80
                                                                                     2BR/2BA     1,124        775          0.69
                                                                                     2BR/2BA     1,152        800          0.69
                                                                                     3BR/2BA     1,351        935          0.69
------------------------------------------------------------------------------------------------------------------------------------

     SUBJECT PROPERTY        1986         60              967             88%        1BR/1BA       780        529          0.68
     Village at Foothills I                                                        1BR/1BA/DEN     947        629          0.66
     7333 North Mona Lisa                                                            2BR/2BA     1,081        659          0.61
     Road                                                                          2BR/2BA/TH    1,190        759          0.64
====================================================================================================================================



NO.  NAME/LOCATION                                 AMENITIES/COMMENTS
----------------------------------------------------------------------------------------
 7   Boulders at La Reserve             Amenities include pool, spa, washer/dryer,
     1500 E. Pusch Wilderness           microwave, some fireplaces, garages, fitness
                                        center
                                        Concessions: 1/2 mo. free rent on 1-2BR and
                                        1 mo. free rent on 3BR with 12 mo. lease.
----------------------------------------------------------------------------------------
 8   La Reserve Villas                  Amenities include 2 pools, spa,
     10700 N. La Reserve                washer/dryer, microwave, some fireplaces,
                                        fitness center, clubhouse.
                                        Concessions: None
----------------------------------------------------------------------------------------
 9   Legends at La Paloma              Amenities include 2 pools, spa,
     3750 E. Via Palomita              washer/dryer, microwave, fireplace, fitness
                                       center, clubhouse.
                                       Concessions: 1 mo. free
----------------------------------------------------------------------------------------
 10  Skyline Bel Aire                  Amenities include pool, spa, 2 tennis courts,
     6255 Camino Pimeria Alta          washer/dryer, fireplace, covered parking,
                                       clubhouse.
                                       Concessions: 1 BR $590/mo.; $300 off first
                                       mo. on a 12 mo. lease and $150 off first mo.
                                       on a 6 mo. lease.
----------------------------------------------------------------------------------------
 11  Pinnacle Canyon                   Amenities include pool, spa, washer/dryer,
     7050 E. Sunrise Road              microwave, built in TV, garages available,
                                       clubhouse, exercise facility, computer
                                       center
                                       Concessions: 1 mo. free for 12 mo. lease.
----------------------------------------------------------------------------------------
     SUBJECT PROPERTY                  Amenities include a swimming pool, tennis
     Village at Foothills I            court, spa, clubroom, and covered parking.
     7333 North Mona Lisa
     Road
========================================================================================

                               INCOME APPROACH
--------------------------------------------------------------------------------

                    In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                    Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service and deferred maintenance (if applicable), are subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. Since our valuation is on a cash basis, no mortgages were considered. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME       Income for the subject property is produced by rental income from the various rental units, as well as laundry income, forfeited security deposits, and miscellaneous income.
                    Information provided by the on-site leasing agents indicated the following current rent schedule:

                                                   BASED ON "RESIDENT PAYS UTILITIES"
                            --------------------------------------------------------------------------
                                       TYPE         UNITS   SIZE (SF)  RENT/MO.  RENT/SF  MO. TOTAL
                            --------------------------------------------------------------------------
                                      1BR/lBA          16       780       $529    $0.68    $ 8,464
                                     1BR/lBA/Den       20       947        629     0.67     12,580
                                      2BR/2BA          18     1,081        659     0.51     11,862
                                      2BRI2BA/TH        6      1190        759     0.64      4,554
                                                       --     -----       ----    -----    -------
                                                       60       967       $624    $0.65    $37,460

                    These rents have been compared to closely located and similarly designed apartment complexes in the subject's general area. For the purpose of this analysis, we have considered eleven apartment complexes that were found to be most comparable. They range in total size from 80,178 to 402,272 square feet, in

=================================================================================================================
                                              SUBJECT - RENT ANALYSIS
-----------------------------------------------------------------------------------------------------------------
                                                         UNIT            AVG.        AVG. MONTHLY
                                        UNIT TYPE      SIZE (SF)      RENT/MONTH       RENT/SF      COMPARABILITY
-----------------------------------------------------------------------------------------------------------------
SUBJECT                                   1BR/1BA         780            $529           $0.68
L'Auberge Canyon View                     1BR/1BA         724             725            1.00         Supenor
Greens at Ventana                        1BR/1BA/DEN      818             714            0.87         Superior
Tierra Catalina                           1BR/1BA         900             640            0.71        Comparable
The Arboretum                             1BR/1BA         767             560            0.73        Comparable
Colonia Del Rio                           1BR/1BA         796             590            0.74        Comparable
Boulders at La Reserve                    1BR/1BA         725             595            0.82         Superior
La Reserve Villas                         1BR/1BA         697             580            0.83         Superior
Legends at La Paloma                      1BR/1BA         745             675            0.91         Superior
Pinnacle Canyon                           1BR/1BA         795             650            0.82         Superior
-----------------------------------------------------------------------------------------------------------------
SUBJECT                                 1BR/1BA/DEN       947             629            0.67
Tierra Catalina                           1BR/1BA         916             680            0.74        Comparable
The Arboretum                             2BR/1BA         984             650            0.66        Comparable
Villa Sin Vacas                         1BR/1BA/DEN       930             835            0.90         Superior
Colonia Del Rio                           1BR/1BA       1,022             655            0.64        Comparable
Boulders at La Reserve                  1BR/1BA/DEN       929             655            0.71         Superior
Skyline Bel Aire                        1BR/1BA/DEN       968             615            0.64        Comparable
-----------------------------------------------------------------------------------------------------------------
SUBJECT                                   2BR/2BA       1,081             659            0.61
L'Auberge Canyon View                     2BR/2BA       1,095             875            0.80         Superior
The Greens at Ventana                     2BR/2BA       1,050             800            0.76         Superior
Tierra Catalina                           2BR/2BA       1,207             790            0.65        Comparable
Arboretum                                 2BR/2BA       1,001             735            0.73        Comparable
Villa Sin Vacas                           2BR/2BA       1,195           1,050            0.88         Supenor
Colonia Del Rio                           2BR/1BA       1,068             680            0.64        Comparable
Boulders at La Reserve                    2BR/2BA       1,057             740            0.70         Superior
La Reserve Villas                         2BR/2BA         957             750            0.78         Superior
Legends at La Paloma                      2BR/2BA       1,036             795            0.77         Superior
Pinnacle Canyon                           2BR/2BA       1,124             775            0.69         Superior
-----------------------------------------------------------------------------------------------------------------
SUBJECT                                   2BR/2BA/TH    1,190             759            0.64
L'Auberge Canyon                           2BR/2BA      1,095             875            0.80         Superior
The Greens at Ventana                      2BR/2BA      1,050             800            0.76         Superior
Tierra Catalina                           2BR/2BA/TH    1,304             890            0.68        Comparable
Villa Sin Vacas                            2BR/2BA      1,195           1,050            0.88         Superior
Colonia Del Rio                           2BR/2BA/TH    1,170             795            0.68        Comparable
Boulders at La Reserve                     2BR/2BA      1,057             740            0.70         Superior
Legends at La Paloma                       2BR/2BA      1,036             795            0.77         Superior
Skyline Bel Aire                           2BR/2BA      1,263             815            0.65        Comparable
Pinnacle Canyon                            2BR/2BA      1,124             775            0.69         Superior
=================================================================================================================

                    average unit size from 811 to 1,125 square feet, and in physical occupancy from 89 to 99 percent. The comparable rentals are summarized on previous pages.

                    All of the comparables surveyed were located within the subject's general vicinity. Rent Comparables 1, 4, and 6 are believed to be most comparable to the subject overall; specifically, in terms of overall physical condition, location, rental rates, and the amenities offered. These comparables indicate average quoted rental rates from $0.68 to $0.73 per square foot per month. The other projects were relatively comparable to the subject and were used as additional indications of market rents in the subject's area.

                    It is important to note that these rents are reflective of the current market. The Tucson area is somewhat seasonal and rents do not tend to be increased during the summer months. Also, a number of new units within the immediate area of the subject have recently opened; therefore, rents are not expected to increase over the short term. In fact, rent concessions are being offered at most of the new projects. The current asking average monthly rent for the subject is $0.65 per square foot. The average contract rent for the subject at $0.60 per square foot is slightly less than the average quoted rent. This spread in rents is typical in a competitive market with changing rental rates due to the time lag in tenant turnover. However, as leases expire and tenants re-lease at market rates, this spread should narrow.

                    After considering each of the aforementioned factors, including the subject's historical performance, we are of the opinion that the subject's asking rentals are reasonable. Given the subject's 88 percent physical occupancy and actual rents, the projected market effective rental rates for the subject are summarized as follows:

                                          BASED ON "RESIDENT PAYS UTILITIES"
                    --------------------------------------------------------------------------------
                                             Total     Size      Total     Rent/     Mo.      Rent/
                    Unit Type                Units     (SF)      (SF)      Month     Total    SF/Mo.
                    --------------------------------------------------------------------------------
                    lBR/lBA                     16      780     12,480      $529   $ 8,464     $0.68
                    lBR/lBA/Den                 20      947     18,940       629    12,580      0.66
                    2BR/2BA                     18    1,081     19,458       659    11,862      0.61
                    2BR/2BA/TH                   6    1,190      7,140       759     4,554      0.64
                                              ----    -----     ------      ----   -------     -----
                                                60      967     58,018      $624   $37,460     $0.65

                    Gross Annual Rental Income: $37,460 x 12 months - $449,520

OTHER INCOME        In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, late charges, and miscellaneous. Other income in 1991 was reported at $6,813 or $0.12 per square foot. This figure dropped during 1992 to $4,976 or $0.09 per square foot. It increased to $6,174 or $0.11 per square foot in 1993, to $7,766 or $0.13 per square foot in 1994, to $9,374 or $0.16 per square foot in 1995 and 1996. The annualized figures for 1997 (including actual figures for January through October and budgeted figures for November and December) reflect a total of $11,135 or $0.19 per square foot for this category. Based on our experience with similar type properties and the actual performance of the property, it is our opinion that other income of $0.16 per square foot before vacancy is reasonable. This is typical for a project such as the subject.

===================================================================================================================================
                         VILLAGE AT THE FOOTHILLS I APARTMENTS
                                 HISTORICAL EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
     EXPENSE                ACTUAL 1992       ACTUAL 1993       ACTUAL 1994       ACTUAL 1995       ACTUAL 1996    ANNUALIZED 1997
     CATEGORY            PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes         $0.49   $   474   $0.48    $  467   $0.48    $  468   $0.53    $  509   $0.54    $  523   $0.55   $   534
Insurance                  0.06        57    0.06        61    0.06        62   $0.07    $   69   $0.07    $   70   $0.07   $    70
Personnel                  0.49       470    0.53       512    0.58       562   $0.65    $  624   $0.64    $  615   $0.66   $   638
Utilities                  0.41       401    0.43       420    0.47       459   $0.54    $  520   $0.60    $  576   $0.60   $   577
Repairs & Maintenance      0.34       332    0.34       332    0.44       426   $0.47    $  453   $0.42    $  409   $0.42   $   407
Contract Services          0.13       128    0.12       114    0.13       125   $0.20    $  192   $0.19    $  184   $0.21   $   200
General Administrative     0.06        62    0.06        62    0.07        63   $0.08    $   79   $0.18    $  175   $0.23   $   222
Management                 0.29       282    0.31       297    0.33       317   $0.35    $  335   $0.35    $  338   $0.34   $   325
                          -----   -------   -----    ------   -----    ------
-----------------------------------------------------------------------------------------------------------------------------------
      TOTAL               $2.28   $2 ,206   $2.34    $2,264   $2.57    $2,482   $2.88    $2,781   $2.99    $2,890   $3.08    $2,974
===================================================================================================================================


===============================================================================================
                                           COMPARABLE
                                        EXPENSE ANALYSIS
-----------------------------------------------------------------------------------------------
COMPARABLE                     1                 2                 3            BRA PROJECTIONS
-----------------------------------------------------------------------------------------------
Expense Year                    1997              1997              1997              1998
NRA                          116,036           140,564           167,500            58,018
No. Units                        120               120               168                60
Year Built                      1986              1983              1985              1986
     Average Unit Size (SF)      967              1171               997               967

-----------------------------------------------------------------------------------------------
EXPENSES CATEGORY        PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT
-----------------------------------------------------------------------------------------------
Real Estate Taxes         $0.59    $  570    $0.65   $  759     $0.60    $639   $0.64      $623
Insurance                  0.07        69     0.05       57      0.06      61    0.07      $ 70
Personnel                  0.65       625     0.64      753      0.57     567    0.62      $603
Utilities                  0.59       575     0.50      588      0.39     387    0.52      $503
Repairs & Maintenance      0.39       376     0.38      451      0.43     431    0.48      $463
Contract Services          0.18       176     0.19      222      0.09      93    0.19      $181
General Administrative     0.12       113     0.26      308      0.21     212    0.08      $ 80
Management                 0.34       326     0.36      407      0.35     350    0.36      $344
-----------------------------------------------------------------------------------------------
     TOTAL EXPENSES       $2.93    $2,830    $3.03   $3,545     $2.70  $2,740   $2.96    $2,867
===============================================================================================

                         From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied:

                              Gross Rental Income                     $449,520
                              Other Income ($0.16/SF)                    9,283
                                                                      --------

                              Total Potential Gross Income            $458,803

VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 7 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units, and the loss of income resulting from bad debt or other vacancies. According to our market analysis, the subject's Northwest area had an annual physical vacancy of 7.6 percent in the Third Quarter 1997 and the overall market was reportedly at 8.7 percent. Quarterly vacancies tend to fluctuate as a result of a seasonal decline in demand during summer months. The vacancy level for both the overall market and the submarket have increased significantly over the past year due to a number of new projects, which have recently been completed. In surveying the established direct competition, the current physical vacancies ranged from 1 to 11 percent.
                         Currently, the subject reportedly has a 12 percent physical vacancy and the subject's economic vacancy given current market rents was 14 percent. The primary difference between the physical and economic vacancy is due to the below market contract rents. Therefore, given this data we have projected a 10 percent economic vacancy in Fiscal Year 1998. In Fiscal Year 1999 and each subsequent year the economic vacancy is projected to be 8 percent. The economic vacancy is not expected to improve beyond this level due to the number of new projects, which have recently been completed or are under construction.

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based the following estimate of project expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The facing table summarizes the annualized 1996 expenses reported by three "individually metered" comparable projects, as well as the subject property's actual expenses from 1992 to 1996, annualized 1997 expenses (including actual monthly figures for the period from January through October and budgeted numbers for November and December), and Bach Realty Advisors' 1998 projections.

                    REAL ESTATE TAXES - The Pima County Assessor's Office coordinates the real estate taxes for the Village at the Foothills I. The property is subject to a number of different taxing authorities and there are two assessments. In 1997, the limited cash value assessment was $203,820 and the full cash value assessment was $210,450. Additionally, the subject property personal property assessment was $135,000. The total property tax in 1997 was $35,915.04 or $0.62 per square foot. Based on this information and an expected increase, we have projected the real estate taxes for the first year of our projection at $37,352 or $0.64 per square foot. This was increased at 4 percent per year.

                    INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another depending upon the type and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for an individually insured apartment project in the Tucson area. The subject's actual insurance costs were $0.06 per square foot in 1993, $0.06 per square foot in 1994, $0.07 per square foot in 1995, and $0.7 per square foot in 1996. The annualized expenses for 1997 reflect this expense at $0.07 per square foot. The comparables reflected this expense between $0.05 and $0.07 per square foot. Based on this data, we estimated insurance at $0.07 per square foot in the first year or $4,224. This expense is expected to increase 4 percent annually throughout our projection period.

                    PERSONNEL - This category includes salaries for office managers, leasing agents, maid services, payroll taxes, and FICA. This category is not to be confused with the category of Management. The expense comparables reflected a personnel expense ranging from $0.57 to $0.65 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.66 per square foot. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.53, $0.58,
                    $0.65, and $0.64 per square foot, respectively. Based on historical figures at the subject property and tempering them with the market data, we have estimated this expense at $36,203 or $0.62 per square foot. This expense is expected to increase 4 percent annually throughout our projection period.

                    UTILITIES - This expense category includes electric, gas, water, and sewer for the apartment's common area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.43, $0.47, $0.54, and $0.60 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.60 per square foot. The comparables indicated a range from $0.39 to $0.59 per square foot. Based on this data, we have estimated this expense at $0.52 per square foot, or $30,169. This expense is expected to increase 4 percent annually throughout our projection period.

                    REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The expense comparables indicated a range from $0.38 to $0.43 per square foot. Annualized figures for 1997 indicate this expense at $0.42 per square foot, while actual figures for 1993, 1994,

                    1995, and 1996 were $0.34, $0.44, $0.47, and $0.42 per
                    square foot, respectively. Due to the age, overall condition, and the ongoing maintenance at the subject property, an estimate of $0.48 per square foot or $27,756 has been projected for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                    CONTRACT SERVICES - This expense category includes landscaping, security, etc. The comparables indicated a range from $0.09 to $0.18 per square foot, respectively. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.12, $0.13, $0.20, and $0.19 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.21 per square foot. We have estimated this expense for the subject at $0.19 per square foot or $10,861 and this expense is expected to increase 4 percent annually throughout our projection period.

                    GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, promotional expenses, etc. The expense comparables indicate a range of $0.12 to $0.26 per square foot. Actual figures for the subject in 1993, 1994, 1995, and 1996 were $0.06, $0.07, $0.08, and $0.18 per square foot, respectively. Annualized expenses for 1997 were $0.23 per square foot. We have estimated this expense for the subject at $0.08 per square foot or $4,827. This expense is expected to increase 4 percent annually throughout our projection period.

                    MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The management fee for the subject is reportedly 5 percent of effective gross income. The comparables reflected this expense between $0.34 and $0.36 per square foot. The subject's expense in 1993, 1994, 1995, and 1996 appear reasonable at $0.31, $0.33, $0.35, and $0.35 per square foot, respectively. Annualized expenses for 1997 were $0.34 per square foot. Based on this data we have projected the management fee at 5 percent of effective gross income in each year of our analysis which was cross-checked on a per square foot basis.

EXPENSE SUMMARY     The subject's total expenses were $2.28 per square foot in
                    1992, $2.34 per square foot in 1993, $2.57 per square foot in 1994, $2.88 per square foot in 1995, and $2.99 in 1996.
                    Annualized expenses for 1997 are $3.08 per square foot and $2,973 per unit. The comparables ranged from $2.70 to $3.03 per square foot and from $2,740 to $3,549 per unit.
                    Considering the size and quality of the subject, the overall expenses appear reasonable. Our estimate of the total expenses for Fiscal Year 1998 is $2.96 per square foot or $2,867 per unit.

RESERVES FOR
REPLACEMENT         A replacement allowance provides for the periodic
                    replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1986 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $300 per unit or about $0.31 per square foot is adequate to provide for the continued maintenance of the project. This was included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE     The subject improvements are in good condition and
                         exhibited only minor deferred maintenance at the time of our inspection. This has been estimated at $50,000.
                         This includes appliance repair and replacement, carpet replacement, window covering replacement, interior repairs, roof repairs, air conditioning and equipment repair, pool repair, water heater replacement, landscaping, painting, and paving.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      The most realistic method for estimating value via the
                         Income Approach is through the use of Discounted Cash
                         Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                         Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 150 basis points or more could be added to this percentage rate in a normal market. Based on the previous data and considering the amount of new construction in the market and the lease-up time required to regain stabilization, we believe a 12.50 percent discount rate is reasonable based on an all cash sale and alternative investments. While this is 134 basis points higher than the indicated average by the previously mentioned survey, we believe it reflects the added risk in the market.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors of apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent with an average of 9.29 percent. This range appears reasonable after analyzing recent sales in the area, which follow.


                              Sale      Identification      Sale Date      Capitalization Rate
                              ----------------------------------------------------------------
                                4       Sandstone             06/97                  10%
                                5       Hilands I             06/97                  11%
                                6       Windsail              03/97                  10%
                                8       Sundown Village       12/96               10.09%
                                9       Rio Cancion           12/96                9.42%
                               10       Sonoran Terrace       08/96                9.39%

                         Based upon the aforementioned factors and the quality of the subject, it is our opinion that a 9.5 percent "going-in" capitalization rate was appropriate in this market. Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period. Therefore, we believe a terminal capitalization rate of 10.5 percent is appropriate for the subject property. The resulting value indicates a first year capitalization rate of
                         9.29 percent before capital items.

CASH FLOW ASSUMPTIONS    .    Rents were based on an average current rental rate
                              of approximately $0.65 per square foot. During the projection period rents were increased at a rate of 0 percent in Year 1 and 4 percent per year thereafter. As previously discussed in the "Apartment Market Analysis" section of this report, the subject area's average rental rates have increased at a healthy pace in the

===================================================================================================================================
                                               VILLAGE AT THE FOOTHILL ST APARTMENTS
Fiscal Year Ending                          1998      1999      2000      2001      2002      2003      2004      2005      2006
-----------------------------------------------------------------------------------------------------------------------------------
INCOME:
Apt. Rents                                 449,520   467,501   486,201   505,649   525,875   546,910   568,786   591,538   615,199
Rent/SF/Mo.                                  0.646     0.671     0.698     0.726     0.755     0.786     0.817     0.850     0.884
Other Income/Yr.                             9,283     9,654    10,040    10,442    10,860    11,294    11,746    12,216    12,704
                                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Gross Income                               458,803   477,155   496,241   516,091   536,734   558,204   580,532   603,753   627,903

% Vacancy                                    10.00%     8.00%     8.00%     8.00%     8.00%     8.00%     8.00%     8.00%     8.00%
Vacancy Allowance                           45,880    38,172    39,699    41,287    42,939    44,656    46,443    48,300    50,232
                                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Effective Gross Income                     412,923   438,983   456,542   474,804   493,796   513,548   534,089   555,453   577,671
                         -------------
Expenses:                $/UNIT  $/SF
                         -------------
Real Estate Taxes          623   0.64       37,352    38,846    40,400    42,016    43,697    45,444    47,262    49,153    51,119
                         -------------
Insurance                   70   0.07        4,224     4,393     4,568     4,751     4,941     5,139     5,344     5,558     5,780
                         -------------
Personnel                  603   0.62       36,203    37,651    39,157    40,724    42,353    44,047    45,809    47,641    49,547
                         -------------
Utilities                  503   0.52       30,169    31,376    32,631    33,936    35,294    36,706    38,174    39,701    41,289
                         -------------
Repairs and Maintenance    463   0.48       27,756    28,866    30,021    31,222    32,470    33,769    35,120    36,525    37,986
                         -------------
Contract Services          181   0.19       10,861    11,295    11,747    12,217    12,706    13,214    13,743    14,292    14,864
                         -------------
General Administrative      80   0.08        4,827     5,020     5,221     5,430     5,647     5,873     6,108     6,352     6,606
                         -------------
Management Fee            5.00%  0.36       20,646    21,949    22,827    23,740    24,690    25,677    26,704    27,773    28,884
                         -------------
Reserves for Replacement   300   0.31       18,000    18,720    19,469    20,248    21,057    21,900    22,776    23,687    24,634
                         -------------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Total Expenses                             190,038   198,117   206,042   214,283   222,855   231,769   241,040   250,681   260,708
Per SF                                        3.28      3.41      3.55      3.69      3.84      3.99      4.15      4.32      4.49
                                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Net Operating Income                       222,884   240,866   250,500   260,520   270,941   281,779   293,050   304,772   316,963
Per SF                                        3.84      4.15      4.32      4.49      4.67      4.86      5.05      5.25      5.46

Capital Items:                              50,000         0         0         0         0         0         0         0         0
                                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Cash Flow                                  172,884   240,866   250,500   260,520   270,941   281,779   293,050   304,772   316,963
                                          --------  --------  --------  --------  --------  --------  --------  --------  --------
Present Value Factor            12.50%    0.888889  0.790123  0.702332  0.624295  0.554929  0.493270  0.438462  0.389744  0.346439

Present Value of Cash Flow                 153,675   190,314   175,934   162,641   150,353   138,993   128,491   118,783   109,808

NOI in 10th Year                           342,827             Present Value of Income Stream        1,430,505
Ro at Reversion                              10.50%            Present Value of Reversion              955,177

                                         ---------            -------------------------------------------------
Indicated Reversion                      3,265,018             Indicated Value of Subject            2,385,682
Less: Sales Costs                5.00%     163,251             Indicated Value/SF                        41.12
                                         ---------
                                                               Indicated Value/Unit                     39,761
Reversion in 10th Yr                     3,101,767             GIM at Indicated Value (rent income        5.31
                                                                only)
                                                               Ro at Indicated Value                      9.34%
                                                              -------------------------------------------------


==========================================================================================
              VILLAGE AT THE FOOTHILL ST APARTMENTS
Fiscal Year Ending                                    2007          2008
------------------------------------------------------------------------------------------
INCOME:
Apt. Rents                                           639,807       655,399
Rent/SF/Mo.                                            0.919         0.956
Other Income/Yr.                                      13,212        13,741
                                                    --------      --------
Gross Income                                         653,020       679,140

% Vacancy                                               8.00%         8.00%
Vacancy Allowance                                     52,242        54,331
                                                    --------      --------
Effective Gross Income                               600,778       624,809

                         -------------
Expenses:                $/UNIT  $/SF
                         -------------
Real Estate Taxes          623   0.64                 53,164        55,290
                         -------------
Insurance                   70   0.07                  6,012         6,252
                         -------------
Personnel                  603   0.62                 51,528        53,590
                         -------------
Utilities                  503   0.52                 42,940        44,658
                         -------------
Repairs and Maintenance    463   0.48                 39,505        41,085
                         -------------
ContractServices           181   0.19                 15,459        16,077
                         -------------
General Administrative      80   0.08                  6,870         7,145
                         -------------
Management Fee            5.00%  0.36                 30,039        31,240
                         -------------
Reserves for Replacement   300   0.31                 25,620        26,644
                         -------------              --------      --------
Total Expenses                                       271,137       281,982
Per SF                                                  4.67          4.86
                                                    --------      --------
Net Operating Income                                 329,641       342,827
Per SF                                                  5.68          5.91

Capital Items:                                             0             0
                                                    --------      --------
Cash Flow                                            329,641       342,827
                                                    --------      --------
Present Value Factor            12.50%              0.307946      0.000000

Present Value of Cash Flow                           101,512             0

NOI in 10th Year
Ro at Reversion

Indicated Reversion
Less: Sales Costs                5.00%


Reversion in 10th Yr

     =========================================================================
                                   CASH FLOW SUMMARY

      CALENDAR YEAR             ANNUAL       12.50%             PV OF
       ENDING 12/31           CASH FLOW   NPV FACTOR        CASH FLOW
       ------------           ---------   ----------        ---------
               1998           $172,884      0.888888889    $  153,675
               1999            240,866      0.790123457       190,314
               2000            250,500      0.702331962       175,934
               2001            260,520      0.624295077       162,641
               2002            270,941      0.554928957       150,353
               2003            281,779      0.493270184       138,993
               2004            293,050      0.438462386       128,491
               2005            304,772      0.389744343       118,783
               2006            316,963      0.346439416       109,808
               2007            329,641      0.307946148       101,512
                                                           ----------

     TOTAL NPV OF CASH FLOWS                               $1,430,505

     Projected NOI - 11th Year                             $  342,827
     Terminal Capitalization Rate                               10.50%
                                                           ----------
     Estimated Value of Property at End of 10th Year       $3,265,018
     Less Sales Cost @                             5.00%     (163,251)
                                                           ----------
     Value of Reversion at End of 10th Year                $3,101,767
     Discount Factor - 10th Year                  12.50%     0.307946
                                                           ----------
     Present Value of the Reversion                        $  955,177
     Sum of Present Values of Cash Flow                     1,430,505
                                                           ----------
     MARKET VALUE AS OF DECEMBER 31, 1997                  $2,385,682

                                    (ROUNDED)              $2,390,000
                                                           ==========
     =========================================================================

                         early 1990's; however, with the significant amount of new construction the growth has slowed.

                    . The subject's current physical vacancy is 12 percent and the economic vacancy rate is about 14 percent. The primary reason for the discrepancy between the physical and economic rent is the difference between market and contract rents as well as discounts given for concessions. Due to the large supply of excess inventory in the current market, we estimate 10 percent vacancy for the first year of the cash flow. It is our opinion that the subject should be capable of obtaining an 8 percent vacancy rate for the for the remainder of the holding.

                    . The property has been appraised based on a "resident pays utilities" status.

                    . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                    .    A discount rate of 12.50 percent was utilized.

                    . A terminal capitalization rate of 10.5 percent was believed reasonable.

                    . A sales cost of 4 percent of the reversionary value was estimated.

                    A cash flow analysis for the subject may be found on the following pages. The estimated leased fee market value for the subject on an "as is" basis via discounted cash flow method is

                         TWO MILLION FOUR HUNDRED THOUSAND DOLLARS
                                        ($2,400,000)

================================================================================
                     VILLAGE AT THE FOOTHILLS I APARTMENTS

    Fiscal Year Ending 12/31 ----                               1998
                                                                ----
--------------------------------------------------------------------------------
    Income:
    Apt. Rents                                              $449,520
    Rent/SF/Mo.                                                0.646
    Other Income/Yr.                                           9,283
                                                            --------
    Gross Income                                            $458,803

    % Vacancy                                                   8.00%
    Vacancy Allowance                                         36,704
                                                            --------
    Effective Gross Income                                  $422,099

                                 -----------------
    Expenses:                     $/Unit     $/SF
                                 -----------------
    Real Estate Taxes               623       0.64          $ 37,352
    Insurance                        70       0.07             4,224
    Personnel                       603       0.62            36,203
    Utilities                       503       0.52            30,169
    Repairs and Maintenance         463       0.48            27,756
    Contract Services               181       0.19            10,861
    General Administrative           80       0.08             4,827
    Management Fee                 5.00%      0.36            21,105
    Reserves for Replacement        300       0.31            18,000
                                 -----------------          --------

    Total Expenses                                          $190,497
    Per SF                                                      3.28
                                                            --------

    Net Operating Income                                    $231,602
    Per SF                                                      3.99

    Capitalization Rate                                         9.50%
                                                            --------

    Fee Simple Stabilized Market Value                    $2,437,911
    Less:      Rent Loss Due to Lease-up                     $21,446
               Deferred Maintenance                          $50,000
                                                          ----------
    Leased Fee "As Is" Market Value                       $2,366,465
    Leased Fee "As Is" Market Value (Rounded)             $2,400,000
    ----------------------------------------------------------------------------

               RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
               ---------------------------------------

                                                 Year 1
                                                 ------
              Stabilized NOI                    $231,602
              Projected NOI                      208,654
                                                 -------
              Rent Loss                          $22,948
              PV Factor @  7.00%                0.934579
                                                --------
              PV Income Loss                     $21,446

              CUMULATIVE LOSS                    $21,446

    ============================================================================

DIRECT CAPITALIZATION    Direct capitalization is a method used to convert a
                         single year's income estimate into a value indication.
                         In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                         The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 9.39 to 11.00 percent.

                         A "going-in" capitalization rate of 9.5 percent was deemed appropriate due to the quality of the subject, its location, and the current market conditions. The net income is capitalized into a value of $2,437,911 with deductions for rent loss due to lease-up and deferred maintenance made subsequently to reflect a value of $2,366,465 or $2,400,000 rounded.


INCOME APPROACH
CONCLUSION               DCF METHOD.................................. $2,400,000
                         DIRECT CAPITALIZATION METHOD................ $2,400,000

                         The two methods of comparison are supportive of each other and we gave equal reliance to each. We are of the opinion that the "as is" market value of the subject property, as of December 31, 1997 is $2,400,000

                                RECONCILIATION
--------------------------------------------------------------------------------

                          Sales Comparison Approach       $2,300,000
                          Income Approach                 $2,400,000

                    The Sales Comparison Approach utilized relatively recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates market activity based on the willing buyer/willing seller concept. We placed supportive weight on this approach to the Income Approach.

                    The Income Approach attempts to measure investment qualities of the property. Based on actual rental rates in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate. We have placed emphasis on the Income Approach.

                    Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of December 31, 1997 is

                          TWO MILLION FOUR HUNDRED THOUSAND DOLLARS
                                            ($2,400,000)

                                PINNACLE CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Pinnacle Canyon
Address                  7050 E. Sunrise Drive
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                11/97
Grantor (Seller)         Pinnacle Canyon Joint Venture
Grantee (Buyer)          BRE Property Investors, Inc.
Recorded Document        10677-1104
Sale Price               $11,727,000
Occupancy                98%
Sale Price per Unit      $52,120
Sale Price per SF        $51.23
Capitalization Rate      NA

TERMS OF SALE            CASH

PROPERTY DESCRIPTION
Year Built               1995
Last Year Renovated      NA
Number of Stories        2
Number of Buildings      20
Number of Units          225
Number of Bedrooms       428
Net Rentable Area        228,931
Average Unit Size        1,017 SF
Land Area                15.290 Acres
Unit Density             14.71 Units per Acre
Property Condition       Excellent
Parking (type)           Open, carport and detached garage (500 spaces)
Construction Type        Wood frame, stucco exterior, concrete foundation, tile
                         roof
Unit Amenities           Washer/dryer, built-in television, roman tub, microwave
Project Amenities        Swimming pool, spa, clubhouse, exercise room, computer
                         center
Confirmed With           Real Data, Inc., Newspaper article (11/30/97), and
                         Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments Detailed income and expense information was not available. The NOI/SF, expenses, and capitalization could not be derived, however, the EGIM is estimated at 5.69.

                               PINNACLE HEIGHTS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    2


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Pinnacle Heights
Address                  7990 East Snyder
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                11/97
Grantor (Seller)         Pinnacle Heights Associates
Grantee (Buyer)          BRE Property Investors, LLC
Recorded Document        10677-1112
Sale Price               $16,364,000
Occupancy                97%
Sale Price per Unit      $52,787
Sale Price per SF        $48.22
Capitalization Rate      NA

TERMS OF SALE            Cash

PROPERTY DESCRIPTION
Year Built               1995
Last Year Renovated      NA
Number of Stories        2
Number of Buildings      25
Number of Units          310
Number of Bedrooms       562
Net Rentable Area        339,364
Average Unit Size        1,095 SF
Land Area                30 Acres
Unit Density             10.33 Units per Acre
Property Condition       Excellent
Parking (type)           Open, carport, and detached garage (590 spaces)
Construction Type        Wood frame, stucco exterior, Spanish tile roof
Unit Amenities           Washer/dryer, microwave, ceiling fans
Project Amenities        Swimming pool, two spas, exercise room, computer
                         center, and clubhouse

Confirmed With           Real Data, Inc., Newspaper article (11/30/97), and
                         Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments Detailed income and expense information was not available, however, a 5.60 EGIM has been estimated.

                                   FOOTHILLS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    3


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Foothills
Address                  5441 N. Swan Road
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                11/97
Grantor (Seller)         Foothills APB, LP
Grantee (Buyer)          AIMCO/Foothill LP
Recorded Document        10677-2151
Sale Price               $7,600,000
Occupancy                97%
Sale Price per Unit      $28,148
Sale Price per SF        $45.26
Capitalization Rate      NA

TERMS OF SALE            CASH

PROPERTY DESCRIPTION
Year Built               1984
Last Year Renovated      NA
Number of Stories        2
Number of Buildings      11
Number of Units          270
Number of Bedrooms       300
Net Rentable Area        167,910
Average Unit Size        622 SF
Land Area                7.5 Acres
Unit Density             36 Units per Acre
Property Condition       Good
Parking (type)           Open and covered (380 spaces)
Construction Type        Wood frame, stucco exterior, and tile roof
Unit Amenities           Patio/balcony, storage
Project Amenities        Swimming pool, clubhouse, weight room, racquetball,
                         tennis courts, laundry facility

Confirmed With           Real Data, Inc., Newspaper article (11/30/97), and
                         Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments No economic information was available, a 5.38 EGIM WAS estimated from knowledge of sales price, rents, and occupancy.

                                   SANDSTONE
--------------------------------------------------------------------------------

                             [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    4


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Sandstone Apartments
Address                  405 E. Prince Road
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                06/97
Grantor (Seller)         Tucson Park Ridge, Ltd.
Grantee (Buyer)          Feigal Sandstone LP
Recorded Document        10569-1839
Sale Price               $8,849,000
Occupancy                100%
Sale Price per Unit      $26,815
Sale Price per SF        $48.84
Capitalization Rate      10.0%

TERMS OF SALE            Cash


PROPERTY DESCRIPTION
Year Built               1986
Last Year Renovated      NA
Number of Stories        3
Number of Buildings      NA
Number of Units          330
Number of Bedrooms       363
Net Rentable Area        181,167
Average Unit Size        549 SF
Land Area                8.42 Acres
Unit Density             39.19 Units per Acre
Property Condition       Good
Parking (type)           Covered and open
Construction Type        Wood frame, stucco exterior, Spanish tile roof
Unit Amenities           Washer/dryer available, covered parking, balconies
Project Amenities        Swimming pool, spa, tennis courts, volleyball, laundry
                         room, clubhouse, exercise room
Confirmed With           Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

                                   HILANDS I
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    5


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Highlands I
Address                  5755 E. River Road
City/State               Tucson, Arizona

TRANSACTION DATA
Sale Date                06/97
Grantor (Seller)         Doubletree Finance, Inc.
Grantee (Buyer)          Northland Hilands Portfolio, LP
Recorded Document        10565/255
Sale Price               $12,500,000
Occupancy                95%
Sale Price per Unit      $29,343
Sale Price per SF        $53.34
Capitalization Rate      11%

TERMS OF SALE            Cash

PROPERTY DESCRIPTION
Year Built               1985
Last Year Renovated      NA
Number of Stories        3
Number of Buildings      NA
Number of Units          426
Number of Bedrooms       468
Net Rentable Area        234,324
Average Unit Size        550 SF
Land Area                14.71 Acres
Unit Density             28.95 Units per Acre
Property Condition       Good
Parking (type)           Open and carport (527 spaces)
Construction Type        Wood frame, stucco exterior, concrete foundation, tile
                         roof
Unit Amenities           Washer/dryer, patio or balcony w/storage, covered
                         parking
Project Amenities        2 Swimming pools, spa, lounge, exercise room,
                         racquetball court, tennis courts, laundry room
Confirmed With           Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments                 Limited economic data available.

                                   WINDSAIL
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE    6


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Windsail
Address                  7300 North Mona Lisa Road
City/State               Tucson, Arizona

TRANSACTION DATA
Sale Date                03/97
Grantor (Seller)         PTR Holdings
Grantee (Buyer)          Windsail Properties LLC
Recorded Document        10513/2196
Sale Price               $10,037,000
Occupancy                94%
Sale Price per Unit      $33,457
Sale Price per SF        $41.14
Capitalization Rate      10%

TERMS OF SALE            Cash

PROPERTY DESCRIPTION
Year Built               1985
Last Year Renovated      NA
Number of Stories        2
Number of Buildings      21
Number of Units          300
Number of Bedrooms       548
Net Rentable Area        243,952
Average Unit Size        813 SF
Land Area                11.65 Acres
Unit Density             25.8 Units per Acre
Property Condition       Good
Parking (type)           Open (150) and Covered (300)
Construction Type        Wood frame, stucco exterior, Spanish tile roof
Unit Amenities           Washer/dryer connection, fireplace, microwave,
                         balcony/patio
Project Amenities        Swimming pool, spa, sauna, exercise room, tennis
                         courts, playground
Confirmed With           Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments                 Limited economic data reveals estimated EGIM of 5.74

                                 COBBLE CREEK
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    7

PROPERTY IDENTIFICATION

Job Number               97-073/97-079
Project Name             Cobble Creek
Address                  7700 E. Speedway Blvd.
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                11/97
Grantor (Seller)         Security Capital Pacific Trust
Grantee (Buyer)          Cobble Creek Associates, LLC
Recorded Document        11463/642
Sale Price               $9,250,000
Occupancy                91%
Sale Price per Unit      $30,731
Sale Price per SF        $42.55
Capitalization Rate      NA

TERMS OF SALE            Cash

PROPERTY DESCRIPTION
Year Built               1980
Last Year Renovated      NA
Number of Stories        3
Number of Buildings      13
Number of Units          301
Number of Bedrooms       367
Net Rentable Area        217,382
Average Unit Size        722 SF
Land Area                9.877 Acres
Unit Density             30.47 Units per Acre
Property Condition       Fair
Parking (type)           Open and carport (386 spaces)
Construction Type        Concrete block with stucco exterior, flat built-up roof
Unit Amenities           Fireplace, balcony/patio
Project Amenities        Swimming pool, clubhouse, spa, tennis court,
                         racquetball court, basketball court
Confirmed With           Comps and Real Data, Inc., and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments Economic information was confidential, however, from knowledge of sales price, rental rates, and occupancy, an EGIM of 6.35 was calculated.

                                SUNDOWN VILLAGE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8


PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Sundown Village
Address                  8215 North Oracle Road
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                12/96
Grantor (Seller)         Security Capital Pacific Trust
Grantee (Buyer)          Sundown Associates, LLC
Recorded Document        10438/1085
Sale Price               $11,350,000
Occupancy                90%
Sale Price per Unit      $34,394
Sale Price per SF        $40.57
Capitalization Rate      10.09%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income          $2,187,240
Vacancy/Collection Loss 10%     $(218,724)
Other Income                    $  83,970
Effective Gross Income          $2,052,486
Operating Expenses              $(941,265)
Net Operating Income            $1,111,221

PROPERTY DESCRIPTION
Year Built               1984
Last Year Renovated      NA
Number of Stories        1, 2 & 3
Number of Buildings      37
Number of Units          330
Number of Bedrooms       486
Net Rentable Area        279,758
Average Unit Size        848 SF
Land Area                14.99 Acres
Unit Density             22 Units per Acre
Property Condition       Good
Parking (type)           Open (82) Covered (250) and Detached Garage (17)
Construction Type        Wood frame with stucco exterior, tile roof
Unit Amenities           Fireplace, microwave, washer/dryer hook-up
Project Amenities        Swimming pool, spa, sauna, clubhouse
Confirmed With           Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

                                  RIO CANCION
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 9

PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Rio Cancion
Address                  2400 East River Road
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                12/96
Grantor (Seller)         Security Capital Pacific Trust
Grantee (Buyer)          Rio Cancion Associates, LC
Recorded Document        10438/1044
Sale Price               $17,400,000
Occupancy                90%
Sale Price per Unit      $45,910
Sale Price per SF        $50.67
Capitalization Rate      NA

TERMS OF SALE            Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income             $  2,956,200
Vacancy/Collection Loss 10%        $   (295,620)
Other Income                       $     97,200
Effective Gross Income             $  2,757,780
Operating Expenses                 $(1,1 18,846)
Net Operating Income               $  1,638,934

PROPERTY DESCRIPTION
Year Built               1983
Last Year Renovated      NA
Number of Stories        1 & 2
Number of Buildings      35
Number of Units          379
Number of Bedrooms       613
Net Rentable Area        343,370
Average Unit Size        906 SF
Land Area                16.323 Acres
Unit Density             23.21 Units per Acre
Property Condition       Good
Parking (type)           Open and carport (878 spaces)
Construction Type        Wood frame with stucco exterior, concrete foundation,
                         Spanish tile roof
Unit Amenities           Fireplace, vaulted ceilings, microwave, balcony/patio,
                         w/d hookup
Project Amenities        3 swimming pools, spa, fitness room, basketball court,
                         tennis court, carports, clubhouse
Confirmed With           Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

                               SONORAN TERRACES
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                         COMPARABLE APARTMENT SALE 10

PROPERTY IDENTIFICATION
Job Number               97-073/97-079
Project Name             Sonoran Terraces
Address                  7887 N. La Cholla Boulevard
City/ State              Tucson, Arizona

TRANSACTION DATA
Sale Date                08/96
Grantor (Seller)         Security Capital Pacific Trust
Grantee (Buyer)          NA Sonoran Terraces 5-1
Recorded Document        10357/907
Sale Price               $18,750,000
Occupancy                95%
Sale Price per Unit      $50,134
Sale Price per SF        $45.04
Capitalization Rate      9.39%

TERMS OF SALE            Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income        $ 2,995,238
Vacancy/Collection Loss 5%    $  (149,762)
Effective Gross Income        $ 2,845,476
Operating Expenses            $ 1,084,034
Net Operating Income          $ 1,761,442

PROPERTY DESCRIPTION
Year Built               1985
Last Year Renovated      NA
Number of Stories        2
Number of Buildings      60
Number of Units          374
Number of Bedrooms       632
Net Rentable Area        416,256 SF
Average Unit Size        1,113 SF
Land Area                25.8 10 Acres
Unit Density             14.49 Units per Acre
Property Condition       Good
Parking (type)           Open and Covered (674 spaces)
Construction Type        Brick veneer, concrete foundation, Spanish tile roof
Unit Amenities           Washer/dryer
Project Amenities        Swimming pools, clubhouse, tennis courts, weight room,
                         covered parking
Confirmed With           Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.
Comments                 None

                                TIERRA CATALINA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1

PROPERTY IDENTIFICATION

Job Number:                        97-073/97-79
Name of Project:                   Tierra Catalina
Street Address:                    3201 East Skyline Drive
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1983
Number of Stories:                 2
Number of Units:                   120
Net Rentable Area (SF):            140,561
Average Unit Size (SF):            1,171
Parking Surface:                   Asphalt
Type of Construction:              Painted stucco exterior with flat built-up
                                   roofs and red tile pitched roof fronts

                                      --------------------------------------------------
Unit Mix:                             Total     Unit      Size      Monthly   Monthly
                                      Units     Type      (SF)      Rent      Rent/SF
                                      --------------------------------------------------
                                        23   1BR/1BA        900     $   640   $0.71-0.81
                                        18   1BR/lBA        916     625-680         0.74
                                        19   2BR/2BA      1,207         790         0.65
                                        25   2BR/2BA      1,233     850-950    0.69-0.77
                                        17   2BR/2BA/TH   1,304     890-950     0.680.73
                                        18   3BR/2BA/TH   1,525   950-1,070     0.620.70
                                      --------------------------------------------------

Concession:                        None

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer connections, fireplaces, patio/balconies, covered parking

Project Amenities:                 1 swimming pool, 1 tennis court, jacuzzi,
                                   picnic area, clubroom, laundry facility

ECONOMIC DATA
Percent Occupied:                  99%
Avg. Monthly Rent/SF of NRA:       $0.69
Electricity Paid By:               Tenant
Length of Lease:                   6,9, and 12 months
Security Deposit:                  $175-$275

Confirmed With:                    On-site agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                             L'AUBERGE CANYON VIEW
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY DESCRIPTION
Job Number:                        97-073/97-79
Name of Project:                   L'Auberge Canyon View
Street Address:                    6650-55 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1987
Number of Stories:                 2
Number of Units:                   264
Net Rentable Area (SF):            269,048
Average Unit Size (SF):            1,019
Parking Surface:                   Asphalt
Type of Construction:              Masonry with flat built-up roofs

Unit Mix:

                                   -----------------------------------------
                                    Total  Unit     Size   Monthly  Monthly
                                    Units  Type     (SF)    Rent    Rent/SF
                                   -----------------------------------------
                                    32     1BR/1BA    724  $  725   $1.00
                                    64     2BR/2BA    909     775    0.85
                                    60     2BR/2BA  1,049     825    0.79
                                    66     2BR/2BA  1,095     875    0.80
                                    12     3BR/2BA  1,223   1,010    0.82
                                    19     3BR/2BA  1,243   1,010    0.81
                                    11     3BR/2BA  1,291   1,010    0.78
                                   -----------------------------------------

Concessions:                       None

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer in units, fireplaces, outdoor-utility closets, covered parking

Project Amenities:                 1 swimming pool, 1 tennis court, jacuzzi,
                                   clubroom

ECONOMIC DATA
Percent Occupied:                  96%
Avg. Effective Monthly
Rent/SF of NRA:                    $0.82
Electricity Paid By:               Tenant
Length of Lease:                   7 and 12 months
Security Deposit:                  $225; $200 refundable

Confirmed With:                    RealData Inc./On-Site Agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                         THE GREENS AT VENTANA CANYON
-------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-79
Name of Project:                   The Greens at Ventana Canyon
Street Address:                    5800 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1986
Number of Stories:                 2
Number of Units:                   265
Net Rentable Area (SF):            267,935
Average Unit Size (SF):            1,011
Parking Surface:                   Asphalt
Type of Construction:              Masonry exterior
Unit Mix:

                                   --------------------------------------------
                                   Total    Unit     Size  Monthly   Monthly
                                   Units    Type     (SF)    Rent    Rent/SF
                                   --------------------------------------------
                                    22   1BR/1BA/DEN   818 $    714  $     0.87
                                    26       1BR/1BA   847      740        0.87
                                    29       2BR/2BA   945      775        0.82
                                    27       2BR/2BA   974      739        0.76
                                    48       2BR/2BA 1,018  787-837   0.77-0.82
                                    65       2BR/2BA 1,050      800        0.76
                                    22       2BR/2BA 1,169  914-964   0.78-0.82
                                    26   2BR/2BA/DEN 1,207      950        0.79
                                   --------------------------------------------

Concessions:                       1/2 off first month's rent

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer in units, fireplaces, ceiling fans, outdoor utility closets, patio/balconies, covered parking

Project Amenities:                 1 swimming pool, jacuzzi, picnic area, club
                                   room

ECONOMIC DATA
Percent Occupied:                  89%
Avg. Monthly Rent/SF of NRA:       $0.80
Electricity Paid By:               Tenant
Length of Lease:                   12 months
Security Deposit:                  None (special)

Confirmed With:                    RealData Inc./On-site Agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                                 THE ARBORETUM
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-79
Name of Project:                   The Arboretum
Street Address:                    4700 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1986
Number of Stories:                 2
Number of Units:                   496
Net Rentable Area (SF):            402,272
Average Unit Size (SF):            811
Parking Surface:                   Asphalt
Parking Spaces:                    322 open; 352 covered
Type of Construction:              Frame with stucco exterior and flat built-up
                                   roofs and pitched tile and shingle roofs

Unit Mix:

                                   -----------------------------------------
                                    Total  Unit    Size    Monthly  Monthly
                                    Units  Type    W(SF)     Rent   Rent/SF
                                   -----------------------------------------
                                    32     1BR/1BA    520  $475     $0.91
                                   128     1BR/1BA    616   500      0.81
                                    96     1BR/1BA    686   510      0.74
                                    32     1BR/1BA    767   560      0.73
                                    64     2BR/1BA    984   650      0.66
                                    48     2BR/2BA    995   710      0.71
                                    48     2BR/2BA  1,001   735      0.73
                                    48     3BR/2BA  1,200   799      0.67
                                   -----------------------------------------

Concessions:                       1/2 month free rent. $175 off if deposit on
                                   1/st/ visit

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, fireplaces, patio/balconies, ceiling fans, covered parking

Project Amenities:                 3 swimming pools, jacuzzi, picnic area,
                                   clubroom, laundry facility, exercise/weight room

ECONOMIC DATA
Percent Occupied:                  99%
Avg. Monthly Rent/SF of NRA:       0.734
Electricity Paid By:               Tenant
Length of Lease:                   9 and 12 months
Security Deposit:                  $175 -- 1BR; $200-2BR; $225-3BR
Pets Allowed/Deposit:              $200 plus $15 per month

Confirmed With:                    RealData Inc./On-Site Agent
Date Confirmed:                    12/97 by SNE/Bach Realty Advisors, Inc.

                               VILLAS SIN VACAS
--------------------------------------------------------------------------------



                             PHOTO DID NOT DEVELOP

                               RENT COMPARABLE 5


PROPERTY IDENTIFICATION
JOB NUMBER:                        97-073/97-79
Name of Project:                   Villas Sin Vacas
Street Address:                    7601 North Calle Sin Envidia
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1985
Number of Stories:                 2
Number of Units:                   72
Net Rentable Area (SF):            80,178
Average Unit Size (SF):            1,114
Parking Surface:                   Asphalt
Type of Construction:              Open and 72 carports

Unit Mix:

                                   --------------------------------------------
                                   Total     Unit      Size   Monthly  Monthly
                                   Units     Type      (SF)     Rent   Rent/SF
                                   --------------------------------------------
                                    38    1BR/1BA/DEN    930  $  835   $0.90
                                    18        2BR/2BA  1,195   1,050    0.88
                                    16        3BR/2BA  1,458   1,200    0.82
                                   --------------------------------------------

Concessions:                       None

Unit Amenities:                    Fireplace, washer and dryer, microwave,
                                   covered parking

Project Amenities:                 Swimming pool, clubhouse

ECONOMIC DATA
Percent Occupied:                  Mid to high 90's %
Avg. Monthly Rent/SF of NRA:       $0.871
Electricity Paid By:               Tenant
Length of Lease:                   9 and 12 months
Security Deposit:                  $200
Pets Allowed/Deposit               $200

Confirmed With:                    On-Site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                                COLONIA DEL RIO
--------------------------------------------------------------------------------


                             PHOTO DID NOT DEVELOP

                               RENT COMPARABLE 6


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-79
Name of Project:                   Colonia Del Rio
Street Address:                    4601 N. Via Entrada
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1985
Number of Stories:                 2
Number of Units:                   176
Net Rentable Area (SF):            177,760
Average Unit Size (SF):            1,010
Parking Surface:                   Asphalt
Parking Spaces:                    261
Type of Construction:              Masonry exterior with red tile roofs

Unit Mix:

                                   --------------------------------------------
                                   Total    Unit     Size  Eff.Mo.  Eff. Mo.
                                   Units    Type     (SF)    Rent   Rent/SF
                                   --------------------------------------------
                                    22       1BR/1BA   713 $    560 $     0.79
                                    44       1BR/1BA   796      590       0.74
                                    22       1BR/1BA 1,022      655       0.64
                                    22       2BR/1BA 1,068      680       0.64
                                    44    2BR/2BA/TH 1,170      795       0.68
                                    22       3BR/2BA 1,345  795-810  0.59-0.60
                                   --------------------------------------------

Concessions:                       $200 off 1/st/ month's rent

Unit Amenities:                    Fireplace, washer and dryer, microwave,
                                   covered parking

Project Amenities:                 Swimming pool, spa, exercise room, playground

ECONOMIC DATA
Percent Occupied:                  90's%
Avg. Effective Monthly
Rent/SF of NRA:                    $0.683
Electricity Paid By:               Tenant
Length of Lease:                   NA
Security Deposit:                  $75
Pets Allowed/Deposit:              Yes/$150

Confirmed With:                    On-site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                            BOULDERS AT LA RESERVE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 7

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-79
Name of Project:              Boulders at La Reserve
Street Address:               1500 E. Pusch Wilderness Drive
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1995
Number of Stories:            2
Number of Units:              240
Net Rentable Area (SF):       239,792
Average Unit Size (SF):       999
Parking Surface:              Asphalt
Parking Spaces:               375, same garages
Type of Construction:         Masonry exterior with flat built-up and red tile
                              pitched roofs

Unit Mix:

                              -------------------------------------------------
                                Total       Unit       Size   Monthly  Monthly
                                Units       Type       (SF)    Rent    Rent/SF
                              -------------------------------------------------
                                  64      1BR/1BA       725      $595    $0.82
                                  48    1BR/1BA/DEN     929       655     0.71
                                  64      2BR/2BA      1,057      740     0.70
                                  64      3BR/2BA      1,268      860     0.68
                              -------------------------------------------------

Concessions:                  1/2 month free rent on 1BR or 2 BR and 1 month
                              free on 3BR w/12 month lease

Unit Amenities:               Some fireplaces, washer and dryer, microwave,
                              garage

Project Amenities:            Swimming pool, spa, exercise room, clubhouse

ECONOMIC DATA
Percent Occupied:             NA
Avg. Effective Monthly
Rent/SF of NRA:               $0.717
Electricity Paid By:          Tenant
Length of Lease:              7-13 months
Security Deposit:             $100
Pets Allowed/Deposit:         $300 plus $10 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                     Garages bring a rental premium of $60 plus.

                               LA RESERVE VILLAS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 8

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-79
Name of Project:              La Reserve Villas
Street Address:               10700 N. La Reserve Drive
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1988
Number of Stories:            2
Number of Units:              240
Net Rentable Area (SF):       216,008
Average Unit Size (SF):       900
Parking Surface:              Asphalt
Parking Spaces:               Yes, but 240 carports
Type of Construction:         Masonry exterior with flat built-up and red tile
                              pitched roofs

Unit Mix:

                              --------------------------------------------
                               Total     Unit     Size   Monthly  Monthly
                               Units     Type     (SF)    Rent    Rent/SF
                              --------------------------------------------
                                64      1BR/1BA    697      $580    $0.83
                                96      2BR/2BA    943       690     0.73
                                52      2BR/2BA    957       750     0.78
                                28      3BR/2BA  1,111       875     0.79
                              --------------------------------------------

Concessions:                  None

Unit Amenities:               Fireplace, washer/dryer, microwave

Project Amenities:            (2) swimming pools, spa, exercise room, clubhouse

ECONOMIC DATA
Percent Occupied:             90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.772
Electricity Paid By:          Tenant
Length of Lease:              6 mos., 9 mos., 1 year
Security Deposit:             $140 1BR, $160 2BR, $180 3BR
Pets Allowed/Deposit:         $300 plus $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                             LEGENDS AT LA PALOMA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 9

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-79
Name of Project:              Legends at La Paloma
Street Address:               3750 E. Via Palomita
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1995
Number of Stories:            2
Number of Units:              312
Net Rentable Area (SF):       322,696
Average Unit Size (SF):       1,034
Parking Surface:              Asphalt
Parking Spaces:               312 carports and open parking
Type of Construction:         Frame stucco with masonry exterior and sloped tile
                              roof

Unit Mix:

                              ---------------------------------------------
                               Total     Unit     Size   Monthly  Monthly
                               Units     Type     (SF)    Rent    Rent/SF
                              ---------------------------------------------
                                72      1BR/1BA    745      $675    $0.91
                               152      2BR/2BA  1,036       795     0.77
                                88      3BR/2BA  1,258       975     0.78
                              ---------------------------------------------

Concessions:                  1 month free rent

Unit Amenities:               Fireplace, washer and dryer, microwave, ceiling
                              fan

Project Amenities:            (2) swimming pools, spa, exercise room, clubhouse,
                              storage off patio/balcony

ECONOMIC DATA
Percent Occupied:             mid to high 90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.791
Electricity Paid By:          Tenant
Length of Lease:              6 mos. to 1 year
Security Deposit:             $150 1BR, $175 2BR, $200 3BR
Pets Allowed/Deposit:         $300 plus $10 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                               SKYLINE BEL AIRE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE 10

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-79
Name of Project:              Skyline Bel Aire
Street Address:               6255 Camino Pimeria Alta
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1979
Number of Stories:            1-2
Number of Units:              137
Net Rentable Area (SF):       154,151
Average Unit Size (SF):       1,125
Parking Surface:              Asphalt
Parking Spaces:               136 carports and open parking
Type of Construction:         Frame stucco with masonry exterior and flat roof

Unit Mix:

                              --------------------------------------------------
                               Total       Unit       Size    Monthly   Monthly
                               Units       Type       (SF)     Rent     Rent/SF
                              --------------------------------------------------
                                64      1BR/1BA/DEN      968    $615     $0.64
                                73        2BR/2BA      1,263     815      0.65

Concessions:                  $25 off rent 1BR $300 off 1st month rent w/12
                              month lease $150 off 1st month rent w/6 month lease

Unit Amenities:               Fireplaces, washer and dryer, covered parking

Project Amenities:            Swimming pool, spa, tennis court, billard room,
                              skylight in several bedrooms

ECONOMIC DATA
Percent Occupied:             Mid 90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.641
Electricity Paid By:          Tenant
Length of Lease:              6 mos., 9 mos., 1 year
Security Deposit:             $125 1BR and $150 2BR
Pets Allowed/Deposit:         $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                     One of the large units is the manager's unit.

                                PINNACLE CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE 11

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-79
Name of Project:              Pinnacle Canyon
Street Address:               7050 E. Sunrise Road
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1995
Number of Stories:            2
Number of Units:              225
Net Rentable Area (SF):       228,931
Average Unit Size (SF):       1,017
Parking Surface:              Asphalt
Parking Spaces:               NA
Type of Construction:         Masonry exterior with red tile roof

Unit Mix:

                              ---------------------------------------------
                               Total     Unit     Size   Monthly  Monthly
                               Units     Type     (SF)    Rent    Rent/SF
                              ---------------------------------------------
                                24      1BR/1BA    795      $650    $0.82
                                37      1BR/1BA    840       675     0.80
                                48      2BR/2BA  1,124       775     0.69
                                74      2BR/2BA  1,152       800     0.69
                                40      3BR/2BA  1,351       935     0.69

Concessions:                  1 month free rent w/12 month lease

Unit Amenities:               Some fireplaces, washer and dryer, microwave,
                              built-in television, covered parking

Project Amenities:            Swimming pool, spa, exercise room, clubhouse,
                              computer center

ECONOMIC DATA
Percent Occupied:             98%
Avg. Effective Monthly
Rent/SF of NRA:               $0.762
Electricity Paid By:          Tenant
Length of Lease:              NA
Security Deposit:             $100
Pets Allowed/Deposit:         $200 plus $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                          PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE     Bach Realty Advisors, Inc. (since June 1997)
                    President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

               Bach Thoreen McDermott Incorporated (July 1991 -- May 1997)
                    Chief Executive Officer.

               Bach Thoreen & Associates, Inc. (1985 -- 1991)
                    President

               Bach & Associates, Inc. (1980 -- 1984)
                    President

               Landauer Associates, Inc. (1980 -- 1984)
                    Senior Vice-President and General Manager -- Southwestern Region

               Coldwell Banker Commercial Group, Inc. (1973 -- 1980)
                    Vice-President and Manager, Appraisal Services.

               Appraisal Research Associates (1971 -- 1973)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Ray R. Hastings, MAI (1964 -- 1971)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Residential Real Estate Sales (1963 -- 1964)
                    Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:        Appraisal Institute
               Appraisal Institute, Houston Chapter 33
               Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
               Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
               Appraisal Institute, Co-Chairman of the Education Committee
               (1980)
               Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987 -- 1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
               (1984)
               AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:      Real Estate Broker, State of Texas

Certification: Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

               Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
               Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION      B.S. Marketing, University of Southern California (1962)

================================================================================

                     A COMPLETE, SELF-CONTAINED APPRAISAL

                                      OF

                  THE PONTE VEDRA BEACH VILLAGE I APARTMENTS
                                700 OCEAN PLACE
                          PONTE VEDRA BEACH, FLORIDA




                                      FOR


                       HUTTON/CON AM REALTY INVESTORS 2
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110




                                     AS OF

                               DECEMBER 31, 1997




                                      BY


                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-074

================================================================================

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

         Letter of Transmittal................................... 1
         Assumptions and Limiting Conditions..................... 2
         Certification........................................... 4
         Salient Facts and Conclusions........................... 6
         Nature of the Assignment................................ 7
         City/Neighborhood Analysis.............................. 9
         Apartment Market Analysis...............................19
         Site Analysis...........................................24
         Improvements............................................27
         Highest and Best Use....................................29
         Appraisal Procedures....................................33
         Sales Comparison Approach...............................35
         Income Approach.........................................39
         Reconciliation..........................................49

                                    ADDENDA

                          Improved Sales Comparables
                               Rent Comparables
                               Legal Description
                          Professional Qualifications

               [LETTERHEAD OF BACH REALTY ADVISORS APPEARS HERE]

March 20, 1998


Hutton/Con Am Realty Investors 2
1764 San Diego Avenue
San Diego, California 92110

Re: A Complete, Self-Contained Appraisal Of The 122-Unit Multifamily Complex Known as the Ponte Vedra Beach Village I Apartments Located at 700 Ocean Place in Ponte Vedra Beach, Florida; BRA: 97-074

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997, and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Jacksonville area apartment market, the sale of comparable properties; market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of

                             EIGHT MILLION DOLLARS
                                 ($8,000,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.



/s/ Stevan N. Bach

Stevan N. Bach, MAI
President and Chief Executive Officer

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                         The certification of this appraisal is subject to the following assumptions and limiting conditions.

                         1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                         2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                         3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                         4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                         5. That a survey of the property has not been made by the appraiser.

                         6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                         7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                         8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                         9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                         10. That the valuation estimate herein is subject to an all cash or all cash equivalent purchase and does not reflect special or favorable financing in today's market.

                         11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipation's and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                         12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                         13.  Bach Realty Advisors, Inc. is not an expert as to
                              -------------------------------------------------
                              asbestos and will not take any responsibility for
                              -------------------------------------------------
                              its existence or the existence of other hazardous
                              -------------------------------------------------
                              materials at the subject property, analysis for
                              -----------------------------------------------
                              EPA standards, its removal, and/or its
                              --------------------------------------
                              encapsulation. If the reader of this report and/or
                              --------------------------------------------------
                              any entity or person relying on the valuations in
                              -------------------------------------------------
                              this report wishes to know the exact or detailed
                              ------------------------------------------------
                              existence (if any) of asbestos or other toxic or
                              ------------------------------------------------
                              hazardous waste at the subject property, then we
                              ------------------------------------------------
                              not only recommend, but state unequivocally that
                              ------------------------------------------------
                              they should obtain an independent study and
                              -------------------------------------------
                              analysis (including costs to cure such
                              --------------------------------------
                              environmental problems) of asbestos or other toxic
                              --------------------------------------------------
                              and hazardous waste.
                              --------------------

                         14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                    The undersigned does hereby certify to the best of his knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. That all physical and economic conditions are the same on the date of value as they were on the date of inspection.

                    11. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997 is $8,000,000.



                         /s/ Stevan N. Bach
                         -----------------------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:                The Ponte Vedra Beach Village I Apartments
                               700 Ocean Place
                               Ponte Vedra Beach, Florida

Location:                      East side of State Highway A1A at Ocean Place
                               about three miles south of the Duval/St Johns
                               County line in Ponte Vedra Beach, Florida

BRA:                           97-074

Legal Description:             21.75-acre tract out of Sections 27 and 46,
                               Township 3 South, Range 29 East, St. Johns
                               County, Florida

Land Size:                     21.75 acres or 947,430 square feet

Building Area:                 143,508 square feet of net rentable space plus an
                               approximate 1,500-square-foot leasing
                               office/clubhouse

Year Built:                    1984

Unit Mix:                      38  1BR/1BA/VILLA at 858 square feet
                               42  2BR/2BA/VILLA at 1,196 square feet
                               30  2BR/2BA/TH at 1,430 square feet
                               12  3BR/2BA/TH at 1,481 square feet

No. of Units:                  122

Average Unit Size:             1,176 square feet

Occupancy:
 Physical:                     94.3 percent
 Economic:                     85 percent


Highest and Best Use
 As Vacant:                    Apartment development
 As Improved:                  Current use (as apartments)

Date of Value:                 December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:    $8,000,000

"As Is" Market Value by
 Income Approach:              $8,000,000

"As Is" Market Value
  Conclusion:                  $8,000,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL           The purpose of this complete, self-contained appraisal is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY        The subject of this appraisal report is the Ponte Vedra
                    Beach Village I Apartments located at 700 Ocean Place, Ponte
                    Vedra Beach, Florida.

DATE OF THE
APPRAISAL           All opinions of value expressed in this report reflect
                    physical and economic conditions prevailing as of December
                    31, 1997.

DEFINITION OF
SIGNIFICANT TERMS   The Appraisal of Real Estate, Eleventh Edition, 1996,
                    ----------------------------
                    sponsored by the Appraisal Institute defines Market Value as:

                         "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                         (1)  Buyer and seller are typically motivated;

                         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                         (3) A reasonable time is allowed for exposure in the open market;

                         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                    Leased Fee Estate - An ownership interest held by a landlord
                    -----------------
                    with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

-----------------------------

     /1/The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
        ---------------------------------------

FUNCTION OF THE
APPRAISAL           It is the understanding of the appraisers that the function of this appraisal is for annual partnership and/or internal purposes.

PROPERTY RIGHTS
APPRAISED           The appraisers have appraised the "as is" leased fee
                    interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY  No transfers of ownership to the subject were discovered during the past three years upon interviews with real estate brokers in the area and research into the grantor/grantee deed records of St. Johns County, Florida.

SCOPE/BASIS OF
THE APPRAISAL       This appraisal has been made in accordance with accepted
                    techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                    Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report.

                    The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

                    The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraisers conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

                  [JACKSONVILLE BEACH AREA MAP APPEARS HERE]

                          CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                    Jacksonville is the seat of Duval County and is situated near the northeastern corner of Florida on the St. Johns River. This location is approximately 150 miles north of Orlando, 165 miles east of Tallahassee, and 15 miles west of the Atlantic Ocean.

                    The city of Jacksonville was consolidated with Duval County in the 1960s and has since been recognized as one of the largest incorporated municipalities in the nation in terms of land area with 841 square miles. In population, Jacksonville is one of the 20 largest cities in the United States and the most populous incorporated city in Florida. In 1990 the U.S. Bureau of the Census estimated the city's population at 648,200 persons. In 1995 this estimate increased to 676,718. The Jacksonville Metropolitan Statistical Area (MSA) includes Duval, Clay, St. Johns, and Nassau Counties. The 1990 MSA population was estimated at 906,727 according to the Census bureau, which indicates that the MSA is the fifth largest MSA in Florida after Tampa-St. Petersburg-Clearwater, Miami-Hialeah, Fort Lauderdale-Hollywood-Pompano Beach, and Orlando. As of January 1, 1997 the Jacksonville MSA stood at 1,025,600 or 13.1 percent higher than the 1990 population. The following chart depicts the Jacksonville MSA population and employment growth over the past two decades.

                                  1970      1980      1990      1994      1995     2005*
                                ----------------------------------------------------------
                     Population  612,600   722,300   906,727   981,600   994,900 1,140,700
                     Employment  159,400   281,800   422,700   437,474   460,245   625,690

                    Source: U.S. Bureau of the Census, Florida Department of Labor and Employment Security
                             *Projection

                    Historical population growth for the Jacksonville MSA from 1980 to 1990 averaged 2.3 percent per year. The growth has decreased slightly to 1.7 percent annually from 1990 to 1995. Population increases are anticipated to continue as job growth rises and as stated above the population estimated as of January 1, 1997 was 1,025,600. The Bureau of Business & Economic Research at the University of Florida projects the Jacksonville MSA population to be between 967,000 and 1,178,000 by the year 2000. The median projection for this time period is a population of 1,063,700. The greatest population growth has recently occurred to the south and east of the St. Johns River in Duval County. Other notable growth has been observed in northeastern Clay County near Orange Park, and in northern St. Johns County particularly along the Atlantic Coast beaches.

                    The median age of the population in the Jacksonville MSA is lower than that found in the retirement havens of southern Florida. The median age in this MSA is 34 years according to the Census Bureau. This compares to about 36 years in Miami, 39 years in Fort Lauderdale, and 40 years in Tampa. The medium age in the city of Jacksonville is slightly less (33.3 years) than for the MSA.

                    Jacksonville was originally known as Florida's industrial city due to its port, shipyards, paper mills, and food processing plants. More recently, however, Jacksonville has become known as a regional center for banking, insurance, medicine and distribution. The Research Department of the Jacksonville Chamber of Commerce reported that the six largest private sector employers in the area were: Winn-Dixie Grocery Company, AT&T, Publix Super Market, Blue Cross/Blue Shield of Florida, Barnett Banks, and CSX Transportation. Two of Florida's largest banks, Barnett Bank and First Union, are officed in Jacksonville, along with 30 insurance companies. Jacksonville is also becoming a major back-office hub, as large corporations set up customer service centers and data processing operations in the area, including Merrill Lynch & Company, AT&T Corporation, and America Online, Inc. in the past few years. In addition, the world-renowned Mayo Clinic has one of its two regional medical centers located in southeastern Jacksonville. The recent additions in these medical and service-related industries have contributed to a more diverse economy in the area, and have helped civic leaders' attempts to transform the city's image from that of an industrial town to a regional distribution, service, and financial center.

                    The largest contributor to the Jacksonville employment market is its three naval installations which include: Cecil Field Naval Air Station, located in the southwest sector of Duval County; Jacksonville Naval Air Station, located on the west bank of the St. Johns River a few miles south of the Central Business District (CBD), and the Mayport Naval Training Center, situated at the mouth of the St. Johns River near the Atlantic Ocean. These military establishments in Jacksonville employ approximately 31,200 civilian and military personnel. More recently, Cecil Field has been placed on the government's list of possible closures due to budget cutting measures. It is due to be closed in August 1999, which should result in the loss of approximately 7,500 military and civilian jobs. Jacksonville created the Cecil Field Development Commission with the task of developing a reuse plan for Cecil Field. The commission was dissolved in May 1997 as it had completed its task and transferred duties and functions to the Jacksonville Economic Development Commission. Infrastructure improvements are being discussed and to date funding has been secured for three major projects: survey of the land for city incorporation; three-phased conversion of the water and sewer systems to the city systems; and a transportation study (completed). The Naval Air Station is increasing in size because of the consolidation of units to the Jacksonville Naval Air Station. The net result in the closure and consolidation is little change in the present number of personnel.

                    Total civilian employment in the Jacksonville MSA as of April 1996 was 480,100 persons according to the Florida Department of Labor and Employment Security. The unemployment rate as of that date was 3.3 percent down from
                    3.7 percent in February 1996, or lower than the U.S. Department of Labor's 4.8 percent rate for the state of Florida as of the same date. The above is the latest information received from the Jacksonville Chamber of Commerce.

                    The breakdown of nonagricultural employment as of November 1995 in the Jacksonville area is presented below and illustrates the growing diversity of the local employment base.

                         NONAGRICULTURAL EMPLOYMENT                   NUMBER   PERCENT
                       ----------------------------------------------------------------
                         Manufacturing                                 35,500      7.4
                         Construction                                  24,200      5.0
                         Transportation, Communications, Utilities     32,000      6.7
                         Trade                                        117,600     24.5
                         Finance, Insurance, Real Estate               50,300     10.5
                         Services & Miscellaneous                     152,900     31.8
                         Government                                    67,200     14.0
                         Other                                            400      0.1
                                                                      -------    -----
                         Total                                        480,100    100.0

                    Source: Florida Department of Labor and Employment Security, November 1995.
                    Note: The 480,100 estimates varies from the earlier stated estimate of 460,245.

                    A surge of new jobs in Jacksonville earned the city a spot as the ninth fastest-growing metro labor market in 1996, according to the latest figures from the U.S. Bureau of Labor Statistics between 1993 and 1995, non-farm employment in Duval, St. Johns, Nassau and Clay Counties jumped 9.6 percent from 438,600 to 480, 800. Despite its Florida location, the tourist/convention industry has a smaller impact on the Jacksonville MSA economy than in other parts of the state. Most area beaches and recreation facilities cater to local residents. The exception would be the Amelia Island Resort located 20 miles northeast of the city on the Atlantic Ocean. Amelia Island features world-class golf and tennis and luxury resort accommodations and is designed to attract vacationers from around the country. The most recent addition to this resort was the 450-room Ritz Carlton Hotel, which opened in June of 1991.

                    The increase in service-oriented industries in Jacksonville has resulted in a substantial increase in income for the area's residents. Per Capita income rose by an average of approximately 1.4 percent per year from 1986 to 1995.

                                           JACKSONVILLE MSA
                                   YEAR   PER CAPITA INCOME
                                 ---------------------------
                                   1986              $14,629
                                   1987               15,482
                                   1988               16,490
                                   1989               14,973
                                   1990               15,695
                                   1995               16,920

                    Source: U.S. Department of Commerce, Bureau of Economic Analysis

                    According to a demographic profile of Duval County, the medium household effective buying income was $15,712 as of January 1, 1997. Additionally there were 278,800 households with 48 percent owner-occupied. Total Duval County population was 733,500 with projections of 787,000 by the year 2005.

                    Jacksonville is a major distribution center of durable goods for Florida and Georgia. Transportation facilities include an international airport, rail service from various railroad companies, numerous private freight distribution companies, and bus service. Jacksonville has rail facilities with multi-modal transportation capabilities. The Port of Jacksonville, which utilizes the St. Johns River from the east end of the CBD to the Atlantic Ocean, is a leading import center for foreign automobiles. This facility consists of both the Blount Island Marine Terminal (867 acres) and the Talleyrand Docks and Terminals (173 acres) and features a 38-foot-deep channel. The Jacksonville Port Authority has acquired 589 acres of property on Dames Point for its third terminal development, which is the result of demand from new ship lines. A $300,000,000 project to deepen the harbor from 38 to 42 feet has been proposed. The international airport, operated by the Jacksonville Port Authority, has undergone $100 million of improvements, which added two new terminals, twelve new gates, and extended a runway to accommodate larger planes for transcontinental flights.

                    Two major Interstate Highways, Interstate 10 and Interstate 95, intersect near downtown Jacksonville. Interstate 10 travels west from the city to the Gulf Coast communities in the Southeastern U.S., then continues west through the Southwestern U.S. to Los Angeles. Interstate 95 runs north/south along the Eastern Seaboard of the U.S. Interstate 295 provides a bypass around the major urbanized areas of the city to the northeast, northwest, west, and south. Completion of the eastern section of Interstate 295, which would create a beltway around the city, has been proposed with limited access approach roads expected to be in place by 2000. Many of the express roads and highways in Jacksonville formerly were toll roads; however, the toll charges were removed in the mid-1980s.

                    The unified city/county government in Jacksonville and Duval County has been a unique feature of the area since the 1960s. A singular taxing authority collects for schools and municipal services for all residents. Excepted from Jacksonville city authority are the communities of Atlantic Beach, Neptune Beach, and Jacksonville Beach, which are separate incorporated municipalities within Duval County.

                    Twenty miles of beaches along the Atlantic Ocean provide a wealth of recreational opportunities for area residents. The wide St. Johns River south of the CBD is popular with local pleasure craft. The average annual temperature in Jacksonville is 71 degrees with annual rainfall averaging 55 inches. Residents' needs for higher education in the area are served by several local colleges and universities such as Jacksonville University, the University of North Florida, and Florida Community College. Jacksonville is the headquarters for both the Professional Golf Association and Association of Tennis Professionals tours. It is also the home of the newest member of the expanded National Football League, the Jacksonville Jaguars. The team plays in the City's Gator Bowl Stadium, which seats 82,000 after renovation. The area boasts six museums, an active arts association, and one major daily newspaper. In addition, St. Augustine in neighboring St. Johns County to the south is the oldest city in

                    North America, and features numerous historic buildings and landmarks including the Castillo de San Marcos National Monument.

                    The diversification of the economy has affected development in the Jacksonville area over the past several years. According to Reynolds, Smith and Hills, Inc. (RS&H), a local real estate research and development company, the total inventory of office space in the area in 1990 was 12,436,000 square feet. There has been about 1,040,000 square feet of office construction since 1990. Over 5 million square feet of office space has been constructed since 1987, with half in the suburban markets. Most suburban development was intended for single-tenant usage by companies such as Barnett Bank, American Express, CSX, and Blue Cross/Blue Shield. Of these, Barnett Bank developed an 820,000-square-foot nonbanking headquarters facility in a campus-style environment near the intersection of Southside Boulevard and U.S. 1 in southeastern Jacksonville.

                    As of August 1997, the Central Business District (CBD) consisted of 57 buildings with a total of 6,298,533 square feet and a total for Jacksonville of more than 130 buildings with over 13,000,000 square feet, the majority of which are in the Southside (Butler) area at 84 for 5,199,037 square feet. As of August 1997, office announcements indicated eight projects to contain about 876,000 square feet and provide over 3,480 jobs. Additionally seven other projects are to be announced that total over 1.6 million square feet. Companies involved in the announced projects are Atlantic Teleservices, Barnett Banks, Purdential Health Care, Chase Manhatten Corporation, Koger Equity, Gran Central Corporation, and Hallmark Partners.

                    The office market in Jacksonville is active and reports by submarket in the August 15, 1987 issue of Commercial Real Estate indicate a tightening and strong market with new construction justified. Vacancy is now in single digits city-wide and all submarkets have lower vacancy than one year ago except for one submarket. Rents city-wide have increased $1.50 to $3.00 per square foot from 1996 levels and proposed projects are expected to obtain rents in excess of $20 per square foot.

                    The increasing household income in Jacksonville has attracted a substantial amount of retail development in recent years. Most of this development has occurred in suburban markets on the south side and in the beach communities. In September 1990, The Avenues Mall was completed offering over 1.4 million square feet of retail space at Southside Boulevard and U.S. Highway 1. Food Lion, a North Carolina-based grocery chain, constructed 17 strip centers throughout the Jacksonville area during 1988 and 1989. Beach area redevelopment featured the opening of two regional centers known as Sandcastle Plaza and South Beach Center, and several large "power" centers were constructed near two of the regional malls in the area.

                    As of December 31, 1996 the Jacksonville MSA showed total retail sales at $10.155 million, up 30.5 percent since year end 1991. Duval County, which encompasses Jacksonville, had retail sales of 7.644 million or an increase of 26.3 percent since 1991. Based on information from the ULI Market
                                                              ----------
                    Profiles: 1996
                    --------------

                        [NEIGHBORHOOD MAP APPEARS HERE]
                    rents for retail space have stabilized since 1987 ranging from $30.00 to $50.00 per square foot per year for enclosed mall space. Typical rent levels for smaller centers experienced a slight increase to a range between $9.00 and $14.00 per square foot. Rental rates for older strip centers range from $4.00 to $8.00 per square foot.

                    Retail development is projected to be stable until vacant space within the market is reasonably absorbed. Residential growth in the northern and middle St. Johns County areas, southside-Intracoastal west, and the Avenue-U.S. Highway 1-Southside Boulevard areas of the city is expected to produce retail activity in these markets. Residential, both single and multi-family remains active in development. The October 31, 1997 edition of Homefront identifies over 320 single family developments that are active today.

                    The industrial real estate sector has not experienced the significant vacancy problems incurred by the office and retail markets. This sector is very strong in the Jacksonville area and is experiencing heavy demand for build-to-suit space from industry entering the market. New construction during 1995 totaled over 1.5 million square feet, a new record high. The major projects in the area include Sara Lee's Coach subsidiary; NatureForm, Inc.; Pilot Pen Corporation; Sally Industries; H.J. Heinz Company's Portion Pac, Inc.; Viking Office Products and a Georgia Pacific expansion. The majority of new construction is taking place in the south and west sides of Jacksonville. As established by the NAIOP report in August 1997, the south side submarket has favorably responded to the one-year supply of space, however, there remains 300,000 square feet within six buildings that has not been leased. Activity for this space has been slow. The west side market continues to grow and is said to be a strong market. The north side submarket is strong with minimal vacancy and the Port Authority is expected to spend about $100 million on airport and seaport capital improvements, which were to begin October 1997. Industrial parks of tradeport and Imeson will benefit most from the expenditures.

                    The apartment market is discussed in the Apartment Market Analysis section that follows.

NEIGHBORHOOD
ANALYSIS The subject is located in the northeast area of St. Johns County approximately 18 aerial miles from the Jacksonville CBD. The neighborhood is generally described as the northernmost portion of St. Johns County, or that area lying west of the Atlantic Ocean and south and east of the St. Johns/Duval County Line immediately south of the city of Jacksonville Beach. Although unincorporated, this neighborhood is better known as the community of Ponte Vedra Beach.

                    Florida State Highway AlA (Highway AlA) is a major thoroughfare, which runs the length of Florida's Atlantic Coast areas from Fernandina Beach at the north end to Miami Beach in the south. Through the subject neighborhood, this divided fourlaned road cuts through the neighborhood in a similar north/south fashion. Just north of the subject neighborhood boundary in Jacksonville Beach, Highway AlA intersects with J. Turner Butler Boulevard, a major roadway connecting

                    Jacksonville with its suburban beach communities. Highway AlA runs generally about 5 blocks west of the Atlantic coast in this neighborhood except at its southern end, where it merges with State Road 203/Ponte Vedra Boulevard. Ponte Vedra Boulevard continues northward from this point immediately along the oceanfront. Major crossroads between these two neighborhood roadways include Corona Road, about 1 mile south of the Duval County Line, and Solana Road, several blocks north of Corona Road. Solana Road is a two-laned street, which continues west from Highway AlA, then turning southwest, and south along the Intracoastal Waterway where its name changes to Roscoe Boulevard. Finally, Palm Valley Road, a two-laned street, branches off to the southwest from Highway AlA about 2 miles south of the county line; Palm Valley Road, also known as State Road 210, continues southwestward providing access to the neighborhood from U.S. Highway 1 and Interstate 95 at the north end of St. Johns County. Approximately half of the land within the neighborhood boundaries is east of the Intracoastal Waterway; this half is approximately 60 percent developed. The area west of this canal lies largely undeveloped and is predominantly marshland.

                    Ponte Vedra Beach enjoys a reputation as a popular resort community and affluent suburban enclave in the Jacksonville MSA. While no official population count exists, area real estate professionals estimate the population of Ponte Vedra Beach to be over 15,000 persons. The area is popular with retirees for its proximity to beaches and for its numerous resort-style subdivisions which often include country clubs, golf courses, and tennis facilities. However, this location within approximately 30 minutes of downtown Jacksonville and even closer to large suburban office parks on the city's south side has attracted local suburban residents as well. The Mayo Clinic's regional facility at San Pablo Road and J. Turner Butler Boulevard is just 4 miles northwest of this neighborhood. The Southpoint and Southside Boulevard office centers to the west are a reasonable 15-minute commute from the neighborhood along Highway AlA and J. Turner Butler Boulevard, which eventually intersects with Interstate 95 to the west.

                    In the retail sector, several neighborhood shopping centers are noted along either side of Highway AlA. Ponte Vedra Square is situated in this neighborhood at the southwest corner of Highway AlA and Solana Road, which Ponte Vedra Point shopping center is at the southwest corner of this highway and Palm Valley Road. Between these two neighborhood centers is a third, known as Sawgrass Village along the west side of the street. Regional shopping can be found at South Beach Regional Center, located just to the north of the neighborhood boundary at the northwest corner of Highway AlA and J. Turner Butler Boulevard in Jacksonville Beach. A planned 250,000-square-foot center was announced in late 1993 and was completed at the southwest corner of Highway AlA and J. Turner Butler Boulevard. Anchor tenants include Target, Publix, and Ace Hardware. Currently there is a zoning change requested for land adjacent to the subject Lakeview Village Apartments for a new shopping center.

                    All of these retail developments are supported by the growth and affluence of the residential sector in Ponte Vedra Beach. The affluence of the neighborhood is illustrated by the location of six country club developments in the area over the past twelve years which feature custom homes generally priced from $150,000 to over $400,000, well above the median home price in the Jacksonville MSA. The residential neighborhoods tend to become more prestigious at the southern end of Ponte Vedra Beach. This southern part of the community is the location of both the Sawgrass and Tournament Players Club (TPC) country club/golf course developments. The Professional Golf Association and the Association of Tennis Professionals both have headquarter offices in Ponte Vedra Beach at the Tournament Players Club development, and each has sponsored major professional tournaments within the community in the last several years.

                    Office development in the Beaches area, which includes Ponte Vedra, is primarily smaller sized buildings less than 30,000 square feet in size. The August 1997 Commercial Real Estate publication surveyed 19 office buildings totaling approximately 600,000 square feet and only 2 buildings were in excess of 30,000 square feet. The current supply of immediately available office space is low. The Ponte Vedra market has more supply, but also has more demand particularly in the law, medical professionals, financial planners, and insurance professionals. Rental rates are in the $19.00 to $21.00 per square foot full service category. Demand is strong in Ponte Vedra and over 150,000 square feet is proposed along the `hot' AlA corridor south of State 202.

                    Several multifamily condominium and apartment projects are located in Ponte Vedra Beach. Condos are typically found immediately along the ocean or with the Sawgrass or TPC developments, while apartments are located at the north end of the neighborhood and along Highway AlA. According to the Jacksonville Planning Department, which publishes a quarterly apartment survey for the region, the Beach area submarket in which Ponte Vedra Beach is located has among the highest monthly average apartment rental rate of the six submarkets in the Jacksonville MSA. Physical occupancy rates in each of the existing apartment communities surveyed were over 90 percent. At subject valuation date, there were several apartment projects being constructed in or near Ponte Vedra. Apartment development was occurring west of AlA and south of J. Turner Butler Boulevard (State 202) and along Hodges Road north of J. Turner Butler Boulevard. The apartment construction in or near Ponte Vedra is more specifically identified as west of the subject apartment complex near the Landing Parkway/Ponte Vedra Lakes Boulevard intersection.

                    Despite the growth in the area, which has generally occurred over the past twelve years, about one-third of the land in the neighborhood lies vacant and ready for development. To the south and west of this neighborhood are typically vacant areas, which contain marshes or land within the Guana River State Park; to the north is the older city of Jacksonville Beach, and to the east is the Atlantic Ocean. The St. Johns District provides bus service to children in the neighborhood attending public schools; Ponte Vedra Beach has its own elementary school at Highway AlA and Corona Road. The University of North Florida is located about 6 miles northwest of this neighborhood at J. Turner Butler Boulevard and St. Johns Bluff Road. Police and fire protection is provided by the county.

                    The neighborhood's access to supporting facilities, Atlantic beaches, along with the location of prestigious golf club communities within Ponte Vedra Beach have made the neighborhood one of the most attractive areas in Jacksonville. Physical occupancy rates in many multifamily developments in this area are above 90 percent. As the result of an improving local economy, there has been new development in retail and multifamily housing. As the economy continues to recover, the appraiser anticipates that the demand for residential units and retail space will become greater, and that space in the subject neighborhood will actively participate in this increased absorption due to all of the neighborhood's positive features stated above. However, as the neighborhood becomes more built-out, it will likely experience a period of stability as it matures in the long-term compared to the period of rapid development this neighborhood enjoyed throughout most of the 1980s.

CONCLUSION          Jacksonville, with a January 1997 U.S. Census Bureau
                    population of 1,025,600 in its MSA, was known in the past as a military and industrial port city at the northeastern end of Florida. However, the employment base has grown and diversified over the past two decades as major banks, insurance companies and medical service industries have opened regional or headquarter offices in the area. This activity has increased the income of area residents and spurred significant job growth through much of the 1980s.
                    Although Jacksonville is not noted as a major tourist center compared to southern areas of Florida, the area has attractive beaches and a redeveloped downtown riverfront area to serve the local population.

                    The diversification of the employment base ignited office development both downtown and in the south side suburbs during the past ten years. Numerous large retail centers have been built in recent years to support the growing Jacksonville area population and income. Major private employers include Barnett Bank, Blue Cross/Blue Shield of Florida, and CSX Transportation. Nonetheless, the city's naval presence, with over 30,000 personnel, still dominates employment in the area.

                    While new industries and employers such as America Online and AT&T have continued to enter the local employment market with new back-office operation centers, the appraisers anticipate less office development as the focus in the marketplace switches to absorption and renovation of existing vacant space. Bright spots in the Jacksonville real estate market include improving occupancy rates in the apartment market and a relatively low industrial space vacancy rate compared to other industrial markets nationwide.

                    The city of Jacksonville appears to be enjoying a favorable economic climate. Construction permits and absorption of space in some sectors such as single-family residential have increased, while unemployment figures remain low. Although the closing of the Cecil Field Naval Air Station is not favorable, many of the lost jobs could potentially be offset by additions to the area's other two Naval bases and to the reuse plan of Cecil Field. The city's diversifying economic base, good supporting facilities, Florida sunbelt location, and good quality of life should support growth and absorption in all sectors.

                    The Ponte Vedra area is in demand and development activity is present in the apartment, retail, and office areas. This is in the Beaches area and reflects tourism, a retirement population, etc. with a growing need/demand for medical, financial, insurance, and law professionals. It is expected that demand for apartments will continue into the near future.

                        [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    Information from two surveys was utilized in the analysis of the Jacksonville apartment market analysis. The first is the Apartment Market Survey for Greater Jacksonville, Florida, Second Quarter, 1996 prepared by the Jacksonville Planning and Development Department and the Northeast Florida Apartment Council. The second is the Jacksonville Apartment Market Survey, Third Quarter 1997, published by Vestcor Realty Management, Inc. Most references are made to the survey prepared by the Vestcor Realty Management, Inc. AS THE FIRST SURVEY WAS NOT MADE IN 1997 BY THE PLANNING DEPARTMENT AND NORTHEAST FLORIDA APARTMENT COUNCIL.

                    Construction of apartment projects in Jacksonville during the late 1980s continued but at lower levels each year from 1985 through 1989. The credit restrictions by lenders and their regulators following the savings and loan scandals in the mid- 1980s contributed to make construction funds scarce for apartment developers nationwide. The chart below illustrates the units constructed per year in Jacksonville since 1985.

                                YEAR  TOTAL UNITS PERMITTED
                              -----------------------------
                                1985                  5,079
                                1986                  4,521
                                1987                  2,656
                                1988                  1,949
                                1989                  1,407
                                1990                  1,707
                                1991                  1,170
                                1992                      0
                                1993                    278
                                1994                    912
                                1995                  1,073
                                1996                  3,284
                                1997                    978

                    Source: Jacksonville Planning and Development Department and Vestcor Realty Management, Inc.

                    In 1996 3,284 units were permitted for five or more dwelling units. In 1997 there were 978 units permitted. The outlook for future development of apartment projects in the Jacksonville area appears to be good as occupancies are in the 90 percent to 95 percent range and the economy remains healthy. Construction was visible to the appraiser in the south part of Jacksonville.

                    According to the Jacksonville Planning Department, the current number of apartment units existing in the metropolitan area is approximately 54,000. The Planning Department conducts a survey of the city and area apartment market. This survey is done by mail to the owners and/or managers of apartment complexes in Duval County as well as in northern Clay and St. Johns Counties, and the results of the survey are published every quarter year in the department's Apartment Market Survey. The Second Quarter of
                                 -----------------------
                    this survey, which is stated to
                    reflect the area apartment market as of the end of June 1996, is the most recent available; this survey is compiled based on the responses of owners and/or managers of 27 percent of the total existing apartment units in the area. Of the 27 percent or 14,575 units, there was a physical occupancy rate of 95.58 percent with one bedroom apartments with the highest rate at 96.23 percent and efficiencies with the lowest average occupancy rate this quarter at 92.25 percent. The physical occupancy rates and average monthly rents as of the Second Quarter 1996 are generally higher among those properties, which were built since 1990. The Third Quarter 1997 market survey by Vestcor Realty Management, Inc. reflects the following statistics for average occupancy.

                                           3/RD/ QTR   3/RD/ QTR     CHANGE
                       CATEGORY               1997      1996       IN 1 YEAR
                      ------------------------------------------------------
                       All units               92.8%     92.2%        0.6%
                       Built before 1979       92.1%     89.2%        2.9%
                       Built 1980--1989        94.0%     95.6%       (1.6%)
                       Built 1990--1997        90.1%     92.2%       (2.1%)

                    The survey indicates a slight increase in occupancy for all units from one year ago with pre-1979 constructed units receiving the positive occupancy while post 1980 and post 1990 construction showed 1.6 to 2.1 percent decreases in occupancy. The major reason for the decrease appears to be home-buying alternatives.

                    The Vestcor apartment market survey includes every apartment community with more than 100 units. They compared the information received from on-site personnel to their electric meter analysis. Properties undergoing renovation or in lease-up were removed from the database. If occupancy data on properties was not consistent with the electric meter analysis, these properties were also removed. The result was a review of 186 apartment complexes containing 41,572 units or nearly 70 to 75 percent of the units in the Jacksonville area by a 1996 count.

                    Average monthly rental rates per unit were obtained by Vestcor and are delineated below by year of construction.

                                            3/RD/ QTR 3/RD/ QTR    CHANGE
                       CATEGORY               1997      1996     IN 1 YEAR
                      ---------------------------------------------------------
                       All units               $ 568     $ 565     +3--0.5%
                       Built before 1979       $ 509     $ 504     +5--1.0%
                       Built 1980--1989        $ 605     $ 596     +9--1.5%
                       Built 1990-- 1997t      $ 809     $ 791    +18--2.3%

                    The Vestcor survey for the First Quarter 1996 reported an average monthly rental rate per unit for the Jacksonville area of $540. This compared to $565 per unit during the Third Quarter 1996 indicates an increase in rental rates during the 6 months from the Vestcor survey is 4.6 percent.

                    The survey indicates a slight monthly rental rate increase for all apartment units surveyed, but increases of 1 percent to 2.3 percent for various construction dated classified units. It is important to note that the increases in categories by year built tend to counter the findings of rental increases for all units and indicate that the increase for all units should be between 1 percent to 2.3 percent or on average about 1.65 percent. Secondly, the 2nd Quarter 1997 average monthly rental for all units was $574, which would indicate a $6.00 reduction to the 3rd Quarter 1997 average monthly rent of $568.

                    Overall, the Jacksonville apartment market appears to be healthy. Construction permits recorded for 1992 and 1993 were at their lowest levels in years, or from a high of 5,079 units in 1985 to 0 units permitted for 1992 and 278 in 1993. For 1994 and 1995, there were 912 and 1,073 units permitted, respectively. In 1996, there were 3,284 units permitted, while in 1997 there were 978 units permitted. Physical occupancy as of the Third Quarter 1997 was at 92.8 percent, which is a drop from 1996, but reflects the new construction. Absorption rates in new apartment projects have remained healthy over the past two years. Vacancies of the various apartment markets range from 3 to 7 percent. The appraisers project that the citywide market should reach a stabilized occupancy of 95 percent between one and two years at this rate of growth.

SUBMARKET ANALYSIS  The subject property is located in the Beaches submarket.
                    This submarket is generally described as the northeastern area of St. Johns County along the Atlantic Ocean at Ponte Vedra Beach and including the Duval County beachfront municipalities of Atlantic Beach, Neptune Beach, and Jacksonville Beach.

                    Vestcor Realty Management, Inc.'s Third Quarter 1997 survey features data on the apartment market within the city of Jacksonville as well as the area within the subject submarket and other immediate suburbs. This Third Quarter 1997 report, which is the most recent published to date, states that the Beaches submarket had a 94.0 percent physical occupancy rate, slightly higher than the average occupancy rate of 92.8 percent of the eight submarkets surveyed. This is a large increase from the 81.4 percent physical occupancy rate experienced in this submarket during the previous quarter and an increase from 93.6 percent in the Third Quarter 1996. Reference is made to the following table:

                                                       PHYSICAL OCCUPANCY
                                       QUARTER/YEAR  RATE BEACHES SUBMARKET
                                       ---------------------------------------
                                          01/92              93.63%
                                          02/92              86.74%
                                          03/92              88.13%
                                          04/92              92.82%
                                          01/93              94.43%
                                          02/93              96.88%
                                          03/93              91.95%
                                          04/93              91.43%
                                          01/94              92.57%
                                          02/94              94.16%
                                          03/94              95.34%
                                          04/94              91.70%
                                          01/95              98.46%
                                          02/95              91.81%
                                          03/95              95.38%
                                          04/95              95.73%
                                          01/96              94.89%
                                          02/96              93.19%
                                          03/96              93.60%
                                          02/97              81.40%
                                          03/97              94.30%

                    Source: Vestcor Apartment Market Survey for Greater
                            Jacksonville, Florida, Third Quarter 1997

                    The Beaches area apartments tend to attract more transient tenants than the city of Jacksonville as a whole. This can be noted in the wide occupancy rate changes from the above table. Beaches area tenants are usually most attracted to the area during the summer months. In addition, the pool of prospective tenants in this submarket fluctuates with the personnel movements at the nearby Mayport Naval Air Station and with the attraction of the retirement populace.

                    The average monthly rental rate in the Beaches submarket, at $606 as of the Second Quarter 1996, was among the highest of all the submarkets in the area. In the Second Quarter of 1997 the average monthly rental increased about 13 percent to $687 and then decreased 1 percent to $680 in Third Quarter 1997. It is believed that some of the changes in rental rates and occupancy is affected by new construction of multi-family, condo, and single family development in the Beaches and adjacent areas. The following table illustrates the trend in rental rates for the subject market according to the surveys by the Jacksonville Planning and Development Department and Vestcor.

                                                         AVERAGE MONTHLY RENTAL
                                    QUARTER/YEAR         RATE BEACHES SUBMARKET
                                   --------------------------------------------
                                        01/92                           $470
                                        02/92                            563
                                        03/92                            577
                                        04/92                            510
                                        01/93                            500
                                        02/93                            582
                                        03/93                            496
                                        04/93                            570
                                        01/94                            598
                                        02/94                            571
                                        03/94                            551
                                        04/94                            560
                                        01/95                            546
                                        02/95                            523
                                        03/95                            662
                                        04/95                            644
                                        01/96                            689
                                        02/96                            606
                                        03/96                            674
                                        02/97                            687
                                        03/97                            680

                    Source: Vestcor Apartment Market Survey for Greater
                            Jacksonville, Florida, Third Quarter 1997

                    Information regarding the number of new apartment projects, proposed or under construction, was not made available in the Third Quarter survey because the Beaches submarket is located in St. Johns County and construction permits are recorded in that county, not Duval County. There are projects located near US Highway A1A being built in the Ponte Vedra area and Beaches submarket. There are additional projects being built along Hodges Road north of J. Turner Butler Boulevard (State 202) which will contribute competition to the Ponte Vedra apartment communities.

                    The subject's submarket has exhibited a stabilized occupancy of between 90 and 95 percent (with one exception) according to one local apartment survey. The subject property has a current economic occupancy of 84 percent and is considered to be able to reach occupancy stabilization within three years.. Although the Beaches submarket has been an active market in the past, the future expected development of additional apartment units may cause problems for absorption of the existing vacant units unless demand can remain commensurate with construction. Additionally, there is some concern from the effect of the proposed shopping center adjacent to Lakeview Village on rental rates and/or occupancy.

                           [SITE PLAN APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject site is located along the east side of Highway A1A at a private street known as Ocean Place about 3 miles south of the Duval/St. Johns county line. This location is in the northeastern area of St. Johns County in the community of Ponte Vedra Beach about 18 aerial miles southeast of the Jacksonville CBD. The site is improved with the Ponte Vedra Beach Village I Apartments that have a street address of 700 Ocean Place, Ponte Vedra Beach, Florida.

SIZE AND SHAPE      A survey of the subject site was provided to the appraisers by the on-site property manager of the apartments. This survey indicates that the site comprises 21.75 acres and has an irregular, L-shaped configuration. The property has about
                    660 feet of frontage along the east line of Highway A1A and includes the area designated for Ocean Place, a private road running east/west through the site along its southern boundary to an abutting parcel to the south (Ponte Vedra
                    II).

ACCESS AND
VISIBILITY          The property is easily visible from Highway A1A due to its significant frontage on this roadway. Access into the site is provided by Ocean Place, a private roadway 60 feet wide running east across the site from Highway A1A at the west end of the site to the abutting parcel to the east. Highway
                    A1A is a four-laned divided roadway and is the main thoroughfare in Ponte Vedra Beach. Most of the major shopping centers in the area are located on this highway, which is the main arterial providing access to other parts of the Jacksonville area.

LEGAL DESCRIPTION   A full legal description is contained in the Addenda of this report. The subject site is generally described as being a 21.75-acre tract out of Sections 27 and 46, Township 3
                    South, Range 29 East, St. Johns County, Florida.

ZONING The site is zoned RG1 by St. Johns County which allows for higher density residential uses such as apartments or condominiums. Front and back setbacks are a minimum of 20 feet, with side setbacks at 10 feet. The maximum building height allowed by this zoning designation is 35 feet, with the minimum lot width at 100 feet. The minimum area coverage allowed is 6,000 square feet with an additional 4,350 square feet for each unit over two on the property. The coverage area is credited only to developable land; 40 percent of the undevelopable land on a parcel can also be made available for credit under the zoning regulations. The subject site and improvements appear to conform to these regulations.

UTILITIES           All utilities are available to the site. Jacksonville
                    Suburban Utilities provides water and sewer service to the site; the Jacksonville Electric Authority supplies electric service. Telephone hookups are in place from Southern Bell, along with cable television lines from Continental Cable.

TERRAIN AND
DRAINAGE The subject site is generally level to street grade with minor landscaped beams within the site. The site contains four retention lakes and drainage appears to be adequate. A soil survey was not available on the subject site. While the soil appears generally supportive of a wide variety of improvements, the appraiser is not an expert in soil content and was unable to certify this assumption. According to the National Flood Insurance Map 125147-0183D dated September 18, 1985, the site is in Zone C, or "areas of minimal flooding." Numerous native trees are located on the site; however, no significant obstacles to development of the site (such as rock outcroppings, etc.) were evident. Numerous native trees are located on the site; however, no significant obstacles to development of the site (such as rock outcroppings, etc.) were evident.

EASEMENTS AND
ENCUMBRANCES        The survey indicates the location of several utility and
                    right-of-way easements on the site, particularly on the periphery. Most of these easements appear to be minor and of no value consequence to the subject site. However, a 60-foot ingress and egress and utility right-of-way easement runs through the property along Ocean Place. This street is a private paved road on the subject site. The easement allows for ingress and egress to Highway A1A from the subject site and to streets in a single-family subdivision, which abuts the subject site to the east. The easement is stated to be recorded in the St. Johns County Recording Office in ORV
                    406, page 14 and ORV 568, page 250. The presence of this easement does not appear to have any significant adverse effect on the subject site or its marketability.

REAL ESTATE TAXES   The subject site and improvements have the following values assessed by the St. Johns County Property Appraiser's
                    Office:

                    Improvements Value.............................. $4,325,060
                    Land Value...................................... $1,087,500
                    Total Value..................................... $5,412,560
                    Total Taxes..................................... $   99,196
                    Tax Rate per $1000 Valuation.................... $  18.3270

                    The breakdown for the tax rate for the subject taxing district for 1996 is compared to the 1994 and 1995 tax rate:

                                                             1995      1996      1997
                                                         ------------------------------
                      General County                       $ 6.3120  $ 6.0930  $ 6.0930
                      School-State Law                      10.4060   10.0760   10.0760
                      St. Johns River Water Mgmt. Dist.      0.4820    0.4820    0.4820
                      Fire District                          0.5000    0.7500    0.7500
                      Mosquito Control                       0.3210    0.3140    0.2960
                      Airport                                0.1380    0.1380    0.2800
                      Florida Island Navigation Dist.        0.0400    0.0380    0.0500
                      Jail                                   0.3500    0.2750    0.3000
                                                           --------  --------  --------

                                                           $18.5490  $18.1660  $18.3270

                    The assessor's parcel number for the subject site is 061510-0010. The subject, assessed for $37.72 per square foot or $44,365 per unit, has a higher assessed value than the comparables. The subject's assessed value is lower than the value estimated for the subject in this report.

                    The real estate property taxes for the subject are calculated at $99,196 based on the mileage rate and assessed value and a payment date of March 1997. However, a discount from the tax expense is allowed if paid in the four months prior to March. If paid in November 1997, the taxes for the subject are discounted 4 percent. For purposes of this appraisal, we have assumed an on-time payment of taxes. Therefore, the 1997 property taxes will be paid in 1998. The real estate taxes in the Income Approach section of this report reflect an approximate 4 percent increase (inflation factor) over the 1997 property taxes. Real estate taxes for the subject in 1998 have been estimated at $103,163.

SITE CONCLUSION     The subject property is located along the east line of
                    Highway A1A in the northeastern area of St. Johns County, Florida, about 3 miles south of the Duval county line. This location is about 18 aerial miles southeast of downtown
                    Jacksonville. The parcel contains 21.75 acres with level terrain. Drainage and soil conditions appear to be adequate and supportive of a variety of improvements. All utilities are available. The site is in the Zone C area of minimal flooding. A survey of the site indicates a 60-foot-wide ingress and egress easement along Ocean Place, a private road known as Ocean Place running east/west through the subject site from Highway A1A and along its southern boundary with the abutting parcel to the immediate south and southwest. While this easement provides access for the abutting east and southwest property owners onto Ocean Place to reach Highway A1A, the influence of this traffic was not considered significantly detrimental to the value or marketability of the subject site. No other adverse easements or encroachments were noted. Direct access and visibility is provided from Highway A1A, a major thoroughfare running along 710.48 feet of the west boundary of the subject site. The property is zoned by the county for high-density residential uses including condominium and/or apartment development, and appears to be physically suitable for such improvements. The apartment market in Ponte Vedra
                    Beach is considered strong and the subject site's location along the east side of A1A is considered excellent for multi-family development.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                    The subject site, a 21.75-acre tract of land, is improved with a one- and two-story apartment project known as the Ponte Vedra Beach Village I Apartments. The improvements consist of 122 apartment units contained in 22 buildings constructed in 1984. Also situated on the site is a leasing office/clubhouse with a kitchen and laundry facility, sauna, exterior mail post, deck, swimming pool and jacuzzi surrounded by an iron fence, lighted and fenced tennis court, gazebo, four lakes and a mechanical shed.

                    There are four basic floor plans for the 122 apartment units. The basic features of these floor plans are as follows:

                              NO. OF
                               UNITS     UNIT TYPE    SIZE (SF)  TOTAL NRA
                             ---------------------------------------------
                               38      1BR/1BA/VILLA       858      32,604
                               42      2BR/2BA/VILLA     1,196      50,232
                               30       2BR/2BA/TH       1,430      42,900
                               12       3BR/2BA/TH       1,481      17,772
                              ---                        -----     -------
                              122                        1,176     143,508

                    TH = townhouse (two levels)

                    As seen in the figures above, the total net rentable area of 143,508 in 122 apartment units results in an average of 1,176 square feet per unit. There are a total of 38 one-bedroom units, 72 two-bedroom units, and 12 three-bedroom units.

                    The land area is 21.75 acres equating to a density of 5.61 units per acre. The parking consists of 278 asphalt-paved open spaces, or 2.28 spaces per unit. The parking ratio is within industry and local market standards.

                    The foundation of the buildings is of concrete slab with wood-studded framing. The exterior walls are of stucco with wood frame trim work, and the roof is pitched with a tile covering. Windows are of single-hung aluminum thermal pane construction, with six panel exterior doors. Porches by each exterior door have an exterior light.

                    The interior finish of each unit has painted gypsum board walls and ceilings. Some ceilings feature vaulted or boxed ceiling treatments, while a few walls are accented with decorative wallpaper. Floors have carpeting over pad, with tile floors in the kitchen and bathrooms. Batt insulation is located in the walls and ceilings.

                    The kitchen is equipped with wood and fiberboard cabinetry covered with formica countertops and a double stainless steel sink. Appliances are made by General Electric, and include a range/oven, vent/hood, microwave oven, dishwasher, disposal, and refrigerator with ice maker. Each unit has an electric water heater with a 40-gallon capacity. The kitchen equipment appears to be in good condition.

                    Carpet and tile floors are found in the bathrooms, with additional tile around the tub enclosure. The toilet, bathtub and sink are porcelain, and a formica countertop covers a small vanity. Each bathroom also has a wall mirror and an exhaust fan.

                    Each apartment unit in this project typically has a fireplace, wet bar, ceiling fans, wet bars, washer and dryer closet with connections, miniblinds, an exterior screened-in patio and courtyard. Interior doors are hollow-core wood with some folding closet doors. Each unit is equipped with a fire extinguisher per local fire codes.

                    The mechanical components include standard PVC plumbing pipes with stainless steel fixtures. The units are equipped with electric central heating and air-conditioning which is individually metered. The interior wiring is copper, with 125 amps designated per unit and ample electrical outlets. Each apartment is wired for telephone and cable television.

                    Other than the major site amenities stated above, the grounds feature asphalt-paved parking pads and access roadways, concrete sidewalks, a bridge with brick pavers, and pole-mounted exterior light fixtures. The landscaping features numerous native trees as well as decorative planted shrubbery and lawns.

                    The subject improvements, upon inspection, appear to be in average to good overall condition. The subject property underwent renovation in 1994, which included repairing the porch areas by replacing wood with aluminum. Also, there were many capital expenditures made in 1997. According to the management of the subject, ConAm Management Corporation, the following capital expenditures have been included in the 1998 budget:

                         Asphalt/Seal/Repair....................... $ 20,000
                         Electrical Breaker Boxes..................   48,400
                         Chimney Caps..............................   25,000
                         Traffic Control Front Gating..............   25,000

                         TOTAL..................................... $118,400

                    Considering the overall average to good condition of the improvements, we estimate the effective age of the subject property to be equal to the actual age of twelve years.

                           [FLOOR PLAN APPEARS HERE]

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

    View of clubhouse/leasing office used mutually for Ponte Vedra I and II



                            [PICTURE APPEARS HERE]

                  Interior view of living room in clubhouse.

                            [PICTURE APPEARS HERE]

                 Interior view of exercise room in clubhouse.


                            [PICTURE APPEARS HERE]

                      View of swimming pool at clubhouse.

                            [PICTURE APPEARS HERE]

                     Exterior view of Ponte Vedra I units.


                            [PICTURE APPEARS HERE]

                   Exterior view of Ponte Vedra I property.

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------
                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                    ----------------------------
                    Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site would be adaptable to multifamily residential uses as limited by its current zoning of RG-1 by St. Johns County. This zoning designation for the site is intended to restrict and promote the development of the subject to multifamily residential uses.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is generally trapezoidal in shape and encompasses a total of 21.75 acres, allowing for full physical utilization of the site. The site has over 710 feet of frontage along the east side of State Highway AlA. The topography of the site is generally level and drainage appears to be adequate. The site is located in Flood Zone "C" which is defined in the previous Site section of this report.

                    The subject's location is on the east side of State Highway AlA at its intersection with a private road known as Ocean Place about 3 miles south of the Duval/St. Johns county line. State Highway AlA is a four-laned divided roadway and is the major thoroughfare in Ponte Vedra Beach. Property uses along this highway in Ponte Vedra Beach predominantly consists of single and multi-family residential uses with supporting retail. The subject has adequate utility capacity, enjoys a relatively good functional size and shape, and is not affected by any adverse easements or restrictions as noted upon inspection.

                    After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses would include a variety of residential development such as apartments, condominiums, cooperatives or townhouses, but are directed to apartment development. The site is 21.75 acres, has 600 feet of AlA frontage, a depth of almost 900 feet, and is flag or L-shaped extending behind or east of the Ponte Vedra Beach Village II site. The site could not reasonably accommodate retail usage only and is too large for the current office development in demand (smaller-sized, in the 15,000 to 30,000 square feet category).

                    FINANCIAL FEASIBILITY - Financial feasibility is directly proportional to the amount of net income that could be derived from the subject. Rents have increased over the previous 12 months and the apartment market overall appears to be favorable. Area realtors report that near-term prospects for condominium and cooperative units in Jacksonville are becoming favorable particularly if they are beach oriented.

                    After having eliminated all other development from our analysis, the financial feasibility of multifamily development must be tested. The subject site is in the "Beaches" apartment submarket area. In the survey conducted by Vestcor Realty Management, Inc., the occupancy level for the apartment projects in the Beaches submarket was 94.3 percent during the third quarter of 1997. This reflects a
                    2.7 percent decrease from one year earlier During the same one-year period between the Third Quarters 1996 and 1997, rental rates have increased 1.0 percent from $674 to $680 per month. Apartment development has been taking place in the Beaches submarket.

                    From the preceding, apartment development may be feasible. Although occupancy rates have increased slightly during the past year, occupancies have remained at high levels. Rental rates have risen moderately according to the most recent of the two apartment surveys. The following reflects apartment development costs on a square foot basis.

                    Cost to Construct (Class C Average to Good)......... $50.00
                    Land Acquisitions...................................   4.00
                                                                           ----
                    Total Cost of Development........................... $54.00

                    The preceding indicates that development is feasible for multifamily residential development. As indicated in the Sales Comparison Approach in this report, apartments developed since 1995 reflect sale prices from $60.00 to $75.00 per square foot. Most of the sale prices are at or above the cost of development.

                    MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, we are of the opinion that the demand for multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. This is due to the subject's location and the popularity of the neighborhood.

                    In summary, the multifamily apartment market has shown signs of increasing health. The site's location near Jacksonville area beaches in the exclusive Ponte Vedra residential and resort communities, and within easy commuting distance to major south side employment facilities, gives it a large base of prospective rent-paying tenants from which to draw. The subject is in an area that is relatively stable after a decade of growth and is now experiencing a renewed demand. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is for multifamily residential development.

SUBJECT PROPERTY
AS IMPROVED         The property, as improved, is tested for two reasons. First, to identify the improvements that are expected to produce the highest overall return per invested dollar, and the second reason is to help identify comparable properties. The four tests or elements are also applied in this analysis to the subject as follows:

                    LEGALLY PERMISSIBLE - Within the scope of a legal analysis the subject property would be adaptable to multifamily residential uses as limited by the zoning of the site by St. Johns County.

                    PHYSICAL POSSIBILITY - Based on the subject's size (21.75 acres), configuration, and the improvements' positioning relative to the subject site, it is felt that the subject's improvements employ the maximum use and potential of the site as developed. The subject's density of 5.61 units per acre is generally below the market sales, which typically reflect a range in density from 10 to 15, units per acre. Thus, the subject by current standards is under-improved. Zoning regulations should be checked to see if the site can increase its unit density in the future or if it is restricted to its current density status.

                    FINANCIAL FEASIBILITY - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                    MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject produces an adequate return on market value to substantiate its existence.

                    In conclusion, based on the subject's current use, we have determined that as a multifamily apartment complex it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. There may exist a possibility (after check of zoning regulations) that the property could develop more units. The subject's unit amenities are considered average compared to newer projects in the area. Some of the comparables have better unit amenities. Therefore, the subject's improvements are not considered to be the optimum use. Additionally, there is need for $118,400 of deferred maintenance or capital expenditures.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                    Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH       In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay.
                    Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                    The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH     The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period.
                    The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                    Both techniques were utilized in analyzing the subject property.

SUMMARY The appraiser, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraiser's judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                    Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the others. In some instances, because of the inadequacy or unavailability of data, one or two of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------------

                               Jacksonville Area
                            Improved Sales Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            CASH EQUIVALENT VALUE

------------------------------------------------------------------------------------------------------------------------------------
 SALE
 NO.      NAME/LOCATION                  SALE      CASH/EQUIV.    YEAR   NO. OF     NRA    OCCUP.    NOI/SF   PER    PER    OVEALL
                                         DATE      SALE PRICE     BUILT  UNITS    AVG./SF  AT SALE   /UNIT    SF    /UNIT    RATE
------------------------------------------------------------------------------------------------------------------------------------
  1       The Links @ Windsor Parke      08/97    $20,500,000     1995    280     296,616    95%     $5.92  $69.11 $73,214   8.56%
          13700 Sutton Park Dr. North                                               1,059
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  2       San Pablo                      06/97    $ 5,350,000     1974    200     184,750    90%     $3.16  $28.96 $26,750  10.90%
          14401 Jose Vedra Blvd.                                                    924
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  3       Oaks of Deerwood               05/97    $15,200,000     1987    336     294,888    92%     $4.00  $51.54 $45,238   7.76%
          10100 Baymeadows Road                                                     878
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  4       Woodhollow                     04/97    $16,700,000      1986    450     342,162    94%     $4.69  $48.79 $37,111   9.60%
          1715 Hodges Blvd.                                                         760
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  5       The Courts @ Ponte Vedra       01/97    $19,000,000     1996    253     252,162    95%     $6.26  $75.12 $75,099   8.34%
          101 Vera Cruz Drive                                                       1,000
          Ponte Vedra, FL
------------------------------------------------------------------------------------------------------------------------------------

  6       The Huntington @ Hidden        08/96    $ 7,225,000     1986    224     179,476    98%     $3.85  $40.26 $32,254   9.56%
          Mills                                                                     801
          3333 Monument Road
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  7       The Antlers                    05/96    $15,000,000     1985    400     327,728    97%     $4.65  $45.77 $37,500  10.20%
          8433 Southside Blvd.                                                      819
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  8       Westland Park                  05/96    $16,950,000     1989    405     403,010    97%     $4.26  $42.06 $44,852  10.10%
          6710 Collins Road                                                         995
          Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                               Jacksonville Area
                            Improved Sales Summary
------------------------------------------------------------------------------------------------------------------------------------
                                      CASH EQUIVALENT VALUE

------------------------------------------------------------------------------------------------------------------------------------
SALE
NO.      NAME/LOCATION                       EGIM
------------------------------------------------------------------------------------------------------------------------------------
  1     The Links @ Windsor Parke            7.80
        13700 Sutton Park Dr. North
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  2     San Pablo                            4.56
        14401 Jose Vedra Blvd.
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  3     Oaks of Deerwood                     6.74
        10100 Baymeadows Road
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  4     Woodhollow                           5.47
        1715 Hodges Blvd.
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  5     The Courts @ Ponte Vedra             7.31
        101 Vera Cruz Drive
        Ponte Vedra, FL
------------------------------------------------------------------------------------------------------------------------------------

  6     The Huntington @ Hidden              5.48
        Mills
        3333 Monument Road
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  7     The Antlers                          5.63
        8433 Southside Blvd.
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

  8     Westland Park                        6.01
        6710 Collins Road
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

                    SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                    The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                    This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                    The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably similar to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The transaction dates of the sales used ranged from October 1994 to August 1996. Reference is made to the individual sales data included in the Addenda section of this report.

                    SALE 1, known as the Links at Windsor Park Apartments, sold in August 1997 for $20,500,000. There are 280 units totaling 296,616 square feet. The property sold at $69.11 per square foot or $73,214 per unit. It was built in 1995 and was in excellent condition. The Links was 90 percent occupied at sale date. It sits on 23.36 acres of land and reflects density at 11.98 units per acre. The property's construction is described as wood frame with wood siding and some stucco.

                    SALE 2, known as the San Pablo Apartments, sold in June 1997. It has 200 units and 184,750 square feet. The sales price was $5,350,000 and the property was 90 percent occupied at sale date. Unit prices indicated are $28.96 per square foot and $26,750 per unit. The sale reflected a 10.8 percent capitalization rate and was in need of substantial repair and renovation work. The rate is 14,24 acres and the unit density indicated is 14.04 units per acre. The property at sale date was inferior to the subject.

                    SALE 3, known as Hunter's Ridge, (formerly known as Oaks at Deerwood) sold for $15,200,000 or $45,238 per unit in May 1987. It has 294,,888 square feet and indicates a unit price of $51.54 per square foot. Land area is 34.70 acres and shows unit density at 9.68 units per acre. The capitalization rate was 7.76 percent, however, the property needed some attention and had good upside potential.

                    SALE 4, known as the Woodhollow Apartments sold in April 1997 for $16,700,000 or $48.99 square foot and $37,111 per unit. The property contains 450 units and 342,162 square feet. At date of sale, occupancy was 94 percent and the terms were cash at a $10,350,000 mortgage at 7.5 percent interest due in 7 years, amortized over 25 years. The property has 38.65 acres and indicates a unit density of
                    11.6 units per acre. Construction is wood frame with stucco and wood siding.

                    SALE 5, known as The Courts at Ponte Vedra, is located in Ponte Vedra Beach. It sold in January 1997 for $19,000,000. The property was built in 1996 and has 253 units with 252,916 total square feet.. Unit prices indicated by the sale are $75.12 per square foot and $75,099 per unit. Construction is wood frame with stucco and some masonry. The site contains 9.23 acres and indicates a unit density of
                    27.41 units per acre. Capitalization rate at times of sale was 8.34 percent and the project had 95 percent occupancy.

                    SALE 6, known as the Huntington at Hidden Mills, (formerly known as Cozumel), sold for $40.26 per square foot net rentable area or $32,254 per unit in August 1996. The sale price was $7,225,000. The property contains 14.92 acres and has a unit density of 15 units per acre. There are 179,476 square feet of rentable area within 224 units. The average unit size is 801 square feet. Approximately 98 percent of the units were occupied at the time of sale. The sales price of $7,225,000 was adjusted upward by $350,000 for a re-plumbing required and was a credit given by the seller.

                    SALE 7 is the Antlers containing 400 units and 527,728 square feet of rentable area. The average size of a unit is 819 square feet. Developed in 1985, the project is situated
                    42.51 acres of land and has a unit density of 9.4 units per acre. The property sold in May 1996 for $45.77 per square foot net rentable area or $37,500 per unit and totaled $15,000,000. At the time of sale the units were 97 percent physically occupied.

                    SALE 8 sold in May 1996 for $16,950,060 which is equivalent to $42.06 per square foot net rentable area or $41,852 per unit. The project, Westland Park, was built in 1989/90 and contains 405 units and 403,010 square feet of rentable space. The average unit size is 995 square feet. Unit density for this property is 14.9 units per acre. Occupancy at the time of sale was reported at 97 percent.

                    In lieu of specific adjustments, we compared the improved sales based on the net operating income (NOI) per square foot and per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

================================================================================
                        Sales Comparison - NOI Adjustments
                        ----------------------------------


Sale      Sale                  Subject    Adjust.       Adjust.
 No.    Price/SF    NOI/SF       NOI/SF     Factor      Price/SF
---     -------     ------       -----      ------      ---------
 1        $69.11    $5.92        $5.40      0.91216     $    63.04
 2        $28.96    $3.16        $5.40      1.70886     $    49.49
 3        $51.54    $4.00        $5.40      1.35000     $    69.58
 4        $48.99    $4.69        $5.40      1.15139     $    56.41
 5        $75.12    $6.26        $5.40      0.86262     $    64.80
 6        $40.26    $3.85        $5.40      1.40260     $    56.47
 7        $45.77    $4.65        $5.40      1.16129     $    53.15
 8        $42.06    $4.26        $5.40      1.26761     $    53.32

                            Mean =                           58.28
                            Value @ mean                $8,364,005

Sale      Sale                  Subject    Adjust.       Adjust.
 No.    Price/Unit  NOI/Unit    NOI/Unit    Factor      Price/Unit
 ---    ---------   --------    --------    ------      ----------
1         $73,214    $6,267      $6,348     1.01292     $   74,160
2         $26,750    $2,916      $6,348     2.17695     $   58,234
3         $45,238    $3,510      $6,348     1.80855     $   81,815
4         $37,111    $3,562      $6,348     1.78214     $   66,137
5         $75,099    $6,263      $6,348     1.01357     $   76,118
6         $32,254    $3,083      $6,348     2.05903     $   66,412
7         $37,500    $3,811      $6,348     1.66570     $   62,464
8         $41,852    $4,240      $6,348     1.49717     $   62,660

                            Mean =                      $   68,500
                            Value @ mean                $8,357,000
===============================================================================

                    The various sales reflected NOIs per square foot ranging from $3.16 to $6.26 and NOIs per unit ranging from $2,916 to $6,267. The subject NOI (without reserve expenses) has been approximated at $5.40 per square foot or $6,348 per unit from the first year of the Discounted Cash Flow analysis in the Income Approach section of this report.

                    To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. The adjustments should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. Time differences do not need further adjustment as any drop in value would theoretically be the function of a drop in income. There would need to be an adjustment for age in order to recognize differences in the length of the income streams. The chart on the facing page presents the adjustment process for NOI per square foot and NOI per unit.

                    After adjustment, the sales range in price from $49.49 to $69.58 per square foot and $58,234 to $81,815 per unit. The simple average adjusted prices (not weighted) per square foot and per unit of the comparable sales was calculated at $58.28 and $68,500, respectively. Applying an age adjustment based on square foot area and number of units indicates value at $55.50 per square foot and $65,300 per unit

                    143,508 SF at $55.50/SF, Rounded........... $8,000,000
                    122 units at $65,300/unit.................. $8,000,000

                    A second method of comparison is by use of the effective gross rental multiplier (EGRM). In this analysis, the subject's effective gross income is multiplied by a factor estimated from the sales to derive an indication of value. The sales utilized in this analysis reflect EGRMs ranging from 4.56 to 7.80 as shown on the following facing page. Expense ratios range from 33.26 to 50.27 percent. From the Direct Capitalization analysis in the Income Approach, the subject is estimated to have a 36.74 percent operating expense ratio (excluding reserves). This is most similar to Sales 1, 5, and 8. These sales have EGRMs ranging from 6.01 to 7.80 with expense ratios from 33.26 to 39.14 percent.

                    Based on the preceding analysis, an EGRM for the subject has been estimated at 6.90 resulting in a total value indication as follows:

                    $1,224,277 X 6.90, Rounded.................. $8,400,000

                    The NOI per square foot and per unit methods presented a value indication of $8,000,000 each and the effective gross income multiplier method indicated a value of $8,400,000. Weight has been given to all methods. From the proceeding, a value for the subject is estimated at $8,200,000. From this, a

================================================================================

                    SALES COMPARISON - EGRM ANALYSIS

-------------------------------------------------------------------------------
                  EFFECTIVE         EFFECTIVE GROSS          OPERATING
SALE NO.       GROSS REVENUE/SF    REVENUE MULTIPLIER       EXPENSE RATIO
   1                $8.86               7.80                    33.26%
   2                 6.35               4.56                    50.27%
   3                 7.65               6.74                    47.70%
   4                 8.92               5.47                    47.45%
   5                10.27               7.31                    39.00%
   6                 7.35               5.48                    47.63%
   7                 8.13               5.63                    42.80%
   8                 7.00               6.01                    39.14%
===============================================================================

                    deduction for capital expenditures of $118,400 and a rent loss due to lease-up to stabilized occupancy of $69,593 is made as follows:

                                Indicated Value             $8,200,000
                                Less: Capital Expenditures    (118,400)
                                Rent Loss                      (69,593)
                                "As Is" Value               $8,012,007

                                                  Rounded   $8,000,000

                    Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                                     EIGHT MILLION DOLLARS
                                          ($8,000,000)

                 [AREA MAP OF COMPARABLE RENTALS APPEARS HERE]

====================================================================================================================================
                                                     RENT COMPARABLE ANALYSIS
                                                   PONTE VEDRA BEACH VILLAGE I
------------------------------------------------------------------------------------------------------------------------------------
COMP.                                 YEAR      NO.        NRA          AVERAGE          1995         1996
 NO.       NAME OF PROJECT           BUILT    UNITS       (SF)         UNIT SIZE     OCCUP. RATE   OCCUP. RATE
------------------------------------------------------------------------------------------------------------------------------------
 1         The Greens at Marsh       1989      192        201,848        1,051         88.5%            NA
           Landings
           1800 The Greens way
------------------------------------------------------------------------------------------------------------------------------------
 2         Marsh Cove Apts.          1983       86         96,176        1,118           95%            99%
           1220 Marsh Cove Lane
------------------------------------------------------------------------------------------------------------------------------------
 3         The Fairways Apts.        1984      216        186,600          864           88%            93%
           100 Fairway Park Blvd.
 -----------------------------------------------------------------------------------------------------------------------------------
 4         Arbor Club Apts.          1992      251        288,924        1,151          100%            95%
           1 Arbor Club Drive
------------------------------------------------------------------------------------------------------------------------------------
 5         Ocean Links               1993      192        251,000        1,308           93%            NA%
           310 Soland Road
------------------------------------------------------------------------------------------------------------------------------------
           Ponte Vedra Beach         1984      122        103,880          851         94.2%            95%
           Village I
           700 Ocean Place
           SUBJECT
====================================================================================================================================

====================================================================================================================================
COMP.                                                SQUARE     1996 MONTHLY       1997
NO.   NAME OF PROJECT              FLOOR PLANS        FEET          RATE          RENT/SF       AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
 1    The Greens at Marsh            1BR/1BA           770   $        756   $      0.982      Microwave ovens, screened
      Landings                       2BR/1BA         1,065            865          0.812      patios, fireplaces, alarms,
      1800 The Green Way             3BR/2BA         1,256          1,050          0.836      garages, pool and spa,
                                                                                              fitness center, car care
                                                                                              center.
------------------------------------------------------------------------------------------------------------------------------------
 2    Marsh Cove Apts.             2BR/2BA/FL          980   $        740   $      0.755      Microwave ovens, washer/
      1220 Marsh Cove Lane         2BR/2BA/FL        1,100            780          0.709      dryer connections,
                                   2BR/2BA/LOFT      1,242            850          0.684      fireplaces, outdoor
                                   2BR/2.5BA/TH      1,050            760          0.724      utility closets, pool,
                                   2BR/2.5BA/TH      1,220            810          0.664      tennis court, hot tub
                                    3BR/3BA          1,430          1,010          0.706
------------------------------------------------------------------------------------------------------------------------------------
 3    The Fairways Apts.             1BR/1BA           550   $        555   $      1.01       Washer/dryer connections,
      100 Fairway Park Blvd.         1BR/1BA           600            615          1.03       miniblinds, fireplaces,
                                   2BR/2BA/FL          950            700          0.737      pool, tennis courts,
                                   1BR/1BA/TH          750            650          0.867      hot tub, exercise/weight
                                   2BR/2BA/TH        1,100            740          0.673      room, clubroom, laundry
                                   2BR/1.5BA/TH      1,050            705          0.671      facility, lake
------------------------------------------------------------------------------------------------------------------------------------
 4    Arbor Club Apts.              1BR/1BA            881   $    655-685   $0.743-0.778      Microwave ovens, washer/dryer
      1 Arbor Club Drive           1BR/1BA/LOFT      1,102        740-760    0.672-0.690      connections, miniblinds,
                                    2BR/2BA          1,181        790-820    0.669-0.694      fireplaces, vaulted ceilings,
                                    2BR/2BA          1,254        825-855    0.658-0.682      burglar alarms, pool, tennis
                                    3BR/2BA          1,426      980-1,000    0.687-0.701      courts, jacuzzi, exercise/
                                    3BR/2BA          1,493    1,025-1,050    0.687-0.703      weight room, clubroom,
                                                                                              laundry facility, garages
------------------------------------------------------------------------------------------------------------------------------------
 5    Ocean Links                   1BR/1BA            943   $    690-790   $0.732-0.838      Microwave ovens, washer/dryer
      310 Soland Road               2BR/2BA          1,294        860-980    0.665-0.757      connections, panic buttons,
                                    2BR/2BA          1,304        970-990    0.744-0.759      fireplaces, ceiling fans, vaulted
                                    3BR/2BA          1,605      990-1,100    0.617-0.692      ceilings, skylights, alarms,
                                                                                              pool, tennis court, fitness
                                                                                              center, spa, ceiling fans,
                                                                                              clubroom.
------------------------------------------------------------------------------------------------------------------------------------
      Ponte Vedra Beach          1BR/1BA/VILLA         858   $        700          0.816      Microwave ovens, washer/dryer
      Village I                  2BR/2BA/VILLA       1,196            890          0.744      connections, miniblinds,
      700 Ocean Place              2BR/2BA/TH        1,430            930          0.650      fireplaces, ceiling fans, vaulted
      SUBJECT                      3BR/2BA/TH        1,481          1,000          0.675      ceilings, outdoor utility closets,
                                                                                              wet bars, pool, tennis court, hot tub
                                                                                              sauna, clubroom, laundry facility
====================================================================================================================================

     DN = downstairs; UP = upstairs; TH = townhouse

                                    INCOME APPROACH
--------------------------------------------------------------------------------

                           In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                           Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service (if applicable) is subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. Since our valuation is on a cash basis, no mortgage was considered. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME              Income for the subject property is produced by rental
                           income from the various rental units, as well as any laundry income, pet deposits, forfeited security deposits, and miscellaneous income. Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

                                            BASED ON "RESIDENT PAYS UTILITIES"
                           ------------------------------------------------------------------
                           UNIT     TYPE         UNITS   SIZE     RENT/MO  RENT/SF  MO. TOTAL
                                                         (SF)
                           -------------------------------------------------------------------
                            A     1BR/lBA/Villa   38       858     $  600   $0.816  $  26,600
                            B     2BR/2BA/Villa   42     1,196        890    0.744     37,380
                            C     2BR/2BR/TH      30     1,430        930    0.650     27,900
                            D     3BR/2BA/TH      12     1,481      1,000    0.675     12,000
                                                 ---                                 --------
                                                 122                                 $103,880

                           These rents have been compared to closely located and similarly designed apartment complexes in the subject's neighborhood area. For the purpose of this analysis, we have considered five apartment complexes that were identified by

======================================================================================================

                                 SUBJECT - RENT ANALYSIS
                                PONTE VEDRA BEACH VILLAGE I

------------------------------------------------------------------------------------------------------
                                              UNIT      AVG.         AVG. MONTHLY  PROJECT/UNIT
                              UNIT TYPE     SIZE (SF)  RENT/MONTH       RENT/SF       AMENITIES
 -----------------------------------------------------------------------------------------------------
SUBJECT                     lBR/lBA/VILLA      858         $700        $0.816       Good/Good
Greens at Marsh Landings       1BR/1BA         770          756         0.982       Good/Good
The Fairways                  1BR/1BA/TH       750          650         0.867       Good/Good
Arbor Club                     1BR/1BA         881        655-685    0.743-0.778    Good/Good
------------------------------------------------------------------------------------------------------
SUBJECT                     2BR/2BA/VILLA    1,196          890        0.744        Good/Good
Greens at Marsh Landings       2BR/2BA       1,065          865        0.812        Good/Good
Marsh Cove                     2BR/2BA       1,100          780        0.709        Good/Good
Arbor Club                     2BR/2BA       1,181        790-820    0.669-0.694    Good/Good
Ocean Links                    2BR/2BA       1,294        860-980    0.665-0.757    Good/Good
------------------------------------------------------------------------------------------------------
SUBJECT                       2BR/2BA/TH     1,430          930        0.650        Good/Good
Marsh Cove                    2BR/2BA/TH     1,220          810        0.664        Good/Good
Arbor Club                     2BR/2BA       1,254        825-855    0.658-0.682    Good/Good
Ocean Links                    2BR/2BA       1,294        860-980    0.665-0.757    Good/Good
Ocean Links                    2BR/2BA       1,304        970-990    0.744-0.759    Good/Good
------------------------------------------------------------------------------------------------------
SUBJECT                       3BR/2BA/TH     1,481         1,000       0.675        Good/Good
Marsh Cove                     3BR/2BA       1,430         1,110       0.706        Good/Good
Arbor Club                     3BR/2BA       1,426       980-1,000   0.687-0.701    Good/Good
Arbor Club                     3BR/2BA       1,493      1,025-1,050  0.687-0.703    Good/Good
Ocean Links                    3BR/2BA       1,605       990-1,110   0.617-0.692    Good/Good
======================================================================================================

TH = townhouse
                           management and found by the appraiser to be reasonably comparable. They range in total unit size from 86 to 251 units and in occupancy from 88 to 100 percent. These comparable rentals are summarized on a previous page.

                           All of the comparables surveyed were located within the subject's immediate vicinity. Each is comparable to the subject overall, particularly in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate an average effective rental rate range from $0.693 to $0.845 per square foot per month.

                           On the table on the facing page, each of the subject's four floor plans is compared to similar floor plans obtained from the rent comparables. All of the comparable rentals have competitive project amenities for an apartment in this market which include a pool, tennis court, clubhouse, hot tub/jacuzzi, and landscaped grounds. Apartments which have project amenities, which are rated "good" on this chart additionally have a car wash stand, indoor racquetball courts, basketball court, and/or volleyball area. Unit amenities for standard or average apartment units include typical built-in kitchen appliances, miniblinds, a fireplace, a patio or deck, and average finish. Good unit amenities on a given apartment unit also include a microwave oven, washer and dryer, vaulted ceilings and ceiling fans, and/or burglar alarms.

                           According to the Rent Analysis summary, the subject's Plan A is most comparable to the units offered at Arbor Club; however, the subject is considered a villa. The 1 bedroom units at the Fairways and Greens at Marsh Landings are smaller with both renting at a higher rate per square foot than the subject's unit. The subject's Plan A has average asking rents of $700 per unit or $0.816 per square foot. The subject's rent is in the mid-range of those for Plan A of the comparable properties. This is due to the superior amenities of the comparable properties. The subject rent for Plan A is believed to be market.

                           Plan B (a villa) containing 1,196 square feet from the subject is also most similar in size and amenities to two-bedroom units displayed at Arbor Club and Ocean Links. These competitive units have an average monthly rental rate of $805 and $920 respectively or $0.681 to $0.711 per square foot respectively. The Arbor Club unit is a flat and considered inferior overall, while the Ocean Links unit is reasonably comparable even though a flat and newer in age. Plan B has average asking rents of $890 per month or $0.744 per square foot. Thus, the current asking rent is comparable to the per square foot range provided by the rent comparables.

                           The subject's Plan C with 1,430 square feet has an average asking rent of $930 per month or $0.65 per square foot. It is a townhouse unit. This plan is most similar to the two-bedroom townhouse plan from Marsh Cove, but the subject is larger. This comparable unit has a monthly rental $810 which equates to $0.664 per square foot, but is slightly inferior to the subject. The remaining three comparable units at Arbor Club and Ocean Links are smaller in size than the subject unit and are not townhouse units. Their monthly rent is $0.658 to $0.759 per square foot and reflects the above issues as well as Ocean Links is a newer project. The subject unit has a market rental rate at its quoted current rental.

                           The subject's Plan D is a 3 bedroom/2 bath townhouse containing 1,481 square feet and renting for $1,000 per month or $0.65 per square foot. It garners a higher rent per square foot than the Plan C because it is more attractive to families and/or sharing by several people (tenants). No 3 bedroom townhouse units were uncovered that were considered comparable, therefore units at Marsh Cove, Arbor Club, and Ocean Links, that are 3 bedroom flats were used for comparison purposes. The units at Marsh Cove and Arbor Club were comparable as to size with 1,426 to 1,493 square feet and rents from $0.687 to $0.706 per square foot. The Ocean Links 3 bedroom unit has 1,605 square feet and rents for an average of $1,050 per month or $0.654 per square foot. The subject unit rents below the Marsh Cove and Arbor Club units, but above the Ocean Links unit, which is a much larger unit. After consideration of the age, amenities, and size of the comparable units, it is believed that the current subject rental is at market.

                           There are currently seven vacant units in the subject complex. This equates to a current physical occupancy rate of 94.3 percent. Physical occupancy one year ago was 95.1 percent. These numbers indicate a slight downward movement in physical occupancy for the subject property, however, this could easily be explained as a result of competition or current turnover at date of value.

                           Economic occupancy is estimated near 85 percent. The most recent leases for Plans A, B, C, and D indicate that the subject is obtaining the quoted rental rates. Therefore, we estimate that the current quoted rental rates for the subject are indicative of market rates.

                           After considering the subject's physical occupancy and actual rates the projected market rental rates for the subject are summarized below.

                       BASED ON "RESIDENT PAYS UTILITIES"
           --------------------------------------------------------------------
            UNIT      TYPE        UNITS   SIZE    RENT/MO    RENT/SF  MO. TOTAL
                                          (SF)
           --------------------------------------------------------------------
             A    lBR/lBA/Villa    38       858    $   600    $0.816    $ 26,600
             B    2BR/2BA/Villa    42     1,196        890     0.744      37,380
             C    2BR/2BA/TH       30     1,430        930     0.650      27,900
             D    3BR/2BA/TH       12     1,481      1,000     0.675      12,000
                                  ---                                   --------
                                  122                                   $103,880

                           Gross Annual Rental Income: $103,880 x 12 months = $1,246,560

                           Our cash flow analysis, as well as our direct capitalization method, indicates a gross rental income of $1,271,491. This figure is the result of a 2 percent increase in rental rates during the first year of our projection period.

===================================================================================================================================

                                                    SUBJECT - EXPENSE ANALYSIS
                                                    PONTE VEDRE BEACH VILLAGE I
-----------------------------------------------------------------------------------------------------------------------------------
Comparable No.                   1         2        3                           SUBJECT PROPERTY
Year Built                     1984      1986     1985                               1984
Net Rentable Square Feet      142,792  100,750  117,980                             143,508
Number of Units                 120      110      124                                 122
Average Unit Size              1,190     916      951                                1,176
------------------------------------------------------------------------------------------------------------------------------------
                                1997     1997     1997      1993      1994      1995      1996-YTD       1997      BRA PROJECTIONS
                               ACTUAL   ACTUAL   ACTUAL    ACTUAL    ACTUAL    ACTUAL    ANNUALIZED     ACTUAL      CALENDAR YEAR
                                PSF      PSF      PSF       PSF       PSF       PSF         PSF          PSF       ENDING 12/31/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   /SF       /UNIT
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES
 Real Estate Taxes             $0.72     $0.80    $0.71     $0.67     $0.73     $0.73     $0.79          $0.67      $0.72     $  846
 Insurance                      0.16      0.18     0.16      0.10      0.17      0.21      0.21           0.21       0.22        257
 Operating Expenses             0.55      0.68     0.65      0.61      0.57      0.57      0.58           0.64       0.62        734
 Utilities                      0.68      0.94     0.86      0.31      0.30      0.30      0.33           0.36       0.45        529
 Repairs & Maintenance          0.52      0.58     0.43      0.27      0.27      0.33      0.35           0.35       0.36        428
 Contract Services              0.21      0.21     0.30      0.20      0.22      0.20      0.22           0.25       0.23        269
 Management                     0.34      0.37     0.39      0.35      0.37      0.37      0.38           0.38       0.40        475
 General Administrative         0.15      0.18     0.18      0.07      0.09      0.10      0.13           0.15       0.10        122
                               -----     -----    -----     -----     -----     -----     -----          -----      -----     ------

Total Expenses                 $3.33     $3.94    $3.68     $2.58     $2.72     $2.80     $2.99          $3.01     *$3.10    *$3,660

====================================================================================================================================

* There may be differences due to rounding

OTHER INCOME             In addition to rental income from apartments, other
                         income is generated by laundry and vending machines, forfeited security deposits, pet deposits, late charges, and application fees. Figures for 1993, 1994, and 1995 show other income ranging from $0.12 to $0.17 per square foot. Figures for annualized 1996 amount to $$0.12 per square foot and actual and budgeted other income for 1997 ranges between $18,420 to $20,292 or $0.13 to $0.14 per square foot. Based on our experience with similar type properties and the actual performance of the subject property it is our opinion that other income in the amount of $0.12 per square foot is typical for a project such as the subject. This equates to a total "Other Income" of $17,221 in the first fiscal year of our projected cash flow as well as in the direct capitalization method.

                         From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied for the beginning of the first fiscal year of our projection period:

                                   Gross Rental Income               $ 1,271,491
                                   Other Income                           17,221
                                                                      ----------

                                   Total Potential Gross Income      $ 1,288,712


VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 10 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units and the loss of income resulting from bad debt or other vacancies. The subject's current 94.3 percent physical occupancy is at the 94.3 percent Third Quarter physical occupancy rate enjoyed by the Beaches submarket. The subject property has a current economic occupancy rate of 85 percent, which is considered below stabilized occupancy for the subject. A 95.0 percent stabilized economic occupancy has been utilized for the subject during the holding period and a deduction is taken for rent loss as the stabilized occupancy is believed achievable in year 2.
                         Also the economic vacancy is s comparison of actual rents obtained at year and versus market rents estimated.

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based our estimate of projected expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The Expense Analysis Chart on the facing page summarizes the actual and/or annualized 1997 expenses reported by three (3) "individually metered" projects, as well as the subject property's actual 1993, 1994, 1995, and 1996 expense figures. The 1997 actual and budget figures were available to the appraiser also at the time of the report. They are shown in the chart on the facing page. Bach Realty Advisors' estimated expenses for the subject property in Fiscal Year 1998 are also displayed.

                         Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                         REAL ESTATE TAXES - The Ponte Vedra Beach Village I Apartments are subject to the taxing authorities of St. Johns County. The county distributes the tax receipts from property owners to different authorities as specified in the Site section of this report. The subject's 1997 assessed value is $5,412,560 the total tax liability is $99,196 or $0.69 per square foot. After examining the tax liabilities of the comparables used in our expense analysis (which exhibited a range from $0.71 to $0.80 per square foot), we have reflected the actual 1997 real estate taxes plus an approximate 4 percent inflation factor in our estimate of the 1998 taxes. Thus, real estate taxes have been estimated at $0.72 per square foot or $846 per unit and totaling $103,163. The estimate has also considered personal property taxes. This amount is increased at a rate of 4 percent per year throughout our projection period.

                         INSURANCE - For the first fiscal year, we have estimated insurance at a market cost of $0.22 per square foot or $31,340. All of the expense comparables utilized exhibit a range of insurance costs from $0.16 to $0.18 per square foot for 1997. The subject's actual insurance costs have been fluctuated from $0.10 to $0.21 per square foot since 1993 with $0.21 per square foot holding for the past three years. The appraisers believe that the insurance expense for the subject is appropriate and is generally supported by the expense comparables. The expense per unit is $257. Insurance expense is increased 4 percent annually for the duration of the holding period.

                         OPERATING EXPENSES - This category includes salaries for office managers and leasing agents, maid services, payroll taxes and FICA, security, advertising, and promotional items. The subject's actual figures for 1993, 1994, 1995, and 1996, were $0.57 to $0.64 per square foot. The annualized 1997 operating expense is $0.64 per square foot. The expense comparables indicate a range of operating expenses from $0.55 to $0.68 per square foot. Based on the subject's historical expenses and a comparison of operating expenses of comparable properties, the appraisers have estimated a 1997/98 year operating expense of $89,549 which is equivalent to $0.62 per square foot or $734 per unit. This expense is expected to increase 4 percent annually throughout our projection period.

                         UTILITIES - The expense comparables' 1997 utility expenses have a range from $0.68 to $0.94 per square foot. The subject's annualized 1997 year-to-date expense is $0.36 per square foot. This expense category includes electricity to the common areas, water, sewer, and garbage collection. The subject's 1998 expense for utilities has been estimated by the appraiser to be $0.45 per square foot or $529 per unit, below the lower end of the comparables range but 25 percent higher than 1997. This equates to a total utility expense estimate of $64,579 for the subject property in the first year. Utility expenses are increased 4 percent annually throughout the projection period.

                         REPAIRS AND MAINTENANCE - The 1996 annualized actual year-to-date repairs and maintenance costs are $0.35 per square foot for the subject, which shows a slight increase in expenses of from the previous year. Repairs and maintenance expenses are necessary in order to keep the property in good repair and consist of repairs required on plumbing, air-conditioners, electrical components, miniblinds, carpeting, janitorial services, and decorative costs. The expense comparables indicate a range from $0.43 to $0.58 per square foot and the subject's 1997 annualized expense is $0.36 per square foot. Repairs and maintenance costs of $0.36 per square foot or $428 per unit and totaling $52,237 have been projected for the subject for the first year of our cash flow analysis and increased 4 percent annually. Reliance was placed on the subject's historical experience.

                         CONTRACT SERVICES - The contract services category includes mainly landscaping services. Our surveyed expense comparables reported 1997 contract services expenses between $0.21 and $0.30 per square foot. Actual expenses for the subject in for the 1997 contract services expense are estimated at $0.25 per square foot. The appraiser has emphasized the historical and budgeted expenses for the subject when estimating the per square foot contract services expense for the property of $0.23 per square foot or $269 per unit and totaling $32,835 in the first year of the cash flow. These expenses are expected to increase annually at a rate of 4 percent.

                         MANAGEMENT - This figure for apartment projects is typically expressed as a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is about 5 percent of effective gross income. This includes the fee to outside management or ownership for managing the property. According to the actual income and expense statements from 1993 forward provided by the client, management fees at the subject have been approximately 5 percent. We have also relied upon indicators from the market to determine typical expenses for this category. A management fee of 5 percent of the projected effective gross income for each year of the cash flow is estimated.

                         GENERAL AND ADMINISTRATIVE - This expense category includes legal expenses, dues, fees, printing, auto costs, postage, accounting/audit, permits, travel, credit, reports, office equipment, telephone, and all other miscellaneous and administrative costs. Our surveyed expense comparables indicated actual administrative expenses ranging from $0.15 to $0.18 per square foot. The subject's historical experience indicated a range of $0.07 to $0.15 per square foot. The 1997 expense was $0.15 per square foot. The appraiser utilized a $0.10 per square foot figure or $122 per unit and totaling $14,924, supported by the comparables' range. This expense increases at a rate of 4 percent for each year in the cash flow.

EXPENSE SUMMARY          In conclusion, vacancy loss has been estimated at 5
                         percent throughout the holding period. The total estimated 1997 calendar year expenses for the Ponte
                         Vedra Beach Village Apartments, excluding reserves for replacement, equates to $3.10 per net rentable square foot or $3,660 per unit. This is within the range indicated by the expense comparables and is reasonable and well supported by actual historical figures indicated by the subject property. Five comparables were reviewed for 1997 and indicated a range for expenses of $3,300 to $3,900 per unit.

RESERVES FOR
REPLACEMENT              A replacement allowance provides for the periodic
                         replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1984 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $0.26 per square foot or $300 per unit is adequate to provide for the continued maintenance of the project given the on-going termite problem and weather related conditions as mentioned below. Reserves for replacement total $36,600 and are grown at 4 percent for the duration of the holding period. Reserves were included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE/
CAPITAL EXPENDITURES     The subject has numerous items requiring capital
                         expenditures. Capital expenditures listed by management in the 1998 budget total $118,400 as detailed in the Improvements section of this report.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      a reasonable method for estimating value via the Income
                         Approach in a stabilized market is through the use of Discounted Cash Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow
                         Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value. Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         Real Estate Investment Trusts (REITS) have been the major players among new apartment acquisitions over the past, few years which has resulted in upward pressure on selling prices as capitalization rates have dropped. More recently, REITs are strong in the market. Capitalization rates are lower this year than last year due to many buyers pursuing limited inventory.

                         Survey participants in RERC's Emerging Trends in Real
                         Estate: 1997 indicate that multifamily is still a viable investment vehicle, but its desirability is ebbing as short-term rental growth has already peaked in some markets. Expectations for

                         1998 are an increased interest in apartments as markets stabilize and new construction comes on-line. Since 1994 returns for apartments have averaged near 12 percent, above all other categories. Solid returns in the 9 to 10 percent area are expected to continue with 9 percent and below for new Class A product, much of which may be pre-sold. Apartment investment fits the portfolio profiles of pension funds and REITs who want immediate high cash flows with predictable capital costs and national vacancy rates in relative equilibrium at 5 percent to 8 percent and a growing population, the risk in the multifamily market is steady and we anticipate that investors will continue to find their niche the market.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                         (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Real Estate is considered riskier than bonds due to illiquidity, competition, burden of management, and market conditions; therefore approximately 150 basis points or more could be added to the Corporate "Baa" bond rate in a normal market. Based on the previous data and recognizing new construction, we believe a 12 percent discount rate is reasonable in the current market based on an all cash sale and alternative investments.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors for apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent or an average of 9.29 percent to attract investment. Going-in capitalization rates of the comparable sales in the Sales Comparison
                         Approach could be calculated based on the data provided. Most had a relatively similar occupancy rate as the subject at their respective times of sale. The range of going-in capitalization rates from these sales was from 7.76 to 10.9 percent (without reserves). A going-in capitalization rate in the middle of this range is considered appropriate. The going-in rate is typically lower than the terminal capitalization rate stated above due to the older age of the property and the risk of the market ten

-----------------------------------------------------------------------------------------------------------------------------------
                                 PONTE VEDRA VILLAGE 1
-----------------------------------------------------------------------------------------------------------------------------------
Period                                                1          2           3            4            5          6          7
                                                    1998       1999        2000         2001         2002        2003       2004
-----------------------------------------------------------------------------------------------------------------------------------
INCOME:
 Apt. Rents                                      1,271,491   1,322,351   1,375,245    1,430,255    1,487,465   1,546,963  1,608,842
 Rent/SF/Mo.                                         0.738       0.768       0.799        0.831        0.864       0.898      0.934
 Other Income/Yr.                                   17,221      17,910      18,626       19,371       20,146      20,952     21,790
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------
Gross Income                                     1,288,712   1,340,261   1,393,871    1,449,626    1,507,611   1,567,915  1,630,632

% Vacancy                                            10.00%       5.00%       5.00%        5.00%       5.000%       5.00%      5.00%

Vacancy Allowance                                  128,871      67,013      69,694       72,481       75,381      78,396     81,532
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------
Eff. Gross Income                                1,159,841   1,273,248   1,324,178    1,377,145    1,432,230   1,489,520  1,549,100



                          -------------------
EXPENSES:                  Per/Unit   Per/SF
                          -------------------
Real Estate Taxes               846     0.72       103,163     107,290     111,581      116,044      120,686     125,514    130,534

Insurance                       257     0.22        31,340      32,594      33,898       35,254       36,664      38,130     39,656

Operating Expenses              734     0.62        89,549      93,131      96,856      100,731      104,760     108,950    113,308
Utilities                       529     0.45        64,579      67,162      69,848       72,642       75,548      78,570     81,713
Repairs & Maintenance           428     0.36        52,237      54,327      56,500       58,760       61,110      63,554     66,097

Contract Services               269     0.23        32,835      34,148      35,514       36,935       38,412      39,949     41,547
Management Fee                 5.00%    0.40        57,992      63,662      66,209       68,857       71,612      74,476     77,455
General & Administrative        122     0.10        14,924      15,521      16,142       16,787       17,459      18,157     18,884
Reserves                        300     0.26        36,600      38,064      39,587       41,170       42,817      44,529     46,311
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------
Total Expenses               $3,961   $ 3.37       483,219     505,899     526,135      547,180      569,067     591,830    615,503
                             ------   ------
Per SF                                                3.37        3.53        3.67         3.81         3.97        4.12       4.29
Per Unit                                             3,961       4,147       4,313        4,485        4,664       4,851      5,045
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------

Net Operating Income                           $   676,622  $  767,349  $  798,043   $  829,965   $  863,163  $  897,690  $ 933,597
                                                ==========  ==========  ==========   ==========   ==========  ==========  =========
Per SF                                         $      4.71  $     5.35  $     5.56   $     5.78   $     6.01  $     6.26  $    6.51
Per Unit                                       $     5,546  $    6,290  $    6,541   $    6,803   $    7,075  $    7,358  $   7,652

===================================================================================================================================

Capital Items:                                     118,400
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------
Cash Flow                                          558,222     767,349     798,043      829,965      863,163     897,690    933,597
                                                ----------  ----------  ----------   ----------   ----------  ----------  ---------
Present Value Factor                   12.00%     0.892857    0.797194    0.711780     0.635518     0.567427    0.506631   0.452349

Present Value of Cash Flow                         498,412     611,726     568,031      527,458      489,782     454,798    422,312

NOI in 11th Year                                 1,092,177              Present Value of Income Stream                    4,666,928
Ro at Reversion                                      10.00%             Present Value of Reversion                        3,375,857
                                                ----------
                                                                        ------------------------------------------------------------

Indicated Reversion                             10,921,769              Indicated Value of Subject                        8,042,785
Less: Sales Costs                       4.00%      436,871              Indicated Value/SF                                    56.04
                                                ----------
                                                                        Indicated Value/Unit                                 65,924
Reversion in 10th Yr                            10,484,898              GIM at Indicated Value                                 6.33
                                                                        Ro at Indicated Value                                  8.41%


------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Period                                              8            9           10     Reversion
                                                  2005         2006         2007      2008
------------------------------------------------------------------------------------------------
INCOME:
 Apt. Rents                                     1,673,196    1,740,124   1,809,728    1,882,118
 Rent/SF/Mo.                                        0.972        1.010       1.051        1.093
 Other Income/Yr.                                  22,662       23,568      24,511       25,491
                                               ----------   ----------  ----------   ----------
Gross Income                                    1,695,857    1,763,692   1,834,239    1,907,609

% Vacancy                                            5.00%        5.00%       5.00%        5.00%
Vacancy Allowance                                  84,793       88,185      91,712       95,380
                                               ----------   ----------  ----------   ----------
Eff. Gross Income                               1,611,064    1,675,507   1,742,527    1,812,228


EXPENSES:

Real Estate Taxes                                 135,755      141,186     146,833      152,706
Insurance                                          41,242       42,892      44,607       46,391
Operating Expenses                                117,841      122,554     127,456      132,555
Utilities                                          84,981       88,380      91,915       95,592
Repairs & Maintenance                              68,740       71,490      74,350       77,324
Contract Services                                  43,208       44,937      46,734       48,604
Management Fee                                     80,553       83,775      87,126        90611
General & Administrative                           19,639       20,425      21,242       22,091
Reserves                                           48,163       50,090      52,093       54,177
                                               ----------   ----------  ----------   ----------
 Total Expenses                                   640,123      665,728     692,357      720,052

 Per SF                                              4.46         4.64        4.82         5.02
 Per Unit                                           5,247        5,457       5,675        5,902
                                               ----------   ----------  ----------   ----------
Net Operating Income                           $  970,941   $1,009,779  $1,050,170   $1,092,177
                                               ==========   ==========  ==========   ==========
Per SF                                         $     6.77   $     7.04       $7.32        $7.61

Per Unit                                       $    7,959   $    8,277  $    8,608   $    8,952
================================================================================================

Capital Items:
                                               ----------   ----------  ----------   ----------
Cash Flow                                         970,941    1,009,779   1,050,170    1,092,177
                                               ==========   ==========  ==========   ==========

Present Value Factor                             0.403883     0.360610    0.321973     1.000000

Present Value of Cash Flow                        392,147      364,136     338,127    1,092,177

            ======================================================================
                                    CASH FLOW SUMMARY
              CALENDAR YEAR          ANNUAL            12.00%           PV OF
               ENDING 12/31        CASH FLOW        NPV FACTOR        CASH FLOW
               ------------        ---------        ----------        ---------
                       1998       $  558,222        0.892857        $   498,412
                       1999          767,349        0.797194            611,726
                       2000          798,043        0.711780            568,031
                       2001          829,965        0.635518            527,458
                       2002          863,163        0.567427            489,782
                       2003          897,690        0.506631            454,798
                       2004          933,597        0.452349            422,312
                       2005          970,941        0.403883            392,147
                       2006        1,009,779        0.360610            364,136
                       2007        1,050,170        0.321973            338,127
                                                                        -------

              TOTAL NPV OF CASH FLOWS                               $ 4,666,928

              Projected NOI - 11th Year                             $ 1,092,177
              Terminal Capitalization Rate                                10.00%
                                                                          ------
              Estimated Value of Property at End of 10th Year       $10,921,769
              Sales Cost                        4.00%                  (436,871)
                                                                       ---------
              Value of Reversion at End of 10th Year                $10,484,898
              Discount Factor                  12.00%                  0.321973
                                                                       --------
              Present Value of Reversion                            $ 3,375,857
              Sum of Present Values of Cash Flow                      4,666,928
                                                                      ---------
              MARKET VALUE AS OF DECEMBER 31, 1997                  $ 8,042,785

                                   (ROUNDED)                        $ 8,000,000
                                                                    ===========
            ======================================================================

                         years hence. Based upon the aforementioned factors, the terminal capitalization rate for the subject should be above the average going-in capitalization rate exhibited by the comparable sales in the Sales Comparison Approach. Therefore, a terminal capitalization rate of 10.0 percent appears appropriate for the subject property based on the Korpacz survey.

CASH FLOW ASSUMPTIONS    .    Rents were based on an average rental rate of
                              approximately $0.724 per square foot per month.
                              During the projection period rents are expected to increase at 2 percent during 1997. Rents increase
                              4 percent in the second year of our analysis and each year thereafter.

                         . The subject property's current physical occupancy rate is 94.3 percent. The economic occupancy rate of 85 percent as of December 1997 is below the estimated stabilized occupancy rate of 95.0 percent. It is our opinion that the subject, after the first year (10% vacancy), should be capable of averaging 95.0 percent economic occupancy throughout the holding period of our cash flow analysis.

                         . Other income is increased at 4 percent per year after the first year of the cash flow.

                         . The property has been appraised based on a "resident pays utilities" status.

                         . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the ten-year projection period. Management expenses are based on a percentage of gross income and increase with occupancy and rental increases. Reserves are calculated at $0.306 per square foot or $300 per unit in the first year and also increase at 4 percent per year thereafter.

                         .    A discount rate of 12.0 percent was utilized.

                         . A terminal capitalization rate of 10.0 percent was felt reasonable.

                         .    A sales cost of 4 percent of the reversionary
                         value was estimated.

                         A cash flow analysis and summary for the subject beginning January 1, 1998 may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis as of December 31, 1997 via discounted cash flow method is

                                         EIGHT MILLION DOLLARS
                                             ($8,000,000)

================================================================================
                             DIRECT CAPITALIZATION

=========================================================================================
                                                                 TOTAL     UNIT     /SF
-----------------------------------------------------------------------------------------
Potential Gross Rental Income                                 $1,271,491  $10,422  $ 8.86
Ancillary Income                                                  17,221      141    0.12
                                                                  ------      ---     ---

Potential Gross Income                                        $1,288,712  $10,563  $ 8.98
Less: Vacancy & Credit Loss @          5.00%                      64,436      528    0.45
                                                                  ------      ---    ----

Effective Gross Income                                        $1,224,277  $10,035  $ 8.53

FIXED EXPENSES
--------------
Real Estate Taxes                                             $  103,163  $   846  $ 0.72
Insurance                                                         31,340      257    0.22
                                                                  ------     ----    ----
Total Fixed                                                   $  134,503  $ 1,102  $ 0.94

VARIABLE EXPENSES
-----------------
Operating Expenses                                            $   89,549  $   734  $ 0.62
Utilities                                                         64,579      529    0.45
Repairs & Maintenance                                             52,237      428    0.36
Contract Services                                                 32,835      269    0.23
Management Fee                         5.00%                      61,214      502    0.43
General & Administrative                                          14,924      122    0.10
Reserves for Replacement                                          36,600      300    0.26
                                                                  ------      ---    ----
Total Variable                                                $  351,938  $ 2,885  $ 2.45
Total Expenses                                                $  486,441  $ 3,987  $ 3.39
                                                              ----------  -------  ------

Net Operating Income                                          $  737,836  $ 6,048  $ 5.14

Capitalization Rate                                                 9.00%
                                                                    ----

Leased Fee Stabilized Market Value                            $8,198,173  $67,198  $57.13

Less:                  Rent Loss Due to Lease Up                  69,593      570    0.48
                       Capital Expenditures                      118,400      970    0.83
                                                                 -------      ---    ----

LEASED FEE "AS IS" MARKET VALUE                               $8,010,180  $65,657  $55.82
ROUNDED                                                       $8,000,000
                                                              ==========

================================================================================
                    RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
                    ---------------------------------------

                                        Year 1       Year 2
                                        ------       ------
                  Stabilized NOI       $737,836     $737,836
                  Projected NOI         663,371      767,349
                                        -------      -------

                  Rent Loss             $74,465           $0
            7.00% PV Factor            0.934579     0.873439
                                       --------     --------

                  PV Income Loss        $69,593           $0
                  CUMULATIVE LOSS                    $69,593
================================================================================

DIRECT
CAPITALIZATION      Direct capitalization is a method used to convert a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                    The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 7.76 to 10.90 percent. The Korpacz investor survey previously quoted indicated an average desired going-in capitalization rate of 9.29 percent. Some weight in this analysis is given to the comparable market sales since these transactions best illustrate the behavior of investor/purchasers in this marketplace. Investors' greater aversion to risk in the market caused by the recent national recession and credit constriction indicates that the range of capitalization rates from the comparables, which sold prior to this phase in the economy may be optimistic. Therefore, from these findings an overall rate of 9.00 percent was chosen for application to the subject. This rate is 1.0 percentage point lower than the terminal capitalization rate utilized for the subject in the preceding discounted cash flow analysis. The direct capitalization method indicates a value of $8,000,000 and is shown on the facing page.

INCOME APPROACH
CONCLUSION          DCF Method........................................$8,000,000
                    Direct Capitalization Method......................$8,000,000

                    Consideration is given to both the discounted cash flow method and the direct capitalization approach. These have been rounded to the nearest ten thousand dollars, however, for purposes of the income approach conclusion, the value is rounded to the nearest fifty thousand.

                    From the above analysis provided by the Income Approach, we estimate the leased fee market value of the subject property on an "as is" all cash basis, as of December 31, 1997, to be

                                         EIGHT MILLION DOLLARS
                                             ($8,000,000)

                                RECONCILIATION
--------------------------------------------------------------------------------

                                   Sales Comparison Approach     $8,000,000
                                   Income Approach               $8,000,000


                    The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates the market activity based on the willing buyer/willing seller concept.

                    Eight recent sales, dating from May 1996 through August 1997 were utilized in the Sales Comparison Approach. Each is similar to the subject property in several characteristics including occupancy, location, age, construction quality, amenities, and/or condition. The data on the comparable sales was considered to be reasonably accurate and reliable. The methods of comparison utilized in this analysis were the net operating income per square foot and per unit and the effective gross rental multiplier (EGRM) methods. These indicators rely on a comparison of income rather than physical attributes. Thus, adjustments for physical factors are not necessary as economics are the common denominator. A final market value estimate for the subject was made based on the analysis presented in the Sales Comparison Approach.

                    The Income Approach attempts to measure investment qualities of the property. Based on actual rents in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data from nearby similar properties, were considered to be adequate. Because the Income Approach deals directly with income streams, we believe it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate.

                    In the Income Approach, comparable properties from the subject Ponte Vedra Beach area were utilized when deriving the subject property's economic market rents and projected expenses. For this reasoning, the Income Approach is given greatest weight in the final analysis.

                    Therefore, it is our opinion that the market value of the leased fee estate of the subject property on an "as is" all cash basis, as of December 31, 1997, is

                                        EIGHT MILLION DOLLARS
                                            ($8,000,000)

                           THE LINKS AT WINDSOR PARKE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION
Job Number               97-074
Project Name             The Links at Windsor Park
Address                  13700 Sutton Park Drive North
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                08/97
Grantor (Seller)         Windsor Park Apartments, Ltd.
Grantee (Buyer)          Rancho Bernardo Corporate Center
Recorded Document        8726-846
Sale Price               $20,500,000
Occupancy                95%
Sale Price per Unit      $73,214
Sale Price per SF        $69.11
Capitalization Rate      8.56%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income           $2,767,693
Vacancy/Collection Loss           ($138,385)
Effective Gross Income           $2,629,308
Operating Expenses                $(874,508)
Net Operating Income             $1,754,800

PROPERTY DESCRIPTION
Year Built               1995
Number of Stories        2 and 3
Number of Units          280
Number of Bedrooms       NA
Net Rentable Area        296,616 SF
Average Unit Size        1,059 SF
Land Area                23.36 acres
Unit Density             11.98 Units per Acre
Property Condition       Excellent
Parking (type)           Open
Construction Type        Wood frame/Wood Siding/Stucco

Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments:                Was completed in early 1995 and was in excellent
                         condition at time of sale. Complex amenities include security fencing with remote entry gate, swimming pool, sun deck, tennis courts, clubhouse with fitness center, playground, and amenity lake with partial frontage along golf course fairways. Units have installation alarms, washer/dryer, appliances ceiling fans, window coverings, and built-in bookcases.

                                   SAN PABLO
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2

PROPERTY IDENTIFICATION
Job Number               97-074
Project Name             San Pablo
Address                  14401 Jose Vedra Blvd..
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                06/97
Grantor (Seller)         N/A
Grantee (Buyer)          N/A
Recorded Document        N/A
Sale Price               $5,350,000
Occupancy                90%
Sale Price per Unit      $26,750
Sale Price per SF        $28.96
Capitalization Rate      10.8%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income          $1,302,800
Vacancy/Collection Loss          ($130,280)
Effective Gross Income          $1,172,520
Operating Expenses               ($589,370)
Net Operating Income              $583,150

PROPERTY DESCRIPTION
Year Built               1974
Number of Stories        2
Number of Units          200
Number of Bedrooms       350
Net Rentable Area        184,750
Average Unit Size        924 SF
Land Area                14.24 acres
Unit Density             14.04 Units per Acre
Property Condition       Average
Parking (type)           Open parking
Construction Type        Concrete block with masonry and wood veneer

Confirmed With           David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed           11/18/97
Comments                 San Pablo Apartments needed new plumbing system, wood
                         replacement, some roof replacement and other repairs at time of sale. The property has tennis courts, basketball courts, full size pool, and playground.
                         Expenses do not include reserves.

                                 HUNTER'S RIDGE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 3

PROPERTY IDENTIFICATION
Job Number               97-074
Project Name             Hunter's Ridge (previously Oaks at Deerwood)
Address                  10100 Baymeadows Road
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                05/97
Grantor (Seller)         Oaks at Baymeadows II Associates, Ltd.
Grantee (Buyer)          Mid-America Apartments of Duval, L.P.
Recorded Document        8653-596
Sale Price               $15,200,000
Occupancy                92%
Sale Price per Unit      $45,238
Sale Price per SF        $51.54
Capitalization Rate      7.76%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income              $2,451,409
Vacancy/Collection Loss              ($196,113)
Effective Gross Income              $2,255,296
Operating Expenses                  $1,075,776
Net Operating Income                $1,179,520

PROPERTY DESCRIPTION
Year Built               1987
Number of Stories        2 and 3
Number of Units          336
Number of Bedrooms       NA
Net Rentable Area        294,888 SF
Average Unit Size        878 SF
Land Area                34.70 acres
Unit Density             9.68 Units per Acre
Property Condition       Average
Parking (type)           Open parking
Construction Type        Wood frame/Wood Siding/Shingle roof

Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments                 Property had a name change after the sale and is now
                         known as Hunter's Ridge. Clubhouse has a tile roof covering and entry is paved with brick payers. Well landscaped and treed. Amenities include a pool with hot tub, tennis courts, fitness facility in clubhouse, car care center, racquet ball/volleyball court, outdoor storage for each unit, mini-blinds, and washer/dryer connections.

                                   WOODHOLLOW
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 4

PROPERTY IDENTIFICATION
Job Number               97-074
Project Name             Woodhollow Apartments
Address                  1715 Hodges Blvd.
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                04/97
Grantor (Seller)         Woodhollow Apartments, LP
Grantee (Buyer)          Mid-America Apartments, LP
Recorded Document        8590-2406
Sale Price               $16,700,000
Occupancy                94%
Sale Price per Unit      $37,111
Sale Price per SF        $48.99
Capitalization Rate      9.60%

TERMS OF SALE            Cash to mortgage of $10,350,000 @ 7.5%
                         Due in 7 years, based on 25 amortization schedule

INCOME/EXPENSE DATA
Potential Gross Income                  $3,245,490
Vacancy/Collection Loss                  ($194,729)
Effective Gross Income                  $3,050,761
Operating Expenses                     ($1,447,561)
Net Operating Income                    $1,603,200

PROPERTY DESCRIPTION
Year Built               1986
Number of Stories        2
Number of Units          450
Number of Bedrooms       690
Net Rentable Area        342,162 SF
Average Unit Size        760 SF
Land Area                38.65 acres
Unit Density             11.6 Units per Acre
Property Condition       Average Plus
Parking (type)           Open parking
Construction Type        Wood frame

Confirmed With           David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed           11/18/97
Comments                 The cap rate does not include a deduction for reserves.
                         Amenities are a 6-acre lake, olympic size pool with large cool deck, jacuzzi, 2 tennis courts, 2 volleyball courts, BBQ and picnic areas, large playground, and a gated boat storage.

                           THE COURTS AT PONTE VEDRA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 5

PROPERTY IDENTIFICATION
Job Number               97-074
Project Name             The Courts at Ponte Vedra
Address                  101 Vera Cruz Drive
City/County/State        Ponte Vedra Beach, FL

TRANSACTION DATA
Sale Date                01/97
Grantor (Seller)         Windsor Apartments, L.P.
Grantee (Buyer)          Metropolitan Life Insurance Corporation
Recorded Document        01220-01824
Sale Price               $19,000,000
Occupancy                95%
Sale Price per Unit      $75,099
Sale Price per SF        $75.12
Capitalization Rate      8.34%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income            $2,734,426
Vacancy/Collection Loss            ($136,721)
Effective Gross Income            $2,597,705
Operating Expenses               ($1,013,105)
Net Operating Income              $1,584,600

PROPERTY DESCRIPTION
Year Built               1996
Number of Stories        3
Number of Units          253
Number of Bedrooms       N/A
Net Rentable Area        252,916 SF
Average Unit Size        1,000 SF
Land Area                9.23 acres
Unit Density             27.41 Units per Acre
Property Condition       Excellent
Parking (type)           Open parking
Construction Type        Wood frame/Masonry/Stucco

Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments                 Built in late 1996 and sold on 95% proforma. Leasing
                         was ahead of schedule at time of sale. Complex was in excellent condition. Property had very attractive architectural design features at windows and roof lines. Amenities include security gate entry, fountain, brick pavers, lap pool, heated spa, and clubhouse with business center. Property had higher unit density than most projects in Ponte Vedra.

                         THE HUNTINGTON AT HIDDEN MILLS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            COMPARABLE APARTMENT SALE 6

PROPERTY IDENTIFICATION
Job Number                 97-074
Project Name               The Huntington at Hidden Mills (formerly Cozumel)
Address                    3333 Monument Road
Location                   East side of Monument Road, north of SR 10 (Atlantic
                           Blvd.)
City/County/State          Jacksonville, Duval, Florida

TRANSACTION DATA
Date of Sale               8/8/96
Grantor (Seller)           Private Syndication
Grantee (Buyer)            Walden Residential
Recorded Document          NA
Sale Price                 $7,225,000
Occupancy                  98%
Sale Price per Unit        $32,254.46
Sale Price per SF          $40.26

TERMS OF SALE              Cash

INCOME/EXPENSE DATA
Potential Gross Income                  $1,356,839
Vacancy/Collection Loss    2.8%         $   37,991
Effective Gross Income                  $1,318,848
Operating Expenses                        $628,166
Net Operating Income                      $690,682

PHYSICAL DATA

Year Built                 1986
Number of Stories          2-3
Number of Units            224
Number of Bedrooms         376
Net Rentable Area          179,476 SF
Average Unit Size          801 SF
Land Area                  14.92 acres
Unit Density               15
Property Condition         Average
Parking (type)             Asphalt, open
Construction Type          Stucco/wood siding with composition roofs

Confirmed With             Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed             10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                   Price adjusted upward by $350,000 for required re-
                           plumbing and was a credit given by the seller.

                           The net operating income (NOI) does not include an allowance for reserve for replacement expenses.

                                  THE ANTLERS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7


PROPERTY IDENTIFICATION
Job Number                    97-074
Project Name                  The Antlers
Address                       8433 Southside Blvd.
Location                      East side of Southside Blvd., south of J. Turner
                              Butler Blvd.
City/County/State             Jacksonville, Duval, Florida


TRANSACTION DATA
Grantor (Seller)              Balcor
Grantee (Buyer)               United Dominion Real Estate
Date of Sale                  5/29/96
Sale Price                    $15,000,000
Occupancy                     97%
Terms of Sale                 Cash
Sale Price per Unit           $37,500.00
Sale Price per SF             $45.77

TERMS OF SALE                 Cash

INCOME/EXPENSE DATA
Potential Gross Income        $2,752,915
Vacancy/Collection Loss 3.2%  $   88,093
Effective Gross Income        $2,664,822
Operating Expenses            $1,140,493
Net Operating Income          $1,524,329


PHYSICAL DATA
Year Built                    1985
Number of Stories             2-3
Number of Units               400
Number of Bedrooms            504
Site Area                     42.51 acre(s)
Net Rentable Area             327,728 SF
Average Unit Size             819 SF
Land Area                     42.51 acres
Unit Density                  9.4
Property Condition            Average
Parking (type)                Asphalt, open
Construction Type             Stucco/Wood siding with composition roofs


Confirmed With                Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed                10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                      The net operating income (NOI) does not include an
                              allowance for reserve for replacement expenses.

                                 WESTLAND PARK

--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8



PROPERTY IDENTIFICATION
Job Number                       97-074
Project Name                     Westland Park
Address                          6710 Collins Road
Location                         North side of Collins Road, north of I-295
City/County/State                Jacksonville, Duval, Florida


TRANSACTION DATA
Grantor (Seller)                 Vestcor
Grantee (Buyer)                  United Dominion Real Estate
Sale Date                        5/9/96
Sale Price                       $16,950,060
Occupancy                        97%
Terms of Sale                    Cash
Sale Price per Unit              $41,852.00
Sale Price per SF                $42.06

TERMS OF SALE                    Cash


INCOME/EXPENSE DATA
Potential Gross Income           $2,929,883
Vacancy/Collection Loss 3.7%       $108,406
Effective Gross Income           $2,821,477
Operating Expenses               $1,104,247
Net Operating Income             $1,717,230

PHYSICAL DATA
Year Built                       1989
Number of Stories                2-3
Number of Units                  405
Number of Bedrooms               723
Net Rentable Area                403,010 SF
Average Unit Size                995 SF
Land Area                        27.17
Unit Density                     14.9
Property Condition               Average
Parking (type)                   Asphalt, open
Construction Type                Stucco/Wood siding with composition roofs


Confirmed With                   Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed                   10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                         The net operating income (NOI) does not include
                                 an allowance for reserve for replacement expenses.

                          THE GREENS AT MARSH LANDING

--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1



PROPERTY IDENTIFICATION
Project No.:                  97-074
Name of Project:              The Greens at Marsh Landings
Street Address:               1800 The Greens Way
City/State:                   Ponte Vedra, Florida


PROPERTY DESCRIPTION
Year Built/Renovated:         1989
Number of Buildings:          NA
Number of Stories:            2
Number of Units:              192
Net Rentable Area (SF):       201,848
Average Unit Size (SF):       1,051
Parking Surface:              Asphalt
Parking Spaces:               Unknown, has garages
Type of Construction:         Wood frame with stucco exterior and composition
                              roof
Unit Mix:

                           TOTAL      UNIT        SIZE       MONTHLY     MONTHLY
                           UNITS      TYPE        (SF)       RENT        RENT/SF
                           -----------------------------------------------------
                              40      1BR/1BA       770      $  756      $ 0.982
                              104     2BR/2BA     1,065         865        0.812
                              48      3BR/2BA     1,256       1,050        0.836

Unit Amenities:               Microwaves, screened-in patios, washer/dryer,
                              glass enclosed fireplace, ceiling fans, walk-in
                              closets, and alarms.
Project Amenities:            Garages with remote control, swimming pool and
                              spa, fitness center, and car care center.


ECONOMIC DATA

Percent Occupied:             88.5%
Avg. Monthly Rent/SF of NRA:  $0.845
Electricity Paid By:          Tenant
Length of Lease:              7 to 12 months
Security Deposit:             $275
Pets Allowed/Deposit:         Yes; $300 - $500 deposit

Confirmed With:               On-site agent and ConAm Agent's survey
Date Confirmed:               December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Remarks: One month free on 3 bedroom -- one year lease, 1/2 month free rent on 7 month lease.

                                  MARSH COVE

--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY IDENTIFICATION
Project No.                   97-068/97-074
Name of Project:              Marsh Apartments
Street Address:               1220 Marsh Cove Lane
City/State:                   Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:         1983
Number of Buildings:          15
Number of Stories:            1-2
Number of Units:              86
Net Rentable Area (SF):       96,176
Average Unit Size (SF):       1,118
Parking Surface:              Asphalt
Parking Spaces:               Open parking
Type of Construction:         Frame and stucco walls with composition roofs

Unit Mix:

                              TOTAL      UNIT       SIZE   MONTHLY  MONTHLY
                              UNITS      TYPE       (SF)    RENT    RENT/SF
                              ---------------------------------------------
                               18    2BR/2BA/FL      980    $  740  $0.755
                               12    2BR/2BA/FL    1,100       780   0.709
                               8     2BR/2BA/LOFT  1,242       850   0.684
                               26    2BR/2.5BA/TH  1,050       760   0.724
                               16    2BR/2.5BA/TH  1,220       810   0.664
                               6     3BR/3BA       1,430     1,010   0.706

                              FL = flat; TH = townhouse

Unit Amenities:               Dishwashers, garbage disposals, microwave ovens,
                              washer/dryer connections, miniblinds, fireplaces,
                              outdoor utility closets, patio/balconies
Project Amenities:            1 swimming pool, 1 tennis court, hot tub


ECONOMIC DATA
Percent Occupied:             95.0%
Avg. Monthly Rent/SF of NRA:  $0.71
Electricity Paid By:          Tenant
Length of Lease:              7 or 12 months
Security Deposit:             $200
Pets Allowed/Deposit:         Yes, 25 pounds maximum $200 nonrefundable


Confirmed With:               Leasing agent and ConAm on-site agent survey
Date Confirmed:               December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Remarks: There is an extra $10/month rent surcharge for seven-month leases. There is also a premium of $10 per month for lake view units. No concessions are give.

                                 THE FAIRWAYS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3




PROPERTY IDENTIFICATION
Project No.                   97-068/97-069/97-074
Name of Project:              The Fairways Apartments
Street Address:               100 Fairway Park Boulevard
City/State:                   Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:         1984
Number of Buildings:          21
Number of Stories:            2-3
Number of Units:              216
Net Rentable Area (SF):       186,600
Average Unit Size (SF):       864
Parking Surface:              Asphalt
Parking Spaces:               Open parking
Type of Construction:         Frame and stucco walls with composition roof
Unit Mix:

                              TOTAL   UNIT         SIZE    MONTHLY  MONTHLY
                              UNITS   TYPE         (SF)     RENT    RENT/SF
                              ---------------------------------------------
                               8      1BR/1BA         500  $555     $ 1.01
                              18      1BR/1BA         600   615       1.03
                              86      2BR/2BA/FL      950   700      0.737
                              68      2BR/1BA/TH      750   650      0.867
                              18      2BR/2BA/TH    1,100   740      0.673
                              18      2BR/1.5BA/TH  1,050   705      0.671

                              FL = flat; TH = townhouse


Unit Amenities:               Dishwashers, garbage disposals, washer/dryer in
                              units, miniblinds, fireplaces, outdoor utility
                              closets, patio/balconies
Project Amenities:            1 swimming pool, 2 tennis courts, hot tub,
                              exercise/weight room, clubroom, laundry facility, lake


ECONOMIC DATA
Percent Occupied:             88%
Avg. Monthly Rent/SF of NRA:  $0.782
Electricity Paid By:          Tenant
Length of Lease:              7 to 12 months
Security Deposit:             $275
Pets Allowed/Deposit:         Yes; 20 pounds maximum, $300-500 nonrefundable


Confirmed With:               Leasing Agent and ConAm on-site agent survey
Date Confirmed:               December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Remarks: Differences in rental rates between individual floor plans are due to screened-in porches and fireplaces.

                                 THE ARBOR CLUB

--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4


PROPERTY IDENTIFICATION
Project No.                   97-068/97-069/97-074
Name of Project:              Arbor Club Apartments
Street Address:               1 Arbor Club Drive
City/State:                   Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:         1992
Number of Buildings:          13 plus 12 garage buildings
Number of Stories:            2-3
Number of Units:              251
Net Rentable Area (SF):       288,924
Average Unit Size (SF):       1,151
Parking Surface:              Asphalt
Parking Spaces:               Open and garage space ($55/month)
Type of Construction:         Wood/stucco siding

Unit Mix:

                              TOTAL   UNIT           SIZE  MONTHLY      MONTHLY
                              UNITS   TYPE           (SF)    RENT       RENT/SF
                              ------------------------------------------------------
                              52       1BR/1BA       881   $   655-685  $0.743-0.778
                              52       1BR/1BA/LOFT  1,102     740-760   0.672-0.690
                              60       2BR/2BA       1,181     790-82-   0.669-0.694
                              60       2BR/2BA       1,254     825-855   0.658-0.682
                               9       3BR/2BA       1,426   980-1,000   0.687-0.701
                              18       2BR/2BA       1,493 1,025-1,050   0.687-0.703

Unit Amenities:               Dishwashers, garbage disposals, microwave ovens,
                              washer/dryer connections, miniblinds, fireplaces,
                              vaulted ceilings, walk-in closets, burglar alarms
Project Amenities:            1 swimming pool, 2 tennis court, jacuzzi,
                              exercise/weight room, clubroom, laundry facility, on-site security, garages


ECONOMIC DATA
Percent Occupied:             100%
Avg. Monthly Rent/SF of NRA:  $0.693
Electricity Paid By:          Tenant
Length of Lease:              7 or 12 months
Security Deposit:             $175
Pets Allowed/Deposit:         25-pound limit; $300 pet fee (nonrefundable)


Confirmed With:               Leasing Agent and ConAm on-site agent survey
Date Confirmed:               December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Remarks: This project opened in April 1992. Differences in rental rates for individual units are due to fireplaces, lake view, and upstairs/downstairs. There is also a $70 per month garage fee. One month free rent with a 12-month lease.

                                  OCEAN LINKS

--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 5


PROPERTY IDENTIFICATION
Project No.                   97-074
Name of Project:              Ocean Links
Street Address:               310 Solano Road
City/State:                   Ponte Vedra, Florida


PROPERTY DESCRIPTION
Year Built/Renovated:         1993
Number of Buildings:          NA
Number of Stories:            2
Number of Units:              192
Net Rentable Area (SF):       251,100
Average Unit Size (SF):       1,308
Parking Surface:              Asphalt
Parking Spaces:               Open and private garages
Type of Construction:         Wood frame with stucco exterior and composition
                              shingle roof

Unit Mix:

                              TOTAL   UNIT      SIZE  MONTHLY      MONTHLY
                              UNITS   TYPE      (SF)    RENT       RENT/SF
                              -------------------------------------------------
                                36    1BR/1BA     943    $690-790  $0.732-0.838
                                72    2BR/2BA   1,294     860-980   0.665-0.757
                                36    2BR/2BA   1,304     970-990   0.744-0.759
                                48    3BR/2BA   1,605   990-1,110   0.617-0.692

Unit Amenities:               Ceiling fans, fireplaces, intrusion alarm, panic
                              buttons, microwaves, sky lights, vaulted ceilings,
                              and washer/dryer
Project Amenities:            Swimming pool, tennis court, sauna, spa, garages,
                              clubhouse, and fitness center.


ECONOMIC DATA
Percent Occupied:             93%
Avg. Monthly Rent/SF of NRA:  $0.711
Electricity Paid By:          Tenant
Length of Lease:              7 or 12 months
Security Deposit:             $200
Pets Allowed/Deposit:         Yes $250 deposit


Confirmed With:               Leasing Agent and ConAm on-site agent survey
Date Confirmed:               December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Remarks:                      One month free is given on a 12-month lease.

                               LEGAL DESCRIPTION

Phase I:
--------

A part of Section 27 and 46, Township 3 South, Range 29 East, St. Johns County, Florida, and being more particularly described as follows: Commence at the southeast corner of said Section 27 and run S. 74 degrees 22'30" west a distance of 12.00 feet to the point of beginning; thence S. 15 degrees 37'30" east a distance of 340.31 feet, thence S. 83 degrees 30'30" west a distance of 440.00 feet; thence north 2 degrees 39'15" west a distance of 584.99 feet; thence north 71 degrees 33'30" west a distance of 70.00 feet, to the point of curvature of a curve to the right, said curve being concave northeasterly and having a radius of 367.96 feet; thence northwesterly along the arc of said curve through a central angle of 13 degrees 30'00", an arc distance of 86.70 feet, said arc being subtended by a chord bearing and distance of north 64 degrees 48'30" west,
86.50 feet to the point of tangency of said curve; thence north 58 degrees 03'30" west a distance of 200.00 feet to the point of curvature of a curve to the left, said curve being concave southwesterly and having a radius of 400.00 feet; thence northwesterly along the arc of said curve, through a central angle of 35 degrees 43'44", an arc distance of 249.43 feet, said arc being subtended by a chord bearing and distance of north 75 degrees 55'22" west 245.41 feet to a point of reverse curvature of a curve to the right, said curve being concave northeasterly and having a radius of 460.00 feet; thence northwesterly along the arc of said curve through a central angle of 12 degrees 50'04", an arc distance of 103.04 feet, said arc being subtended by a chord bearing and distance of north 87 feet 22'12" west 102.83 feet to a point of reverse curvature of a curve to the left, said curve being concave southwesterly and having a radius of
470.00 feet; thence northwesterly along the arc of said curve, through a central angle of 12 degrees 58'20", an arc distance of 106.41 feet, said arc being subtended by a chord bearing and distance of north 87 degrees 26'20" west 106.18 feet to the point of tangency of said curve said point lying in the easterly right-of-way line of State Road A-I-A as now established; thence north 03 degrees 55'30" east a distance of 338.66 feet; thence south 15 degrees 37'30" east a distance of 432.31 feet; thence north 76 degrees 50'30" east a distance of 18.02 feet; thence south 15 degrees 37'30" east a distance of 374.79 feet to the point of beginning. Containing 21.75 acres more of less being the same land as described as Exhibit "A" of official records Volume 568, Pages 263 through 266, of the Public Records of said county.

                         PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE      Bach Realty Advisors, Inc. (since June 1997)
                     President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

                Bach Thoreen McDermott Incorporated (July 1991-May 1997)
                     Chief Executive Officer.

                Bach Thoreen & Associates, Inc. (1985-1991)
                     President

                Bach & Associates, Inc. (1980-1984)
                     President

                Landauer Associates, Inc. (1980-1984)
                     Senior Vice-President and General manager-Southwestern
                     Region

                Coldwell Banker Commercial Group, Inc. (1973-1980)
                     Vice-president and Manager, Appraisal Services.

                Appraisal Research Associates (1971-1973)
                     Appraiser. Real Estate research valuation on urban and rural properties.


                Ray R. Hastings, MAI (1964-1971)
                     Appraiser. Real Estate research valuation on urban and rural properties.

                Residential Real Estate Sales (1963-1964)
                     Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:         Appraisal Institute
                Appraisal Institute, Houston Chapter 33
                Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
                Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
                Appraisal Institute, Co-Chairman of the Education Committee
                (1980)
                Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987-1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
                (1984)
                AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:       Real Estate Broker, State of Texas

Certification:  Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

                Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
                Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION       B.S. Marketing, University of Southern California (1962)

                           COMPLETE, SELF-CONTAINED
                                   VALUATION

                                      OF

                                RANCHO ANTIGUA
                         8787 EAST MOUNTAIN VIEW ROAD
                              SCOTTSDALE, ARIZONA



                                      FOR

                       HUTTON/CON AM REALTY INVESTORS 2
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                    AS OF

                               DECEMBER 31, 1997


                                      BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-081

                                                                  Rancho Antigua
Bach Realty Advisors, Inc.                                     Table of Contents

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
          Letter of Transmittal..........................................   1
          Assumptions and Limiting Conditions............................   2
          Certification..................................................   4
          Salient Facts and Conclusions..................................   6
          Nature of the Assignment.......................................   7
          City/Neighborhood Analysis.....................................   9
          Apartment Market Analysis......................................  16
          Site Analysis..................................................  20
          Improvements...................................................  23
          Highest and Best Use...........................................  25
          Appraisal Procedures...........................................  28
          Sales Comparison Approach......................................  34
          Income Approach................................................  34
          Reconciliation.................................................  43

                                    ADDENDUM

                                Rent Comparables
                           Improved Sale Comparables
                          Professional Qualifications

                                                        B.A.C.H
                                                   Realty Advisors, Inc.
                                            Appraisal, Consultation & Litigation



March 26, 1998


Hutton/Con Am Realty Investors 2
1764 San Diego Avenue
San Diego, California 92110

Re: A Complete, Self-Contained Appraisal of Rancho Antigua Apartments,
    Scottsdale, Arizona; BRA 97-081

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997, and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Phoenix and subject area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of

                  TWELVE MILLION SIX HUNDRED THOUSAND DOLLARS
                                 ($12,600,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS,INC.

/s/ Stevan N. Bach

Stevan N. Bach, MAI
President and Chief Executive Officer
                                                            Four Houston Center
                                                          1221 Lamar, Suite 1325
                                                            Houston, TX 77010
                                                             (713) 739-0200
                                                           Fax (713) 739-0208

                                                                  Rancho Antigua
Bach Realty Advisors, Inc.                   Assumptions and Limiting Conditions

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                     The certification of this complete, self-contained appraisal is subject to the following assumptions and limiting conditions.

                     1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                     2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                     3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                     4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                     5. That a survey of the property has not been made by the appraiser.

                     6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                     7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                     8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                     9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                     10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                     11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                    12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.


                    13.  Bach Realty Advisors, Inc. is not an expert as to
                         -------------------------------------------------
                         asbestos and will not take any responsibility for its
                         -----------------------------------------------------
                         existence or the existence of other hazardous materials
                         -------------------------------------------------------
                         at the subject property, analysis for EPA standards,
                         ----------------------------------------------------
                         its removal, and/or its encapsulation. If the reader of
                         -------------------------------------------------------
                         this report and/or any entity or person relying on the
                         ------------------------------------------------------
                         valuations in this report wishes to know the exact or
                         -----------------------------------------------------
                         detailed existence (if any) of asbestos or other toxic
                         ------------------------------------------------------
                         or hazardous waste at the subject property, then we not
                         -------------------------------------------------------
                         only recommend, but state unequivocally that they
                         ---- --------------------------------------------
                         should obtain an independent study and analysis
                         -----------------------------------------------
                         (including costs to cure such environmental problems)
                         -----------------------------------------------------
                         of asbestos or other toxic and hazardous waste.
                         -----------------------------------------------

                    14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                         The undersigned does hereby certify to the best of my
                    knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                                                                Rancho Antigua
Bach Realty Advisors, Inc.                                       Certification


                    10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997, is $12,600,000.



                         /S/ Stevan N. Bach
                         ------------------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Office
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:                    Rancho Antigua

Location:                          8787 East Mountain View Road

BRA:                               97-081

Legal Description:                 A parcel of land situated in Section 25 T3N,
                                   R4E Section 30 T3N, R5E, G&SRB&M, Maricopa
                                   County, Arizona

Land Size:                         13.795 acres or 600,910 square feet

Building Area:                     217,758 square feet

Year Built:                        1982

Unit Mix:                          60  1BR/lBA at 809 square feet
                                   30  2BR/2BA at 961 square feet
                                   28  lBR/1.5BA/DEN at 961 square feet
                                   62  2BR/2BA at 1,020 square feet
                                   20  2BP/2BA/TH at 1,202 square feet
                                   20  3BR/2BA at 1,310 square feet

No. of Units:                      220

Average Unit Size:                 990 square feet

Physical Occupancy:                95 percent

Economic Occupancy:                89 percent

Highest and Best Use
  As Vacant:                       Multifamily
  As Improved:                     Multifamily

Date of Value:                     December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:        $12,700,000

"As Is" Market Value by
 Income Approach:                  $12,600,000

"As Is" Market Value
 Conclusion:                       $12,600,000

                                                                  Rancho Antigua
Bach Realty Advisors, Inc.                              Nature of the Assignment


                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL           The purpose of this complete, self-contained appraisal is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY        The subject property contains 21 two-story buildings with
                    220 units and a total net rentable area of 217,758 square feet. It was constructed in 1982 on 13.795 acres. It is identified as Rancho Antigua Apartments located at 8787 East
                    Mountain View Road at the southwest corner of Hayden Road in Scottsdale, Arizona.

DATE OF THE
APPRAISAL           All opinions of value expressed in this report reflect
                    physical and economic conditions prevailing as of December
                    31, 1997 which are assumed to be the same as our most recent inspection date of December 1997.

DEFINITION OF
SIGNIFICANT TERMS   The Appraisal of Real Estate, Eleventh Edition, 1996,
                    sponsored by the Appraisal Institute defines Market Value as:

                         "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                         (1)  Buyer and seller are typically motivated;

                         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                         (3) A reasonable time is allowed for exposure in the open market;

                         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                                                                  Rancho Antigua
Bach Realty Advisors, Inc.                              Nature of the Assignment

                     It is our opinion that a reasonable time period to sell the subject property is six months to one year and this is
                                         ----------------------
                     consistent with current market conditions. A sale earlier than six months to one year may represent a value other than market value and is reasonably believed to be a value less than our market value stated within our appraisal report.

                     Leased Fee Estate/1/ - An ownership interest held by a
                     -----------------
                     landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL            It is the understanding of the appraiser that the function of this appraisal is for annual partnership reporting and/or internal purposes.

PROPERTY RIGHTS
APPRAISED            The appraiser have appraised the "as is" leased fee
                     interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY   According to the Maricopa County records, the current owner is Hutton/Con Am Realty Investors 2. No sale or listing is believed to have occurred over the past three years.

SCOPE/BASIS OF
THE APPRAISAL        This appraisal has been made in accordance with accepted
                     techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                     Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not utilized in our analysis due to the age of the property since depreciation is difficult to accurately measure in older properties.
                     Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                     The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraiser conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.


__________________________
   /1/The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
      ---------------------------------------

                            [AREA MAP APPEARS HERE]

                           CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

INTRODUCTION        Metropolitan Phoenix covers 9,127 square miles and it is the nucleus of Maricopa County along with 23 additional surrounding communities. Metropolitan Phoenix is part of a geographic area in South Central Arizona known as "the golden corridor," an area of world-class resorts and spas, and a governmental and commercial center for the state. The city of Phoenix is already well developed within the city limits, and the city serves as the core of the metropolitan area's office and commercial development. The expansion of the freeway system has opened up new markets in the western and southern regions.

POPULATION          The state's capital and the largest city in Arizona, Phoenix is the seventh largest city in the nation. Phoenix is one of the fastest growing major metropolitan areas in the country and was fourth in the nation in absolute growth from 1980 to 1990. In 1996, the Phoenix metropolitan area was second to Las Vegas as the fastest growing metropolitan area in the nation. The population of Phoenix in 1995 was estimated at about 1.1 million and it is projected to be about 1.2 million in 1997. In addition, the population in the Metropolitan Area was estimated at 2.4 million and it is projected to reach approximately 2.7 million in the year
                    2000. Population figures obtained for Maricopa County indicate the dynamic growth experienced by the Phoenix area.
                    The increase in population is composed largely of net migration into the area due to new employment opportunities, a relatively reasonable cost of living, and a favorable climate. The following summarizes the population growth of the metropolitan area since 1977.

                             Year          No. Persons        Annual Change
                        --------------------------------------------------------
                         1977 estimate      1,329,800               --
                         1980 census        1,509,052             4.31%
                         1990 census        2,122,101             3.47%
                         1991 estimate      2,173,135             2.40%
                         1992 estimate      2,238,000             2.98%
                         1993 estimate      2,291,200             2.38%
                         1994 estimate      2,355,900             2.82%
                         1995 estimate      2,551,765             8.31%
                         1996 estimate      2,634,625             3.25%
                         2000 estimate      2,715,097             1.01%
                         2005 estimate      3,031,348             2.23%

EMPLOYMENT AND
LABOR FORCE         The tremendous growth of Metropolitan Phoenix and its
                    location has led to a diverse economy and strong business climate. Over the past few years, more than 50 new companies have opened offices in the Phoenix area, which is home to over 80 national and regional headquarters, ranging from major hotel and restaurant chains to high-tech manufacturers and airlines. There has recently been an influx of cost conscious firms relocating from California seeking a location with a lower cost of doing business. Also, Phoenix has become a popular regional hub location for companies with several regional offices. Service industries and trade account for just over half of the employment base in the Phoenix area and are projected to continue to be the largest source of employment growth for the next few years. The economic stability of the region, and the abundant labor force make Phoenix a viable location for information-based industries such as data processing, telecommunications and customer service operations. Many financial services and banking institutions have established data processing, credit card, and customer service operations in the area during the past five years.
                    These include processing and/or regional headquarters operations for American Express, Chase Bank, Bank of
                    America, Discover Card Services, and Well Fargo Bank.
                    Additionally, the electronics and high technology industries have a tremendous presence in Phoenix. High technology/basic manufacturing comprises 10.8 percent of non-agricultural employment with an emphasis on the high technology sector.
                    Motorola is the region's largest private employer, with about 20,000 workers. Additional major electronic and technology-based employers include Honeywell, Intel,
                    Continental Circuits, Medtronic Micro. Rel., Microchip
                    Technology, EF Data Corp., Varian Tempe Electronics Center,
                    ADFlex Solutions, and Litton Electro Optical Systems. Also, since Phoenix is the capital city of Arizona and the county seat for Maricopa County, there is a significant amount of government employment. About 13 percent of the employment distribution in Phoenix is in the government and public sector. The following table indicates the fifteen largest employers in the Phoenix/Scottsdale Metropolitan (Metro) area.

                                  FIFTEEN LARGEST EMPLOYERS -- METRO AREA
                         ----------------------------------------------------------------
                         FIRM                                         FULL-TIME EMPLOYEES
                         ----------------------------------------------------------------
                           State of Arizona                                  60,592
                           Motorola Inc.                                     19,350
                           Maricopa County      .                            12,025
                           City of Phoenix                                   11,393
                           U.S. Postal Service                               10,833
                           Samaritan Health System                           10,800
                           Allied-Signal Aerospace Co.                        8,755
                           Arizona State University                           7,672
                           Pinnacle West Capital Corporation                  7,335
                           US West Inc.                                       7,300
                           American Express Travel Related Services           7,200
                           Bank America Corp.                                 7,100
                           Intel Corp.                                        6,600
                           Banc One Corporation                               6,500
                           Mesa Public Schools                                6,378

EMPLOYMENT          Metropolitan Phoenix, with more than half of the states
                    labor force, has a well-developed and diversified economic base. In part, due to this diversified economy, the unemployment rate in the Phoenix area has fallen over the past few years. The economic recovery began in 1993 with increases in labor force and number of employed persons in every subsequent year. Since a high of 6.4 percent in 1992, the unemployment rate has been below 5 percent in each year since and witnessed a low of 3.3 percent in 1997. The following summarizes this trend.

                            --------------------------------------------------------------------
                                                       MARICOPA COUNTY LABOR FORCE DATA
                            --------------------------------------------------------------------
                                                        1980        1990        1991        1992
                            --------------------------------------------------------------------
                            Civilian Labor Force     752,908   1,074,500   1,067,900   1,057,200
                            Employed                 708,291   1,028,100   1,016,400     989,800
                            Unemployed                44,617      46,400      51,500      67,400
                            Unemployment Rate            5.9%        4.3%        4.8%        6.4%

                            --------------------------------------------------------------------------------
                                                          MARICOPA COUNTY LABOR FORCE DATA (CONT'D)
                            --------------------------------------------------------------------------------
                                                        1993        1994        1995        1996        1997
                            --------------------------------------------------------------------------------
                            Civilian Labor Force   1,074,600   1,217,900   1,293,300   1,335,100   1,481,400
                            Employed               1,025,600   1,158,000   1,244,000   1,289,700   1,433,100
                            Unemployed                49,000      59,900      49,300      45,500      48,300
                            Unemployment Rate            4.6%        4.9%        3.8%        3.4%        3.3%

                    Source:  Arizona Department of Economic Security

                    The Greater Phoenix area has a labor force of approximately
                    1.5 million people, with a mix of managers, professionals, and production workers. Projected employment by occupation shows continued strengthening of the area's professional and technical work force, with service employment increasing as well.

TOURISM The Phoenix area enjoys 300 days of sunny skies and warm temperatures each year and it is situated amidst scenic countryside. It is not surprising that Phoenix has become one of the most popular resort areas in America. The metropolitan area has nearly 200 major golf courses, 1,000 tennis courts, and more five-star resorts than any other part of the country. The city understands the impact tourism has on its economy and takes great care to cultivate and promote this aspect of its economy. The outlook for the metropolitan Phoenix lodging market over the next few years is very positive. The market as a whole continues to demonstrate solid growth and has since 1992. According to Lodging Outlook published by Smith Travel Research, the
                    ---------------
                    Phoenix area hotel occupancies have been improving. The 1996 year-end occupancy reached 72.2 percent, a solid growth over the 71.9 percent level in 1995. Also, the average daily room rate showed substantial improvements between 1995 and 1996. In 1995, the average daily room rate was $88.36 and it increased to $94.72 in 1996, which is an increase of 7.2 percent.

                    Obviously, the increases in tourism have created greater business for the Phoenix Sky Harbor International Airport, which is currently, the eleventh busiest airport in the nation. The number of passengers passing through the airport in 1995 was 27.8 million. In 1997, an estimated 31.5 million passengers are expected and by the year 2007 this is anticipated to increase to approximately 44.7 million passengers. Currently, twenty-three airlines offer about 1,100 daily flights. A fourth terminal with 48 gates at a cost of $170 million was opened in late 1990. Additionally, a third runway is planned by the end of the decade.

REAL ESTATE         The metropolitan Phoenix single family home market has
                    witnessed an unprecedented seven years of increasing or strong housing markets with record setting absorption and price increases. As of the Fourth Quarter 1997, the number of single-family building permits anticipated for 1997 was about 27,719. This was down slightly from the record setting level in 1996 when 28,157 units were permitted. The number of permits is expected to drop to 24,750 in 1998 and 22,594 in 1999. The number of multifamily permits (including apartments and condominiums) are estimated at 6,900 units in 1997. This is expected to drop to 6,400 in 1998 and rise to 6,500 in 1999. The Apartment market is discussed in further detail in the Apartment Market Analysis section of this report.


                             Over the next few years, commercial construction is expected to remain strong and vacancy rates in most sectors are expected to remain relatively stable. The metropolitan Phoenix office market contained approximately 38.1 million square feet in 1996 to which 1.4 million square feet was added in 1997. In 1997 a total of 1.3 million square feet was absorbed. Further gains are expected in 1998 and 1999 of 1.8 million square feet each year with absorption estimated at 1.5 million square feet in each year. The office vacancy rate in 1997 8.9 percent and office vacancy rates are anticipated to stabilize at approximately 9 percent in 1998 and 1999. In 1997, 2.7 million square feet of retail space was added to the 79.5 million square feet already existing. The amount of new construction is expected to decline to 2.1 million in 1998 and 2.0 million in 1999. Absorption in 1997 was a healthy
                             2.4 million square feet, which is expected to decrease slightly to 2.1 million square feet in 1998, and 2.0 square feet in 1999. The retail vacancy rate in 1997 is 8.8 percent. Vacancy rates in retail space are expected to remain stable at
                             8.5 percent through 1999. In 1997, 9.1 million square feet of industrial space was added. It is expected that this will decrease to 7.8 million in 1998 and 7.7 million in 1999. The 1997 vacancy for industrial space is 6.9 percent. The forecast for industrial activity includes an estimated vacancy in 1998 and 1999 of 7.1 percent. In 1997 7.9 million square feet were absorbed and it is predicted this will decrease to 7.3 million square feet in 1998 and 7.0 million square feet in 1999.

LIVABILITY                   Recreation and culture are important resources of
                             Phoenix, enhancing its appeal and livability. The city has its own symphony, Phoenix Museum of Fine
                             Arts, Heard Museum, and countless recreational facilities including Phoenix South Mountain
                             Preserve, the largest municipal park in the world.
                             Professional sports, yearly professional golf and tennis events, horse, dog, and auto racing also contribute to the diverse recreational pursuits available in Phoenix.

                             The Phoenix Metropolitan area is served by more than 50 school districts with slightly more than 350 elementary and greater than 55 high schools. In addition, there are approximately 40 parochial and 40 private schools in the area, as well as 10 institutions of higher learning (including Arizona State University-West), and about 80 private technical and business colleges. There are 42 hospitals with over 8,100 beds serving the metropolitan area and 6 emergency medical facilities. All community services are well represented throughout the Phoenix area. Phoenix is also an economically viable area in which to locate. The Metro Phoenix median household income as of January 1997 was $36,078.

SUMMARY AND OUTLOOK          The outlook for Phoenix continues to be promising;
                             however, it is expected to see a slowdown from the growth experienced over the past few years.
                             Overall, commercial real estate markets should stay strong. Vacancy rates will remain low, and the environment for commercial real estate markets should remain healthy.

                     Single-family activity, on the other hand, is expected to moderate from the very high levels of the last three years.

                     The consensus forecast calls for a moderate reduction in population growth which will impact the remaining indicators. Total personal income is on the rise mainly due to population inflows. Retail sales growth depends on that influx of personal income and on retail spending generated by single-family homebuyers. In the long-term, the outlook is positive based on the areas continued success as a resort capital, growth in tourism, favorable climate, growth in the corporate group sector and rising household incomes. Barring any unforeseen national economic downturn, the Metro Phoenix area is expected to continue a general upward trend over the next decade but at a slower pace than that experienced over the past few years.

CITY OF SCOTTSDALE   Scottsdale is located 8 miles northeast of the center of
                     Phoenix. The city was incorporated over 30 years ago and it has experienced significant growth over the past 20 years.
                     The estimated Scottsdale population in 1996 was estimated at about 178,525 which places it as the fifth largest city in the state. The population of Scottsdale has increased
                     6.2 percent from the 1995 figure of 168,176 and 37 percent from 1990 (130,069) which equates to an annual average growth rate of approximately 5 percent from that time.
                     Strong population growth is also projected to continue into the future with 186,091 in the year 2000 and 212,154 in 2005. The median household income in 1996 was reportedly
                     $57,490, which was significantly greater than that reported for Maricopa County at $40,233. The unemployment rate in 1996 in Scottsdale was 2.6 percent, which was lower than either Maricopa County or the State of Arizona.

                     In its formative years, Scottsdale was primarily a bedroom community. However, it has experienced an increase in corporate office headquarters and clean industry. Also, Scottsdale has become a destination location for tourism with a number of luxury resort hotels.

                     A major element in the city's growth has been the development of the 4,236-acre McCormick Ranch, the largest of several planned communities in the county. It incorporates a variety of developments in a well-designed environment. One of the most prestigious multiplanned developments in the area is the 640-acre Gainey Ranch, which is between Scottsdale Road and Hayden Road, just south of Shea Boulevard. This project has a resort hotel and 3 nine-hole golf courses, upper-income single and multifamily residential, office, and retail projects. Another master-planned community is the 1,119-acre Scottsdale Ranch located east of McCormick Ranch and north of the Salt River Indian Reservation. The development provides for over 4,000 residential units and 15 acres of office and commercial use.

                     Major retail developments have recently been expanded to serve the affluent residents of Scottsdale and the tourism industry. Significant development has occurred near Scottsdale Road and Camelback Road with the expansion of the Scottsdale Fashion Square and Camelview Plaza. Also, the Scottsdale Galleria near the Scottsdale downtown area contains approximately 1.35 million square feet of high-end retail/mixed-use space. It is important to note that Scottsdale has rigid

                        [NEIGHBORHOOD MAP APPEARS HERE]
                     zoning and building ordinances, which have helped development conform and blend well with the area given landscaping requirements. Scottsdale is expected to continue to grow northerly in an orderly manner and remain one of the area's most prestigious locations.

NEIGHBORHOOD         The subject is situated in the northern portion of the
                     Scottsdale area. It is about 17 miles northeast of the Phoenix Central Business District (CBD). More specifically, it is situated at the southwest corner of East Mountain
                     View Road and Pima Road. The neighborhood boundaries may be defined as Scottsdale Road to the west, 96th Street to the east, Indian Bend to the south, and Cactus Road to the north. The neighborhood appears to be well established with the majority of the residential development having occurred over the past 20 years. However, the area does not show signs of decline. In fact, the subject is in the middle of some of the most exclusive residential communities in the area including McCormick Ranch, Gainey Ranch, and
                     Scottsdale Ranch. Also, this area has a number of upper-end townhomes, condominiums, and apartments. As a result of the residential development, there are sufficient support facilities and amenities in proximity to the subject such as parks, which include Nature Trail, Comanche, and Mountain View. Area public schools include Saguaro High
                     School and Cochise Elementary School. Also, a number of country clubs and golf courses are in the area such as McCormick Ranch, Gainey Ranch, Scottsdale Country Club, and
                     Pima Golf Resort. Access to the area is reasonably good and public transportation is provided along major thoroughfares.

                     The general area is relatively well developed with some vacant land available. The major thoroughfares tend to include a variety of residential and commercial development. Scottsdale, Pima, and Hayden Roads are main north/south arteries, which connect the subject to other major thoroughfares and business centers. Scottsdale Road has a number of development types such as hotels/motels, restaurants, retail, office, and some residential projects. Hayden and Pima Roads tend to have townhome and condominium development with retail and recreational support. Within the subject's more immediate area there are a few community and neighborhood centers. Mountain View Center is located just to the west of the subject on Hayden Road and it provides a variety of service tenants. Just southeast of the subject is the McCormick Ranch Center on Pima Road. It provides a Smitty's Supermarket, car repair, fast-food, etc. Also, just northeast of the subject is a new retail project, the Scottsdale Fiesta with a Smiths supermarket, a K-Mart, Comp USA, AMC Theater, Office Max, among others. Also, a new shopping center has opened at the northwest corner of Pima Road and Shea Boulevard. Tenants include a Basha's supermarket, a Blockbuster Video, Popular, Perkins Family Restaurant, Sherwin Williams, and Stein Mart. The nearest shopping mall/complex is located near Camelback Road. This includes Scottsdale Fashion Square, Camelview Plaza, and Camelback Mall. Scottsdale Fashion Square and Camelview Plaza offer over 55 retail outlets in over 1 million square feet and are only a few miles south of the subject.

                     Another important part of the area is the Scottsdale Memorial Hospital and professional buildings just northeast of the subject. This provides a service to the area and provides additional employment opportunities. Also, in this area is the

                              Meridian Point Rehabilitation Center and the
                              Paradise Memorial Gardens Cemetery.

                              In the more immediate area, development is primarily residential. Within the McCormick Ranch Development, the subject is surrounded by various multifamily projects including Sun Canyon townhomes and Country Horizons townhomes. Additionally, north of the subject on Arabian are the Casabella Apartments and the Tierra Santa townhomes. Also, there are numerous upper-middle-income single-family residential developments in the area.

                              Overall, the subject neighborhood is projected to continue to prosper in future years and it is estimated to be about 70 percent developed. Population and number of households are expected to increase moderately. The immediate area is well developed along major thoroughfares with predominately residential development along secondary streets. City zoning helps regulate future development patterns; therefore, the neighborhood is believed to have a healthy future. For the most part, the Rancho Antigua Apartments are perceived as being a positive attribute to the area providing a quality facility well screened by the extensive landscaping. The apartments benefit from its close in location and the abundance of retail outlets and office development in the area.

                        [MARKET AREA MAP APPEARS HERE]

==================================================================================================

                              APARTMENT MARKET STATISTICS
                                  METROPOLITAN PHOENIX
--------------------------------------------------------------------------------------------------
YEAR                       INVENTORY  NEW CONSTRUCTION  PERMIT ACTIVITY  ABSORPTION  VACANCY RATE
--------------------------------------------------------------------------------------------------
1980                        127,853                ---            8,343       6,773           6.4%
--------------------------------------------------------------------------------------------------
1981                        135,812              7,959            7,894       9,609           5.8%
--------------------------------------------------------------------------------------------------
1982                        143,934              8,122           11,410       5,284           6.3%
--------------------------------------------------------------------------------------------------
1983                        158,718             14,784           21,229       9,064           7.7%
--------------------------------------------------------------------------------------------------
1984                        182,102             23,384           32,547      20,305           8.1%
--------------------------------------------------------------------------------------------------
1985                        208,679             26,577           24,113      19,661           9.9%
--------------------------------------------------------------------------------------------------
1986                        230,478             21,799           16,327      18,340          10.5%
--------------------------------------------------------------------------------------------------
1987                        243,271             12,793            8,427       5,621          13.1%
--------------------------------------------------------------------------------------------------
1988                        251,326              8,055            5,457       4,186          14.5%
--------------------------------------------------------------------------------------------------
1989                        257,110              5,784            1,689       6,809          14.1%
--------------------------------------------------------------------------------------------------
1990                        258,992              1,882            1,891      10,482          11.5%
--------------------------------------------------------------------------------------------------
1991                        260,501              1,509              710       2,734          10.5%
--------------------------------------------------------------------------------------------------
1992                        261,095                594            1,234       4,394           9.6%
--------------------------------------------------------------------------------------------------
1993                        262,930              1,835            1,791      12,135           6.3%
--------------------------------------------------------------------------------------------------
1994                        264,663              1,733            6,015       5,484           4.5%
--------------------------------------------------------------------------------------------------
1995                        266,849              2,186            7,864         211           4.5%
--------------------------------------------------------------------------------------------------
1996                        274,919              8,070            8,545       7,820           4.5%
--------------------------------------------------------------------------------------------------
1997                        284,220              9,301            7,936       8,001           4.8%
--------------------------------------------------------------------------------------------------

Source:  Phoenix Metropolitan Housing Study

                           APARTMENT MARKET ANALYSIS
------------------------------------------------------------------------------

                     In order to understand the current apartment market and make future projections, we analyzed information found in Apartment Trends, Third Quarter 1997, published by
                     ----------------
                     RealData, Inc. and the Phoenix Metropolitan Housing Study,
                                            ----------------------------------
                     Fourth Quarter 1997 published by the Phoenix Metropolitan Housing Study Committee. These semiannual publications compile information obtained from surveys of "garden-style" apartment projects in the Metro Phoenix area. Each survey divides the Greater Phoenix area into submarkets and provides information on inventory, permit activity, absorption, and vacancy rates. According to the Phoenix
                                                                     -------
                     Metropolitan Housing Study, the subject is located in the
                     --------------------------
                     Scottsdale submarket (District 1N and 1S) and also influenced by the Paradise Valley submarket (District 2N and 2S).

CONSTRUCTION         According to the Phoenix Metropolitan Housing Study, the
                     Greater Phoenix apartment market had a total of 284,220 units as of the Fourth Quarter 1997. Geographically, the majority of apartment units are in Mesa, Tempe, Glendale, Central Phoenix, and Scottsdale. These include Mesa with
                     36,799 units, Tempe with 25,770 units, Scottsdale with 24,007 units, Glendale with 16,140 units, and Sunnyslope with 16,283 units.

                     The majority of construction since 1980 occurred between 1983 and 1987 with 99,337 units or about 35 percent of the current inventory. Since 1980, the highest annual construction occurred in 1985 with 26,577 units. In 1988, new construction dropped significantly and hit a low of 594 units in 1992. Construction activity began to increase in 1993 when 1,835 units were constructed. Activity continued at this pace in 1995 and 1996 with 1,733 units and 2,186 units added. Construction really took off again in 1996 when 8,070 units were added to the market. The number of units constructed continued to increase in 1997 to 9,301 units

                     The largest amount of permits issued was in 1984 with 32,547 units. However, in the late 1980s and early 1990s, the amount of new permits issued slowed. In 1991, new permits were issued for 710 units, citywide. This represented the smallest number of new apartment unit permits issued in one year over the past fifteen years. However, this increased to 1,234 in 1992 and to 1,791 in 1993. In 1994, permit activity increased significantly to 6,015 units. In 1995 the number of permits issued was reportedly 7,864 units and this rose to 8,545 permits in 1996. A slight decline was witnessed in 1997 when 7,963 permits were issued. Reference is made to the table on the facing page for a summary of the total inventory, new construction, and permit activity since 1980.

                     Since the late 1980s, a significant amount of the new construction has occurred in the subject's submarket. The largest amount of new units entered the submarket in 1988 with 2,621 followed by 1,853 units in 1989. In 1992, there were only 80 new units introduced into the market; however, there were: 1,058 new units during 1993; 1,533 units in 1994; 1,084 units in 1995; and 1,511 units in 1996. In 1997 a total of 1,883 units entered the market and there were 1,957 units permitted.

VACANCY The following vacancy statistics are available in the Metropolitan Housing study. Over the past decade, annual vacancy citywide has responded to the amount of new construction. In 1980, apartment vacancy was 6.4 percent, which was followed by a drop in 1981 to 5.8 percent. However, in 1982 vacancy levels began a slow increase as new inventory was added to the market. The vacancy level climbed from 6.3 percent in 1982 to a high of 14.5 percent in 1988. However, since the decline of new construction in 1988, vacancies in the Greater Phoenix area have shown relatively steady decline through 1996. In 1989, the overall vacancy was estimated at 14.1 percent and this declined to 4.4 percent in 1996. The largest drop occurred between 1992 and 1993 when the vacancy level dropped from
                     9.6 percent to 6.3 percent. The vacancy level experienced a further decline in 1994 dropping to 4.5 percent. This was the lowest vacancy level since 1980. The vacancy level remained relatively flat through 1996 and then edged up slightly in 1997 to 4.8%. However, it is important to note that according to the Real Data publication, the overall vacancy is somewhat higher. Real Data reported fourth quarter 1996 vacancy at 6.4 percent which is 1.9 percent higher than the vacancy rate reported by the Phoenix Metropolitan Housing Study for the same period. The most current available vacancy rate reported by Real Data is for third quarter 1997 was 6.4% which is also higher than the Phoenix Metropolitan Housing Study figure for the same period at 5.2%. This discrepancy is believed to be due to a different sampling set. Also, the apartment market is affected by seasonality. Vacancies increase during the summer months due to the extreme temperatures; however, the market tightens up considerably during the remainder of the year due to the university and winter visitors.

                     Vacancies in the Scottsdale/Paradise Valley submarket have followed a similar pattern as the metro area. Over the past decade, the average vacancy dropped from a high of 13.7 percent in 1989 to a low of 3.8 percent in fourth quarter 1997 according to the Phoenix Metropolitan Housing Study. RealData reports the same submarket at about 6.5 percent vacancy for the third quarter of 1997 which is 2.2 percent higher than the Phoenix Metropolitan Housing study figure for the same period at 4.3 percent. The increase in population had a direct impact on vacancy in the early 1990s. Considering a number of new projects are under construction in the subject's submarket and a number have been completed, vacancies are expected to experience an increase. However, if the amount of new construction would slow, the overall population is expected to increase, which would have a direct impact on the apartment market and the subject. A survey of the projects, which are considered to be direct competition to the subject, reported vacancies typically from 2 to 5 percent. The higher quality projects with a full range of amenities in good locations are expected to outperform the market. A summary of the annual overall vacancy for the Greater Phoenix area and the Scottsdale/Phoenix submarket as published in the Metropolitan Housing study follows. Reference is made to the Income Approach section for a summary of the occupancy status of the projects considered to be direct competitors.

===============================================================================================
                                    APARTMENT MARKET STATISTICS
                                SCOTTSDALE/PARADISE VALLEY SUBMARKET

-----------------------------------------------------------------------------------------------
YEAR            INVENTORY      SF IN INVENTORY    PERMIT ACTIVITY   ABSORPTION   VACANCY RATE
-----------------------------------------------------------------------------------------------
1982              12,003              ---             1,159                35         5.4%
-----------------------------------------------------------------------------------------------
1983              13,431            1,428             1,491               380         5.6%
-----------------------------------------------------------------------------------------------
1984              15,215            1,784             2,544               346         5.9%
-----------------------------------------------------------------------------------------------
1985              16,961            1,746             1,465               541         8.5%
-----------------------------------------------------------------------------------------------
1986              18,636            1,675             1,419               664         8.7%
-----------------------------------------------------------------------------------------------
1987              19,481              845             2,209               584         9.2%
-----------------------------------------------------------------------------------------------
1988              22,102            2,621             1,178             1,682        12.0%
-----------------------------------------------------------------------------------------------
1989              23,955            1,853               799             1,262        13.7%
-----------------------------------------------------------------------------------------------
1990              24,382              427             1,328               674         8.2%
-----------------------------------------------------------------------------------------------
1991              25,566            1,184                84               474         8.2%
-----------------------------------------------------------------------------------------------
1992              25,646               80               664               630         7.1%
-----------------------------------------------------------------------------------------------
1993              26,704            1,058             1,330             1,433         4.6%
-----------------------------------------------------------------------------------------------
1995              29,321            1,804             1,938               784         5.1%
-----------------------------------------------------------------------------------------------
1996              30,832            1,511               989             1,461         4.0%
-----------------------------------------------------------------------------------------------
1997              32,715            1,883             1,957             1,858         3.8%
-----------------------------------------------------------------------------------------------


     Source:  Phoenix Metropolitan Housing Study

                             HISTORICAL VACANCIES
                    -------------------------------------------------
                        YEAR     GREATER PHOENIX     SUBMARKET
                    -------------------------------------------------
                         1982        6.3%                  5.4%
                         1983        7.7%                  5.6%
                         1984        8.1%                  5.9%
                         1985        9.9%                  8.5%
                         1986       10.5%                  8.7%
                         1987       13.1%                  9.2%
                         1988       14.5%                 12.0%
                         1989       14.1%                 13.7%
                         1990       11.5%                  8.2%
                         1991       10.5%                  8.2%
                         1992        9.6%                  7.1%
                         1993        6.3%                  4.6%
                         1994        4.5%                  N/A
                         1995        4.5%                  5.1%
                         1996        4.4%                  4.0%
                         1997        4.8%                  3.8%

              After considering the historical vacancy and the location of the new complexes under construction, we believe the subject and its competitors should be able to maintain a relatively stabilized occupancy level. Citywide, the additional units may negatively impact occupancy if the absorption levels do not continue to keep pace.

ABSORPTION    The improving occupancies in the early 1990s was the result of positive absorption levels. Absorption from 1984 to 1986 was the highest with annual figures of 18,340 units to 20,305 units, citywide. However, new construction was at a peak during these years and occupancy levels did not begin to improve until 1989. In
              1990, the market experienced an absorption of 10,482 units, which dropped the vacancy by 2.6 percent. Absorption in 1991 was down from the 1990 figure to 2,734 units; nevertheless, the vacancy dropped by 1 percent. In 1992, absorption increased to 4,394 units and the vacancy dropped 0.90 percent. In 1993, the absorption level increased dramatically with a total of 12,135 units and the vacancy dropped by 3.3 percent. Again in 1994, the overall market experienced a strong positive absorption level and the vacancy dropped again to 4.5 percent. In 1995, the absorption level fell to 211 units and the vacancy remained level at 4.5 percent. In
              1996, the absorption rebounded to 7,820 units and the vacancy level remained unchanged at 4.5 percent. Absorption continued to be strong in 1997 with 8,001 units however, due to the large amount of new construction, the vacancy rate increased slightly to 4.8%. The newer projects appear to be faring much better than the older projects. Some of the older units are expected to be lost to attrition over the next few years. Considering the amount of new supply entering the market, occupancy is not expected to improve drastically and the newer projects are expected to capture a greater share of the market. The average annual absorption since
              1990 has been approximately 5,800 units. Assuming the projects under construction, scheduled for construction, and in the final development/design process are completed, there could be approximately 13,000 new units entering the market over the next few years which is expected to cause the vacancy level to increase. Despite the expected population growth, we believe the overall Phoenix apartment market could take a couple years to regain a stabilized vacancy level upon completion of the new units.

                    Absorption in the subject's submarket over the past few years has been relatively similar to the overall market. In 1989, about 1,262 units were absorbed which accounts for the decrease in vacancy from 13.7 percent in 1989 to 8.2 percent in 1990. Since 1990, the annual absorption level averaged about 900 units with 1997 reflecting a fifteen year high absorption of 1,858 units. The result of the positive absorption during 1990-1997 resulted in a decrease in vacancy. Overall, from 1990 to 1997, the resultant change in vacancy was from 8.2 to 3.8 percent. Based on the average annual absorption in the submarket since 1990 of 900 units and the completion of new units within the overall submarket, which are either under construction or permitted, we believe it could take almost two years to regain a stabilized vacancy.

                    A summary of the average annual absorption for the Greater Phoenix area and the subject's submarket follow.

                                  HISTORICAL ABSORPTION (UNITS)
                     -----------------------------------------------------------
                            YEAR       GREATER PHOENIX       SUBMARKET
                     -----------------------------------------------------------
                            1982               5,284              35
                            1983               9,064             380
                            1984              20,305             346
                            1985              19,661             541
                            1986              18,340             664
                            1987               5,621             584
                            1988               4,186           1,682
                            1989               6,809           1,262
                            1990              10,482             674
                            1991               2,734             474
                            1992               4,394             630
                            1993              12,135           1,433
                            1994               5,484           1,383
                            1995                 211             784
                            1996               7,820           1,461
                            1997               8,001           1,858

CONCLUSIONS         In the early 1990s, the Greater Phoenix apartment market
                    improved from the overbuilding which occurred in the mid-
                    1980s. Since 1989, the vacancy rate has improved each year except for a slight upswing reported in 1997. Given the number of new units entering the market, the vacancy level may increase over the next few years until demand can catch up with the new supply. The submarket revealed a relatively similar pattern as the overall market. The vacancy rate reflected improvements during the early 1990s and it was not until 1995 that the rate began to increase only to drop again to a fifteen year low in 1997. Once again, the submarket has experienced a significant amount of new construction over the past few years and the demand does not appear to be keeping the same pace. However, the subject submarket is one of the more desirable areas, commanding the highest average rents in the metropolitan Phoenix area.
                    Overall, the subject is expected to remain reasonably well-leased and command competitive rents; however, if the market becomes saturated with new products, it may become harder to retain tenants.

                            [PLAT MAP APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject is located at the southwest corner of East Mountain View Road and Pima Road in Scottsdale, Maricopa County, Arizona. It is more specifically situated at 8787 East Mountain View Road.

SIZE AND SHAPE           The site is irregularly shaped with a total of 13.795
                         acres or 600,910 square feet. It has frontage on East
                         Mountain View Road and Pima Road.

ACCESS AND VISIBILITY    THE subject property is located along the south side of
                         East Mountain View Road and the west side of Pima Road.
                         The site is situated about 17 miles northeast of the Phoenix Central Business District (CBD). Access to the subject from the CBD and the Sky Harbor International
                         Airport is provided by a number of north/south and east/west thoroughfares. From the Sky Harbor
                         International Airport one of the most direct routes is by heading north on either 24th Street, 32nd Street, or 40th Street to Camelback Road then heading east to Pima
                         Road then north to East Mountain View Road. Similar access is available from the CBD. Other major north/south thoroughfares, which lead to Camelback Road and connect to Pima Road are 7th Avenue, Central
                         Avenue, and 7th Street.

                         Immediate access to the subject is provided by East Mountain View Road. The main entry to the complex is off this thoroughfare. There are two curb cuts along the east/west artery which provide direct access. Pima Road provides visibility to the site; however, access to the subject is not available from this thoroughfare.

                         East Mountain View Road - a lighted four-lane, asphalt-paved, east/west artery with concrete curbs and sidewalks, planted median, and turn lane at intersections.

                         Pima Road is a four-land, asphalt-paved, north/south thoroughfare with planted median, turn lane, concrete curbs and sidewalks, and greenbelt along the west side.

ZONING The subject property is zoned "R-5" Multiple-Family Residential under the City of Scottsdale Zoning Ordinance and subject to the restrictions of the McCormick Ranch Development. This district is intended to provide for development of multiple-family residential and allows a high density of population with a proportional increase in amenities as the density rises. Permitted uses include multiple-family dwellings, single-family dwellings, boardinghouse or lodging house, accessory buildings or other accessory uses, municipal uses, school, and temporary sales office or construction office. Uses permitted by conditional use permit include a church, commercial radio and television antennas, recreational uses, community buildings or recreational fields, convent, day nursery or preschool, golf course, guest ranch, hotel, motel, and time share project with ten units or more, orphanage, plant nursery, private club, private lake, private school, public buildings, and residential health care facility.

                         Open Space Requirements:
                              Minimum of one-half of open space requirement shall be incorporated as frontage open space and shall not be required to exceed 50 square feet per

                           1 foot of street frontage and not less than 20 square feet per 1 foot of frontage.

                     Building Height:
                           No building shall exceed 36 feet in height.
                           Shall not exceed one story within 50 feet of adjacent property zoned to lower density.

                     Setbacks:
                           If abutting adjacent property zoned to lower density, a yard of not less than 15 feet. If adjacent property is zoned to higher density, a building may be constructed on building line.

                     Distance Between Buildings:
                           Not less than 10 feet between an accessory building and a main building or between two main buildings.

UTILITIES            The site is serviced by the following authorities:

                     Electricity........................... Salt River Project
                     Water................................. City of Scottsdale
                     Sewer................................. City of Scottsdale
                     Gas...................................  Southwest Gas Co.
                     Telephone.. AT&T, U.S. West Communications, Mountain Bell

TERRAIN AND DRAINAGE The site is basically level and slightly above street grade. Upon site inspection, the drainage appeared to be adequate. According to the Federal Flood Insurance Rate Maps, the subject lies within Zone B. Zone B is defined as areas between limits of the 100-year flood and 500-year flood.

SOIL AND SUBSOIL
CONDITIONS           No soil engineer's report was available to the appraisers, and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity.

EASEMENTS AND
ENCUMBRANCES         A physical inspection of the site did not reveal any
                     easements adversely affecting the subject property. For purposes of this assignment, the appraisers assume that the subject's value or marketability is not adversely affected by the typical utility easements, which traverse the property. The following lists some of the more significant easements at various areas of the subject site.

                     .   various water and sewer easements throughout the
                         property
                     .   various access easements throughout the property

RELATIONSHIP OF SITE
TO SURROUNDINGS      North:  Sun Canyon (townhomes)
                     South:  Linear Park
                     East:   Vacant land
                     West:   Country Horizons (townhomes)

REAL ESTATE TAXES        Real estate taxes and assessments for the Rancho
                         Antigua Apartments are coordinated by the Maricopa
                         County Assessor's office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways. A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment.
                         The limited cash value is multiplied by a 10 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, junior college, city, county, and state taxes. In 1996, the total tax rate was 7.5996 per $100 of assessed value. The remainder of the tax liability is based on the "full cash value" or current market value. This value is multiplied by the 10 percent assessment ratio then multiplied by the tax rate per $100 of assessed value.
                         Full cash value assessments are the secondary assessments and apply to various taxing authorities including bonds, budget overrides, library, volunteer fire department, etc. In 1996, the applicable tax rate was 3.2192 per $100 of assessed value.

                         In 1997, from information received from Con Am Management, the taxes were $102,480 for the real estate. The following is the tax parcel number used to identify the subject parcel and the 1997 primary and secondary assessed values.

                                          PRIMARY ASSESSED    SECONDARY ASSESSED
                           TAX PARCEL No.  VALUE (LIMITED)     VALUE (FULL CASH)
                           -----------------------------------------------------
                             217 36075         $933,488            $933,488

                         Reportedly, the personal property was included in the real property assessment and not taxed separately. We have estimated the 1998 taxes at $0.51 per square foot or $110,969, which would include personal property at the subject apartment.

CONCLUSION               The subject site is irregularly shaped with 13.795
                         acres and relatively level terrain. There are a few easements, which traverse the property; however, none are believed to adversely affect the site. The parcel is easily accessible with frontage on East Mountain
                         View Road and visibility from Pima Road. The subject is zoned "R-5" Multiple-Family Residential by the City of Scottsdale and it is within the McCormick Ranch planned development. It is believed to be in compliance. The size and shape of the site provide flexibility for a variety of development and it blends well with the predominately multifamily projects which surround it.

                        [FLOOD PLAIN MAP APPEARS HERE]

                           [ZONING MAP APPEARS HERE]

                           [SITE PLAN APPEARS HERE]

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                         The subject site, a 13.795-acre tract of land, is improved with a two-story apartment project known as the Rancho Antigua Apartments. The improvements consist of 220 apartment units contained in 21 buildings constructed in 1982. Also situated on the site is a leasing office/clubhouse, three swimming pools, three spas, a tennis court, and covered parking. There are six basic floor plans for the 220 apartment units. The basic features of these floor plans are as follows:

                              UNIT TYPE      NO. OF UNITS        DESCRIPTION    SIZE (SF)   TOTAL SF
                              ----------------------------------------------------------------------
                               A                60                 lBR/lBA           809       48,540
                               B                30                 2BR/2BA           961       28,830
                               B                28              lBR/1.5BA/DEN        961       26,908
                               C                62                 2BR/2BA         1,020       63,240
                               D                20                 2BR/2BA/TH      1,202       24,040
                               E                20                 3BR/2BA         1,310       26,200

                         As seen in the figures above, the total net rentable area of 217,758 square feet and a total of 220 apartment units results in an average of 990 square feet per unit. There are a total of 88 one-bedroom units, 112 two-bedroom units, and 20 three-bedroom units.

                         The land area is 13.795 acres, resulting in a density of 15.95 units per acre. The parking consists of approximately 392 spaces (220 covered) with asphalt construction or 1.8 spaces per unit. The parking ratio is within industry standards.

                         A more detailed description is as follows:

FOUNDATION               Steel reinforced concrete slab with perimeter and
                         interior wire mesh. Second floors include wood frame, plywood sub-floor, and lightweight concrete.

FRAMING                  Wood

ROOF                     A combination of flat built-up and pitched red tile.

EXTERIOR                 Masonry with painted stucco finish.

SECOND-STORY ACCESS      Wrought iron supports and handrails with cement stair
                         risers and landings.

BALCONIES                Concrete supports with wood handrails and cement
                         flooring.

INTERIOR FINISHES
 Living, Dining, and
 Bedrooms:               Painted and textured gypsum board walls and ceilings,
                         carpeting over pad, hollow-core wood doors, miniblinds,
                         incandescent lighting, and fireplaces. Vinyl tile floor
                         coverings, porcelain tub with ceramic tile shower,
 Bathrooms:              textured and painted gypsum board walls and ceilings,
                         fiberboard vanities with laminate counters, porcelain sink, and commode.

Kitchens:              Vinyl tile floor coverings, formica countertops,
                       laminated fiberboard cabinets. Kitchen equipment includes a range/oven, refrigerator, disposal, and dishwasher.

PLUMBING               Adequate and meets city code.

HVAC Central air-conditioning and heating provided by individual, roof-mounted compressor units.

ELECTRICAL             Switch-type circuit breakers, 120/240-volt, and single-
                       phase service with each unit individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures. The copper wiring is in compliance with city code.

INSULATION             Batt-type in ceilings and walls.

SITE IMPROVEMENTS      Asphalt-paved parking, covered metal carports, pole
                       lighting, concrete sidewalks, three swimming pools, three spas, a tennis court, and picnic areas.

LANDSCAPING            Extensive mature landscaping.

AGE AND CONDITION      The effective age of the subject is fifteen years which
                       approximates the actual age and the remaining economic life is estimated to be 25 years.

SITE AREA              13.795 acres or 600,910 square feet

DEFERRED MAINTENANCE   Visual inspection of the property as well as estimates by
                       the management revealed a few items of deferred maintenance including appliance repair and replacement, floor and drapery replacement, furniture and fixtures repair, air-conditioning and equipment repair, interior repairs, landscaping, exterior paint, roof repairs, and water heater repair and replacement. The deferred maintenance was estimated at $181,900, which has been rounded to $185,000. It is itemized below.

                        CATEGORY                    COST         CATEGORY                                   COST
                        --------------------------------------------------------------------------------------------
                        Appliances               $24,000         General Interior                           $ 18,000
                        Carpet                    42,000         Landscape                                    20,000
                        Window Cover               9,600         Exterior Paint                               15,000
                        Equipment                  2,000         Stairs Repair                                 3,000
                        Furniture                  1,900         Roof Repair/Replacement                      36,000
                        Air Conditioning           8,000         Water Heaters                                 2,400
                                                                                                            --------
                                                                            Total (Rounded)                 $185,000

CONCLUSION             Upon a detailed inspection of the property, the facility
                       is believed to be of good quality and workmanship. The design and layout are felt to be functional and aesthetically appealing. The project has been well maintained and has an ongoing maintenance program;
                       however, there are a few items previously listed as deferred maintenance. Overall, the apartments are in reasonably good shape and we believe the effective age of the improvements is about fifteen years with a remaining economic life of 25 years.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
------------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]






                  Exterior view of leasing office/clubhouse.






                            [PICTURE APPEARS HERE]





                        View of swimming pool and spa.

                            [PICTURE APPEARS HERE]





                          Interior view of clubhouse.





                            [PICTURE APPEARS HERE]





                 Interior view of fitness center in clubhouse.

                            [PICTURE APPEARS HERE]









                             View of tennis court.


                            [PICTURE APPEARS HERE]






                      View of Building 3 and carport area.

                            [PICTURE APPEARS HERE]


                    Interior view of bedroom in model unit.


                            [PICTURE APPEARS HERE]



                  Interior view of dining area model unit.

                            [PICTURE APPEARS HERE]







                    Interior view of kitchen in model unit.





                            [PICTURE APPEARS HERE]







             Interior view of den or second bedroom in model unit.

                              HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                    ----------------------------
                    Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it currently exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site is zoned "R-5" Multiple-Family Residential under the City of Scottsdale Zoning Ordinance. This district is intended to provide for development of multiple-family residential with other allowable uses including single-family dwellings, municipal buildings, and boardinghouses.
                    Some conditional uses include recreational uses, pre-school, golf course, hotel/motel, private club, and health care facilities. Therefore, a variety of uses are permissible.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is irregularly shaped and encompasses
                    13.795 acres, allowing for reasonable flexibility in developing the site. It has frontage along the south side of East Mountain View Road and the west side of Pima Road. The topography of the site is basically level, and drainage appears to be good. Development in the immediate area is primarily multifamily or single-family residential with commercial projects to the east. The area appears most conducive to multifamily development given the surrounding projects. The subject site has adequate utility capacity, enjoys a functional size and shape, and is not affected by any adverse easements or restrictions.

                     After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses are limited to multifamily development. The primary deterrents to other types of development were the subject's location, and surrounding use patterns, which helped to eliminate other site improvements such as retail/commercial, light industrial, single family, and office development from our analysis. In addition, prudent land management suggests that multifamily utilization of the subject site provides a buffer between the surrounding single-family residential and commercial developments.

                     FINANCIAL FEASIBILITY - In view of the present market conditions, financial feasibility is directly proportional to the amount of net income that could be derived from the subject. After having eliminating all other development from our analysis, the financial feasibility of multifamily development must be tested.

                     The subject is located in the affluent Scottsdale/Paradise Valley area, which is experiencing an overall annual physical vacancy of about 3.8 percent. However, a number of new apartment complexes have been built in the general area and the average vacancy is expected to rise until the new supply is absorbed. The average rents in the Scottsdale/Paradise Valley submarket average about $0.79 to $0.84 per square foot. The new projects, however, are achieving a higher average rent. As discussed in the preceding Apartment Market Analysis section of this report, it is concluded that new construction appears reasonable; however, it may take a couple of years to absorb the existing and proposed supply.

                     MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, more than likely a present development of the land would produce a positive cash flow for multifamily development. Due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that the demand for apartment units conducive to the subject site would produce the highest net return over the longest period of time.

                     In summary, the site's location along the south side of East Mountain View Road and the west side of Pima Road gives it good access and visibility, a characteristic conducive to apartment development. In addition, the amenity package offered and general appeal of the property in comparison to its competition is good. Therefore, after considering the alternative, we believe the highest and best use of the site, as vacant, is for apartment development.

SUBJECT PROPERTY
AS IMPROVED          The property, as improved, is tested for two reasons.
                     First to identify the use of the property that is expected to produce the highest overall return per invested dollar, and the second reason is to help in identifying comparable properties. The four tests or elements are also applied in this analysis.

                     LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site utilized for apartment use is most reasonable since it is a legal use.

                     PHYSICAL POSSIBILITY - Based on the subject's land size (13.795 acres) and configuration, and the improvement's positioning relative to the subject site, it is felt that it would not be physically possible to increase the size of the current improvements and remain competitive. The density of the subject is approximately 15.95 units per acre. Thus, based on the aforementioned factors, it is judged that the improvements represent the largest amount of space that could currently be developed under current site conditions.

                     FINANCIALLY FEASIBLE - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                     In the Income Approach section of this report, the appraisers estimated income and expenses for the subject. The net operating income derived suggests that the property is capable of generating income in excess of operating expenses, exclusive of return on investment requirements and debt service. The net operating income was capitalized into a value indication that was supported by the Sales Comparison Approach. Additionally, the value indication is in excess of the estimated value of the land. This indicates that the subject "as improved" is a feasible entity.

                     MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return to substantiate its existence.

                     Based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the subject does not represent the "optimum use" due to some deferred maintenance and the need for state of the art amenities possessed by new apartment projects.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                         Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH            In the Cost Approach, the appraisers obtain an estimate
                         of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation.
                         According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay. Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                         The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH          The measure of value in this approach is capitalization
                         of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques.
                         The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period. The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property. Both techniques were utilized in analyzing the subject property.

SUMMARY The appraisers, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraisers' judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                                                                  Rancho Antigua
Bach Realty Advisors, Inc.                                  Appraisal Procedures

               Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the other approach. In some instances, because of the inadequacy or unavailability of data, one of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

====================================================================================================================================

                                                      PHOENIX/SCOTTSDALE AREA
                                                      IMPROVED SALES SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------
SALE                                SALE     CASH EQUIV.  YEAR  NO. OF   NRA       OCCUP.  NOI/SF    PER     PER    OVEALL
 NO.          NAME/LOCATION         DATE     SALE PRICE  BUILT  UNITS  AVG./SF    AT SALE  /UNIT     SF     /UNIT    RATE    EGIM
------------------------------------------------------------------------------------------------------------------------------------
  1    Villa Antigua                10/97  $ 9,230,000   1986     130  134,530       95%   $ 6.17  $68.61  $71,000   9.00%    N/A
       5950 N. 78th Street                                               1,035             $6,390
       Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
  2    Joshua Tree                  09/97  $17,000,000   1988     330  261,092       95%   $ 5.53  $65.11  $51,515   8.50%   7.05
       11545 N. Frank Lloyd Wright                                         791             $4,379
       Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
  3    Paradise Trails              06/97  $ 7,660,000   1985     174  143,058       97%    N/A    $53.54  $44,023    N/A    5.68
       4502 E. Paradise Village                                            822
       Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
  4    The Overlook                 04/97  $11,163,720   1987     224  189,120       N/A    N/A    $59.03  $49,838    N/A     N/A
       11620 E. Sahuaro Drive                                              844
       Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
  5    Salado Springs               04/97  $ 7,500,000   1986     144  121,712       91%   $ 5.28  $61.62  $52,083   8.57%   6.97
       242 S. Beck Avenue                                                  845             $4,464
       Tempe, AZ
------------------------------------------------------------------------------------------------------------------------------------
  6    Elliot's Crossing            03/97  $12,400,000   1987     247  199,096       96%   $ 5.45  $62.28  $50,202   8.76%   7.22
       7250 S. Kyrene Road                                                 806             $4,396
       Tempe, AZ
------------------------------------------------------------------------------------------------------------------------------------
  7    The Pinnacle                 01/97  $15,350,000   1992     248  249,150       97%   $ 5.36  $61.61  $61,895   8.70%   7.21
       3033 E. Thunderbird Road                                          1,005             $5,387
       Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
  8    Sonterra                     12/96  $17,400,000   1996     274  257,890       90%   $ 5.82  $67.47  $63,504   8.63%   7.32
       17440 N. Tatum Blvd.                                                941             $5,480
       Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
  9    The Palisades                12/96  $33,600,000   1990     536  496,550       95%   $ 5.68  $67.67  $62,687   8.40%   6.92
       13440 N. 44th St.                                                   926             $5,266
       Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
       SUBJECT                                           1982     220  217,758       95%     5.57
       8787 East Mountain View Road                                        990             $5,514
       Scottsdale, Arizona
====================================================================================================================================

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                              The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                              This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently-sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                              The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably comparable to the subject property. A map and a summary of the nine comparable sales can be found on the preceding pages. The sales ranged in time from December 1996 to October 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                              In our analysis of the sales data, important considerations as to comparability were condition of the property, gross income when combined with percent (%) occupied at sale date, unit size, terms of sale, location, and motivation. The sales provide units of comparison, which can be adjusted and then applied, to the subject to derive an estimate of value. Because these individual factors are difficult to quantify, we compared the improved sales based on net operating income (NOI) per square foot and per unit. Theoretically, the NOI takes into consideration the various physical factors, which influence value. An analysis of NOI likewise considers economic differences in each improved property sale because income is also a function of the current market. Thus, with this analysis, all the factors affecting a sale can be reduced to the common denominator of net operating income. Also, we considered the effective gross income multiplier method. There follows a discussion of our analysis and value conclusion by the Sales Comparison Approach.

SALES ADJUSTMENT ANALYSIS

PROPERTY RIGHTS               Property rights consists of ownership, legal
                              estate, economic benefits, and financial components. Our valuation is of the leased fee estate on an all cash basis. Since all the sales were reported to be of the leased fee estate, no adjustment was necessary.

CASH EQUIVALENCY              Standard definitions of market value include
                              payment in "cash or its equivalent." The equivalent includes financing terms generally available in the market. In many cases comparable sales carry atypical financing terms that require an adjustment to cash equivalency. There are basically two areas, which may require adjustments for terms. One is the amount of cash down payment and the other is favorable financing or a low interest rate on the note/mortgage. Where terms were considered to be more favorable than the market at the time of sale, cash equivalency adjustments are made. All of the sales used in this analysis were cash transactions or were considered equivalent and therefore, did not require a cash equivalent adjustment.


CONDITION OF SALE   Adjustments for condition of sale usually reflect the
                    motivations of the buyer and the seller. Although conditions of sale are perceived as applying only to sales that are not arm's length transactions, some arm's length sales may reflect atypical motivations or sale conditions due to unusual tax considerations, sale at legal auction, lack of exposure on the open market, etc. The sales utilized in our analysis were not reported to be reflective of such situations; therefore, no adjustment was necessary.

NET OPERATING
INCOME ANALYSIS     In lieu of specific adjustments, we compared the improved
                    sales based on the net operating income (NOI) per square foot and NOI per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

                    The various sales reflected NOIs per square foot ranging from $5.28 to $6.17 and NOIs per unit ranging from $4,379 to $6,390. The subject NOI (with reserves considered) has been approximated at $5.57 per square foot or $5,514 per unit from the Direct Capitalization analysis in the Income Approach section of this report.

                    To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. This adjustment should account for all the various physical and economic differences in each improved property sale, as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. The following chart presents the adjustment process.

                        SALE    SALE     SALE   SUBJECT  ADJUST.  ADJUST.
                         NO.  PRICE/SF  NOI/SF  NOI/SF   FACTOR   PRICE/SF
                        --------------------------------------------------
                           1    $68.61   $6.17    $5.57  0.90276    $61.94
                           2     65.11    5.53     5.57  1.00723     65.58
                           3     53.54    NA       5.57    NA         NA
                           4     59.03    NA       5.57    NA         NA
                           5     61.62    5.28     5.57  1.05492     65.00
                           6     62.28    5.45     5.57  1.02202     63.65
                           7     61.61    5.36     5.57  1.03918     64.02
                           8     67.47    5.82     5.57  0.95704     64.57
                           9     67.67    5.68     5.57  0.98063     66.36

                    After adjustments, the sales reflected a range in value for the subject from $61.94 to $66.36 per square foot. Please note that no NOI information was available for Sales 3 and 4 and therefore no adjustments were able to be made. Sale 1 is the most recent, but reflected a significantly higher NOI per square foot than the subject. The adjusted price of the sale is $61.94 per square foot. Sales 2 and 6 have the most similar net operating income per square foot and reflect values of $65.58 and $63.65 per square foot. Based on all the data, a value of $65.00 per square foot is estimated for the subject. The subject apartment project is about 6 years older than the mean average age of the comparables, therefore an adjustment downward was made for age as it effects the duration of the income stream. After adjusting for age, the subject has a market value of $60 per square foot. From this value the $185,000 in deferred maintenance and the $34,121 rent loss is deducted to arrive at the "as is" value of the subject. The calculation is shown as follows:

                    217,758 SF x $60.00/SF................          $13,065,480
                    Less Deferred Maintenance.............             (185,000)
                    Less Rent Loss........................              (34,121)
                    "As Is" Value via NOI/SF..............          $12,846,359
                                                           Rounded  $12,800,000

                    Sale         Sale      Sale   Subject  Adjust.      Adjust.
                    No.    Price/Unit  NOI/Unit  NOI/Unit  Factor    Price/Unit
                    -----------------------------------------------------------
                    1         $71,000    $6,390    $5,514  0.86291   $   61,267
                    2          51,515     4,379     5,514  1.25919       64,867
                    3          40,023        NA     5,514       NA           NA
                    4          49,838        NA     5,514       NA           NA
                    5          52,083     4,464     5,514  1.23522       64,334
                    6          50,202     4,396     5,514  1.25432       62,969
                    7          61,895     5,387     5,514  1.02358       63,354
                    8          63,504     5,480     5,514  1.00620       63,898
                    9          62,687     5,266     5,514  1.05511       66,142

                    After adjustments, the sales reflected a range in value for the subject from $61,267 to $66,142 per unit. Again, please note no NOI information was available for Sales 3 and 4. Sale 1 is the most recent sale, but it reflected a significantly higher NOI per unit than the subject. The adjusted value by this sale was $61,267 per unit. Sales 7 and 8 are most similar in NOI per unit and these sales reflected values of $63,354 and $63,898 per unit. Additionally, an age adjustment was made. Based on all the data, we estimated a value for the subject of $58,000 per unit. The following indication reflects an "as is" value per unit for the subject considering the subject's deferred maintenance and rent loss.

                    220 units x $58,000/unit..............          $12,760,000
                    Less: Deferred maintenance............             (185,000)
                    Less Rent Loss........................              (34,121)
                    Value via NOI Price/Unit Method.......          $12,540,879
                                                           Rounded  $12,500,000

EFFECTIVE GROSS
 INCOME MULTIPLIER
 METHOD In addition to the NOI price per square foot and price per unit analysis, we have employed an effective gross income multiplier (EGIM) analysis to the sales. Unlike the price per unit analysis, EGIMs cannot be adjusted for dissimilar factors when compared to the subject. Instead, certain factors must be closely analyzed for determining comparability of the multiplier to the subject property. These include the timing of the sale and whether market condition changes have occurred between the date of valuation and the sale date, as well as occupancies and expense ratio levels, and the comparability of the sale in terms of its physical features and the resulting income stream potential. Listed below are the details of the sales we felt to be pertinent in our selection of a reasonable EGIM for the subject. All factors were considered in our interpretation of the data leading to the EGIM of the sales.

                         SALE  DATE OF SALE  EGIM OCCUPANCY EXPENSE RATIO
                        --------------------------------------------------
                          2      09/97       7.05     95%         NA
                          3      06/97       5.68     97%         NA
                          5      04/97       6.97     91%       40.28%
                          6      03/97       7.22     96%       36.76%
                          7      01/97       7.21     97%       37.26%
                          8      12/96       7.32     90%       36.84%
                          9      12/96       6.92     95%       41.87%
                       Subject                        95%       37.28%

                     The sales indicated EGIMs ranging from 5.68 to 7.32, with all sales operating at or near stabilized levels. Based on this data, we believe an EGIM of 6.90 is reasonable for the subject considering the subject's quality and expense ratio. Applying the 6.90 EGIM to the subject's stabilized effective gross income, and deducting for deferred maintenance and rent loss, results in the following value indication.

                     6.90 X $1,933,958.......................... $13,334,310
                     Less: Deferred maintenance.................    (185,000)
                     Less Rent Loss.............................     (34,121)
                                                                     --------
                     Value via EGIM Method...................... $13,125,189
                                                    Rounded      $13,100,000

CONCLUSION           The NOI per square foot and per unit methods presented a
                     value indication between $12,800,000 and $12,500,000 and the effective gross income multiplier method indicated a value of $13,100,000. Weight has been given to the net operating income comparisons because this method reflects both income and expense information. The EGIM method accounts for income and does not take into consideration expenses, which can vary from property to property.
                     Furthermore, the EGIM when used for valuation cannot be adjusted, yet as seen in the NOI methods there is a need for an age adjustment. Thus, the EGIM appears on the high side. Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is


                          TWELVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                            ($12,700,000)

                     [COMPARABLE RENTALS MAP APPEARS HERE]

---------------------------------------------------------------------------------------------------------------
                           COMPARABLE RENT SUMMARY
---------------------------------------------------------------------------------------------------------------
                             YEAR   NO. OF  AVG. UNIT   OCCUP.    UNIT TYPE     UNIT    RENT/MO.  RENT/SF/MO.
 NO.      NAME/LOCATION      BUILT  UNITS   SIZE (SF)                          SIZE/SF
---------------------------------------------------------------------------------------------------------------
1      Joshua Tree            1988     330        791       97%    1BR/1BA         650  $595-625   $0.92-0.96
       11545 Frank Lloyd                                           1BR/1BA         710   625-655    0.88-0.92
       Wright                                                      2BR/2BA         868   690-720    0.79-0.83
                                                                   2BR/2BA         942   740-770    0.79-0.82
---------------------------------------------------------------------------------------------------------------
  2    The Equestrian         1986     202        746       98%    1BR/1BA         668       540   $     0.81
       11100 N 115th Street                                      1BR/2BA/DEN       835       640         0.77
                                                                   2BR/2BA         888       650         0.75
---------------------------------------------------------------------------------------------------------------
  3    Villa Montana          1986     208        779       95%    1BR/1BA         530       520   $     0.98
       11350 E Sahuaro                                             1BR/1BA         615   545-585    0.89-0.95
       Drive                                                       1BR/1BA         745   610-620    0.82-0.83
                                                                   2BR/1BA         912   665-675    0.73-0.74
                                                                 1BR/1BA/DEN       900   695-705    0.77-0.78
                                                                   2BR/2BA         970   745-755    0.77-0.78
                                                                   2BR/2BA       1,050       805         0.77
---------------------------------------------------------------------------------------------------------------
  4    La Privada             1985     350      1,195       96%    1BR/1BA         857   722-742   $0.84-0.87
       10255 Via Linda                                             2BR/2BA       1,213   847-867    0.70-0.71
                                                                   2BR/2BA       1,360   967-997    0.71-0.73
                                                                  2BR/2BA/TH     1,600     1,277         0.80
---------------------------------------------------------------------------------------------------------------
  5    Dos Caminos            1983     264      1,007       97%    1BR/1BA         711       715   $     1.01
       10115 E Mountain                                            1BR/1BA         728   730-745    1.00-1.02
       View Road                                                   2BR/2BA         911       780         0.86
                                                                   2BR/2BA       1,102       880         0.80
                                                                 2BR/2.5BA/TH    1,263       980         0.78
---------------------------------------------------------------------------------------------------------------
  6    Presidio at McCormick  1989     164      1,001       95%    1BR/1BA         750   675-695   $0.90-0.93
       Ranch                                                       2BR/1BA         964   765-785    0.79-0.81
       9600 N 96th Street                                          2BR/2BA       1,091   790-810    0.72-0.74
                                                                   2BR/2BA       1,105   825-845    0.75-0.76
                                                                   3BR/2BA       1,265   960-980    0.76-0.77
---------------------------------------------------------------------------------------------------------------
  7    Anacosta at            1988     160        865       98%    1BR/1BA         650       630   $     0.97
       McCormick Ranch                                             1BR/1BA         750       660         0.88
       9750 N 96th Street                                        1BR/1BA/DEN       912       710         0.78
                                                                   2BR/2BA         968       760         0.79
                                                                   2BR/2BA       1,045       830         0.79
---------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
 NO.      NAME/LOCATION                   AMENITIES/COMMENTS
-------------------------------------------------------------------------
1      Joshua Tree           Amenities include 2 swimming pools, a
       11545 Frank Lloyd     tennis court, hot tub, exercise room, and
       Wright                clubroom. No concessions. Rent ranges based
                             on fireplace or view.
-------------------------------------------------------------------------
  2    The Equestrian        Amenities include 2 swimming pools, a hot
       11100 N 115th Street  tub, clubhouse, and laundry facility. No concessions. Rents increase $30 with
                             washer/dryer and $20 with 6-month lease.
-------------------------------------------------------------------------
  3    Villa Montana         Amenities include a swimming pool, hot tub,
       11350 E Sahuaro       exercise room, clubhouse, and laundry
       Drive                 facility. No concessions. Rent ranges
                             based on fireplace or washer/dryer. Rents
                             increase $10 for covered parking.
-------------------------------------------------------------------------
  4    La Privada            Amenities include a swimming pool, 2 tennis
       10255 Via Linda       courts, an exercise room, racquetball
                             court, and clubhouse. No concessions. Rents
                             vary due to location. Rents increase $50
                             with attached carport.
-------------------------------------------------------------------------
  5    Dos Caminos           Amenities include 2 swimming pools, hot
       10115 E Mountain      tub, clubhouse, and garages. Concessions:
       View Road             $450 off move-in.
-------------------------------------------------------------------------
  6    Presidio at McCormick Amenities include a swimming pool, hot tub,
       Ranch                 exercise room, clubhouse, and laundry
       9600 N 96th Street    facilities. No concessions. Rental rates
                             vary due to fireplace, views, and upstairs
                             or downstairs units.
-------------------------------------------------------------------------
  7    Anacosta at           Amenities include 3 swimming pools, hot
       McCormick Ranch       tub, exercise room, clubhouse, and laundry
       9750 N 96th Street    room. No concessions. Rents vary due to
                             location.
-------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       COMPARABLE RENT SUMMARY (cont'd)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                             YEAR       NO. OF     AVG. UNIT                     UNIT TYPE         UNIT       RENT/MO.
NO.   NAME/LOCATION          BUILT      UNITS       SIZE(SF)      OCCUP.                         SIZE/SF
--------------------------------------------------------------------------------------------------------------------------
                                                                                 Phase 1
                                                                                 -------
 8    Scottsdale Cove        1991        316         927           96%           1BR/1BA          673        $ 645-$660
      9450 E Becker Lane      and                                                1BR/1BA          738          680
                             1994                                                2BR/2BA          973          770-780
                                                                                 2BR/2BA          984          775-785
                                                                                 3BR/2BA        1,220          955-1,005

                                                                                 Phase II
                                                                                 --------
                                                                                 1BR/1BA          718          645-660
                                                                                 2BR/2BA        1,012          835-905
                                                                                 2BR/2BA        1,021          775-785
                                                                                 3BR/2BA        1,220          955-1,060
--------------------------------------------------------------------------------------------------------------------------
 9    The Tower at           1979        158       1,005           96%           1BR/1BA          755        $ 670
      McCormick Ranch                                                            1BR/1BA          874          730
      8250 E Arabian Trail                                                       1BR/1BA/DEN      987          760
                                                                                 2BR/2BA        1,157          860
                                                                                 2BR/2BA        1,315        1,035
--------------------------------------------------------------------------------------------------------------------------
      SUBJECT                1982        220         990           95%           1BR/1BA          809        $ 660
      PROPERTY                                                                   2BR/2BA          961          750
      Rancho Antigua                                                             1BR/1.5BA/DEN    961          730
      8787 E Mountain                                                            2BR/2BA        1,020          790
      View Road                                                                  2BR/2BA/TH     1,202          890
                                                                                 3BR/2BA        1,310          990
--------------------------------------------------------------------------------------------------------------------------

NO.   NAME/LOCATION                  RENT/SF/MO               AMENITIES/COMMENTS
--------------------------------------------------------------------------------------------------------------
 8    Scottsdale Cove               $0.96-$0.98     Amenities include 2 swimming pools, a hot tub,
      9450 E Becker Lane              0.92          exercise room, and clubhouse. No concessions. Rent
                                    0.79-0.80       varies with location and view.
                                    0.79-0.80
                                      0.82

                                     0.90-0.92
                                     0.83-0.89
                                     0.76-0.78
                                     0.78-0.87
--------------------------------------------------------------------------------------------------------------
 9    The Tower at                     0.89         Amenities include 2 swimming pools, a hot tub,
      McCormick Ranch                  0.84         exercise room, and clubhouse. Concessions: Waive
      8250 E Arabian Trail             0.77         deposit and redecorating fee.
                                       0.74
                                       0.79
--------------------------------------------------------------------------------------------------------------
      SUBJECT                        $ 0.82         Amenities include a clubhouse, 3 swimming pools, 3 spas,
      PROPERTY                         0.78         a tennis court, and covered parking.
      Rancho Antigua                   0.76
      8787 E Mountain                  0.78
      View Road                        0.74
                                       0.76
--------------------------------------------------------------------------------------------------------------

                                INCOME APPROACH
--------------------------------------------------------------------------------

                   In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                   Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service and deferred maintenance (if applicable), are subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. Since our valuation is on a cash basis, no mortgages were considered. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME      Income for the subject property is produced by rental income from the various rental units, as well as laundry income, forfeited security deposits, and miscellaneous income.
                   Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

                                 BASED ON "RESIDENT PAYS UTILITIES"
                     ------------------------------------------------------------------
                      UNIT     TYPE        UNITS SIZE (SF)   RENT/MO. RENT/SF MO. TOTAL
                     ------------------------------------------------------------------
                       A       1BR/1BA        60        809   $660     $0.82   $48,540
                       B       2BR/2BA        30        961    750      0.78    28,830
                       B    1BR/1.5BA DEN     28        961    730      0.76    26,908
                       C       2BR/2BA        62      1,020    790      0.78    63,240
                       D      2BR/2BA/TH      20      1,202    890      0.74    24,040
                       E       3BR/2BA        20      1,310    990      0.76    26,200
                                             ---      -----   ----     -----  --------
                                             220        990   $755     $0.78  $169,120

                   The rent range presented in the previous table is due to location variances. The monthly averages and total are based on the average rent.

===========================================================================================================================
                                                SUBJECT - RENT ANALYSIS
                                                     RANCHO ANTIGUA
---------------------------------------------------------------------------------------------------------------------------
                                                            UNIT           AVG.      AVG. MO.
                                        UNIT TYPE         SIZE (SF)      RENT/MO.    RENT/SF         COMPARABILITY
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (A PLAN)                         1BR/1BA              809       $      660  $     0.82
Joshua Tree                              1BR/1BA              710          625-655   0.88-0.92         Superior
Villa Montana                            1BR/1BA              745          610-620   0.82-0.83         Comparable
La Privada                               1BR/1BA              857          722-742   0.84-0.87         Comparable
Dos Caminos                              1BR/1BA              728          730-745   1.00-1.02         Superior
Presidio at McCormick Ranch              1BR/1BA              750          675-695   0.90-0.93         Superior
Anacosta at McCormick Ranch              1BR/1BA              750              660        0.88         Superior
Scottsdale Cove                          1BR/1BA              738              680        0.92         Superior
The Tower at McCormick Ranch             lBR/1BA              755              670        0.89         Superior
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (B PLAN)                         2BR/2BA              961              750  $     0.78
Joshua Tree                              2BR/2BA              942          740-770   0.79-0.82         Comparable
The Equestrian                           2BR/2BA              888              650        0.75         Slightly Inferior
Villa Montana                            2BR/2BA              970          745-755   0.77-0.78         Slightly Inferior
Dos Caminos                              2BR/2BA              911              780        0.86         Superior
Anacosta at McCormick Ranch              2BR/2BA              968              760        0.79         Comparable
Scottsdale Cove                          2BR/2BA              973          770-780   0.79-0.80         Superior
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (B PLAN)                      1BR/1.5BA/DEN           961              730        0.76
Joshua Tree                              2BR/2BA              942          740-770   0.79-0.82         Comparable
The Equestrian                         1BR/1BA/DEN            835              640        0.77         Comparable
Villa Montana                          lBR/1BA/DEN            900          695-705   0.73-0.74         Slightly Inferior
Dos Caminos                              2BR/2BA              911              780        0.86         Superior
Anacosta at McCormick Ranch            1BR/1BA/DEN            912              710        0.78         Superior
Scottsdale Cove                          2BR/2BA              973          770-780   0.79-0.80         Superior
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (C PLAN)                         2BR/2BA            1,020              790        0.78
Joshua Tree                              2BR/2BA              942          740-770   0.79-0.82         Comparable
Villa Montana                            2BR/2BA            1,050              805        0.77         Comparable
Dos Caminos                              2BR/2BA            1,102              880        0.80         Comparable
Presidio at McCormick Ranch              2BR/2BA            1,091          790-810   0.72-0.74         Inferior
Anacosta at McCormick Ranch              2BR/2BA            1,045              830        0.79         Comparable
Scottsdale Cove                          2BR/2BA            1,021          775-785   0.76-0.78         Comparable
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (D PLAN)                        2BR/2BA/TH          1,202              890        0.74
Villa Montana                            2BR/2BA            1,050              805        0.77         Comparable
La Privada                               2BR/2BA            1,213          847-867   0.70-0.71         Inferior
Dos Caminos                            2BR/2.5BA/TH         1,263              980        0.78         Comparable
Presidio at McCormick Ranch              2BR/2BA            1,105          825-845   0.75-0.76         Comparable
The Tower at McCormick Ranch             2BR/2BA            1,157              860        0.74         Slightly Inferior
---------------------------------------------------------------------------------------------------------------------------
SUBJECT (E PLAN)                         3BR/2BA            1,310              990        0.76
LaPrivada                                2BR/2BA            1,360          967-997   0.71-0.73         Inferior
Dos Caminos                           2BR/2.5BA/TH          1,263              980        0.78         Comparable
Scottsdale Cove                          3BR/2BA            1,220        955-1,060   0.78-0.87         Superior
Presidio at McCormick Ranch              3BR/2BA            1,265          960-980   0.76-0.77         Comparable
The Tower at McCormick Ranch             2BR/2BA            1,315            1,035        0.79         Superior
===========================================================================================================================

                     These rents have been compared to closely located and similarly designed apartment complexes in the subject's area. For the purpose of this analysis, we have considered nine apartment complexes that were found to be most comparable. They range in total size from 150,738 to 418,297 units, in average unit size from 746 to 1,195 square feet, and in occupancy from 95 to 98 percent. These comparable rentals are summarized on the preceding page.

                     All of the comparables surveyed were located within the subject's immediate vicinity. These projects are comparable to the subject overall; specifically, in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate an average quoted rental rate range from $0.75 to $0.87 per square foot per month.

                     After considering each of the aforementioned factors and the subject's historical performance, we are of the opinion that the subject's asking rentals are reasonable. Given the subject's 95 percent physical occupancy and actual rents, the projected market effective rental rates for the subject are summarized as follows:

                                            BASED ON "RESIDENT PAYS UTILITIES"
                     ----------------------------------------------------------------------------
                                                                                  MO.     MO.
                     UNIT    TYPE        UNITS  SIZE (SF)  TOTAL (SF)  RENT/MO.   TOTAL   RENT/SF
                     ----------------------------------------------------------------------------
                     A      lBR/lBA        60      809      48,540       $660   $ 39,600   $0.82
                     B      2BR/2BA        30      961      28,830        750     22,500    0.78
                     B   lBR/l.5BA DEN     28      961      26,908        730     20,440    0.76
                     C      2BR/2BA        62    1,020      63,240        790     48,980    0.78
                     D     2BR/2BA/TH      20    1,202      24,040        890     17,800    0.74
                     E      3BR/2BA        20    1,310      26,200        990     19,800    0.76
                                          ---    -----     -------       ----   --------   -----
                                          220      990     217,758       $769   $169,120   $0.78


                     Gross Annual Rental Income: $169,120 x 12 months =
                     $2,029,440

OTHER INCOME         In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, late charges, and furniture.

                     Other Income in 1990 was reported at $41,540 or $0.19 per square foot. This figure rose in 1991 to $44,187 or $0.20 per square foot. In 1992, other income dropped to $40,411 or $0.19 per square foot and in 1993 it dropped to $39,071 or $0.18 per square foot. In 1994 other income was reportedly $46,828 or $0.22 per square foot, in 1995 it was $39,233 or $0.18 per square foot, and in 1996 it was $45,889 or $0.21 per square foot. The 1997 other income reflected $0.20 per square foot or about $44,500. Based on our experience with similar type properties and the actual performance of the property it is our opinion that other income in the amount of $0.23 per square foot is typical for a project such as the subject. In the first year of our analysis, this equates to $0.21 per square foot after vacancy.

                     From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied:

========================================================================================================================
                                                  RANCHO ANTIGUA
                                                HISTORICAL EXPENSES
------------------------------------------------------------------------------------------------------------------------
    EXPENSE                ACTUAL 1993           ACTUAL 1994        ACTUAL 1995       ACTUAL 1996       ANNUALIZED 1997
   CATEGORY              PER SF  PER UNIT     PER SF  PER UNIT  PER SF   PER UNIT   PER SF   PER UNIT  PER SF   PER UNIT
------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes         $0.42    $418       $0.42      $418    $0.45     $441    $0.47       $466    $0.47       $466
Insurance                  0.06      59        0.06        63     0.07       69     0.07         70    $0.07       $ 64
Personnel                  0.56     558        0.58       579     0.63      622     0.65        641    $0.71       $702
Utilities                  0.36     360        0.42       419     0.45      442     0.50        496    $0.53       $528
Repairs & Maintenance      0.30     292        0.40       393     0.43      421     0.49        481    $0.49       $480
Contract Services          0.15     144        0.14       143     0.15      147     0.16        162    $0.20       $200
General Administrative     0.15     152        0.14       135     0.21      208     0.12        123    $0.15       $152
Management                 0.35     349        0.37       370     0.38      380     0.41        409    $0.42       $420
                           ----     ---        ----       ---     ----      ---     ----        ---    -----     ------
       TOTAL              $2.36  $2,332       $2.54    $2,519    $2.76   $2,730    $2.88     $2,848    $3.04     $3,012
=======================================================================================================================

--------------------------------------------
       EXPENSE
      CATEGORY
--------------------------------------------
                        BRA PROJECTIONS 1998
                          PER SF   PER UNIT
--------------------------------------------
Real Estate Taxes         $0.51    $  504
Insurance                  0.08    $   82
Personnel                  0.65    $  643
Utilities                  0.50    $  494
Repairs & Maintenance      0.45    $  443
Contract Services          0.17    $  165
General Administrative     0.21    $  206
Mananagement               0.43    $  430
                           ----    ------
       TOTAL              $3.00    $2,968
                          ===============

=======================================================================================================================
                                                  COMPARABLE
                                               EXPENSE ANALYSIS
=======================================================================================================================
COMPARABLE                         1
Expense Year                    1997
NRA                          252,700
No. Units                        300
Year Built                      1981
Average Unit Size                842
---------------------------------------------       --------------------------------------------------------------------
  EXPENSE CATEGORY           PER SF  PER UNIT          COMPARABLE        AVG UNIT SF,   EXPENSES/SF       EXPENSES/UNIT
---------------------------------------------       --------------------------------------------------------------------
Real Estate Taxes              $0.50   $  421         Joshua Tree            781          $3.69              $2,918
Insurance                       0.06       48        Salado Springs          845          $3.56              $3,011
Personnel                       0.67      564       Elliot's Crossing        806          $3.36              $2,711
Utilities                       0.51      429         The Pinnacle         1,004          $3.19              $3,200
Repairs & Maintenance           0.41      346           Sonterra             941          $3.40              $3,200
Contract Services               0.22      185         The Palisades          924          $4.09              $3,793
General Administrative          0.08       67
Management                      0.42      351
                               -----    -----
      TOTAL                    $2.87    $2411
========================================================================================================================

                           Gross Rental Income           $2,029,440
                           Other Income ($0.23SF)            50,084
                                                          ---------
                           Total Potential Gross Income  $2,079,524

VACANCY AND COLLECTION
LOSS ESTIMATE           In a stable market, vacancy and collection loss for an
                        apartment complex will be in the 3 to 7 percent range.
                        This covers the time lag during re-leasing and normal refurbishing of apartment units, and the loss of income resulting from bad debt or other vacancies. Over the past decade, the average vacancy in the Scottsdale/Paradise Valley area has dropped from a high of 13.7 percent in 1989 to a low of 3.8 percent as of the Fourth Quarter of 1997. Due to the amount of new construction, the market is expected to take a couple of years to reach stabilization. In surveying the direct competition, the current physical vacancies are typically below 10 percent. The subject's economic vacancy is currently about 11 percent and the physical vacancy is about 5 percent. The primary difference between the physical and economic vacancies is due to the lower-than-market contract rents. Considering the amount of new construction, we have projected a 9 percent economic vacancy in 1998. After the first year of the cash flow, we have estimated the vacancy rate will stabilize at 7 percent and remain at that level for the remainder of the holding period. This recognizes the supply/demand dynamics of the Scottsdale apartment market.

EXPENSE ANALYSIS        The various expenses necessary in the operation of the
                        subject have been estimated including fixed expenses, operating expenses, and reserves for replacement. Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                        We have based our estimate of project expenses on a comparable apartment project located in the subject area, expenses at the comparable sales properties, as well as the actual historical performance of the subject property. The facing chart summarizes the actual expenses reported by an "individually metered" project, as well as the subject property's actual 1991 through 1996 and annualized 1997 expense figures (actual figures for January through December).

                        Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                        REAL ESTATE TAXES - The Maricopa County Assessor's Office coordinates the real estate taxes for the Las Colinas Apartments. The property is subject to a number of different taxing authorities and there are two assessments. Reportedly, the personal property was included in the real property assessment and not taxed separately. The 1997 real estate taxes were $102,070 based on the subject property operating statement. We estimated the 1998 taxes at $0.51 per square foot or $110,969.

                    INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another depending upon the type and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for individually insured apartment projects in the Phoenix area. The subject's actual figures from 1991 to 1996 were between $0.06 and $0.07 square foot. Annualized figures for 1997 reflect insurance at $0.07 per square foot. The one comparable indicated $0.06 per square foot. Given this information, we estimated insurance at $0.08 per square foot or $18,117 in the first year. This expense is expected to increase 4 percent annually throughout our projection period.

                    PERSONNEL - This category includes salaries for office managers, leasing agents, maid services, payroll taxes, and FICA. This category is not to be confused with the category of Management. The expense comparable showed a personnel expense of $0.67 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.64 per square foot. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.56, $0.58, $0.63, and $0.65 per square foot, respectively. Based on historical figures at the subject property and tempering them with the market data, we have estimated this expense at $141,543 or $0.65 per square foot. This expense is expected to increase 4 percent annually throughout our projection period.

                    UTILITIES - This expense category includes electric, gas, water, and sewer for the apartment's common area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.36, $0.42, $0.45, and $0.50 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.53 per square foot. The comparable indicated $0.51 per square foot. Based on this data, we have estimated this expense at $0.50 per square foot or $108,705. This expense is expected to increase 4 percent annually throughout our projection period.

                    REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The expense comparable indicated $0.41 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.49 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.30, $0.40, $0.43, and $0.49 per square foot, respectively. Due to the age, overall condition, and the ongoing maintenance at the subject property, an estimate of $0.45 per square foot or $97,381 has been projected for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                    CONTRACT SERVICES - This expense category includes landscaping, security, etc. The expense comparables varied with some combining these items with the maintenance and repair category above. The comparable indicated $0.22 per square foot. The subject's annual figures for 1993, 1994, 1995, and 1996 were $0.15, $0.14, $0.15, and $0.16 per square foot. Annualized figures for 1997 indicate this expense at $0.20 per square foot. We have estimated this expense for the subject at $0.17 per square foot or $36,235 and this expense is expected to increase 4 percent annually throughout our projection period.

                             GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, promotional expenses, etc. The expense comparable indicated $0.08 per square foot, which is believed low. Annualized figures for the subject in 1997 indicate $0.20 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.15, $0.14, $0.21, and $0.12 per square foot, respectively. We have estimated this expense for the subject at $0.21 per square foot or $45,294. This expense is expected to increase 4 percent annually throughout our projection period.

                             MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The subject is reportedly at 5 percent of effective gross income. The comparable reflected this expense at $0.42 per square foot. The annualized 1997 expense is $0.42 per square foot. The subject's expenses in 1993, 1994, 1995, and 1996 appear reasonable at $0.35, $0.37, $0.38, and $0.41 per square foot, respectively. Based on this data we have projected the management fee at 5 percent ($0.43 per square foot for 1998) of effective gross income in each year of our analysis which was crosschecked on a per square foot basis.

EXPENSE SUMMARY              The subject's total expenses in 1995 were $2.76 per
                             square foot, in 1996 total expenses were $2.88 per square foot and annualized 1997 expenses are $3.04 per square foot. The comparable indicated $2.87 per square foot. Six of the sale properties indicated a range of $3.19 to $4.09 per square foot.
                             Considering the subject's size and age, the expenses appear reasonable. Based on the data previously discussed, we have projected total expenses for the subject in 1998 at $3.00 per square foot or $2,968 per unit, without reserves.

RESERVES FOR REPLACEMENT     A replacement allowance provides for the periodic
                             replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1982 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $300 per unit or $0.30 per square foot is adequate to provide for the continued maintenance of the project. This was included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE         The subject improvements are in good condition and
                             exhibited only minor deferred maintenance at the time of our inspection. This has been estimated at $181,900, which has been rounded to $185,000. This includes appliance replacement, floor and drapery replacement, exterior repairs, furniture and fixtures repair, air-conditioning and equipment repairs, interior repairs, landscaping, painting, roof repairs, and water heater replacement.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      The most realistic method for estimating value via the
                         Income Approach is through the use of Discounted Cash
                         Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                         Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                         (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 150 basis points or more could be added to this bond percentage rate in a normal market. Based on the previous data and considering the amount of new construction in the market and the lease-up time required to regain stabilization, we believe a 12.50 percent discount rate is reasonable based on an all cash sale and alternative investments. While this is higher than the indicated average by the previously mentioned survey, we believe it reflects the added risk in the market.

CAPITALIZATION RATE    The subject property's reversionary value is derived by
                       capitalizing the eleventh year's net operating income. As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates. Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential.
                       Again, according to the previously cited investor survey, investors of apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent with an average of 9.29 percent. This range appears reasonable after analyzing the most recent sales in the area, which follow.

                         SALE  IDENTIFICATION   SALE DATE  CAPITALIZATION RATE
                        -------------------------------------------------------
                          1    Villa Antigua       10/97         9.00%
                          2    Joshua Tree         09/97         8.50%
                          3    Paradise Trails     06/97          NA
                          4    The Overlook        04/97          NA
                          5    Salado Springs      04/97         8.57%
                          6    Elliot's Crossing   03/97         8.76%
                          7    The Pinacle         01/97         8.70%
                          8    Sonterra            12/96         8.63%
                          9    The Palisades       12/96         8.40%

                       Based upon the aforementioned factors and the quality of the subject, it is our opinion that a 9.5 percent "going-in" capitalization rate was appropriate in this market considering the subject's attributes and on-going apartment construction. Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period. Therefore, we believe a terminal capitalization rate of
                       10.5 percent is appropriate for the subject property. The resulting value indicates a first year capitalization rate of 9.24 percent.

CASH FLOW ASSUMPTIONS  .  Rents were based on an average current rental rate of approximately $0.78 per square foot. During the projection period rents were increased at a rate of 0 percent in Year 1 and 4 percent per year thereafter. As previously discussed in the "Apartment Market Analysis" section of this report, the subject area's average rental rates have increased at a healthy pace in the early 1990's; however, with the significant amount of new construction the growth has slowed.

====================================================================================================================================
                                                               RANCHO ANTIGUA APARTMENTS
Fiscal Year Ending 12/31       1998        1999        2000        2001       2002       2003       2004        2005        2006
------------------------------------------------------------------------------------------------------------------------------------
Income:
Apt. Rents                   2,029,440   2,110,618   2,195,042   2,282,844  2,374,158  2,469,124  2,567,889   2,670,605   2,777,429
Rent/SF/Mo.                      0.777       0.808       0.840       0.874      0.909      0.945      0.983       1.022       1.063
Other Income/Yr.                50,084      52,088      54,171      56,338     58,592     60,935     63,373      65,908      68,544
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Gross Income                 2,079,524   2,162,705   2,249,214   2,339,182  2,432,749  2,530,059  2,631,262   2,736,512   2,845,973

% Vacancy                         9.00%       7.00%       7.00%       7.00%      7.00%      7.00%      7.00%       7.00%       7.00%
Vacancy Allowance              187,157     151,389     157,445     163,743    170,292    177,104    184,188     191,556     199,218
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Effective Gross Income       1,892,367   2,011,316   2,091,769   2,175,439  2,262,457  2,352,955  2,447,073   2,544,956   2,646,755

Expenses:
Real Estate Taxes              110,969     115,408     120,025     124,826    129,819    135,011    140,412     146,028     151,869
Insurance                       18,117      18,842      19,596      20,380     21,195     22,043     22,924      23,841      24,795
Personnel                      141,543     147,204     153,093     159,216    165,585    172,208    179,097     186,261     193,711
Utilities                      108,705     113,053     117,575     122,278    127,169    132,256    137,546     143,048     148,770
Repairs and Maintenance         97,381     101,277     105,328     109,541    113,922    118,479    123,219     128,147     133,273
Contract Services               36,235      37,684      39,192      40,759     42,390     44,085     45,849      47,683      49,590
General Administrative          45,294      47,105      48,990      50,949     52,987     55,107     57,311      59,603      61,988
Management Fee                  94,618     100,566     104,588     108,772    113,123    117,648    122,354     127,248     132,338
Reserves for Replacement        66,000      68,640      71,386      74,241     77,211     80,299     83,511      86,851      90,326
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Total Expenses                 718,863     749,780     779,771     810,962    843,401    877,137    912,222     948,711     986,659
Per SF                            3.30        3.44        3.58        3.72       3.87       4.03       4.19        4.36        4.53
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Net Operating Income         1,173,504   1,261,536   1,311,997   1,364,477  1,419,056  1,475,819  1,534,851   1,596,245   1,660,095
Per SF                            5.39        5.79        6.03        6.27       6.52       6.78       7.05        7.33        7.62

Capital Items:                 185,000           0           0           0          0          0          0           0           0
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Cash Flow                      988,504   1,261,536   1,311,997   1,364,477  1,419,056  1,475,819  1,534,851   1,596,245   1,660,095
                            ----------   ---------   ---------   ---------  ---------  ---------  ---------   ---------   ---------
Present Value Factor 12.50%   0.888889    0.790123    0.702332    0.624295   0.554929   0.493270   0.438462    0.389744    0.346439

Present Value of Cash Flow     878,671     996,769     921,458     851,836    787,475    727,977    672,975     622,128     575,122

NOI in 10th Year             1,795,559
Ro at Reversion                  10.50%
                            ----------
Indicated Reversion         17,100,562
Less: Sales Costs     3.00%    513,017
                            ----------
Reversion in 10th Yr        16,587,545

=================================================================
                                          2007          2008
-----------------------------------------------------------------
Income:
Apt. Rents                               2,888,526    3,004,067
Rent/SF/Mo.                                  1.105        1.150
Other Income/Yr.                            71,286       74,137
                                        ----------   ----------
Gross Income                             2,959,812    3,078,204

% Vacancy                                     7.00%        7.00%
Vacancy Allowance                          207,187      215,474
                                        ----------   ----------
Effective Gross Income                   2,752,625    2,862,730

Expenses:
Real Estate Taxes                          157,944      164,262
Insurance                                   25,787       26,818
Personnel                                  201,459      209,518
Utilities                                  154,721      160,910
Repairs and Maintenance                    138,604      144,148
Contract Services                           51,574       53,637
General Administrative                      64,467       67,046
Management Fee                             137,631      143,136
Reserves for Replacement                    93,939       97,696
                                        ----------    ---------
Total Expenses                           1,026,126    1,067,171
Per SF                                        4.71         4.90
                                        ----------    ---------
Net Operating Income                     1,726,499    1,795,559
Per SF                                        7.93         8.25

Capital Items:                                   0            0
                                        ----------    ---------
Cash Flow                                1,726,499    1,795,559
                                        ----------    ---------
Present Value Factor                      0.307946    0.0000000

Present Value of Cash Flow                 531,669            0

NOI in 10th Year                                   Present Value of Income Stream               7,566,080
Ro at Reversion                                    Present Value of Reversion                   5,108,071

                                                   -------------------------------------------------------
Indicated Reversion                                Indicated Value of                          12,674,151
Less: Sales Costs                                  Subject
                                                   Indicated Value/SF                               58.20
Reversion in 10th Yr                               Indicated Value/Unit                            57,610
                                                   GIM at Indicated Value (rent income only)         6.25
                                                   Ro at Indicated Value                             9.26%
                                                   --------------------------------------------------------

====================================================================================================================================

                                ---------------------------------------
Expenses:                       $/Unit                             $/SF
                                ---------------------------------------
Real Estate Taxes                504                               0.51
                                ---------------------------------------
Insurance                         82                               0.08
                                ---------------------------------------
Personnel                        643                               0.65
                                ---------------------------------------
Utilities                        494                               0.50
                                ---------------------------------------
Repairs and Maintenance          443                               0.45
                                ---------------------------------------
Contract Services                165                               0.17
                                ---------------------------------------
General Administrative           206                               0.21
                                ---------------------------------------
Management Fee                  5.00%                              0.43
                                ---------------------------------------
Reserves for Replacement         300                               0.30
                                ---------------------------------------

===============================================================================
                               CASH FLOW SUMMARY

                        CALENDAR YEAR          ANNUAL        12.50%              PV OF
                         ENDING 12/31         CASH FLOW     NPV FACTOR          CASH FLOW
                        -------------         ---------     ----------          ---------
                               1998          $  988,504    0.888888889          $  878,671
                               1999           1,261,536    0.790123457             996,769
                               2000           1,311,997    0.702331962             921,458
                               2001           1,364,477    0.624295077             851,836
                               2002           1,419,056    0.554928957             787,475
                               2003           1,475,819    0.493270184             727,977
                               2004           1,534,851    0.438462386             672,975
                               2005           1,596,245    0.389744343             622,128
                               2006           1,660,095    0.346439416             575,122
                               2007           1,726,499    0.307946148             531,669
                                                                                  --------
              TOTAL NPV OF CASH FLOWS                                           $ 7,566,080

              Projected NOI - 11th Year                                         $ 1,795,559
              Terminal Capitalization Rate                                            10.50%
                                                                                     ------
              Estimated Value of Property at End of 10th Year                   $17,100,562
              Less Sales Cost @                                    3.00%           (513,017)
                                                                                    -------
              Value of Reversion at End of 10th Year                            $16,587,545
              Discount Factor - 10th Year                         12.50%           0.307946
                                                                                   --------
              Present Value of the Reversion                                    $ 5,108,071
              Sum of Present Values of Cash Flow                                  7,566,080
                                                                                  ---------
              MARKET VALUE AS OF DECEMBER 31, 1997                              $12,674,151

                                            (ROUNDED)                           $12,700,000
                                                                                ===========

===============================================================================

                  . The subject's current economic vacancy rate is about 11 percent. It is our opinion that the subject should be capable of obtaining a 9 percent vacancy rate for the entry point year (1998). After that, a 7 percent stabilized vacancy rate can be achieved.

                  . The property has been appraised based on a "resident pays utilities" status.

                  . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                  .          A discount rate of 12.50 percent was utilized.

                  . A terminal capitalization rate of 10.50 percent was believed reasonable.

                  . A sales cost of 3 percent of the reversionary value was estimated.

                  A cash flow analysis for the subject may be found on the following pages. The estimated leased fee market value for the subject on an "as is" basis via discounted cash flow method is

                              TWELVE MILLION SEVEN HUNDRED DOLLARS
                                         ($12,700,000)

================================================================================
                           RANCHO ANTIGUA APARTMENTS

Fiscal Year Ending 12/31                                                         1998
                                                                                 ----
Income:
Apt. Rents                                                                   $ 2,029,440
Rent/SF/Mo.                                                                        0.777
Other Income/Yr.                                                                  50,084
                                                                             -----------
Gross Income                                                                 $ 2,079,524

% Vacancy                                                                           7.00%
Vacancy Allowance                                                                145,567
                                                                             -----------
Effective Gross Income                                                       $ 1,933,958


                                     -------------------------------
Expenses:                            $/Unit                     $/SF
                                     -------------------------------
Real Estate Taxes                    504                        0.51         $   110,969
                                     -------------------------------
Insurance                            82                         0.08              18,117
                                     -------------------------------
Personnel                            643                        0.65             141,543
                                     -------------------------------
Utilities                            494                        0.50             108,705
                                     -------------------------------
Repairs and Maintenance              443                        0.45              97,381
                                     -------------------------------
Contract Services                    165                        0.17              36,235
                                     -------------------------------
General Administrative               206                        0.21              45,294
                                     -------------------------------
Management Fee                       5.00%                      0.43              96,698
                                     -------------------------------
Reserves for Replacement             300                        0.30              66,000
                                     -------------------------------         -----------
Total Expenses                                                               $   720,942
Per SF                                                                              3.31
                                                                             -----------
Net Operating Income                                                         $ 1,213,015
Per SF                                                                              5.57


Capitalization Rate                                                                 9.50%
                                                                             -----------

Fee Simple Stabilized Market Value                                           $12,768,583
Less:     Rent Loss Due to Lease-up                                          $    34,121
          Deferred Maintenance                                               $   185,000
                                                                             -----------

Leased Fee "As Is" Market Value                                              $12,549,462
Leased Fee "As Is" Market Value (Rounded)                                    $12,550,000
----------------------------------------------------------------------------------------------------

               RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
               ---------------------------------------

                                                 Year 1
                                                 ------
           Stabilized NOI                      $1,213,015
           Projected NOI                        1,176,506
                                                ---------
           Rent Loss                           $   36,509
           PV Factor@                7.00%       0.934579
                                                 --------
           PV Income Loss                      $   34,121

           CUMULATIVE LOSS                     $   34,121

================================================================================

DIRECT
CAPITALIZATION      Direct capitalization is a method used to convert a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                    The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 8.4 to 9.00 percent. Additionally the appraiser considered the subject's attributes and its age as well as the on-going apartment construction in Scottsdale/Phoenix.

                    A "going-in" capitalization rate of 9.5 percent was deemed appropriate due to the quality of the subject, its location, and the current market conditions. Deductions are made for rent loss and deferred maintenance. After these adjustments this valuation method indicates a $12,550,000 subject value.

INCOME APPROACH
CONCLUSION          DCF Method ..................................... $12,700,000
                    Direct Capitalization Method ................... $12,550,000

                    The two methods of comparison are supportive of each other and we gave most reliance to the discounted cash flow analysis. We are of the opinion that the "as is" market value of the subject property, as of December 31, 1997 is $12,600,000.

                                 RECONCILIATION
--------------------------------------------------------------------------------

                           Sales Comparison Approach        $12,700,000
                           Income Approach                  $12,600,000

                    The Sales Comparison Approach utilized relatively recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates market activity based on the willing buyer/willing seller concept. This approach is supportive of the Income Approach.

                    The Income Approach attempts to measure investment qualities of the property. Based on actual rental rates in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate. We have placed primary emphasis on the Income Approach.

                    Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of December 31, 1997 is

                               TWELVE MILLION SIX HUNDRED THOUSAND DOLLARS
                                                ($12,600,000)

                                 VILLA ANTIGUA
----------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION

Job Number              97-081
Project Name            Villa Antigua
Address                 5950 N. 78th
City/State              Scottsdale, Arizona

TRANSACTION DATA
Sale Date               10/97
Grantor (Seller)        Cluster Housing Properties (et al)
Grantee (Buyer)         Villa Antigua Condominium Ventures
Recorded Document       711812
Sale Price              $1,070,000
Occupancy               95%
Sale Price per Unit     $71,000
Sale Price per SF       $68.61
Capitalization Rate     9%

TERMS OF SALE           Cash

PROPERTY DESCRIPTION
Year Built              1986
Number of Stories       1&2
Number of Buildings     16
Number of Units         130
Number of Bedrooms      250
Net Rentable Area       134,530 SF
Average Unit Size       1,035 SF
Land Area               7.35 Acres
Unit Density            17.69 Units per Acre
Property Condition      Good
Parking (type)          Open (95) Covered (130 spaces) Total Spaces (225)
Construction Type       Concrete foundation, wood framing, stucco exterior and
                        Spanish tile roof
Unit Amenities          Fireplace, washer/dryer, microwave, balcony/patio,
                        storage locker
Project Amenities       2 swimming pools, spa, recreation room, tennis court,
                        fitness center, and business center

Confirmed With          COMPS
Date Confirmed          December 1997 by Stevan N. Bach, Bach Realty Advisors,
                        Inc.

Comments Buyer planned to convert to condominium complex. Limited financial information available due to condominium conversion.

Bach Realty Advisors, Inc.                        Rancho Antigua Apartments
                                                Sales Comparable Photographs

                                  JOSHUA TREE
----------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2

PROPERTY IDENTIFICATION
Job Number                    97-081
Project Name                  Joshua Tree
Address                       11545 N. Frank Lloyd Wright
City/ State                   Scottsdale, Arizona

TRANSACTION DATA
Sale Date                     09/97
Grantor (Seller)              Joshua Tree, L.P.
Grantee (Buyer)               Joshua Tree Holdings, LLC
Recorded Document             682094
Sale Price                    $17,000,000
Occupancy                     95%
Sale Price per Unit           $51,515
Sale Price per SF             $65.11
Capitalization Rate           8.5%

TERMS OF SALE                 Cash

PROPERTY DESCRIPTION
Year Built                    1988
Number of Stories             1&2
Number of Buildings           22
Number of Units               330
Number of Bedrooms            494
Net Rentable Area             261,092 SF
Average Unit Size             791 SF
Land Area                     13.87 Acres
Unit Density                  23.79 Units per Acre
Property Condition            Average
Parking (type)                Open (155) Covered (330) Total (485)
Construction Type             Concrete foundation, wood framing, stucco exterior
Unit Amenities                Patio/balcony, dishwasher, some fireplaces,
                              microwave
Project Amenities             2 swimming pools, 2 spas, gym, recreation room,
                              tennis court, and sauna

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments An EGIM of 7.05 was calculated based on income at time of sale.

                                PARADISE TRAILS
----------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 3


PROPERTY IDENTIFICATION
Job Number                    97-081
Project Name                  Paradise Trails
Address                       4502 E. Paradise Village
City/ State                   Phoenix, Arizona

TRANSACTION DATA
Sale Date                     06/97
Grantor (Seller)              Paradise Trails Associates
Grantee (Buyer)               Paradise Trails Apartments, L.P.
Recorded Document             435389
Sale Price                    $7,660,000
Occupancy                     97%
Sale Price per Unit           $44,022
Sale Price per SF             $53.54
Capitalization Rate           NA

TERMS OF SALE                 Cash

PROPERTY DESCRIPTION
Year Built                    1985
Number of Stories             1&3
Number of Buildings           9
Number of Units               174
Number of Bedrooms            228
Net Rentable Area             143,058 SF
Average Unit Size             822 SF
Land Area                     4.73 Acres
Unit Density                  36.78 Units per Acre
Property Condition            Average
Parking (type)                Open (83) and Carport (170) Total (253 spaces)
Construction Type             Concrete slab, wood frame, stucco exterior, and
                              flat built up roof
Unit Amenities                Fireplace, balcony/patio, and washer/dryer, and
                              dishwasher
Project Amenities             Swimming pool, spa, recreation room, gym, and
                              racquetball

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments An EGIM of 5.68 was calculated based on income information. Further details, including expense data was undisclosed.

                                 THE OVERLOOK
----------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 4

PROPERTY IDENTIFICATION
Job Number                 97-081
Project Name               The Overlook
Address                    11620 E. Sahuaro Drive
City/ State                Scottsdale, Arizona

TRANSACTION DATA
Sale Date                  04/97
Grantor (Seller)           Cigna Income Realty-I, LP
Grantee (Buyer)            Glenborough Properties, LP
Recorded Document          283548
Sale Price                 $11,163,720
Occupancy                  NA
Sale Price per Unit        $49,838
Sale Price per SF          $59.03
Capitalization Rate        NA

TERMS OF SALE              Cash

PROPERTY DESCRIPTION
Year Built                 1987
Number of Stories          1&2
Number of Buildings        16
Number of Units            224
Number of Bedrooms         320
Net Rentable Area          189,120 SF
Average Unit Size          844 SF
Land Area                  9.3 Acres
Unit Density               24.09 Units per Acre
Property Condition         Average
Parking (type)             Open (205) Carport (112) Total (317)
Construction Type          Concrete foundation, wood framing, stucco exterior,
                           Spanish tile roof
Unit Amenities             Fireplace, balcony/patio, dishwasher, washer/dryer
                           hook-up
Project Amenities          Swimming pool, spa, gym, tennis court, laundry, and
                           recreation room
Confirmed With             COMPS
Date Confirmed             December 1997 by Stevan N. Bach, Bach Realty
                           Advisors, Inc.

Comments This transaction was part of a 6-priority nationwide portfolio sale by Cigna Properties. No income information available.


                                SALADO SPRINGS
----------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 5


PROPERTY IDENTIFICATION
Job Number                    97-081
Project Name                  Salado Springs
Address                       242 S. Beck
City/State                    Tempe, Arizona

TRANSACTION DATA
Sale Date                     02/97
Grantor (Seller)              Salado Springs Associates, LP
Grantee (Buyer)               Salado Springs Apartment, LLC
Recorded Document             234918
Sale Price                    $7,500,000
Occupancy                     95%
Sale Price per Unit           $52,083
Sale Price per SF             $61.62
Capitalization Rate           8.57%

TERMS OF SALE                 Cash

PROPERTY DESCRIPTION
Year Built                    1986
Number of Stories             2
Number of Buildings           19
Number of Units               144
Number of Bedrooms            256
Net Rentable Area             121,712 SF
Average Unit Size             845 SF
Land Area                     10.09 Acres
Unit Density                  14.27 Units per Acre
Property Condition            Average
Parking (type)                Open (154) Carport (187) Total (341)
Construction Type             Concrete foundation, wood frame, stucco exterior,
                              Spanish tile roof
Unit Amenities                Fireplace, washer/dryer, patio/balcony, storage
                              locker
Project Amenities             Swimming pool, spa

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments An EGIM of 6.97 was calculated based on income information at time of sale. Expense ratio reportedly 40.28%.

                               ELLIOT'S CROSSING
----------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 6


PROPERTY IDENTIFICATION
Job Number                    97-081
Project Name                  Elliot's Crossing
Address                       7520 S. Kyrene
City/ State                   Tempe, Arizona

TRANSACTION DATA
Sale Date                     03/97
Grantor (Seller)              Elliot's Crossing Partners, Ltd.
Grantee (Buyer)               LBK 2, LP
Recorded Document             149826
Sale Price                    $12,400,000
Occupancy                     96%
Sale Price per Unit           $50,202
Sale Price per SF             $62.28
Capitalization Rate           8.76%

TERMS OF SALE                 Cash


PROPERTY DESCRIPTION
Year Built                    1987
Number of Stories             2
Number of Buildings           26
Number of Units               247
Number of Bedrooms            327
Net Rentable Area             199,096 SF
Average Unit Size             806 SF
Land Area                     10.08 Acres
Unit Density                  24.51 Units per Acre
Property Condition            Average
Parking (type)                Open (260) and Carport (122) Total (382)
Construction Type             Concrete foundation, wood frame, stucco exterior,
                              Spanish tile roof
Unit Amenities                Washer/dryer hook-ups, fireplace, balcony/patio
Project Amenities             Swimming pool, spa, laundry, recreation room, gym

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments Additional charges of $10/month for wood burning stove, washer/dryer hook-ups, vaulted ceiling, and covered parking. $40/month charge for washer/dryer. An EGIM of 7.22 was calculated based on income at time of sale. Expense ratio reported at 36.76%.

                                 THE PINNACLE
----------------------------------------------------------------------------





                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7

PROPERTY IDENTIFICATION
Job Number                  97-081
Project Name                The Pinnacle
Address                     3033 East Thunderbird Road
City/ State                 Phoenix, Arizona

TRANSACTION DATA
Sale Date                   01/97
Grantor (Seller)            Unicume-Scottsdale Partnership
Grantee (Buyer)             TMT Pinnacle Apartments, Inc.
Recorded Document           025879
Sale Price                  $15,350,000
Occupancy                   97%
Sale Price per Unit         $61,895
Sale Price per SF           $61.61
Capitalization Rate         8.70%

TERMS OF SALE               Cash

PROPERTY DESCRIPTION
Year Built                  1992
Number of Stories           2
Number of Buildings         16
Number of Units             248
Number of Bedrooms          420
Net Rentable Area           249,150 SF
Average Unit Size           1,004 SF
Land Area                   14.83 Acres
Unit Density                16.7 Units per Acre
Property Condition          Excellent
Parking (type)              Open (153) Covered (248) including RV Parking (31
                            covered and 24 open) Total (401)
Construction Type           Wood frame, stucco exterior, concrete slab
                            foundation, composition shingle roof
Unit Amenities              2 swimming pools, 2 spas, laundry, clubhouse,
                            racquetball, tennis, volleyball
Project Amenities           Swimming pool, clubhouse, spa, tennis court,
                            racquetball court, basketball court
Confirmed With              COMPS and Ralph J. Brekan & Company, Inc.
Date Confirmed              December 1997 by Stevan N. Bach, Bach Realty
                            Advisors, Inc.

Comments An EGIM of 7.21 was calculated based on reported income at time of sale. Expenses reported at $3,000/unit result in expense ratio of 37.26%.

                                   SONTERRA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8

PROPERTY IDENTIFICATION
Job Number                    97-081
Project Name                  Sonterra
Address                       17440 North Tatum Boulevard
City/ State                   Phoenix, Arizona

TRANSACTION DATA
Sale Date                     12/96
Grantor (Seller)              Specified Properties VII-PX, LB
Grantee (Buyer)               Knickerbocker Properties, Inc. XIX
Recorded Document             NA
Sale Price                    $17,400,000
Occupancy                     90%
Sale Price per Unit           $63,504
Sale Price per SF             $67.47
Capitalization Rate           8.63%

TERMS OF SALE                 Cash

PROPERTY DESCRIPTION
Year Built                    1996
Number of Stories             3
Number of Buildings           12
Number of Units               274
Number of Bedrooms            486
Net Rentable Area             257,890 SF
Average Unit Size             941 SF
Land Area                     10.44 Acres
Unit Density                  26.2 Units per Acre
Property Condition            Good
Parking (type)                Open, attached and detached garages
Construction Type             Stucco exterior with Spanish tile roof
Unit Amenities                Fireplace, washer/dryer hook-up, microwave
Project Amenities             Fitness center, clubhouse, business center, and
                              pool
Confirmed With                Ralph J. Brekan & Company, Inc.
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments:                     Information concerning income and expenses were
                              said to be confidential and was not disclosed.
                              However, the confirming party stated that the project was operating at income and expense levels typical of the market. Gross scheduled income was derived from rents at the time of sale. Ancillary income of $240 per unit annually was estimated by the appraiser. Market expenses were estimated at $3,200 per unit (including reserves).

                                 THE PALISADES
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 9

PROPERTY IDENTIFICATION
Job Number               97-081
Project Name             The Palisades
Address                  13440 North 44th Street
City/ State              Phoenix, Arizona

TRANSACTION DATA
Sale Date                12/96
Grantor (Seller)         State of California Public Employee's Retirement System
                         (CALPERS)
Grantee (Buyer)          Palisades Acquisition
Recorded Document        NA
Sale Price               $33,600,000
Occupancy                95%
Sale Price per Unit      $62,686
Sale Price per SF        $67.67
Capitalization Rate      8.4%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income             $4,975,363
Vacancy/Collection Loss 5%         $ (248,768)
Other Income:                      $  128,640
Effective Gross Income             $4,855,240
Operating Expenses                 $2,032,840
Net Operating Income               $2,822,400

PROPERTY DESCRIPTION
Year Built               1990
Number of Stories        2
Number of Buildings      35
Number of Units          536
Number of Bedrooms       924
Net Rentable Area        496,550 SF
Average Unit Size        926 SF
Land Area                21.95 Acres
Unit Density             24.4 Units per Acre
Property Condition       Good
Parking (type)           Open and covered
Construction Type        Stucco with Spanish tile roof
Unit Amenities           Washer/dryer, fireplace, microwave, patio/balcony
Project Amenities        3 swimming pools, fitness center, tennis courts,
                         volleyball court, and 2 spas
Confirmed With           Ralph J. Brekan & Company, Inc.
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments Gross scheduled income was derived from rents at time of sale. Ancillary income of $240 per unit annually was estimated by the appraiser.

                                  JOSHUA TREE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             Joshua Tree
Street Address:              11545 Frank Lloyd Wright
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1988
Number of Stories:           2
Number of Units:             330
Net Rentable Area (SF):      261,092
Average Unit Size (SF):      791
Parking Surface:             Asphalt
Type of Construction:        Masonry exterior with flat built-up roofs

Unit Mix:

                               TOTAL       UNIT      SIZE     MONTHLY    MONTHLY
                               UNITS       TYPE      (SF)       RENT     RENT/SF
                              ---------------------------------------------------
                                84       1BR/1BA     650     $595-625  $0.92-0.96
                                82       1BR/1BA     710      625-655   0.88-0.92
                                84       2BR/2BA     868      690-720   0.79-0.83
                                80       2BR/2BA     942      740-770   0.79-0.82

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, fireplaces in some units, ceiling fans, walk-in closets, outdoor utility closets, patio/balconies

Project Amenities:           2 swimming pools, 1 tennis court, sauna,
                             exercise/weight room, clubroom, covered parking

ECONOMIC DATA
Percent Occupied:            97%
Avg. Monthly Rent/SF of NRA: $0.86
Electricity Paid By:         Tenant
Length of Lease:             6 and 12 months
Security Deposit:            $150 plus $125 redecorating fee = $375 total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rent ranges based on view or fireplace.

                                THE EQUESTRIAN
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             The Equestrian
Street Address:              11100 North 115th Street
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1986
Number of Stories:           2 & 3
Number of Units:             202
Net Rentable Area (SF):      150,738
Average Unit Size (SF):      746
Parking Surface:             Asphalt
Type of Construction:        Stucco exterior with flat built-up roofs

Unit Mix:

                                TOTAL      UNIT        SIZE      MONTHLY   MONTHLY
                                UNITS      TYPE        (SF)        RENT    RENT/SF
                              -----------------------------------------------------
                                120      1BR/1BA       668         $540    $0.81
                                 20    1BR/2BA/DEN     835          640     0.77
                                 62      2BR/2BA       888          650     0.75


Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer connections, fireplaces, ceiling fans, outdoor utility closets, patio/balconies

Project Amenities:           2 swimming pools, jacuzzi, clubroom, laundry
                             facility

ECONOMIC DATA
Percent Occupied:            98%
Avg. Monthly Rent/SF of NRA: $0.79
Electricity Paid By:         Tenant
Length of Lease:             6, 9, 12-months
Security Deposit:            $100 deposit plus $100 redecorating fee = $200 total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rents increase $30 with washer/dryer and $20 with 6-month lease.

                                 VILLA MONTANA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             Villa Montana
Street Address:              11350 East Sahuaro Drive
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1986
Number of Stories:           2
Number of Units:             208
Net Rentable Area (SF):      162,032
Average Unit Size (SF):      779
Parking Surface:             Asphalt
Type of Construction:        Stucco exteriors with pitched red tile roofs

Unit Mix:

                               TOTAL     UNIT         SIZE     MONTHLY     MONTHLY
                               UNITS     TYPE         (SF)      RENT       RENT/SF
                              --------------------------------------------------------
                                24      1BR/1BA       530      $  520      $   0.98
                                48      1BR/1BA       615       545-585     0.89-0.95
                                48      1BR/1BA       745       610-620     0.82-0.83
                                16      2BR/1BA       912       665-675     0.73-0.74
                                24     1BR/1BA/DEN    900       695-705     0.77-0.78
                                32      2BR/2BA       970       745-755     0.77-0.78
                                16      2BR/2BA      1,050        805          0.77

Unit Amenities:              Dishwashers, washer/dryer connections in some
                             units, fireplaces, ceiling fans, walk-in closets, patio/balconies

Project Amenities:           1 swimming pool, jacuzzi, exercise/weight room,
                             clubroom, laundry facility, covered parking

ECONOMIC DATA
Percent Occupied:            95%
Avg. Monthly Rent/SF of NRA: $0.84
Electricity Paid By:         Tenant
Length of Lease:             10-12 months
Security Deposit:            $200 deposit plus $125 redecorating fee = $325
                             total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rent ranges based on fireplace or washer/dryer. Rents increase $10 for covered parking.

                                  LA PRIVADA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             La Privada
Street Address:              10255 Via Linda
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1985
Number of Stories:           2
Number of Units:             350
Net Rentable Area (SF):      418,297
Average Unit Size (SF):      1,195
Parking Surface:             Asphalt
Type of Construction:        Stucco exteriors with pitched red tile roof fronts

Unit Mix:

                               TOTAL         UNIT        SIZE         MONTHLY        MONTHLY
                               UNITS         TYPE        (SF)         RENT           RENT/SF
                             ----------------------------------------------------------------
                                72          1BR/1BA      857         $722-742      $0.84-0.87
                               209          2BR/2BA     1,217         847-867       0.70-0.71
                                34          2BR/2BA     1,360         967-997       0.71-0.73
                                35         3BR/2BA/TH   1,600          1,277           0.80


Unit Amenities:              Dishwashers, garbage disposals, washer/dryer in
                             units, fireplaces, outdoor-utility closets, patio/balconies

Project Amenities:           1 swimming pool, 2 tennis courts, exercise/weight
                             room, 1 racquetball court, clubroom

ECONOMIC DATA
Percent Occupied:            96%
Avg. Monthly Rent/SF of NRA: $0.75
Electricity Paid By:         Tenant
Length of Lease:             12 months
Security Deposit:            $300 deposit on 1-bedroom unit, $325 on 2-bedroom
                             unit, $400 on 3BR with 50% redecorating fee
                             retained on move-out

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rent ranges based on 2nd floor locations. Rent increases $50 with attached carport.

                                  DOS CAMINOS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 5

PROPERTY IDENTIFICATION
Job Number:                      97-081
Name of Project:                 Dos Caminos
Street Address:                  10115 East Mountain View Road
City/State:                      Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:            1983
Number of Stories:               2
Number of Units:                 264
Net Rentable Area (SF):          265,884
Average Unit Size (SF):          1,007
Parking Surface:                 Asphalt
Type of Construction:            Stucco with Spanish tile roof

Unit Mix:

                                  TOTAL         UNIT        SIZE         MONTHLY        MONTHLY
                                  UNITS         TYPE        (SF)         RENT           RENT/SF
                                 ---------------------------------------------------------------
                                  48           1BR/1BA       711        $    715       $     1.01
                                  36           1BR/1BA       728            730-745        1.00-1.02
                                  18           2BR/2BA       911             780             0.86
                                  96           2BR/2BA     1,102             880             0.80
                                  66         2BR/2.5BA/TH  1,263             980             0.78

Unit Amenities:                  Dishwashers, garbage disposals, washer/dryer in
                                 units, fireplaces, vaulted ceilings, walk-in closets, outdoor utility closets, patio/balconies, garages, and skylights

Project Amenities:               2 swimming pools, jacuzzi, clubroom

ECONOMIC DATA
Percent Occupied:                97%
Avg. Monthly Rent/SF of NRA:     $0.87
Electricity and Water Paid By:   Tenant
Length of Lease:                 6 and 12 months
Security Deposit:                $150 security deposit plus $150 redecorating
                                 fee = $300 total

Confirmed With:                  Real Data, Inc.
Date Confirmed:                  December 1997, Stevan N. Bach, MAI

Remarks: Concessions: $450 off move-in. Rent ranges based on location or view.

                          PRESIDIO AT MCCORMICK RANCH
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 6

PROPERTY IDENTIFICATION
Job No.                      97-081
Name of Project:             Presidio at McCormick Ranch
Street Address:              9600 North 96th Street
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1989
Number of Stories:           2
Number of Units:             164
Net Rentable Area (SF):      164,132
Average Unit Size (SF):      1,001
Parking Surface:             Asphalt
Type of Construction:        Painted stucco exteriors with pitched red tile
                             roofs

Unit Mix:

                                  TOTAL       UNIT         SIZE        MONTHLY        MONTHLY
                                  UNITS       TYPE         (SF)         RENT          RENT/SF
                                 ---------------------------------------------------------------
                                  48        1BR/1BA          750         $675-695      $ 0.90-0.93
                                  24        2BR/1BA          964          765-785        0.79-0.81
                                  36        2BR/2BA        1,091          790-810        0.72-0.74
                                  32        2BR/2BA        1,105          825-845        0.75-0.76
                                  24        3BR/2BA        1,265          960-980        0.76-0.77

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, washer/dryer connections, fireplaces, ceiling fans, vaulted ceilings, walk-in closets, outdoor utility closets, patio/balconies

Project Amenities:           1 swimming pool, jacuzzi, exercise/weight room,
                             clubroom, laundry facility, covered parking

ECONOMIC DATA
Percent Occupied:            95%
Avg. Monthly Rent/SF of NRA: $0.80
Electricity Paid By:         Tenant
Length of Lease:             9, and 12 months
Security Deposit:            $150 deposit plus $125 redecorating fee = $275
                             total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rental rates vary due to fireplace, views, and upstairs or downstairs location.

                                   ANACOSTA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 7

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             Anacosta
Street Address:              9750 North 96th Street
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1988
Number of Stories:           2
Number of Units:             160
Net Rentable Area (SF):      138,400
Average Unit Size (SF):      865
Parking Surface:             Asphalt
Type of Construction:        Painted stucco exteriors with pitched red tile
                             roofs

Unit Mix:

                                  TOTAL         UNIT        SIZE         MONTHLY        MONTHLY
                                  UNITS         TYPE        (SF)         RENT           RENT/SF
                                 ---------------------------------------------------------------
                                  32        1BR/1BA          650         $630         $0.97
                                  32        1BR/1BA          750          660          0.88
                                  32        1BR/1BA          912          710          0.78
                                  32        2BR/2BA          968          760          0.79
                                  32        2BR/2BA        1,045          830          0.79


Unit Amenities:              Dishwashers, garbage disposals, washer/dryer in
                             units, washer/dryer, fireplaces, ceiling fans available, walk-in closets, outdoor utility closets, patio/balconies

Project Amenities:           1 swimming pool, jacuzzi, exercise/weight room,
                             clubroom, laundry facility, covered parking

ECONOMIC DATA
Percent Occupied:            98%
Avg. Monthly Rent/SF of NRA: $0.84
Electricity Paid By:         Tenant
Length of Lease:             6-12 months
Security Deposit:            $150 deposit plus $150 redecorating fee $300 total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rents vary due to upstairs or downstairs location.

                                SCOTTSDALE COVE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE   8

PROPERTY IDENTIFICATION
Job Number:                97-081
Name of Project:           Scottsdale Cove I & II
Street Address:            9450 East Becker Lane
City/State:                Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:      1991 & 1994
Number of Stories:         1 and 2
Number of Units:           316
Net Rentable Area (SF):    292,940
Average Unit Size (SF):    927
Parking Surface:           Asphalt
Type of Construction:      Painted stucco exteriors with red tile roof fronts

Unit Mix:

                               TOTAL         UNIT        SIZE         MONTHLY        MONTHLY
                               UNITS         TYPE        (SF)         RENT           RENT/SF
                             ---------------------------------------------------------------
                              32          1BR/1BA        673        $    645-660  $0.96-0.98
                              14          1BR/1BA        738                 680        0.92
                              72          2BR/2BA        973             770-780   0.79-0.80
                              60          2BR/2BA        984             775-785   0.79-0.80
                              14          3BR/2BA      1,220           995-1,005        0.82
                               8          3BR/2BA      1,220        $      1,080        0.89
                             Phase II
                              48          1BR/1BA        718        $    645-660        0.92
                               3          2BR/2BA      1,012                 905        0.89
                              34          2BR/2BA      1,012                 835        0.83
                               8          2BR/2BA      1,021             775-785   0.76-0.77
                               1          3BR/2BA      1,220         1,040-1,060   0.85-0.87
                              22          3BR/2BA      1,220                 955        0.78

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, fireplaces, ceiling fans, walk-in closets, outdoor utility closets, patio/balconies

Project Amenities:           3 swimming pools, jacuzzi, exercise/weight room,
                             clubroom, covered parking

ECONOMIC DATA
Percent Occupied:            96%
Avg. Monthly Rent/SF of NRA: $0.81
Electricity Paid By:         Tenant
Length of Lease:             9-12 months
Security Deposit:            1-bedroom - $150 deposit plus $150 redecorating fee
                             = $300 total
                             2-bedroom - $175 deposit plus $175 redecorating fee
                             = $350 total
                             3-bedroom - $200 deposit plus $200 redecorating fee
                             = $400 total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks: No concessions. Rent ranges based on location and view. Rents increase $15 with covered parking.

                                   THE TOWER
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 9

PROPERTY IDENTIFICATION
Job Number:                  97-081
Name of Project:             The Tower at McCormick Ranch
Street Address:              8250 East Arabian Tr.
City/State:                  Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1979
Number of Stories:           2
Number of Units:             158
Net Rentable Area (SF):      158,826
Average Unit Size (SF):      1,005
Parking Surface:             Asphalt
Type of Construction:        Painted stucco exterior

Unit Mix:

                                  TOTAL         UNIT        SIZE         MONTHLY        MONTHLY
                                  UNITS         TYPE        (SF)         RENT           RENT/SF
                                 ---------------------------------------------------------------
                                   22         1BR/1BA        755        $  670        $0.89
                                   48         1BR/1BA        874           730         0.84
                                   24        1BR/1BA/DEN     987           760         0.77
                                   48         2BR/2BA      1,157           860         0.74
                                   16         2BR/2BA      1,315         1,035         0.79

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, walk-in closets, outdoor utility-closets, patio/balconies

Project Amenities:           2 swimming pools, jacuzzi, exercise/weight room,
                             clubroom

ECONOMIC DATA
Percent Occupied:            96%
Avg. Monthly Rent/SF of NRA: $0.80
Electricity Paid By:         Tenant
Length of Lease:             6-14 months to a year
Security Deposit:            $150 deposit plus $150 cleaning fee $300 total

Confirmed With:              Real Data, Inc.
Date Confirmed:              December 1997, Stevan N. Bach, MAI

Remarks:                     Concessions: Waive deposit and redecorating fee.

                          PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE  Bach Realty Advisors, Inc. (since June 1997)
                    President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

               Bach Thoreen McDermott Incorporated (July 1991 -- May 1997)
                    Chief Executive Officer.

               Bach Thoreen & Associates, Inc. (1985 -- 1991)
                    President

               Bach & Associates, Inc. (1980 -- 1984)
                    President

               Landauer Associates, Inc. (1980 -- 1984)
                    Senior Vice-President and General Manager -- Southwestern Region

               Coldwell Banker Commercial Group, Inc. (1973 -- 1980)
                    Vice-President and Manager, Appraisal Services.

               Appraisal Research Associates (1971 -- 1973)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Ray R. Hastings, MAI (1964 -- 1971)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Residential Real Estate Sales (1963 -- 1964)
                    Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:        Appraisal Institute
               Appraisal Institute, Houston Chapter 33
               Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
               Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
               Appraisal Institute, Co-Chairman of the Education Committee
               (1980)
               Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987 -- 1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
               (1984)
               AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:      Real Estate Broker, State of Texas

Certification: Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

               Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
               Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION      B.S. Marketing, University of Southern California (1962)